AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 24, 1997
                                                      REGISTRATION NO. 333-27785

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1
                                       TO

                                    FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                      AMERICAN RESIDENTIAL SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                   1711                                   76-0484996
   (STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
            INCORPORATION                    CLASSIFICATION CODE NUMBER)
          OR ORGANIZATION)

                           POST OAK TOWER, SUITE 725
                              5051 WESTHEIMER ROAD
                           HOUSTON, TEXAS 77056-5604
                                 (713) 599-0100
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                               JOHN D. HELD, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                      AMERICAN RESIDENTIAL SERVICES, INC.
                           POST OAK TOWER, SUITE 725
                              5051 WESTHEIMER ROAD
                           HOUSTON, TEXAS 77056-5604
                                 (713) 599-0100
               (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                    COPY TO:
                             JAMES L. LEADER, ESQ.
                             BAKER & BOTTS, L.L.P.
                              3000 ONE SHELL PLAZA
                           HOUSTON, TEXAS 77002-4995
                                 (713) 229-1234

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JUNE 24, 1997

PROSPECTUS

                                  $55,000,000

                                 [LOGO] -- ARS

                 7 1/4% CONVERTIBLE SUBORDINATED NOTES DUE 2004
                    INTEREST PAYABLE APRIL 15 AND OCTOBER 15

                               ------------------

     The 7 1/4% Convertible Subordinated Notes due 2004 (the "Notes") of American Residential Services, Inc., a Delaware corporation ("ARS"), and the Common Stock, par value $.001 per share, of ARS ("Common Stock") into which the Notes are convertible (together with the Notes, the "Securities") may be offered hereby by certain holders of the Securities (the "Selling Holders").

     Interest on the Notes is payable semi-annually in arrears on April 15 and October 15 of each year, commencing October 15, 1997. The Notes mature on April 15, 2004 and do not provide for a sinking fund. ARS may, at its option, redeem the Notes on and after April 20, 2000 in whole or in part at the redemption prices set forth in this Prospectus, plus accrued interest. If a Repurchase Event (as defined herein) occurs, each holder of Notes may require ARS to repurchase that holder's Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued interest. See "Description of the Notes."

     The Notes (i) are unsecured obligations of ARS and subordinate to all present and future Senior Indebtedness (as defined herein) and (ii) will be effectively subordinated to all indebtedness and other liabilities of the subsidiaries of ARS. The Indenture (as defined herein) does not restrict the ability of ARS or its subsidiaries to incur indebtedness or other liabilities.

     On their original issuance, the Notes became eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market. Notes sold pursuant to this Prospectus will no longer be eligible for trading in the PORTAL Market. No assurance can be given a market for the Notes will develop or as to the liquidity or sustainability of any market that may develop. See "Risk Factors -- Limited Market for the Notes." They are convertible into Common Stock at any time at or before maturity, unless previously redeemed, at a conversion price of $25.50 per share, subject to adjustment in certain events. The Common Stock trades on the New York Stock Exchange (the "NYSE") under the symbol "ARS." On June 20, 1997, the closing price of the Common Stock, as reported on the NYSE, was $21.00 per share.

                               ------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 6 HEREOF FOR A DISCUSSION OF CERTAIN RISK FACTORS PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY SHOULD CONSIDER.

                               ------------------

     ARS issued and sold the Securities to Smith Barney Inc., Goldman, Sachs & Co. and Montgomery Securities (the "Initial Purchasers") on April 2, 1997. The Selling Holders (other than two of the Initial Purchasers) acquired the Securities from the Initial Purchasers, either directly or indirectly through one or more resale transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). ARS will not receive any of the proceeds from the sale of the Securities.

     The Selling Holders may sell the Securities from time to time to or through underwriters, directly to purchasers or through agents in ordinary brokerage transactions, in negotiated transactions or otherwise, at prices that (i) represent or relate to then prevailing market prices or (ii) are negotiated. See "Plan of Distribution."

     The Selling Holders may be deemed to be "underwriters" as defined in the Securities Act, and the following may be deemed underwriting discounts or commissions under the Securities Act in connection with the sale of the
Securities: (i) agency commissions paid by Selling Holders to broker/dealers; and (ii) profits realized by Selling Holders and broker/dealers purchasing Securities for their own account.

                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
         THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

                 The date of this Prospectus is         , 1997.

                               PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED BY THE CONTEXT, (I) INFORMATION HEREIN RESPECTING THE COMPANY'S OPERATIONS GIVES EFFECT TO THE COMPANY'S ACQUISITIONS COMPLETED THROUGH JUNE 4, 1997 AND (II) REFERENCES HEREIN TO (A) "ARS" MEAN AMERICAN RESIDENTIAL SERVICES, INC. AND (B) THE "COMPANY"
MEAN ARS TOGETHER WITH ALL ITS SUBSIDIARIES.

                                  THE COMPANY

     ARS was founded in October 1995 to create the leading national provider of comprehensive maintenance, repair, replacement and new equipment installation services for heating, ventilating and air conditioning ("HVAC"), plumbing, electrical and indoor air quality systems and major home appliances, primarily in homes and small commercial buildings, including those under construction (collectively, "residential services"). To achieve this goal, the Company embarked on an aggressive acquisition program and implemented a national operating strategy designed to increase internal growth and capitalize on cost efficiencies. Today, the Company is the largest publicly held company in the United States engaged principally in providing these services. The Company also has the goal of becoming a leading provider of comprehensive maintenance, repair and replacement services for HVAC, plumbing and electrical systems in existing large commercial facilities such as office buildings, health care facilities, educational institutions and large retail outlets (collectively, "commercial maintenance services"). The Company recently acquired its first business engaged principally in providing commercial maintenance services and, through June 4, 1997, has acquired a total of three businesses providing commercial maintenance services exclusively and ten businesses providing both commercial and residential services. The Company intends to apply the same acquisition and national operating strategies to its commercial maintenance services business that it has implemented in its residential services business.

     On September 27, 1996, ARS acquired seven residential services businesses (together with the common parent of two of those businesses, the "Founding Companies") in separate transactions (the "Initial Acquisitions") simultaneously with the closing of ARS's initial public offering of Common Stock (the "IPO"). The Company acquired 13 additional residential services businesses in the fourth quarter of 1996 (the "Fourth Quarter 1996 Acquisitions"), 10 additional residential services businesses in the first quarter of 1997 (the "First Quarter 1997 Acquisitions") and 14 additional residential services and commercial maintenance businesses in the second quarter of 1997 through June 4 (collectively, the "Second Quarter 1997 Acquisitions" and, together with the Initial Acquisitions, the Fourth Quarter 1996 Acquisitions and the First Quarter 1997 Acquisitions, the "Acquired Businesses").

     With the inclusion of all the Acquired Businesses, management estimates maintenance, repair and replacement services currently account for approximately 55% of the Company's total revenues and new installation services currently account for approximately 45%. The Company believes the profitability of its maintenance, repair and replacement business benefits from its installation services operations as a result of (i) the significant volume of purchases of HVAC systems for its high-volume installation services and (ii) the addition of new customer and equipment information in the Company's marketing database. This database provides the Company with valuable information it can use to expand its future residential services revenue base. In addition, new installation services provide the Company with cooperative advertising credits from HVAC system manufacturers which it uses for promoting its maintenance, repair and replacement services for residential HVAC systems. Through leveraging these benefits, acquiring new service companies and internal development, the Company intends to emphasize the growth of its higher-margin maintenance, repair and replacement services business.

     The Company believes the HVAC, plumbing and electrical industries in the United States represent an annual market in excess of $40 billion, of which residential maintenance, repair and replacement services account for in excess of $25 billion. It estimates this market is served by over 50,000 companies, consisting predominantly of small, owner-operated businesses operating in single local geographic areas and providing a limited range of services. It also believes the majority of owners in its industry have limited access to adequate capital for modernization, training and expansion and limited opportunities for liquidity in their businesses.

     The Company believes significant opportunities are available to a well-capitalized, national company employing professionally trained, customer-oriented service technicians and providing a full complement of high-quality residential services in an industry that has often been characterized by inconsistent quality, reliability and pricing. It also believes the highly fragmented nature of the residential services industry will provide it with significant opportunities to consolidate the capabilities and resources of a large number of existing residential services businesses.

BUSINESS STRATEGY

     The Company plans to enhance its market position as a leading national provider of professional, high-quality residential services by emphasizing growth through acquisitions and by continuing to implement a national operating strategy that enhances internal revenue growth and profitability and achieves cost efficiencies. In addition, through its subsidiary, American Mechanical Services ("AMS"), the Company intends to become a leading provider of commercial maintenance services.

     GROWTH THROUGH ACQUISITION. The Company has implemented an aggressive acquisition program targeting large metropolitan and high-growth suburban areas with attractive demographics. The Company's acquisition strategy involves entering new geographic markets, expanding within existing markets for residential services and developing opportunities to expand into providing commercial maintenance services. The Company believes it can leverage its experience and success in developing a leading market position in the residential services business to capitalize on consolidation opportunities in the commercial maintenance services business.

      o ENTERING NEW GEOGRAPHIC MARKETS. In each new market, the Company initially targets for acquisition one or more leading local or regional companies providing residential or commercial maintenance services and having the critical mass necessary to be a core business with which other residential or commercial maintenance services operations can be consolidated. An important criterion for these acquisition candidates is superior operational management personnel, whom the Company generally seeks to retain.

      o EXPANDING WITHIN EXISTING MARKETS. Once the Company has entered a market, it generally seeks to acquire other well-established service companies operating within that region, in order to expand its market penetration and the range of services it offers in that market. The Company also pursues "tuck-in" acquisitions of smaller companies whose operations can be incorporated into the Company's existing operations without a significant increase in infrastructure.

     IMPLEMENTATION OF A NATIONAL OPERATING STRATEGY. The Company has implemented a national operating strategy employing "best practices" designed to increase internal growth and profitability through enhanced operations and the achievement of cost efficiencies.

      o INTERNAL GROWTH. The Company reviews its operations at the local and regional operating levels in order to identify certain "best practices" that will be implemented throughout its operations. For example, the Company is in the process of expanding its 24-hour emergency service to substantially all its locations and its monitoring of service call quality by attempting to contact each of its service customers promptly following a service call. In addition, the Company is developing a national training program to improve and keep current the technical, selling and customer relations skills of its service technicians. The Company is implementing specialized computer and modern communications technology at each of its locations to improve productivity, communications, vehicle dispatch and service quality and responsiveness. Management believes these practices will enable the Company to provide superior customer service and maximize sales opportunities. This service-oriented strategy also will allow the Company to reinforce its brand images at the local level while fostering its efforts to develop a national brand name.

      o COST EFFICIENCIES. The Company believes it will continue to reduce the total operating expenses of acquired businesses by eliminating duplicative administrative functions in tuck-in acquisitions and consolidating certain functions performed separately by each business prior to its acquisition. In addition, the Company is currently implementing programs to reduce costs (as a percentage of revenues) compared to those of individual acquired businesses in such areas as: the purchase of HVAC and other equipment for resale, service vehicles, parts and tools; vehicle and equipment maintenance; financing arrangements; employee benefits; and insurance and bonding.

                            ------------------------

                                  RISK FACTORS

     The Securities offered hereby involves a high degree of risk. See "Risk Factors."
                            ------------------------

                                 THIS OFFERING

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
Securities Offered...................  $55 million principal amount of 7 1/4% Convertible
                                       Subordinated Notes due April 15, 2004.
Payment of Interest..................  April 15 and October 15, commencing October 15, 1997.
Conversion...........................  Convertible into Common Stock of ARS at the option of the holder at any time at or before maturity, unless
                                       previously redeemed, at $25.50 per share, subject to
                                       adjustment in certain events.
Subordination........................  Subordinated to all present and future Senior Indebt-
                                       edness (as defined herein) of ARS and effectively
                                       subordinated to all indebtedness and other liabilities
                                       of subsidiaries of ARS. As of March 31, 1997, after
                                       giving effect to the sale of the Notes and the appli-
                                       cation of the net proceeds to the Company therefrom, the
                                       aggregate amount of Senior Indebtedness to which the
                                       Notes are subordinated was approximately $1.1 million,
                                       and the aggregate amount of indebtedness and other
                                       balance sheet liabilities of ARS's subsidiaries to which
                                       the Notes are effectively subordinated was approximately
                                       $13.6 million. See "Capitalization." The Indenture for
                                       the Notes (the "Indenture") does not restrict the
                                       incurrence of indebtedness (including Senior
                                       Indebtedness) or other liabilities by ARS or its
                                       subsidiaries.
Redemption...........................  Redeemable, in whole or in part, at the option of ARS, at the redemption prices set forth herein, together with
                                       accrued interest, except that no redemption may be made
                                       before April 20, 2000.
Redemption at Holder's Option........  If a Repurchase Event (as defined herein) occurs, each holder of the Notes will have the right, at the Holder's
                                       option, to require ARS to repurchase such Holder's Notes
                                       at 100% of their principal amount, plus accrued
                                       interest. The term Repurchase Event is limited to
                                       transactions involving a Change in Control or a
                                       Termination of Trading (each as defined herein) and does
                                       not include other events that might adversely affect the
                                       financial condition of ARS or result in a downgrade in
                                       the credit rating (if any) of the Notes. The ability of
                                       ARS to repurchase the Notes following a Repurchase Event
                                       will depend on ARS having sufficient funds and may be
                                       limited by the terms of ARS's Senior Indebtedness or the
                                       subordination provisions of the Indenture. No assurance
                                       can be given ARS will be able to repurchase the Notes if
                                       a Repurchase Event occurs.
Use of Proceeds......................  The Company will not receive any of the proceeds from the sale by the Selling Holders of the Notes or the
                                       Common Stock issuable on conversion thereof.
Listings.............................  On their original issuance, the Notes became eligible for trading in the PORTAL Market. Notes sold pursuant toP
                                       this Prospectus will no longer be eligible for trading
                                       in the PORTAL Market. The Common Stock trades on the
                                       NYSE under the symbol "ARS." The shares of Common
                                       Stock issuable on conversion of the Notes have been
                                       approved for listing on the NYSE.

                    SUMMARY PRO FORMA FINANCIAL INFORMATION
              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND RATIOS)

     The following summary unaudited pro forma combined statement of operations information is derived from the unaudited pro forma financial statements of the Company included elsewhere herein. Those pro forma financial statements are the supplemental consolidated financial statements of the Company included elsewhere herein adjusted as follows: (i) the statement of operations for the year ended December 31, 1996 gives effect to the following events as if each had occurred on January 1, 1996 -- (a) all acquisitions by the Company of Acquired Businesses through June 4, 1997 which have been accounted for as purchase transactions, (b) the IPO and (c) the issuance and sale of the Notes by ARS and the application of the net proceeds from that sale by ARS (collectively, the "Note Financing");
(ii) the statement of operations for the three months ended March 31, 1997 gives effect to the following events as if each had occurred on January 1, 1997 -- (a) all acquisitions by the Company of Acquired Businesses in 1997 (through June 4) which have been accounted for as purchase transactions and (b) the Note Financing; and (iii) the balance sheet as of March 31, 1997 gives effect to the following events as if they had occurred on March 31, 1997 -- (a) all acquisitions by the Company of all Acquired Businesses in the second quarter of 1997 (through June 4) which have been accounted for as purchase transactions and
(b) the Note Financing. See the Unaudited Pro Forma Combined Financial Statements and the notes thereto included elsewhere herein and "Selected Supplemental Financial Information." The summary financial information below should be read in conjunction with the historical, supplemental and pro forma financial statements and notes thereto included elsewhere herein.

                                         YEAR ENDED      THREE MONTHS ENDED
                                        DECEMBER 31,          MARCH 31,
                                            1996                1997
                                        -------------    -------------------
PRO FORMA STATEMENT OF OPERATIONS
  INFORMATION (UNAUDITED(1)):
     Revenues........................     $ 319,337            $72,814
     Gross profit....................        97,891             22,013
     Selling, general and
       administrative expenses(2)....        71,114             17,713
     Goodwill amortization(3)........         3,858                961
     Income from operations..........        22,919              3,339
     Interest income and other
       expense, net..................         1,357                223
     Interest expense................        (5,658)            (1,487)
     Net income from continuing
       operations....................     $   9,952            $ 1,165
                                        =============    ===================
     Net income per share from
       continuing operations.........     $    0.76            $  0.09
                                        =============    ===================
     Shares used in computing pro
       forma net income per share
       from continuing operations....        13,139             13,538(4)
                                        =============    ===================
     Ratio of earnings to fixed
       charges.......................          3.66x              2.15x(5)
                                        =============    ===================

                                        MARCH 31, 1997
                                        --------------
PRO FORMA BALANCE SHEET INFORMATION
(UNAUDITED):
     Working capital.................      $ 20,110
     Total assets....................       238,425
     Total debt, including current
      portion........................        73,839
     Stockholders' equity............       126,313
------------
(1) The pro forma combined financial statement information presented (i) is not necessarily indicative of the results the Company would have obtained had these events actually occurred when assumed or of the Company's future results, (ii) is based (in the case of certain purchases) on preliminary estimates of fair value, available information and certain assumptions management deems appropriate and (iii) should be read in conjunction with the other historical, supplemental and pro forma financial statements and notes thereto included elsewhere herein.

(2) Gives effect to reductions in salary and benefits to certain owners of the Acquired Businesses (to which they agreed prospectively), the distribution of certain assets to and the costs of certain leases assumed by the owners of certain of the Acquired Businesses and the effects of certain other non-recurring expenses.

(3) Reflects amortization of the goodwill recorded as a result of the acquisitions of the Acquired Businesses over a 40-year period.

(4) Computed as described in Note 4 to the Unaudited Pro Forma Combined Financial Statements.

(5) For purposes of calculating this ratio, "earnings" consist of earnings from continuing operations before fixed charges and income tax, while "fixed charges" consist of interest expense and one-third of rental expense, which the Company estimates to be representative of the interest factors therein.

                                  RISK FACTORS

     PROSPECTIVE INVESTORS IN THE SECURITIES SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, AS WELL AS THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF ANY NUMBER OF FACTORS, INCLUDING THE RISK FACTORS SET FORTH BELOW AND ELSEWHERE IN THIS PROSPECTUS.

LIMITED COMBINED OPERATING HISTORY

     ARS, incorporated in Delaware in October 1995, conducted no operations prior to the closing on September 27, 1996 of its initial public offering of Common Stock (the "IPO") and its acquisition of seven residential services businesses (together with the common parent of two of those businesses, the "Founding Companies") in separate transactions (the "Initial Acquisitions").
The Company acquired 13 additional residential services businesses in the fourth quarter of 1996 (the "Fourth Quarter 1996 Acquisitions"), 10 additional residential services businesses in the first quarter of 1997 (the "First
Quarter 1997 Acquisitions") and 14 additional residential services and commercial maintenance businesses in the second quarter of 1997 through June 4 (collectively, the "Second Quarter 1997 Acquisitions" and, together with the Initial Acquisitions, the Fourth Quarter 1996 Acquisitions and the First Quarter 1997 Acquisitions, the "Acquired Businesses"). The Acquired Businesses operated as separate, independent businesses prior to their acquisition by the Company. The success of the Company will depend, in part, on the extent to which the Company is able to centralize its accounting and other administrative functions, eliminate the unnecessary duplication of other functions and otherwise integrate the Acquired Businesses and such additional businesses as it may acquire in the future into a cohesive, efficient enterprise. No assurance can be given the Company's management group will be able to manage effectively the combined entity or completely implement the Company's acquisition or national operating strategy.

DEPENDENCE ON ACQUISITIONS FOR GROWTH

     The Company's acquisition strategy presents risks that, singly or in any combination, could materially adversely affect the Company's business and financial performance. These risks include the possibility of the adverse effect on existing operations of the Company from the diversion of management's attention and resources to acquisitions, the possible loss of acquired customer bases and key personnel, including service technicians, and the contingent and latent risks associated with the past operations of and other unanticipated problems arising in the acquired businesses. The success of the Company's acquisition strategy will depend on the extent to which it is able to acquire, successfully absorb and profitably manage additional businesses, and no assurance can be given the Company's strategy will succeed. In this connection, competition for acquisition candidates could cause the cost of acquiring businesses to increase materially. In addition, acquisitions accounted for as pooling-of-interests transactions will require restatements of the Company's historical financial statements to include the results of the acquired businesses, which could negatively impact those financial statements. See "Business -- Acquisition Strategy."

FACTORS AFFECTING INTERNAL GROWTH

     The factors affecting the Company's ability to generate internal growth will include the extent to which it is able to expand the range of services offered to customers, increase existing customer bases through the development and implementation of cost-effective advertising and other marketing programs and reduce operating and overhead costs of acquired businesses. Factors affecting the ability of the Company to expand services will include the extent to which it is able to attract and retain qualified operational management and service and installation technicians in new areas of operation and leverage its relationships with existing customers to provide them services they currently obtain from others.

COMPETITION

     The Company is engaged principally in providing comprehensive maintenance, repair, replacement and new equipment installation services for heating, ventilating and air conditioning ("HVAC"), plumbing, electrical and indoor air quality systems and major home appliances, primarily in homes and small commercial buildings, including those under construction (collectively, "residential services"). In addition, the Company is expanding into providing comprehensive maintenance, repair and replacement services for HVAC, plumbing and electrical systems in existing large commercial facilities such as office buildings, health care facilities, educational institutions and large retail outlets (collectively, "commercial maintenance services"). The markets for residential and commercial maintenance services are highly competitive and are served principally by small, owner-operated private companies. Certain of these smaller competitors may have lower overhead cost structures and, consequently, may be able to provide their services at lower rates than the Company. The Company believes the residential and commercial maintenance services industries are subject to rapid consolidation on both a national and a regional scale. The Company believes three other public companies currently are focused on providing residential services in some of the service lines provided by the Company. It also believes only a small number of public companies are engaged primarily in commercial maintenance services in the service lines on which the Company intends to focus, but certain HVAC original equipment manufacturers provide commercial maintenance services as a complement to their manufacturing and distribution businesses. Other companies, including unregulated affiliates of electric and gas public utilities, which have objectives the same as or similar to the Company's objectives, may enter the industry. Certain of the Company's competitors may have greater financial resources than the Company to finance acquisition and internal growth opportunities and might be willing to pay higher prices than the Company for the same opportunities. Consequently, the Company may encounter significant competition in its efforts to achieve its growth objectives. See "Business -- Competition."

RISKS OF EXPANSION INTO COMMERCIAL MAINTENANCE SERVICES BUSINESS

     The Company intends to expand its operations into the commercial maintenance services market through its subsidiary, American Mechanical Services ("AMS"). The Company recently acquired its first business engaged principally in providing commercial maintenance services and, through June 4, 1997, has acquired a total of three businesses, providing commercial maintenance services exclusively and ten businesses providing both commercial and residential services. This element of the Company's growth strategy involves the usual risks associated with growth through acquisitions (see "-- Dependence on Acquisitions for Growth"), as well as the potential diversion of management's attention and resources away from the continued development of opportunities for growth in the residential services business. The Company may also experience initial operating inefficiencies and other costs associated with entering a new line of business. In addition, commercial maintenance services businesses tend to rely more heavily on unionized work forces. The Company cannot predict how this will affect its ability to acquire, integrate and operate such businesses. No assurance can be given the Company's success to date in the residential services market will translate into success for the Company's efforts to expand into the commercial maintenance services business.

SEASONALITY

     The Company's residential installation and maintenance, repair and replacement operations are subject to different seasonal variations in the different lines of service. Except in certain areas of the southern United States, the demand for new residential installations can be substantially lower during the winter months (although the Company expects that reduction in demand may be partially offset by increases in the demand for commercial replacement services generally experienced in the winter months). Demand for residential HVAC services is generally higher in the second and third quarters. Accordingly, the Company expects its revenues and operating results generally will be lower in its first and fourth quarters. In addition to the effects of seasonality, the Company's quarterly results may fluctuate as a result of a number of other matters, including the timing of acquisitions. Accordingly, quarterly comparisons of the Company's revenues and operating results should not be relied on as an indication of future performance, and the results of any quarterly period may not be indicative of results to be expected for a full year. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Seasonality."

POTENTIAL EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE ON PRICE OF COMMON STOCK

     As of June 4, 1997, 13,095,451 shares of Common Stock were outstanding. Those shares currently are or will become either freely tradable or eligible for resale subject to volume limitations and other requirements of Securities Act Rule 144 ("Rule 144"), as follows (in thousands): (i) currently and through June 30, 1997 -- 7,045; (ii) thereafter and through September 30, 1997 -- 11,407; (iii) thereafter and through December 31, 1997 -- 11,491; (iv) thereafter and through March 31, 1998 -- 11,502; (v)
thereafter and through September 30, 1998 -- 11,712; (vi) thereafter and through March 31, 1999 -- 13,053; (vii) thereafter and through March 31, 2000 -- 13,063;
and (viii) thereafter -- 13,095. The shares becoming eligible for resale in the third quarter of 1997 include 376,073 shares owned by Equus II Incorporated ("Equus II") and 1,456,620 shares owned by certain directors and executive officers of ARS.

     In addition to the shares currently outstanding, ARS has reserved for issuance the 2,156,863 shares currently issuable on conversion of the Notes. ARS has registered these shares under the Securities Act by means of the Registration Statement of which this Prospectus is a part (the "Shelf"). If Notes or shares of Common Stock issued on the conversion of Notes are disposed of by means of the Shelf, the shares underlying those Notes and those shares will be freely tradable or (if owned by an affiliate of ARS) eligible for sale pursuant to Rule 144.

     The holders of approximately 4.9 million unregistered shares of Common Stock have certain demand and piggyback rights to have their shares registered in the future under the Securities Act. See "Shares Eligible for Future Sale." None of the demand registration rights may be exercised before September 27, 1997.

     At June 4, 1997, options to purchase up to 2,271,300 unissued shares and a warrant held by Equus II to purchase up to 100,000 shares of Common Stock from ARS were outstanding, of which only options to purchase 437,000 shares and the warrant were exercisable at June 4, 1997. The exercise prices of these securities range from $8.00 to $25.75 per share.

     The effect, if any, the availability for sale, or sale, of the shares of Common Stock eligible for future sale will have on the market price of the Common Stock prevailing from time to time is unpredictable, and no assurance can be given the effect will not be adverse.

DEPENDENCE ON HOUSING STARTS

     The extent to which the Company is able to maintain or increase revenues from new installation services for homebuilders will depend on the levels of housing starts from time to time in the markets in which it operates and likely will reflect the cyclical nature of the homebuilding industry. Unless the Company is able through implementation of its growth strategy to continue to reduce the relative importance of new installation services to its overall operating results or achieve geographic diversification, downturns in the levels of housing starts in the areas in which the Company operates could have a material adverse effect on its results of operations.

DEPENDENCE ON KEY PERSONNEL

     The Company's operations depend on the continuing efforts of its executive officers and the senior management of its principal operating subsidiaries, and the Company likely will depend on the senior management of any significant businesses it acquires in the future. The business or prospects of the Company could be affected adversely if any of these persons does not continue in his or her management role after joining the Company and the Company is unable to attract and retain qualified replacements. The success of the Company's growth strategy, as well as the Company's current operations, will depend on the extent to which the Company is able to retain, recruit and train qualified service and installation technicians who meet the Company's standards of conduct and service to its customers. See "Business -- Hiring, Training and Safety."

SUBORDINATION OF NOTES; HOLDING COMPANY STRUCTURE

     The Notes are subordinate in right of payment to all current and future Senior Indebtedness of ARS. Senior Indebtedness includes all indebtedness (whether secured or unsecured) borrowed under the Company's $100 million credit facility (the "Credit Facility") or successor credit facilities and substantially all other indebtedness of ARS, whether existing on or created or incurred after the date the Notes are issued, that is not made subordinate to or PARI PASSU with the Notes by the instrument creating the indebtedness. As of March 31, 1997, $54.0 million was outstanding under the Credit Facility. As of March 31, 1997, after giving effect to the sale of the Notes and the application of the net proceeds to the Company therefrom, the aggregate amount of Senior Indebtedness to which the Notes are subordinated was approximately $1.1 million, and the aggregate amount of indebtedness and other balance sheet liabilities of ARS's subsidiaries to which the Notes are effectively subordinated was approximately $13.6 million. The Indenture dated as of April 1, 1997 under which ARS issued the Notes (the "Indenture") does not limit the amount of additional indebtedness, including Senior Indebtedness, which ARS can create, incur, assume or guarantee. By reason of the subordination of the Notes, if any insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of the business of ARS occurs, the assets of ARS will be available to pay the amounts due on the Notes only after all Senior Indebtedness has been paid in full.

     ARS, as a holding company whose principal assets are the shares of capital stock of its subsidiaries, does not generate any operating revenues of its own. Consequently, it depends on dividends, advances and payments from its subsidiaries to fund its activities and meet its cash needs, including its debt service requirements. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Notes or to make funds available therefor. Their ability to pay dividends or make other payments or advances to ARS will depend on their operating results and will be subject to various business considerations and to applicable state laws. In addition, Holders of the Notes are effectively subordinated to the claims of creditors of ARS's subsidiaries to the extent of the assets of such subsidiaries. If any insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of the business of any subsidiary of ARS occurs, creditors of that subsidiary generally will have the right to be paid in full before any distribution is made to ARS or the holders of the Notes. See "Description of the Notes."

     Substantially all the subsidiaries of ARS have guaranteed the payment of its obligations under the Credit Facility, and the stock of those subsidiaries has been pledged by ARS or their immediate parent corporations as collateral securing those obligations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

LIMITATIONS ON REPURCHASE IF A REPURCHASE EVENT OCCURS

     If a Repurchase Event, which consists of either a Change in Control or a Termination of Trading (each as defined herein), occurs, each holder of Notes will have the right, at its option, to require ARS to repurchase all or a portion of its Notes at a purchase price equal to 100% of the principal amount thereof plus accrued interest to the repurchase date. ARS's ability to repurchase Notes following a Repurchase Event (i) may be limited by the terms of the Senior Indebtedness and the subordination provisions of the Indenture and
(ii) will depend on the availability of sufficient funds and compliance with applicable securities laws. Accordingly, no assurance can be given ARS will repurchase Notes following a Repurchase Event. The term "Repurchase Event" is limited to certain specified transactions and may not include other events, such as a highly leveraged business combination or reorganization not involving a Repurchase Event, that might adversely affect the financial condition of ARS or result in a downgrade of the credit rating (if any) of the Notes. See "Description of the Notes."

LIMITED MARKET FOR THE NOTES

     On their original issuance, the Notes became eligible for trading in the PORTAL Market. Notes sold pursuant to this Prospectus will no longer be eligible for trading on the PORTAL Market. No assurance can be given a market for the Notes will develop, as to the liquidity or sustainability of any market that may develop, or as to the ability of Noteholders to sell their Notes at any price. Future trading prices of the Notes will depend on many factors, including, among others, prevailing interest rates, ARS's operating results, the price of the Common Stock and the market for similar securities.

POSSIBLE VOLATILITY OF COMMON STOCK PRICE

     The market price of the Common Stock may be subject to significant fluctuations from time to time in response to numerous factors, including variations in the reported financial results of the Company and changing conditions in the economy in general or in the Company's industry in particular. In addition, the stock markets experience significant price and volume volatility from time to time, which may affect the market price of the Common Stock for reasons unrelated to the Company's performance at that time.

POTENTIAL ADVERSE EFFECTS OF AUTHORIZED PREFERRED STOCK ON COMMON STOCK

     The Restated Certificate of Incorporation of ARS authorizes its Board of Directors to cause ARS to issue, without stockholder approval, one or more classes or series of its preferred stock having such preferences, powers and relative, participating, optional and other rights (including preferences over the Common Stock respecting dividends and distributions) as the Board of Directors may determine from time to time. See "Description of Capital
Stock -- Preferred Stock."

POTENTIAL ANTI-TAKEOVER EFFECTS

     ARS has a stockholder rights plan in effect. This plan and provisions of the Restated Certificate of Incorporation and Bylaws of ARS and the Delaware General Corporation Law (the "DGCL") (under which ARS is organized) may have the effect of delaying, discouraging, inhibiting, preventing or rendering more difficult an attempt to obtain control of the Company by means of a tender offer, business combination, proxy contest or otherwise. These provisions include the charter authorization of "blank check" preferred stock and classification of the Board of Directors, a charter restriction on the ability of stockholders to take actions by written consent and a DGCL provision imposing restrictions on business combinations with certain interested parties. In addition, a "Change of Control" (as defined in the Credit Facility) constitutes an event of default under the Credit Facility. If a Change in Control (as defined in the Indenture) occurs, each holder of Notes will have the right, at the holder's option, to require ARS to repurchase all or a portion of such holder's Notes at a purchase price equal to 100% of the principal amount thereof plus accrued interest to the repurchase date. These provisions of the Credit Facility and the Indenture could impede or prevent a change of control or depress the price of the Common Stock. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources -- The Company" and "Description of Capital Stock."

                                  THE COMPANY

     ARS. ARS was founded in October 1995 to create the leading national provider of comprehensive maintenance, repair, replacement and new equipment installation services for heating, ventilating and air conditioning ("HVAC"), plumbing, electrical and indoor air quality systems and major home appliances, primarily in homes and small commercial buildings, including those under construction (collectively, "residential services"). To achieve this goal, the Company embarked on an aggressive acquisition program and implemented a national operating strategy designed to increase internal growth and capitalize on cost efficiencies. Today, the Company is the largest publicly held company in the United States engaged principally in providing these services. The Company also has the goal of becoming a leading provider of comprehensive maintenance, repair and replacement services for HVAC, plumbing and electrical systems in existing large commercial facilities such as office buildings, health care facilities, educational institutions and large retail outlets (collectively, "commercial maintenance services"). The Company recently acquired its first business engaged principally in providing commercial maintenance services and through June 4, 1997, has acquired a total of three businesses providing commercial maintenance services exclusively and ten businesses providing both commercial and residential services. The Company intends to apply the same acquisition and national operating strategies to its commercial maintenance services business that it has implemented in its residential services business. ARS is a Delaware corporation. Its executive offices are located at Post Oak Tower, Suite 725, 5051 Westheimer, Houston, Texas 77056-5604, and its telephone number at that address is (713) 599-0100.

     THE FOUNDING COMPANIES. Concurrently with the closing of the IPO, ARS acquired the seven Founding Companies in the transactions described in "Certain Transactions -- Organization of the Company." The Founding Companies are General Heating & Air Conditioning Company, Inc. ("General Heating"), Atlas Services, Inc. ("Atlas"), Service Enterprises, Inc., which does business as "Crown Services"("Crown"), Florida Heating & Air Conditioning, Inc.
(together with its affiliated companies, "Florida HAC"), Meridian & Hoosier Heating and Air Conditioning Company ("Meridian & Hoosier"), ADCOT, Inc., which does business as "A-ABC Appliance"("A-ABC"), and Climatic Corporation of Vero Beach ("Climatic"). The Founding Companies have been in business an average of 32 years and provide various residential services in and around Houston (Crown and A-ABC), the Washington-Baltimore metropolitan area and Richmond, Virginia (General Heating), throughout South Carolina (Atlas), southeast Florida (Florida HAC and Climatic) and central Indiana (primarily Indianapolis) (Meridian & Hoosier). The aggregate unaudited annualized revenues of the Founding Companies in 1996 were approximately $134.8 million.

     General Heating is a leading installer of HVAC systems and equipment for residential and light commercial construction markets in its region. It also provides comprehensive HVAC maintenance, repair and replacement services to those markets. Atlas is a leading provider of electric, HVAC and plumbing installation services to residential and light commercial construction markets throughout South Carolina. It also provides comprehensive plumbing, HVAC and electrical maintenance, repair and replacement services. Crown is the largest single provider of residential plumbing, HVAC and electrical maintenance, repair and replacement services to the residential and light commercial markets in the Houston metropolitan area, while A-ABC is among the leading providers of home appliance, HVAC and plumbing maintenance, repair and replacement services to the residential and light commercial markets in the greater Houston and surrounding areas. Neither Crown nor A-ABC provides new installation services. Florida HAC is a leading installer of HVAC systems and equipment for the residential construction market, and a leading provider of HVAC maintenance, repair and replacement services to the residential and light commercial markets, in southeast Florida, including Broward, Dade and Palm Beach Counties, while Climatic is a provider of HVAC maintenance, repair and replacement services (including internal air quality ("IAQ") services) to the residential and light commercial markets in the four-county area in Florida known as the Treasure Coast region (Indian River, St. Lucie, Martin and Palm Beach Counties). Climatic also installs HVAC systems and equipment for the residential and light commercial construction markets. Meridian & Hoosier is a leading provider of HVAC maintenance, repair and replacement services to the residential and light commercial markets, and also installs HVAC systems and equipment for the residential construction market, in central Indiana, including Indianapolis. Meridian & Hoosier and Atlas are the only Founding Companies that currently provide commercial maintenance services.

     RECENT ACQUISITIONS. During the fourth quarter of 1996, the Company acquired an additional 13 residential service businesses, with aggregate unaudited annualized revenues in 1996 of approximately $84.6 million, for a total consideration of $41.2 million in cash and short-term notes (which were subsequently repaid with proceeds from borrowings under the Credit Facility) and 1,282,910 shares of Common Stock. The Fourth Quarter 1996 Acquisitions include Metro Heating and Air Conditioning, Inc. ("Metro") and Sasso Air Conditioning, Inc. ("Sasso"). Metro is the leading provider of HVAC installation, maintenance, repair and replacement services in the Raleigh/Durham, North Carolina area, while Sasso provides these services in the West Palm Beach, Florida area and represents a major addition to the Company's Florida operations. The acquisition of a plumbing maintenance and repair business in Ft. Lauderdale and an HVAC maintenance, repair and installation business in Miami also have added to these operations. The Company expanded its Indiana operations to include a provider of HVAC and plumbing installation, maintenance, repair and replacement services, an additional provider of HVAC installation, maintenance, repair and replacement services and a plumbing company in Indianapolis and a provider of residential and light commercial HVAC, electrical and plumbing maintenance, repair, replacement and installation services in Fort Wayne. It has expanded its Houston operations with two additional providers of HVAC maintenance, repair and replacement services and entered the Chicago area through its acquisition of a provider of residential and light commercial HVAC maintenance, repair and replacement services. Atlas has expanded its HVAC services with a tuck-in acquisition, and the Company has expanded its Washington-Baltimore metropolitan area HVAC installation, maintenance, repair and replacement services through the addition of a Virginia-based business, which also provides commercial maintenance services.

     During the first quarter of 1997, the Company acquired an additional 10 residential service businesses, with aggregate unaudited annualized revenues in 1996 of approximately $31.3 million, for a total consideration of $640,000 in cash and 1,308,752 shares of Common Stock. The Company accounted for eight of these acquisitions under the pooling-of-interests method of accounting. These acquisitions include two that mark the Company's entry into southern California: a provider of HVAC maintenance, repair, replacement and installation services in the San Diego metropolitan area and a provider of HVAC and plumbing maintenance, repair and replacement services in the greater Los Angeles area. In addition, the Company entered into the Michigan and Oklahoma markets with the acquisition of a company providing HVAC installation, maintenance, repair and replacement services in the Grand Rapids metropolitan area and a company providing HVAC maintenance, repair and replacement services in Oklahoma City. The Company also added a provider of plumbing maintenance, repair and replacement services in Jacksonville to its Florida operations, a tuck-in company providing HVAC maintenance, repair and replacement services to its North Carolina operations, three tuck-in companies providing plumbing installation, maintenance, repair and replacement services to its South Carolina operations and one tuck-in company providing HVAC installation, maintenance, repair and replacement services to its South Carolina operations.

     During the second quarter of 1997 through June 4, the Company acquired an additional 14 businesses, with aggregate unaudited annualized revenues in 1996 of $68.0 million, for an aggregate consideration of $14.6 million in cash and 1,355,104 shares of Common Stock. Nine of these acquisitions were accounted for under the purchase method of accounting and the other five were accounted for under the pooling of interests method. Three of these businesses provide commercial maintenance services exclusively, four provide residential services exclusively and seven provide both commercial and residential services. The businesses acquired during this period which provide commercial services operate in Arizona, Southern California (three businesses), Colorado (four businesses), Indiana, Illinois, Texas and Washington, D.C. The residential service businesses acquired during this period operate in Southern California (four businesses), Colorado (two businesses), Indiana, Illinois, North Carolina and South Carolina.

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of Securities by the Selling Holders.

                          PRICE RANGE OF COMMON STOCK

     The Common Stock trades on the NYSE under the symbol "ARS." The following table sets forth the high and low sale prices for the Common Stock (based on the NYSE Composite Transactions Reporting System) for the periods indicated:

                                         HIGH        LOW
                                       ---------  ---------
1996:
     Third quarter (September 25 to
      September 30)..................  $  19.625  $  16.500
     Fourth quarter..................     27.125     16.625
1997:
     First quarter...................     28.500     19.125
     Second quarter (through June
      20)............................     24.500     17.500

     The closing price of the Common Stock on the NYSE (as reported on the Composite Transactions Reporting System) on June 20, 1997 was $21.00. As of June 20, 1997 there were approximately 160 holders of record of Common Stock, as shown on the records of the transfer agent and registrar for the Common Stock. The number of record holders does not bear any relationship to the number of beneficial owners of the Common Stock.

                                DIVIDEND POLICY

     ARS has not paid or declared any dividends since the completion of the IPO and currently intends to retain earnings to finance the expansion of its business. Any future dividends will be at the discretion of the Board of Directors after taking into account various factors, including, among others, the Company's financial condition and performance, cash needs and expansion plans, the income tax laws then in effect, the requirements of Delaware law, the restrictions the Credit Facility imposes and any restrictions the Company's future credit facilities or debt instruments may impose. The Credit Facility prohibits the payment of dividends (except for dividends payable in Common Stock and certain preferred stock). See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital
Resources -- The Company."

                                 CAPITALIZATION

     The following table sets forth the current maturities of long-term obligations and capitalization of the Company as of March 31, 1997 of (i) the Company on a historical basis, (ii) the Company on a pro forma combined basis, giving effect to the Second Quarter 1997 Acquisitions and the financing and payment of the related purchase prices (including the issuance of Common Stock) and (iii) the Company on that pro forma combined basis, as adjusted to give effect to the issuance and sale of the Notes to the Initial Purchasers on April 2, 1997 and the application of the net proceeds to the Company therefrom to repay indebtedness outstanding under the Credit Facility.

                                                          MARCH 31, 1997
                                          ----------------------------------------------
                                                                             PRO FORMA
                                                           PRO FORMA          COMBINED
                                          HISTORICAL       COMBINED         AS ADJUSTED
                                          ----------    ---------------     ------------
                                                        (IN THOUSANDS)
Current maturities of long-term
  obligations...........................  $      152       $   1,579          $    401
                                          ==========    ===============     ============
Long-term obligations, less current
  maturities............................  $   54,341       $  72,260          $ 18,438
7 1/4% Convertible Subordinated Notes
  due 2004..............................      --             --                 55,000
Stockholders' equity:
     Preferred Stock: $0.001 par value,
       10,000,000 shares authorized;
       none issued or outstanding.......      --             --                 --
     Common Stock: $0.001 par value,
       50,000,000 shares authorized;
       11,679,617 shares issued and
       outstanding historical(1);
       13,092,451 shares issued and
       outstanding on a pro forma
       combined basis(1)(2).............          12              13                13
     Additional paid-in capital.........     123,214         137,284           137,284
     Retained deficit...................     (10,323)        (10,984)          (10,984)
                                          ----------    ---------------     ------------
          Total stockholders' equity....     112,903         126,313           126,313
                                          ----------    ---------------     ------------
               Total capitalization.....  $  167,244       $ 198,573          $199,751
                                          ==========    ===============     ============

------------
(1) Excludes (i) an aggregate of 2,355,550 shares of Common Stock subject to options outstanding under the ARS 1996 Incentive Plan (the "Incentive Plan") and (ii) a warrant to purchase up to 100,000 shares of Common Stock at a purchase price of $15.00 per share. See "Management -- Option Grants" and "Certain Transactions -- Organization of the Company."

(2) Excludes 3,000 shares of Common Stock issued subsequent to March 31, 1997 in connection with the exercise of an option granted under the Incentive Plan.

                         SELECTED FINANCIAL INFORMATION
              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND RATIOS)

     For financial reporting purposes, Atlas is presented as the acquiror in all the acquisitions by ARS through
September 30, 1996, the effective date of the Initial Acquisitions. During the first quarter of 1997, the Company acquired ten businesses, eight of which were accounted for under the pooling-of-interests method of accounting. Consequently, the Company's historical financial statements presented in this Prospectus for periods ended on or before September 30, 1996 are the consolidated historical financial statements of Atlas retroactively restated for all acquisitions accounted for under the pooling-of-interests method through March 31, 1997. As used in this discussion, the "Company" means (i) Atlas prior to September 30, 1996 and (ii) ARS and its consolidated subsidiaries on that date and thereafter. The following selected historical financial information has been derived from the audited consolidated financial statements of the Company for each year in the three-year period ended December 31, 1996. The remaining selected historical financial information of the Company has been derived from unaudited financial statements of the Company, which have been prepared on the same basis as the audited financial statements and, in the opinion of the Company, reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of that information. The following selected unaudited pro forma combined statement of operations information is derived from the unaudited pro forma combined financial statements of the Company included elsewhere herein and, (i) in the case of the pro forma combined statement of operations for the year ended December 31, 1996, gives effect to the acquisitions of all the Acquired Businesses acquired through June 4, 1997, the IPO and the issuance and sale of the Notes by ARS and the application of the proceeds from that sale by ARS (collectively the "Note Financing"), assuming those transactions had occurred on January 1, 1996 and (ii) in the case of the pro forma combined statement of operations information for the three months ended March 31, 1997, gives effect to the acquisitions of all the Acquired Businesses acquired in 1997 (through June 4) and the Note Financing with the net proceeds to the Company therefrom to repay bank indebtedness outstanding under the Credit Facility. See the Unaudited Pro Forma Combined Financial Statements and the notes thereto included elsewhere herein. The following selected balance sheet information presents (i) certain historical information derived from the consolidated financial statements of the Company, and (ii) the March 31, 1997 historical balance sheet, on a pro forma combined basis, as adjusted to give effect to the Second Quarter 1997 Acquisitions and the Note Financing. The summary financial information below should be read in conjunction with the historical and unaudited pro forma consolidated financial statements and notes thereto included elsewhere herein.

                                                                                                          THREE MONTHS
                                                                                                             ENDED
                                                           YEAR ENDED DECEMBER 31                           MARCH 31
                                            -----------------------------------------------------     --------------------
                                              1992       1993       1994       1995       1996          1996       1997
                                            ---------  ---------  ---------  ---------  ---------     ---------  ---------
STATEMENT OF OPERATIONS INFORMATION:
HISTORICAL:
    Revenues..............................  $  22,388  $  27,607  $  41,151  $  48,401  $  95,518     $  13,648  $  55,446
    Gross profit..........................      5,847      6,801      9,565     12,446     27,374         3,932     16,491
    Selling, general and administrative
      expenses............................      5,218      5,963      8,766      9,648     25,787         3,205     14,572
    Income from continuing operations.....        629        838        799      2,798      1,587           727      1,919
    Interest income and other expense,
      net.................................          7         95        245        160        457            80        191
    Interest expense......................       (247)      (269)      (254)      (274)    (5,392)          (73)    (1,110)
    Net income (loss) from continuing
      operations..........................  $     185  $     366  $     469  $   1,608  $  (4,305)(1) $     436  $     559
                                            =========  =========  =========  =========  =========     =========  =========
    Net income (loss) per share from
      continuing operations...............  $    0.08  $    0.16  $    0.20  $    0.68  $   (0.95)    $    0.19  $    0.05
                                            =========  =========  =========  =========  =========     =========  =========
    Shares used in computing net income
      (loss) per share from continuing
      operations..........................      2,349      2,349      2,349      2,349      4,541         2,349     12,157
                                            =========  =========  =========  =========  =========     =========  =========
    Ratio of earnings to fixed
      charges(2)..........................       2.12x      2.87x      3.03x      6.71x    --              5.10x      1.82x
                                            =========  =========  =========  =========  =========     =========  =========

                                            YEAR ENDED        THREE MONTHS ENDED
                                        DECEMBER 31, 1996       MARCH 31, 1997
                                        ------------------    ------------------
PRO FORMA COMBINED(3):
    Revenues.........................        $319,337               $72,814
    Gross profit.....................          97,891                22,013
    Selling, general and
     administrative expenses(4)......          71,114                17,713
    Goodwill amortization(5).........           3,858                   961
    Income from operations...........          22,919                 3,339
    Interest income and other
     expenses, net...................           1,357                   223
    Interest expense.................          (5,658)               (1,487)
    Net income from continuing
     operations......................        $  9,952               $ 1,165
                                        ==================         ========
    Net income per share from
     continuing operations...........        $   0.76               $  0.09
                                        ==================         ========
    Shares used in computing pro
     forma net income per share from
     continuing operations...........          13,139(6)             13,538
                                        ==================         ========
    Ratio of earnings to fixed
     charges(2)......................            3.66x                 2.15x
                                        ==================         ========

                                             (TABLE CONTINUED ON FOLLOWING PAGE)


                                                            DECEMBER 31                             MARCH 31, 1997
                                       -----------------------------------------------------   -------------------------
                                         1992       1993       1994       1995       1996      HISTORICAL    AS ADJUSTED
                                       ---------  ---------  ---------  ---------  ---------   ----------    -----------
BALANCE SHEET INFORMATION:
    Working capital (deficit)........  $    (621) $    (527) $    (568) $    (359) $  16,256    $  16,408     $  20,110
    Total assets.....................      6,488      8,209     10,814     12,980    196,857      197,491       238,425
    Total debt, including current
      portion........................      3,792      3,925      3,769      3,474     53,913       54,493        73,839
    Stockholders' equity.............        190        732      1,218      2,232    112,056      112,903       126,313

------------

(1) Includes non-recurring compensation expense of $3,356 (included in selling, general and administrative expenses) and financing fees of $4,818 (included in interest expense) related to the purchase of EHC. See Note 1 to the Company's consolidated financial statements.

(2) For purposes of calculating this ratio, "earnings" consist of earnings from continuing operations before fixed charges and income tax, while "fixed charges" consist of interest expense and one-third of rental expense, which the Company estimates to be representative of the interest and rental factors therein. As a result of the operating loss in 1996, earnings did not cover fixed charges for that year by $3,348.

(3) The pro forma combined financial statement data presented (i) are not necessarily indicative of the results the Company would have obtained had these events actually occurred when assumed or of the Company's future results, (ii) are based (in the case of certain purchases) on preliminary estimates of fair value, available information and certain assumptions management deems appropriate and (iii) should be read in conjunction with the other historical and pro forma financial statements and notes thereto included elsewhere herein.

(4) Gives effect to reductions in salary and benefits to certain owners of the Acquired Businesses (to which they agreed prospectively), the distribution of certain assets to and the costs of certain leases assumed by the owners of certain of the Acquired Businesses and the effects of certain other non-recurring expenses.

(5) Reflects amortization of the goodwill recorded as a result of the acquisitions of the Acquired Businesses over a 40-year period.

(6) Computed as described in Note 4 to the Unaudited Pro Forma Combined Financial Statements.

                  SELECTED SUPPLEMENTAL FINANCIAL INFORMATION
                                 (IN THOUSANDS)

     For financial reporting purposes, Atlas is presented as the acquiror in all the acquisitions by ARS through
September 30, 1996, the effective date of the Initial Acquisitions. As used in this discussion, the "Company" means (i) Atlas prior to September 30, 1996 and
(ii) ARS and its consolidated subsidiaries on that date and thereafter. The historical consolidated financial statements of the Company included elsewhere herein have been restated to give retroactive effect to the acquisitions of businesses by the Company from October 1, 1996 through March 31, 1997 which have been accounted for as pooling-of-interests transactions. The supplemental consolidated financial statements of the Company included elsewhere herein further restate those historical consolidated financial statements to give retroactive effect to certain acquisitions by the Company of businesses from April 1, 1997 through June 4, 1997 which have been accounted for as pooling-of-interests transactions. The following selected supplemental financial information as of December 31, 1995 and 1996 and for each of the years in the three-year period ended December 31, 1996 has been derived from the audited supplemental consolidated financial statements of the Company included elsewhere herein. The remaining following selected supplemental financial information has been derived from unaudited supplemental consolidated financial statements of the Company which have been prepared on the same basis as the audited supplemental financial statements and, in the opinion of the Company, reflects all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of that information. The summary information below should be read in conjunction with the supplemental consolidated financial statements and notes thereto included elsewhere herein.

                                                                                                       THREE MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31                           MARCH 31
                                            -----------------------------------------------------     --------------------
                                              1992       1993       1994       1995       1996          1996       1997
                                            ---------  ---------  ---------  ---------  ---------     ---------  ---------
STATEMENT OF OPERATIONS INFORMATION:
    Revenues..............................  $  36,148  $  39,603  $  58,946  $  71,799  $ 120,920     $  20,648  $  62,608
    Gross profit..........................      9,625      9,511     13,569     17,796     32,992         5,478     18,146
    Selling, general and administrative
      expenses............................      8,695      8,341     11,869     13,498     30,365         4,344     15,335
    Income from continuing operations.....        930      1,170      1,700      4,298      2,627         1,134      2,811
    Interest income and other expense,
      net.................................         64        165        519        179        520           113        201
    Interest expense......................       (269)      (304)      (276)      (304)    (5,429)          (82)    (1,117)
    Net income (loss) from continuing
      operations..........................  $     491  $     720  $   1,152  $   2,493  $  (3,669)(1) $     694  $   1,098
                                            =========  =========  =========  =========  =========     =========  =========
    Net income (loss) per share from
      continuing operations...............  $    0.16  $    0.23  $    0.37  $    0.80  $   (0.69)    $    0.22  $    0.08
                                            =========  =========  =========  =========  =========     =========  =========
    Shares used in computing net income
      (loss) per share from continuing
      operations..........................      3,113      3,113      3,113      3,113      5,305         3,113     12,921
                                            =========  =========  =========  =========  =========     =========  =========
    Ratio of earnings to fixed
      charges(2)..........................       2.65x      2.99x      3.80x      6.01x    --              4.71x      1.90x
                                            =========  =========  =========  =========  =========     =========  =========
                                                            DECEMBER 31
                                       -----------------------------------------------------    MARCH 31,
                                         1992       1993       1994       1995       1996         1997
                                       ---------  ---------  ---------  ---------  ---------    ---------
BALANCE SHEET INFORMATION:
    Working capital..................  $   1,089  $   1,085  $     537  $     474  $  17,201    $ 17,419
    Total assets.....................      9,972     11,928     15,856     19,002    202,771     203,772
    Total debt, including current
      portion........................      3,959      4,367      4,252      3,864     54,995      54,825
    Stockholders' equity.............      2,246      1,800      1,621      2,983    113,151     114,133

------------

(1) Includes non-recurring compensation expense of $3,356 (included in selling, general and administrative expenses) and financing fees of $4,818 (included in interest expense) related to the purchase of EHC. See Note 1 to the Company's supplemental consolidated financial statements.

(2) For purposes of calculating this ratio, "earnings" consist of earnings from continuing operations before fixed charges and income tax, while
    "fixed charges" consist of interest expense and one-third of rental expense, which the Company estimates to be representative of the interest factors therein. As a result of the operating loss in 1996, earnings did not cover fixed charges for that year by $2,282.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the financial statements and related notes thereto and "Selected Financial Information" appearing elsewhere in this Prospectus. Statements contained in this Prospectus regarding future financial or operational performance and results of the Company or other similar matters that are not historical facts constitute forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties, including but not limited to the availability of attractive acquisition opportunities, the successful integration and profitable management of businesses acquired, the improvement of operating efficiencies, the availability of working capital and funding for future acquisitions, the ability to grow internally through expansion of services and customer bases and reduction of overhead, the cyclical nature of the homebuilding industry, and the level and nature of competition from other residential and commercial maintenance services providers and other factors discussed in this Prospectus.

INTRODUCTION

     The Company's revenues are primarily derived from (i) owners and occupants of homes and small commercial buildings and (ii) builders and developers of new homes, residential developments and small commercial buildings. Cost of services consists primarily of salaries and benefits of service and installation technicians, parts and materials, subcontracted services, depreciation, maintenance, fuel and equipment rentals. Selling, general and administrative expenses consist primarily of compensation and related benefits for owners, administrative salaries and benefits, advertising, office rent and utilities, communications and professional fees.

     Prior to their acquisition by the Company, the Acquired Businesses were managed as independent private businesses, and their results of operations reflect different tax structures (S corporations and C corporations), which have influenced, among other things, their historical levels of owners' compensation. Certain owners agreed to reductions in their compensation and benefits in connection with the acquisition of their businesses by the Company.

     ARS, which conducted no operations prior to September 27, 1996 other than in connection with the IPO and the Initial Acquisitions, is in the process of integrating the Acquired Businesses and their operations and administrative functions. This integration process may present opportunities to reduce costs through the elimination of duplicative functions and through economies of scale, particularly in obtaining additional contracts through shared customer lists and greater volume discounts from material suppliers, but will necessitate additional costs and expenditures for corporate management and administration, corporate expenses related to being a public company, systems integration and facilities expansion. These various costs and possible cost-savings may make comparison of historical operating results not comparable to, or indicative of, future performance.

RESULTS OF OPERATIONS -- THE COMPANY -- HISTORICAL

     For financial reporting purposes, Atlas is presented as the acquiror in all the acquisitions by ARS through September 30, 1996, the effective date of the Initial Acquisitions. During the first quarter of 1997, the Company acquired ten businesses, eight of which were accounted for under the pooling-of-interests method of accounting. The Company's historical financial statements for periods ended on or before September 30, 1996 are the consolidated historical financial statements of Atlas retroactively restated for all acquisitions accounted for under the pooling-of-interests method. As used in this discussion, the "Company" means (i) Atlas prior to September 30, 1996, and (ii) ARS and its consolidated subsidiaries on that date and thereafter.

     The following table sets forth certain selected financial data of the Company and that data as a percentage of the Company's revenues for the periods indicated (dollars in thousands):

                                                                                                             THREE MONTHS
                                                            YEAR ENDED DECEMBER 31                          ENDED MARCH 31
                                       ----------------------------------------------------------------  --------------------
                                               1994                  1995                  1996                  1996
                                       --------------------  --------------------  --------------------  --------------------
Revenues.............................  $  41,151      100.0% $  48,401      100.0% $  95,518      100.0% $  13,648      100.0%
Cost of services.....................     31,586       76.8     39,955       74.3     68,144       71.3      9,716       71.2
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      9,565       23.2     12,446       25.7     27,374       28.7      3,932       28.8
Selling, general and administrative
  expenses...........................      8,766       21.3      9,648       19.9     25,787       27.0      3,205       23.5
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Incomefromcontinuingoperations..             799        1.9      2,798        5.8      1,587        1.7        727        5.3
Interest income and other expense,
  net................................        245        0.6        160        0.3        457        0.5         80        0.6
Interest expense.....................       (254)      (0.6)      (274)      (0.6)    (5,392)     (5.6)        (73)      (0.5)
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) from continuing
  operations before income taxes.....        790        1.9      2,684        5.5     (3,348)      (3.4)       734        5.4
Income taxes.........................        321        0.8      1,076        2.2        957        1.0        298        2.2
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss) from continuing
  operations.........................  $     469        1.1  $   1,608        3.3  $  (4,305)      (4.4) $     436        3.2
                                       =========  =========  =========  =========  =========  =========  =========  =========

                                               1997
                                       --------------------
Revenues.............................  $  55,466      100.0%
Cost of services.....................     39,955       70.3
                                       ---------  ---------
Gross profit.........................     16,491       29.7
Selling, general and administrative
  expenses...........................     14,572       26.2
                                       ---------  ---------
Incomefromcontinuingoperations..           1,919        3.5
Interest income and other expense,
  net................................        191        0.3
Interest expense.....................     (1,110)      (2.0)
                                       ---------  ---------
Income (loss) from continuing
  operations before income taxes.....      1,000        1.8
Income taxes.........................        441        0.8
                                       ---------  ---------
Net income (loss) from continuing
  operations.........................  $     559        1.0
                                       =========  =========

THREE MONTHS ENDED MARCH 31, 1997 COMPARED TO THREE MONTHS ENDED MARCH 31, 1996

     REVENUES -- Revenues increased by 307.4% from $13.6 million for the three months ended March 31, 1996 to $55.4 million for the three months ended March 31, 1997. Approximately $37.0 million of the increase from the first quarter of 1996 to the corresponding period in 1997 resulted from the inclusion of revenues from the Founding Companies, the Fourth Quarter 1996 Acquisitions and the First Quarter 1997 Acquisitions accounted for as purchase acquisitions. The remainder of the increase was primarily attributable to increases in new installation projects in Virginia and South Carolina. These increases were partially offset by revenue reductions in Texas and Florida resulting from the mild spring weather in those states.

     COST OF SERVICES -- Cost of services increased 300.9% to $39.0 million for the three months ended March 31, 1997, as compared to the corresponding period in the prior year, reflecting increased costs associated with the higher level of revenues. Gross profit, as a percentage of revenues, increased from 28.8% for the three months ended March 31, 1996 to 29.7% for the three months ended March 31, 1997. The improvement in gross profit in the first quarter of 1997 was attributable to the purchase acquisitions of businesses providing maintenance, repair and replacement services, which generate higher margins than new installation services.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses increased $11.4 million to $14.6 million for the three months ended March 31, 1997, as compared to the corresponding period in the prior year. The increase was primarily attributable to the acquisition of the Founding Companies, the Fourth Quarter 1996 Acquisitions and the First Quarter 1997 Acquisitions accounted for as purchase acquisitions, coupled with the addition of ARS's corporate personnel and administrative infrastructure.

     INTEREST INCOME AND OTHER EXPENSE, NET -- Interest income and other expense, net increased $0.1 million from $0.1 million for the three months ended March 31, 1996 to $0.2 million for the three months ended March 31, 1997.

     INTEREST EXPENSE -- Interest expense increased $1.0 million, from $0.1 million for the three months ended March 31, 1996 to $1.1 million for the three months ended March 31, 1997. The increase was attributable to the use of debt to fund the cash portion of the Fourth Quarter 1996 Acquisitions and First Quarter 1997 Acquisitions.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

     REVENUES -- Revenues increased $47.1 million, or 97.3%, from $48.4 million for the year ended December 31, 1995 to $95.5 million for the year ended December 31, 1996. Approximately $31.2 million of the increase in revenues was attributable to the acquisition of the Founding Companies on September 30, 1996 and the Fourth Quarter 1996 Acquisitions, the addition of $3.7 million of revenues resulting from the acquisition of three businesses by Atlas in early 1996 and general increased demand for residential services.

     COST OF SERVICES -- Cost of services increased $32.1 million, or 89.2%, from $36.0 million for the year ended December 31, 1995 to $68.1 million for the year ended December 31, 1996. The increase in cost of services was consistent with the increase in revenue. As a percentage of revenues, however, cost of services decreased 3.0% from 74.3% in 1995 to 71.3% in 1996. This decrease resulted primarily from the addition of higher-margin maintenance, repair and replacement services associated with certain businesses acquired in the Initial Acquisitions and the Fourth Quarter 1996 Aquisitions.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses increased $16.2 million, or 168.8%, from $9.6 million for the year ended December 31, 1995 to $25.8 million for the year ended December 31, 1996. As a percentage of revenues, selling, general and administrative expenses increased from 19.9% in 1995 to 27.0% in 1996. This increase was primarily attributable to (i) the addition of $7.6 million in expenses associated with the acquisition of Acquired Businesses in 1996 and the formation of a corporate office and (ii) an adjustment of $3.4 million for non-recurring, compensation expenses related to the acquisition of Enterprises Holding Company ("EHC") in connection with the acquisition of EHC by the Company and $0.6 million for the issuance of 39,987 shares of Common Stock to certain employees, consultants and three officers of ARS and its affiliates.

     INTEREST INCOME AND OTHER EXPENSE, NET -- Interest income and other expense, net, increased by $0.3 million during 1996. This increase was attributable to (i) gains realized on the non-recurring sale of excess vehicles and equipment acquired by ARS in connection with the Acquired Businesses and
(ii) rental income earned on owned property leased to third parties.

     INTEREST EXPENSE -- Interest expense increased from $0.3 million for the year ended December 31, 1995 to $5.4 million for the year ended December 31, 1996. This increase was attributable to (i) non-recurring financing charges of $4.8 million paid to the holder of EHC preferred stock in connection with the acquisition of EHC and (ii) the use of debt financing to fund the cash portion of the purchase prices of the Fourth Quarter 1996 Acquisitions.

     INCOME TAXES -- For the year ended December 31, 1996, the Company recorded a provision for income taxes of $1.0 million. See Note 10 of the Notes to Supplemental Consolidated Financial Statements of the Company for further discussion of the tax provision.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

     REVENUES -- Revenues increased $7.2 million, or 17.5%, from $41.2 million in 1994 to $48.4 million in 1995. Part of this increase was attributable to the new operating facility in Hilton Head, South Carolina (opened in April 1994). The addition of several large home builder customers in South Carolina in addition to increased demand for the Company's services in California, Oklahoma and Michigan primarily accounted for the remaining increase.

     COST OF SERVICES -- Cost of services increased $4.4 million, or 13.9%, from $31.6 million in 1994 to $36.0 million in 1995. The increase in cost of services was consistent with the increase in revenue, and as a percentage of revenues, cost of services declined 2.5% from 76.8% to 74.3%.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses increased $0.8 million or 9.1% from $8.8 million in 1994 to $9.6 million in 1995.

     INTEREST INCOME AND OTHER EXPENSE, NET -- Interest income and other expense, net decreased $0.1 million from $0.2 million in 1994 to $0.1 million in 1995.

     INTEREST EXPENSE -- Interest expense was virtually unchanged at $0.3 million in both 1994 and 1995.

RESULTS OF OPERATIONS -- THE COMPANY -- SUPPLEMENTAL

     For financial reporting purposes, Atlas is presented as the acquiror in all the acquisitions by ARS through September 30, 1996, the effective date of the Initial Acquisitions. From January 1, 1997 through June 4, 1997, the Company acquired 24 businesses, 13 of which were acquired under the pooling-of-interests method of accounting. Of those 13 acquisitions acquired under the pooling-of-interests method of accounting, 11 have been accounted for under the pooling-of-interests method of accounting with the historical financial statements of ARS retroactively restated for the effects thereof. The remaining two acquisitions were deemed not significant to prior historical periods and will be included in the consolidated results of the Company beginning on the date of acquisition. The Company's supplemental financial statements for periods ended on or before September 30, 1996 are the consolidated historical financial statements of Atlas retroactively restated for the 11 acquisitions accounted for under the pooling-of-interests method. As used in this discussion, the "Company" means (i) Atlas prior to September 30, 1996, and (ii) ARS and its consolidated subsidiaries on that date and thereafter.

     The following table sets forth certain selected financial data of the Company and that data as a percentage of the Company's revenues for the periods indicated (dollars in thousands):

                                                                                                            THREE MONTHS
                                                            YEAR ENDED DECEMBER 31                          ENDED MARCH 31
                                       ----------------------------------------------------------------  --------------------
                                               1994                  1995                  1996                  1996
                                       --------------------  --------------------  --------------------  --------------------
Revenues.............................  $  58,946      100.0% $  71,799      100.0% $ 120,920      100.0% $  20,648      100.0%
Cost of services.....................     45,377       77.0     54,003       75.2     87,928       72.7     15,170       73.5
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................     13,569       23.0     17,796       24.8     32,992       27.3      5,478       26.5
Selling, general and administrative
  expenses...........................     11,869       20.1     13,498       18.8     30,365       25.1      4,344       21.0
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from continuing operations..        1,700        2.9      4,298        6.0      2,627        2.2      1,134        5.5
Interest income and other expense,
  net................................        519        0.9        179        0.2        520        0.4        113        0.5
Interest expense.....................       (276)      (0.5)      (304)      (0.4)    (5,429)       4.5        (82)      (0.4)
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) from continuing
  operations before income taxes.....      1,943        3.3      4,173        5.8     (2,282)      (1.9)     1,165        5.6
Income taxes.........................        791        1.3      1,680        2.3      1,387        1.1        471        2.3
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss) from continuing
  operations.........................  $   1,152        2.0  $   2,493        3.5  $  (3,669)      (3.0) $     694        3.3
                                       =========  =========  =========  =========  =========  =========  =========  =========

                                               1997
                                       --------------------
Revenues.............................  $  62,608      100.0%
Cost of services.....................     44,462       71.0
                                       ---------  ---------
Gross profit.........................     18,146       29.0
Selling, general and administrative
  expenses...........................     15,335       24.5
                                       ---------  ---------
Income from continuing operations..        2,811        4.5
Interest income and other expense,
  net................................        201        0.3
Interest expense.....................     (1,117)      (1.8)
                                       ---------  ---------
Income (loss) from continuing
  operations before income taxes.....      1,895        3.0
Income taxes.........................        797        1.3
                                       ---------  ---------
Net income (loss) from continuing
  operations.........................  $   1,098        1.7
                                       =========  =========

THREE MONTHS ENDED MARCH 31, 1997 COMPARED TO THREE MONTHS ENDED MARCH 31, 1996

     REVENUES -- Revenues increased by 203.9% from $20.6 million for the three months ended March 31, 1996 to $62.6 million for the three months ended March 31, 1997. Approximately $37.0 million of the increase from the first quarter of 1996 to the corresponding period in 1997 resulted from the inclusion of revenues from the Founding Companies, the Fourth Quarter 1996 Acquisitions and the First Quarter 1997 Acquisitions accounted for as purchase acquisitions. The remainder of the increase was primarily attributable to increases in new installation projects in Virginia and South Carolina. These increases were partially offset by revenue reductions in Texas and Florida resulting from the mild spring weather experienced in those states.

     COST OF SERVICES -- Cost of services increased 192.8% to $44.5 million for the three months ended March 31, 1997, as compared to the corresponding period in the prior year, reflecting increased costs associated with the higher level of revenues. Gross profit, as a percentage of revenues, increased from 26.5% for the three months ended March 31, 1996 to 29.0% for the three months ended March 31, 1997. The improvement in gross profit in the first quarter of 1997 was attributable to the purchase acquisitions of businesses providing maintenance, repair and replacement services, which generate higher margins than new installation services.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses increased $11.0 million to $15.3 million for the three months ended March 31, 1997, as compared to the corresponding period in the prior year. The increase was primarily attributable to the acquisition of the Founding Companies, the Fourth Quarter 1996 Acquisitions and the First Quarter 1997 Acquisitions accounted for as purchase acquisitions, coupled with the addition of ARS's corporate personnel and administrative infrastructure.

     INTEREST INCOME AND OTHER EXPENSE, NET -- Interest income and other expense, net increased $0.1 million from $0.1 million for the three months ended March 31, 1996 to $0.2 million for the three months ended March 31, 1997.

     INTEREST EXPENSE -- Interest expense increased $1.0 million, from $0.1 million for the three months ended March 31, 1996 to $1.1 million for the three months ended March 31, 1997. The increase was attributable to the use of debt to fund the cash portion of the Fourth Quarter 1996 Acquisitions and First Quarter 1997 Acquisitions.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

     REVENUES -- Revenues increased $49.1 million, or 68.4%, from $71.8 million for the year ended December 31, 1995 to $120.9 million for the year ended December 31, 1996. Approximately $31.2 million of the increase in revenues was attributable to the acquisition of the Founding Companies on September 30, 1996 and the Fourth Quarter 1996 Acquisitions, the addition of $3.7 million of revenues resulting from the acquisition of three businesses by Atlas in early 1996 and general increased demand for residential services.

     COST OF SERVICES -- Cost of services increased $33.9 million, or 62.8%, from $54.0 million for the year ended December 31, 1995 to $87.9 million for the year ended December 31, 1996. As a percentage of revenues, however, cost of services decreased 2.5% from 75.2% in 1995 to 72.7% in 1996. This decrease resulted primarily from the addition of higher-margin maintenance, repair and replacement services associated with certain businesses acquired in the Initial Acquisitions and the Fourth Quarter 1996 Aquisitions.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses increased $16.9 million, or 125.2%, from $13.5 million for the year ended December 31, 1995 to $30.4 million for the year ended December 31, 1996. As a percentage of revenues, selling, general and administrative expenses increased from 18.8% in 1995 to 25.1% in 1996. This increase was primarily attributable to (i) the addition of $7.6 million in expenses associated with the acquisition of Acquired Businesses in 1996 and the formation of a corporate office and (ii) an adjustment of $3.4 million for non-recurring, compensation expenses related to the acquisition of Enterprises Holding Company ("EHC") in connection with the acquisition of EHC by the Company and $0.6 million for the issuance of 39,987 shares of Common Stock to certain employees, consultants and three officers of ARS and its affiliates.

     INTEREST INCOME AND OTHER EXPENSE, NET -- Interest income and other expense, net, increased by $0.3 million during 1996. This increase was attributable to (i) gains realized on the non-recurring sale of excess vehicles and equipment acquired by ARS in connection with the Acquired Businesses and
(ii) rental income earned on owned property leased to third parties.

     INTEREST EXPENSE -- Interest expense increased from $0.3 million for the year ended December 31, 1995 to $5.4 million for the year ended December 31, 1996. This increase was attributable to (i) non-recurring financing charges of $4.8 million paid to the holder of EHC preferred stock in connection with the acquisition of EHC and (ii) the use of debt financing to fund the cash portion of the purchase prices of the Fourth Quarter 1996 Acquisitions.

     INCOME TAXES -- For the year ended December 31, 1996, the Company recorded a provision for income taxes of $1.4 million. See Note 10 of the Notes to Supplemental Consolidated Financial Statements of the Company for further discussion of the tax provision.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

     REVENUES -- Revenues increased $12.8 million, or 21.7%, from $59.0 million in 1994 to $71.8 million in 1995. Part of this increase was attributable to the new operating facility in Hilton Head, South Carolina

(opened in April 1994). The addition of several large home builder customers in South Carolina in addition to increased demand for the Company's services in California, Oklahoma and Michigan primarily accounted for the remaining increase.

     COST OF SERVICES -- Cost of services increased $8.6 million, or 18.9%, from $45.4 million in 1994 to $54.0 million in 1995. The increase in cost of services was consistent with the increase in revenue, and as a percentage of revenues, cost of services declined 1.8% from 77.0% to 75.2%.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses increased $1.6 million or 13.4% from $11.9 million in 1994 to $13.5 million in 1995.

     INTEREST INCOME AND OTHER EXPENSE, NET -- Interest income and other expense, net decreased $0.3 million from $0.5 million in 1994 to $0.2 million in 1995.

     INTEREST EXPENSE -- Interest expense was virtually unchanged at $0.3 million in both 1994 and 1995.

LIQUIDITY AND CAPITAL RESOURCES -- THE COMPANY

     During the three months ended March 31, 1997, net cash used in operating activities was $0.4 million, capital expenditures totaled $2.0 million and net repayments of debt amounted to $0.6 million. The Company anticipates capital expenditures (exclusive of acquisitions) of approximately $6.0 million during the remainder of 1997, primarily for computer equipment, leasehold improvements and furniture and fixtures.

     On March 3, 1997, the Company increased the size of the Credit Facility from $55.0 million to $100.0 million. Borrowings under the Credit Facility may be used for general corporate purposes, including the funding of any cash paid in connection with acquisitions, refinancing indebtedness of businesses acquired, capital expenditures and working capital. Loans under the Credit Facility bear interest at a designated variable base rate plus a margin ranging from 0 to 50 basis points, depending on the ratio of the Company's interest-bearing debt to its trailing twelve-month earnings before interest, taxes, depeciation and amortization. At the Company's option, the loans may bear interest based on a designated London interbank offering rate plus a margin ranging from 100 to 200 basis points, depending on the same ratio. The margin is reset on a quarterly basis and also may be reset upon the closing of an acquisition involving cash consideration in excess of $5.0 million or upon a principal repayment in excess of $5.0 million. Commitment fees of 30 to 50 basis points per annum are payable on the unused portion of the line of credit. The Credit Facility has a $5.0 million sublimit for standby letters of credit. The Credit Facility also requires the consent of the lenders for acquisitions exceeding a certain level of cash consideration, prohibits the payment of dividends by the Company (except for dividends payable in Common Stock and certain preferred stock), does not permit the Company to incur or assume other indebtedness in excess of any amount equal to 5% of its consolidated net worth and requires the Company to comply with certain financial covenants. The Credit Facility will terminate and all amounts outstanding, if any, thereunder will be due and payable in September 1999. The Company's subsidiaries have guaranteed the repayment of all amounts due under the Credit Facility, and the Company has pledged the stock of its operating subsidiaries as collateral for its obligations under the Credit Facility. At March 31, 1997, the Company's outstanding borrowings under the Credit Facility were $54.0 million, bearing interest at a weighted average rate of 7.78%. As of June 4, 1997, the Company had outstanding borrowings under the Credit Facility in the amount of $25.2 million, bearing interest at a weighted average rate of 7.743%.

     On April 2, 1997, the Company issued $55.0 million aggregate principal amount of its 7 1/4% Convertible Subordinated Notes due 2004 (the "7 1/4% Notes"). These notes are unsecured obligations of ARS and are convertible into an aggregate of 2,156,862 shares of Common Stock of the Company at a conversion price of $25.50 per share. The Company used substantially all the net proceeds of the offering of the 7 1/4% Notes to repay indebtedness outstanding under the Credit Facility.

     In January 1997, the Company registered 5,000,000 shares of its Common Stock pursuant to a shelf registration statement on Form S-4 (the "Shelf Registration Statement") for issuance from time to time for future acquisitions. As of June 4, 1997, 2,336,144 shares remain available for issuance under the Shelf Registration Statement.

     In 1997 through June 4, the Company acquired an additional 24 companies for an aggregate consideration of $15.3 million in cash and 2,663,856 shares of Common Stock, all of which were issued under the Shelf Registration Statement. Funding of the cash portion of the purchase prices and repayment of indebtedness assumed in connection with those acquisitions was provided by borrowings under the Credit Facility. The Company believes its cash flow from operations and the borrowings available under the Credit Facility are sufficient to support its ongoing operations and anticipated capital expenditures for the remainder of 1997.

     The Company intends to continue to pursue attractive acquisition opportunities of both residential and commercial maintenance services businesses. The timing, size or success of any acquisitions effort and the associated potential capital commitments are unpredictable. The Company expects to fund future acquisitions primarily through a combination of working capital, cash flow from operations and borrowings, including the unborrowed portion of the Credit Facility and the possible public or private sale of additional debt securities, as well as issuances of additional equity, including shares under the Shelf Registration Statement.

INFLATION

     Due to the relatively low levels of inflation experienced in 1994, 1995 and 1996, inflation did not have a significant effect on the results of the Company in those periods.

SEASONALITY

     The Company has experienced, and expects that it will in the future experience, quarterly fluctuations in revenues, operating income and cash flows as a result of changes in weather conditions. Except for certain areas of the southern United States, the demand for new residential installations is lower in the winter months because new construction activity is lower as a result of colder weather (although the Company expects that such reduction in demand may be partially offset by increases in the demand for commercial replacement services generally experienced in the winter months). Demand for HVAC services is generally higher in the second and third quarters. In addition to the effects of seasonality, the Company's quarterly results may fluctuate as a result of a number of other matters, including the timing of acquisitions. Accordingly, quarterly comparisons of the Company's revenues and operating results should not be relied on as an indication of future performance, and the results of any quarterly period may not be indicative of the results to be expected for a full year.

INDIVIDUAL FOUNDING COMPANIES

     The selected historical financial information presented in the tables below for the fiscal years of the individual Founding Companies (excluding Atlas, which is presented above) is derived from the respective audited financial statements of the individual Founding Companies included elsewhere herein. The selected historical financial information presented in the tables below for the quarterly periods of the Founding Companies is derived from the respective unaudited interim financial statements of the Founding Companies, which include all adjustments the Company considers necessary for a fair presentation of the results of operations and cash flows of those companies for those periods. The following discussion should be read in conjunction with the separate company financial statements and related notes thereto appearing elsewhere in this Prospectus.

RESULTS OF OPERATIONS -- GENERAL HEATING

     The following table sets forth certain historical selected financial data of General Heating and that data as a percentage of revenues for the periods indicated (dollars in thousands):

                                                                                                             NINE MONTHS
                                                                                                                ENDED
                                                            YEAR ENDED DECEMBER 31                           SEPTEMBER 30
                                       ----------------------------------------------------------------  --------------------
                                               1993                  1994                  1995                  1995
                                       --------------------  --------------------  --------------------  --------------------
                                                                                                             (UNAUDITED)
Revenues.............................  $  34,642      100.0% $  36,334      100.0% $  35,159      100.0% $  25,534      100.0%
Cost of services.....................     27,393       79.1     29,928       82.4     28,866       82.1     20,965       82.1
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      7,249       20.9      6,406       17.6      6,293       17.9      4,569       17.9
Selling, general and administrative
  expenses...........................      5,011       14.5      5,245       14.4      5,280       15.0      3,902       15.3
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) from operations........  $   2,238        6.4  $   1,161        3.2  $   1,013        2.9  $     667        2.6
                                       =========  =========  =========  =========  =========  =========  =========  =========

                                               1996
                                       --------------------

Revenues.............................  $  27,054      100.0%
Cost of services.....................     21,814       80.6
                                       ---------  ---------
Gross profit.........................      5,240       19.4
Selling, general and administrative
  expenses...........................      4,512       16.7
                                       ---------  ---------
Income (loss) from operations........  $     728        2.7
                                       =========  =========

UNAUDITED INTERIM RESULTS

     REVENUES -- Revenues increased $1.6 million, or 6.3%, from $25.5 million for the nine months ended September 30, 1995, to $27.1 million for the nine months ended September 30, 1996. This increase was attributable to a $0.6 million increase in new installation revenues, a $0.6 million increase in HVAC replacement revenues and a $0.4 million increase in other revenues.

     COST OF SERVICES -- Cost of services increased $0.8 million, or 3.8%, from $21.0 million for the nine months ended September 30, 1995 to $21.8 million for the nine months ended September 30, 1996. Cost of services as a percentage of revenues decreased from 82.1% for the nine months ended September 30, 1995 to 80.6% for the nine months ended September 30, 1996.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses increased $0.6 million, or 15.4%, from $3.9 million for the nine months ended September 30, 1995 to $4.5 million for the nine months ended September 30, 1996. This increase was primarily attributable to increases in selling commissions corresponding to the increased revenues.

1995 COMPARED TO 1994

     REVENUES -- Revenues decreased $1.1 million, or 3.0%, from $36.3 million in 1994 to $35.2 million in 1995. This decrease was attributable to a reduction in the number of new home starts in the Washington-Baltimore metropolitan area.

     COST OF SERVICES -- Cost of services decreased $1.0 million, or 3.3%, from $29.9 million in 1994 to $28.9 million in 1995. This decrease was consistent with the percentage decrease in revenues.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses were unchanged at $5.3 million for 1994 and 1995.

1994 COMPARED TO 1993

     REVENUES -- Revenues increased $1.7 million, or 4.9%, from $34.6 million in 1993 to $36.3 million in 1994. This increase was attributable to a $1.0 million increase in new installation volume and a $0.7 million increase in HVAC system replacement services.

     COST OF SERVICES -- Cost of services increased $2.5 million, or 9.1%, from $27.4 million in 1993 to $29.9 million in 1994. As a percentage of revenues, cost of services increased to 82.4% in 1994 from 79.1% in 1993. This increase was primarily attributable to: (i) a $0.5 million adjustment to write off certain obsolete inventory; (ii) increased depreciation on replacement of fully depreciated trucks; (iii) an increase in payroll and related employee benefits; and (iv) an increase in the cost of delivery of parts and materials, as the Company's operations were spread over a larger geographic region.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses increased $0.2 million, or 4.0%, from $5.0 million in 1993 to $5.2 million in 1994. This increase was consistent with the percentage increase in revenues and was attributable to increases in payroll and related employee benefits.

LIQUIDITY AND CAPITAL RESOURCES -- GENERAL HEATING

     The following table sets forth selected information from General Heating statements of cash flows (dollars in millions):

                                                                            NINE MONTHS
                                                 YEAR ENDED                    ENDED
                                                 DECEMBER 31                SEPTEMBER 30
                                       -------------------------------  --------------------
                                         1993       1994       1995       1995       1996
                                       ---------  ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)
Net cash provided by (used in)
  operating activities...............  $     0.9  $     2.1  $     2.9  $     1.4  $    (0.5)
Net cash provided by (used in)
  investing activities...............       (1.0)      (3.1)      (0.3)      (1.2)       1.9
Net cash used in financing
  activities.........................       (1.7)      (0.2)      (1.5)      (0.6)      (4.3)
                                       ---------  ---------  ---------  ---------  ---------
Net increase (decrease) in cash and
  cash equivalents...................  $    (1.8) $    (1.2) $     1.1  $    (0.4) $    (2.9)
                                       =========  =========  =========  =========  =========

     From 1993 through the nine months ended September 30, 1996, General Heating generated $5.4 million in cash from operating activities and used $2.6 million of this cash to fund increases in working capital, resulting in a net cash generation of $8.0 million.

     Cash used in investment activities was primarily attributable to the purchase and replacement of trucks in General Heating's fleet. In addition, in 1994, General Heating invested approximately $2.5 million in short-term investment securities.

     Cash used in financing activities consists primarily of S corporation distributions to General Heating's stockholders.

     Prior to the closing of the Initial Acquisitions, General Heating made distributions to its stockholders in respect of its estimated S corporation accumulated adjustment account as of the date of the closing. These distributions (approximately $10.9 million as of September 30, 1996) were funded primarily through working capital, cash provided by General Heating's operating activities and short-term debt.

     General Heating had working capital of $1.8 million as of September 30, 1996. It historically funded its operations with cash flows from operations.

RESULTS OF OPERATIONS -- CROWN

     The following table sets forth certain historical selected financial data of Crown and that data as a percentage of revenues for the periods indicated (dollars in thousands):

                                                                                                             NINE MONTHS
                                                                                                                ENDED
                                                            YEAR ENDED DECEMBER 31                           SEPTEMBER 30
                                       ----------------------------------------------------------------  --------------------
                                               1993                  1994                  1995                  1995
                                       --------------------  --------------------  --------------------  --------------------
                                                                                                             (UNAUDITED)
Revenues.............................  $  16,268      100.0% $  16,844      100.0% $  19,124      100.0% $  14,420      100.0%
Cost of services.....................     10,332       63.5     10,314       61.2     11,333       59.3      8,603       59.7
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      5,936       36.5      6,530       38.8      7,791       40.7      5,817       40.3
Selling, general and administrative
  expenses...........................      5,698       35.0      5,837       34.7      6,165       32.2      4,574       31.7
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations...............  $     238        1.5  $     693        4.1  $   1,626        8.5  $   1,243        8.6
                                       =========  =========  =========  =========  =========  =========  =========  =========

                                               1996
                                       --------------------

Revenues.............................  $  15,556      100.0%
Cost of services.....................      9,636       61.9
                                       ---------  ---------
Gross profit.........................      5,920       38.1
Selling, general and administrative
  expenses...........................      4,335       27.9
                                       ---------  ---------
Income from operations...............  $   1,585       10.2
                                       =========  =========

UNAUDITED INTERIM RESULTS

     REVENUES -- Revenues increased $1.2 million, or 8.3%, from $14.4 million for the nine months ended September 30, 1995 to $15.6 million for the nine months ended September 30, 1996. This increase was attributable to increases of $0.6 million each in plumbing and HVAC revenues.

     COST OF SERVICES -- Cost of services increased $1.0 million, or 11.6%, from $8.6 million for the nine months ended September 30, 1995 to $9.6 million for the nine months ended September 30, 1996, and increased as a percentage of revenues from 59.7% in the nine months ended September 30, 1995 to 61.9% in the nine months ended September 30, 1996. The increase in cost of services as a percentage of revenue was primarily attributable to a reduction in the pricing of services in order to increase market share.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses decreased $0.3 million, or 6.5%, from $4.6 million for the nine months ended September 30, 1995 to $4.3 million for the nine months ended September 30, 1996, but declined as a percentage of revenues from 31.7% in the nine months ended September 30, 1995 to 27.9% in the nine months ended September 30, 1996. This percentage reduction was primarily attributable to a $0.3 million reduction in owner compensation.

1995 COMPARED TO 1994

     REVENUES -- Revenues increased $2.3 million, or 13.7%, from $16.8 million in 1994 to $19.1 million in 1995. The increase in revenues was primarily attributable to increases of $1.3 million and $0.9 million in HVAC revenues and plumbing revenues, respectively.

     COST OF SERVICES -- Cost of services increased $1.0 million, or 9.7%, from $10.3 million in 1994 to $11.3 million in 1995, but decreased as a percentage of revenues from 61.2% in 1994 to 59.3% in 1995. The percentage decrease was attributable to a change in the mix of services provided from lower-margin services to higher-margin services and an increase in the use of contractors.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses increased $0.4 million, or 6.9%, from $5.8 million in 1994 to $6.2 million in 1995, but decreased as a percentage of revenues from 34.7% in 1994 to 32.2% in 1995. The dollar increase was primarily attributable to increased advertising.

1994 COMPARED TO 1993

     REVENUES -- Revenues increased $0.5 million, or 3.1%, from $16.3 million in 1993 to $16.8 million in 1994. The increase in revenues was attributable to a $0.5 million increase in HVAC revenues.

     COST OF SERVICES -- Cost of services was unchanged at $10.3 million for 1993 and 1994, but decreased 2.3% as a percentage of sales from 63.5% in 1993 to 61.2% in 1994.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses increased $0.1 million, or 1.8%, from $5.7 million in 1993 to $5.8 million in 1994.

LIQUIDITY AND CAPITAL RESOURCES -- CROWN

     The following table sets forth selected information from Crown statements of cash flows (in millions):

                                                                          NINE MONTHS
                                                YEAR ENDED                   ENDED
                                                DECEMBER 31               SEPTEMBER 30
                                       -----------------------------  --------------------
                                         1993       1994     1995       1995       1996
                                       ---------    ----   ---------  ---------  ---------
                                                                          (UNAUDITED)
Net cash provided by operating
  activities.........................  $     0.5    $0.7   $     1.3  $     0.7  $     1.4
Net cash provided by (used in)
  investing activities...............       (0.7)    0.1        (0.6)      (1.0)       0.8
Net cash provided by (used in)
  financing activities...............        0.2     0.2         0.3        0.0       (4.0)
                                       ---------    ----   ---------  ---------  ---------
Net increase (decrease) in cash and
  cash equivalents...................  $     0.0    $1.0   $     1.0  $    (0.3) $    (1.8)
                                       =========    ====   =========  =========  =========

     From 1993 through the nine months ended September 30, 1996, Crown generated $3.9 million in net cash from operating activities, primarily generated from net income plus depreciation and amortization. For the year ended December 31, 1993, Crown recorded a loss on the sale of certain assets of $0.5 million.

     The change in net cash provided by (used in) investing activities was primarily attributable to purchases/sales of investments and marketable securities and proceeds from the sale of property and equipment.

     The change in net cash provided by (used in) financing activities was attributable to net borrowings and repayments of debt obligations and advances/payments to/from the sole shareholder of Crown.

     Crown had working capital of $0.6 million as of September 30, 1996. It historically funded its operations with cash flows from operations and borrowings from lenders and its sole shareholder.

RESULTS OF OPERATIONS -- FLORIDA HAC

     The following table sets forth certain historical selected financial data and data as a percentage of revenues for the periods indicated (dollars in thousands):

                                                                                                  NINE MONTHS
                                                 YEAR ENDED DECEMBER 31                        ENDED SEPTEMBER 30
                                       ------------------------------------------  ------------------------------------------
                                         1994       1994       1995       1995       1995       1995       1996       1996
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                                                  (UNAUDITED)
Revenues.............................  $  15,845      100.0% $  14,510      100.0% $  11,057      100.0% $  11,267      100.0%
Cost of services.....................     12,079       76.2     10,541       72.6      8,248       74.6      8,438       74.9
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      3,766       23.8      3,969       27.4      2,809       25.4      2,829       25.1
Selling, general and administrative
  expenses...........................      3,321       21.0      3,738       25.8      2,697       24.4      2,839       25.2
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) from operations........  $     445        2.8  $     231        1.6  $     112        1.0  $     (10)      (0.1)
                                       =========  =========  =========  =========  =========  =========  =========  =========

UNAUDITED INTERIM RESULTS

     REVENUES -- Revenues increased $.2 million, or 1.8%, from $11.1 million for the nine months ended September 30, 1995 to $11.3 million for the nine months ended September 30, 1996.

     COST OF SERVICES -- Cost of services increased $.2 million, or 2.4%, from $8.2 million for the nine months ended September 30, 1995 to $8.4 million for the nine months ended September 30, 1996 and increased 0.3% as a percentage of revenues from 74.6% for the nine months ended September 30, 1995 to 74.9% for the nine months ended September 30, 1996.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses increased $0.1 million, or 3.7%, from $2.7 million for the nine months ended September 30, 1995 to $2.8 million for the nine months ended September 30, 1996.

1995 COMPARED TO 1994

     REVENUES -- Revenues decreased $1.3 million, or 8.2%, from $15.8 million in 1994 to $14.5 million in 1995. The decrease in revenues was primarily attributable to a decrease in apartment complex installations.

     COST OF SERVICES -- Cost of services decreased $1.6 million, or 13.2%, from $12.1 million in 1994 to $10.5 million in 1995 and decreased 3.6% as a percentage of revenues from 76.2% for 1994 to 72.6% for 1995. These decreases were primarily attributable to a change in the mix of services from lower margin apartment complexes to higher margin residential homes and improvements in vendor pricing.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses increased $0.4 million, or 12.1%, from $3.3 million in 1994 to $3.7 million in 1995. This increase resulted primarily from increases in compensation paid to shareholders.

LIQUIDITY AND CAPITAL RESOURCES -- FLORIDA HAC

     The following table sets forth selected information from Florida HAC's statements of cash flows (dollars in millions):

                                                               NINE MONTHS
                                          YEAR ENDED              ENDED
                                         DECEMBER 31           SEPTEMBER 30
                                     --------------------  --------------------
                                       1994       1995       1995       1996
                                     ---------  ---------  ---------  ---------
                                                               (UNAUDITED)
Net cash provided by operating
  activities.......................  $     0.6  $     0.5  $     0.5  $     0.1
Net cash used in investing
  activities.......................       (0.2)      (0.2)      (0.2)      (0.1)
Net cash provided by (used in)
  financing activities.............       (0.1)       0.0       (0.5)      (0.6)
                                     ---------  ---------  ---------  ---------
Net increase (decrease) in cash and
  cash equivalents.................  $     0.3  $     0.3  $    (0.2) $    (0.6)
                                     =========  =========  =========  =========

     Net cash provided by operating activities consisted primarily of net income plus depreciation and amortization. Net cash used in investing activities consisted of capital expenditures for property and equipment. Net cash provided by (used in) financing activities resulted from borrowing and repayments of long-term obligations and capital lease obligations and advances to/from the shareholders of the Company.

     Florida HAC had working capital of $0.3 million as of September 30, 1996. Florida HAC historically funded its operations with cash flows from operations and borrowings from lenders and its stockholders.

RESULTS OF OPERATIONS -- MERIDIAN & HOOSIER

     The following table sets forth certain historical selected financial data of Meridian & Hoosier and that data as a percentage of revenues for the periods indicated (dollars in thousands):

                                                                                                  NINE MONTHS
                                                                                                     ENDED
                                                 YEAR ENDED DECEMBER 31                           SEPTEMBER 30
                                       ------------------------------------------  ------------------------------------------
                                               1994                  1995                  1995                  1996
                                       --------------------  --------------------  --------------------  --------------------
                                                                                                  (UNAUDITED)
Revenues.............................  $   8,066      100.0% $  10,133      100.0% $   7,499      100.0% $  11,508      100.0%
Cost of services.....................      5,797       71.9      7,281       71.9      5,357       71.4      7,795       67.7
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      2,269       28.1      2,852       28.1      2,142       28.6      3,713       32.3
Selling, general and administrative
  expenses...........................      1,988       24.6      2,350       23.2      1,660       22.1      2,785       24.2
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations...............  $     281        3.5  $     502        4.9  $     482        6.5  $     928        8.1
                                       =========  =========  =========  =========  =========  =========  =========  =========

UNAUDITED INTERIM RESULTS

     REVENUES -- Revenues increased $4.0 million, or 53.3%, from $7.5 million for the nine months ended September 30, 1995 to $11.5 million for the nine months ended September 30, 1996. Approximately $1.5 million of this increase was attributable to the purchase of Sagamore Heating & Cooling ("Sagamore") on January 1, 1996, and a majority of the remaining increase was due to increased sales of residential replacement services.

     COST OF SERVICES -- Cost of services increased $2.4 million, or 44.4%, from $5.4 million for the nine months ended September 30, 1995 to $7.8 million for the nine months ended September 30, 1996, but declined 3.7% as a percentage of revenues from 71.4% for the nine months ended September 30, 1995 to 67.7% for the nine months ended September 30, 1996. The dollar increase in cost of services was primarily attributable to the increased sales for the nine months ended September 30, 1996. The decrease as a percentage of revenues was primarily attributable to improvements in equipment purchasing resulting from the Sagamore acquisition and changes in the mix of services provided.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses increased $1.1 million, or 64.7%, from $1.7 million for the nine months ended September 30, 1995 to $2.8 million for the nine months ended September 30, 1996. This increase was primarily attributable to added administrative staff resulting from the acquisition of Sagamore and increased marketing and selling expenses.

1995 COMPARED TO 1994

     REVENUES -- Revenues increased $2.0 million, or 24.7%, from $8.1 million in 1994 to $10.1 million in 1995. The increase in revenues was primarily attributable to increased residential equipment replacement sales of approximately $1.2 million and the start-up of a new construction division.

     COST OF SERVICES -- Cost of services increased $1.5 million, or 25.9%, from $5.8 million in 1994 to $7.3 million in 1995 and was consistent with the increase in sales.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses increased $0.3 million, or 15.0%, from $2.0 million in 1994 to $2.3 million in 1995. This increase resulted from increased marketing efforts to improve market share.

LIQUIDITY AND CAPITAL RESOURCES -- MERIDIAN & HOOSIER

     The following table sets forth selected information from Meridian & Hoosier's statements of cash flows (dollars in millions):

                                                                 NINE MONTHS
                                          YEAR ENDED              ENDED
                                         DECEMBER 31           SEPTEMBER 30
                                     --------------------  --------------------
                                       1994       1995       1995       1996
                                     ---------  ---------  ---------  ---------
                                                               (UNAUDITED)
Net cash provided by operating
  activities........................ $     0.4  $     0.7  $     0.3  $     0.9
Net cash used in investing
  activities........................      (0.5)      (0.2)      (0.1)      (1.1)
Net cash provided by (used in)
  financing activities..............       0.3       (0.1)      (0.1)       0.8
                                     ---------  ---------  ---------  ---------
Net increase (decrease) in cash and
  cash equivalents.................. $     0.2  $     0.4  $     0.1  $     0.6
                                     =========  =========  =========  =========

     Net cash provided by operating activities consisted primarily of net income plus depreciation and amortization. Net cash used in investing activities consisted of capital expenditures for property and equipment and the acquisition in 1996 of Sagamore. Net cash provided by (used in) financing activities resulted from borrowing and repayments of long-term obligations and capital lease obligations.

     Meridian & Hoosier had working capital of $0.6 million as of September 30, 1996. It historically funded its operations with cash flows from operations and borrowings from lenders and its sole stockholder.

RESULTS OF OPERATIONS -- A-ABC

     The following table sets forth certain historical selected financial data of A-ABC and that data as a percentage of revenues for the periods indicated (dollars in thousands):

                                                                                                       NINE MONTHS
                                                                                                          ENDED
                                           YEAR ENDED DECEMBER 31                                      SEPTEMBER 30
                      ----------------------------------------------------------------  ------------------------------------------
                              1993                  1994                  1995                  1995                  1996
                      --------------------  --------------------  --------------------  --------------------  --------------------
                                                                                                       (UNAUDITED)
Revenues............  $  10,900      100.0% $   8,676      100.0% $   8,707      100.0% $   6,534      100.0% $   6,855      100.0%
Cost of services....      6,921       63.5      5,574       64.2      5,709       65.6      4,314       66.0      3,733       54.4
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit........      3,979       36.5      3,102       35.8      2,998       34.4      2,220       34.0      3,122       45.6
Selling, general and
  administrative
  expenses..........      2,830       26.0      2,444       28.2      2,348       27.0      1,722       26.4      2,084       30.4
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from
  continuing
  operations........  $   1,149       10.5  $     658        7.6  $     650        7.4  $     498        7.6  $   1,038       15.2
                      =========  =========  =========  =========  =========  =========  =========  =========  =========  =========
Loss from
  discontinued
  operations........  $  (1,452)            $    (142)            $    (115)            $     (54)            $    (271)
                      =========             =========             =========             =========             =========

UNAUDITED INTERIM RESULTS

     REVENUES -- Revenues increased $0.4 million, or 6.1%, from $6.5 million for the nine months ended September 30, 1995 to $6.9 million for the nine months ended September 30, 1996. The increase in revenue was primarily attributable to a $0.2 increase in HVAC installations and a $0.1 million increase in appliance service.

     COST OF SERVICES -- Cost of services decreased $0.6 million, or 14.0%, from $4.3 million for the nine months ended September 30, 1995 to $3.7 million for the nine months ended September 30, 1996. This decrease was primarily due to an increase in volume purchase discounts and better utilization of employees, resulting in reduced labor costs as a percentage of sales.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses increased $0.4 million, or 23.5%, from $1.7 million for the nine months ended September 30, 1995 to $2.1 million for the nine months ended September 30, 1996.

1995 COMPARED TO 1994

     REVENUES -- Revenues remained constant at $8.7 million for 1994 and 1995.

     COST OF SERVICES -- Cost of services increased $0.1 million, or 1.8%, from $5.6 million in 1994 to $5.7 million in 1995.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses decreased $0.1 million, or 4.2%, from $2.4 million in 1994 to $2.3 million in 1995.

1994 COMPARED TO 1993

     REVENUES -- Revenues decreased $2.2 million, or 20.2%, from $10.9 million for 1993 to $8.7 million for 1994. The decrease was primarily attributable to decreases of $0.9 million, $0.7 million and $0.4 million from appliance service, HVAC installations and plumbing service, respectively.

     COST OF SERVICES -- Cost of services decreased $1.3 million, or 18.8%, from $6.9 million in 1993 to $5.6 million in 1994 and was consistent as a percentage of revenue with the reduction in revenue.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses decreased $0.4 million, or 14.3%, from $2.8 million in 1993 to $2.4 million in 1994. This decrease resulted from a $0.4 million reduction in advertising expense.

     LOSS FROM DISCONTINUED OPERATIONS -- Loss from discontinued operations decreased $1.4 million, or 93.3%, from a $1.5 million loss for 1993 to a $0.1 million loss for 1994. The decrease in the loss was primarily attributable to reductions of $0.6 million, $0.1 million and $0.3 million in salary and benefit cost, rent and property tax expense and advertising expense, respectively.

LIQUIDITY AND CAPITAL RESOURCES -- A-ABC

     The following table sets forth selected information from A-ABC's statements of cash flows (in millions):

                                                                     NINE MONTHS
                                              YEAR ENDED                ENDED
                                             DECEMBER 31            SEPTEMBER 30
                                        ----------------------     ---------------
                                        1993     1994     1995     1995      1996
                                        ----     ----     ----     -----     -----
                                                                     (UNAUDITED)
Net cash provided by operating
  activities.........................   $0.8     $0.3     $0.6     $ 0.1     $ 0.5
Net cash provided by (used in)
  investing activities...............   (1.2)     0.2     (0.4)     (0.2)     (0.6)
Net cash used in financing
  activities.........................    0.4     (0.4)    (0.1)      0.0      (0.1)
                                        ----     ----     ----     -----     -----
Net increase (decrease) in cash and
  cash equivalents...................   $0.0     $0.1     $0.1     $(0.1)    $(0.2)
                                        ====     ====     ====     =====     =====

     From 1993 through the nine months ended September 30, 1996, A-ABC generated $2.2 million in net cash from operating activities.

     Cash used in investment activities was primarily attributable to purchasing additional trucks and the net change in the cash provided by (used in) discontinued operations.

     Cash used in financing activities consisted primarily of S corporation distributions to the Company's sole shareholder and net borrowings and repayments of long-term obligations.

     A-ABC had a working capital deficit of $1.2 million at September 30, 1996. It historically funded its operations with cash flows from operations and borrowings from lenders and its shareholder.

                                   BUSINESS

GENERAL

     ARS was founded in October 1995 to create the leading national provider of comprehensive maintenance, repair, replacement and new equipment installation services for heating, ventilating and air conditioning ("HVAC"), plumbing, electrical and indoor air quality systems and major home appliances, primarily in homes and small commercial buildings, including those under construction (collectively, "residential services"). To achieve this goal, the Company embarked on an aggressive acquisition program and implemented a national operating strategy designed to increase internal growth and capitalize on cost efficiencies. Today, the Company is the largest publicly held company in the United States engaged principally in providing these services. The Company also has the goal of becoming a leading provider of comprehensive maintenance, repair and replacement services for HVAC, plumbing and electrical systems in existing large commercial facilities such as office buildings, health care facilities, educational institutions and large retail outlets (collectively, "commercial maintenance services"). The Company recently acquired its first business engaged principally in providing commercial maintenance services and, through June 4, 1997, has acquired a total of three businesses providing commercial maintenance services exclusively and ten businesses providing both commercial and residential services. The Company intends to apply the same acquisition and national operating strategies to its commercial maintenance services business that it has implemented in its residential services business.

     With the inclusion of all the Acquired Businesses, management estimates maintenance, repair and replacement services currently account for approximately 55% of the Company's total revenues and new installation services currently account for approximately 45%. The Company believes the profitability of its maintenance, repair and replacement business benefits from its installation services operations as a result of (i) the significant volume of purchases of HVAC systems for its high-volume installation services and (ii) the addition of new customer and equipment information in the Company's marketing database. This database provides the Company with valuable information it can use to expand its future residential services revenue base. In addition, new installation services provide the Company with cooperative advertising credits from HVAC system manufacturers which it uses for promoting its maintenance, repair and replacement services for residential HVAC systems. Through leveraging these benefits, acquiring new service companies and internal development, the Company intends to emphasize the growth of its higher-margin maintenance, repair and replacement services business.

INDUSTRY OVERVIEW

     The Company believes the HVAC, plumbing and electrical industries in the United States represent an annual market in excess of $40 billion, of which residential maintenance, repair and replacement services account for in excess of $25 billion. It estimates this market is served by over 50,000 companies, consisting predominantly of small, owner-operated businesses operating in single local geographic areas and providing a limited range of services. It believes the majority of owners in its industry have limited access to adequate capital for modernization, training and expansion and limited opportunities for liquidity in their businesses.

     The Company believes significant opportunities are available to a well-capitalized, national company employing professionally trained, customer-oriented service technicians and providing a full complement of high-quality residential services in an industry that has often been characterized by inconsistent quality, reliability and pricing. It also believes the highly fragmented nature of the residential services industry will provide it with significant opportunities to consolidate the capabilities and resources of a large number of existing residential services businesses.

BUSINESS STRATEGY

     The Company plans to enhance its market position as a leading national provider of professional, high-quality residential services by emphasizing growth through acquisitions and by continuing to implement a national operating strategy that enhances internal revenue growth and profitability and achieves cost efficiencies. In addition, through its recently formed AMS subsidiary, the Company intends to become a leading provider of commercial maintenance services.

     GROWTH THROUGH ACQUISITION. The Company has implemented an aggressive acquisition program targeting large metropolitan and high-growth suburban areas with attractive demographics. The Company's acquisition strategy involves entering new geographic markets, expanding within existing markets for residential services and developing opportunities to expand into providing commercial maintenance services. The Company believes it can leverage its experience and success in developing a leading market position in the residential services business to capitalize on consolidation opportunities in the commercial maintenance services business.

      o ENTERING NEW GEOGRAPHIC MARKETS. In each new market, the Company initially targets for acquisition one or more leading local or regional companies providing residential or commercial maintenance services and having the critical mass necessary to be a core business with which other residential or commercial maintenance services operations can be consolidated. An important criterion for these acquisition candidates is superior operational management personnel, whom the Company generally seeks to retain.

      o EXPANDING WITHIN EXISTING MARKETS. Once the Company has entered a market, it generally seeks to acquire other well-established service companies operating within that region, in order to expand its market penetration and the range of services it offers in that market. The Company also pursues "tuck-in" acquisitions of smaller companies whose operations can be incorporated into the Company's existing operations without any significant increase in infrastructure.

     IMPLEMENTATION OF A NATIONAL OPERATING STRATEGY. The Company has implemented a national operating strategy employing "best practices"designed to increase internal growth and profitability through enhanced operations and the achievement of cost efficiencies.

      o INTERNAL GROWTH. The Company continually reviews its operations at the local and regional operating levels in order to identify certain "best practices" that will be implemented throughout its operations. For example, the Company is in the process of expanding its 24-hour emergency service to substantially all its locations and its monitoring of service call quality by attempting to contact each of its service customers promptly following a service call. In addition, the Company is developing a national training program to improve and keep current the technical, selling and customer relations skills of its service technicians. The Company is implementing specialized computer and modern communications technology at each of its locations to improve productivity, communications, vehicle dispatch and service quality and responsiveness. Management believes these practices will enable the Company to provide superior customer service and maximize sales opportunities. This service-oriented strategy will also allow the Company to reinforce its brand image at the local level while fostering its efforts to develop a national brand name.

      o COST EFFICIENCIES. The Company believes it will continue to reduce the total operating expenses of acquired businesses by eliminating duplicative administrative functions in tuck-in acquisitions and consolidating certain functions performed separately by each business prior to its acquisition. In addition, the Company is currently implementing programs to reduce costs (as a percentage of revenues) compared to those of individual acquired businesses in such areas as: the purchase of equipment for resale, service vehicles, parts and tools; vehicle and equipment maintenance; financing arrangements; employee benefits; and insurance and bonding.

ACQUISITION STRATEGY

     Given the large size and fragmentation of the residential and commercial maintenance services industries, the Company believes there are numerous potential acquisition candidates both within the markets currently served by the Company and in other large metropolitan and high-growth suburban markets. The Company has implemented an aggressive acquisition program to expand into these new markets and to enhance its position in existing markets.

     In new markets, the Company targets for acquisition one or more leading local or regional residential or commercial maintenance services companies. Generally, these companies are run by successful entrepreneurs whom the Company endeavors to retain and are of sufficient size to provide the basis for future Company expansion within a given market. Through implementation of its national operating strategy, the Company seeks to aid the acquired companies (operating on a decentralized basis) in increasing their revenues and improving their profitability. Once the Company has entered a market, it seeks to acquire other residential or commercial maintenance services providers in order to expand its share of that market and increase the range of services offered in that market. Some of the acquisitions within existing markets are large enough to warrant their own operating and management structure, while other acquisitions are small enough to be folded into an existing operation without significantly increasing the Company's infrastructure. If an acquisition is large enough to warrant its own operating structure, the Company will develop a regional operating plan whereby these companies can benefit from regional operating efficiencies such as shared dispatching from regional call centers, marketing efforts, centralized maintenance, local purchasing power, expanded service line management expertise and other economies of scale.

     Each acquisition candidate is expected to demonstrate potential for revenue growth and profitability. The Company also evaluates certain qualitative characteristics of acquisition candidates, including their reputations in their respective geographic regions, the size and other characteristics of customer bases, the quality and experience levels of operating management and service technicians, the amount, type and condition of their equipment and facilities and their operating histories. For example, the Company has acquired each of the winners of CONTRACTING BUSINESS magazine's Residential Contractor of the Year Award for 1995, 1996 and 1997. The Company believes there are numerous acquisition candidates that meet the Company's acquisition criteria.

     The Company believes it is regarded by many owners of residential and commercial maintenance services businesses as an attractive acquiror because of:
(i) the Company's strategy for creating a large, professionally managed company with national name recognition and a reputation for quality service and customer satisfaction; (ii) management's experience in consolidations; (iii) the Company's decentralized operating strategy; (iv) the Company's increased visibility and access to financial resources as a public company; (v) the potential for increased profitability due to centralized administrative functions, enhanced systems capabilities and access to increased marketing resources; and (vi) depending on the size of the acquisition, the ability of the business being acquired to participate in the Company's growth and expansion, while realizing liquidity.

     The Company has analyzed various data on the residential and commercial maintenance services industries and individual businesses within those industries and believes it is well-positioned to implement its acquisition program. On the basis of the Company's experience in connection with the acquisitions of the Acquired Businesses, the Company believes its operating management will be instrumental in identifying and completing future acquisitions. Several of these executives have had leadership roles in both national and regional trade associations, which have allowed these principals to become personally acquainted with other owners of residential and commercial maintenance services businesses across the country. The Company believes the visibility of these individuals within these associations will increase the industry's awareness of the Company and its acquisition program, thereby attracting interest from owners of other residential and commercial maintenance services companies. In addition, several members of the Company's executive management team have worked together for a number of years and have significant experience in negotiating, closing and integrating acquisitions in various industries. The timing, size and success of the Company's acquisition efforts and the associated potential capital commitments cannot be readily predicted.

     As consideration for future acquisitions, the Company intends to use various combinations of its Common Stock, cash and notes. The consideration for each future acquisition will vary on a case-by-case basis, with the major factors being historical operating results, the future prospects of the business to be acquired and the ability of that business to complement the services offered by the Company. See "Risk Factors -- Dependence on Acquisitions for Growth" and " -- Potential Effect of Shares Eligible for Future Sale on Price of Common Stock."

RESIDENTIAL SERVICES PROVIDED

     The Company provides a variety of maintenance, repair and replacement services for HVAC, plumbing, electrical and other systems in homes and small commercial buildings. It also installs such operating systems in new homes and small commercial buildings under construction. The Company's maintenance, repair and replacement services include: checkups, cleaning, repair and replacement of HVAC systems and associated parts; maintenance, repair and replacement of electrical switches, outlets, lines, panels and fixtures; repair and replacement of bathroom fixtures, water filters and water heaters; cleaning, repair and replacement of pipes, sewer lines and residential sanitary systems; and maintenance, repair and replacement of other residential systems, including home appliances. In connection with its repair and replacement services, the Company sells on a retail basis a wide range of HVAC, plumbing, electrical and other equipment, including complete heating and air conditioning systems and a variety of HVAC, plumbing and electrical parts and system components. As a subcontractor to builders, it installs complete central heating and air conditioning systems, electrical systems, plumbing systems and other systems in newly constructed homes and small commercial buildings.

     The following table shows, by region, the range of residential maintenance, repair and replacement services and new installation services provided by the various Acquired Businesses acquired through June 4, 1997.

                                                                         OTHER
                                        HVAC  PLUMBING    ELECTRICAL    SERVICES
                                        ----  --------    ----------    --------
MAINTENANCE, REPAIR AND REPLACEMENT
  SERVICES:
California...........................     X        X
Colorado.............................     X
Florida..............................     X        X
Illinois.............................     X
Indiana..............................     X        X            X
Michigan.............................     X
North Carolina.......................     X
Oklahoma.............................     X
South Carolina.......................     X        X            X
Texas................................     X        X            X            X
Virginia and the Washington-Baltimore
  metropolitan area..................     X
NEW INSTALLATION SERVICES:
California...........................     X
Florida..............................     X
Indiana..............................     X        X            X
Michigan.............................     X
North Carolina.......................     X
South Carolina.......................     X        X            X            X
Virginia and the Washington-Baltimore
  metropolitan area..................     X                                  X


     An important element of the Company's growth strategy is to increase the range of residential services, particularly the maintenance, repair and replacement services it provides, in each of its regions through acquisitions and internally generated growth. Accordingly, the mix of services reflected in the foregoing table is expected to change over time as the Company implements its growth strategy. In addition, the Company intends to provide a full range of these services in new geographic areas into which it will expand, principally by acquisitions. See " -- Business Strategy."

     One strategy by which the Company will attempt to increase the reach of its residential services is through the utilization of its ARS Energy Services Company ("ARS Energy") subsidiary. This subsidiary has been organized for the purpose of formulating and implementing strategic alliances with major national and regional companies that may be able to integrate the Company's residential services with their own products or services and thereby make the Company's services available to their customers. These participants may include utilities, equipment manufacturers, home remodeling companies, home supply distributors, realtors, insurance companies, restaurant chains and other multi-location retailers.

COMMERCIAL MAINTENANCE SERVICES

     Another important element of the Company's growth strategy is expansion into the commercial maintenance services market to provide services for existing large commercial, industrial and institutional facilities such as office buildings, health care facilities, educational institutions and large retail outlets. The Company recently made its first acquisition of a company engaged principally in providing commercial maintenance services and, through June 4, 1997, has acquired a total of three businesses providing commercial maintenance services exclusively and ten businesses providing both commercial and residential services. Those businesses serve areas in Arizona, California (three businesses), Colorado (four businesses), Indiana (two businesses), Illinois, Maryland, South Carolina, Texas, Virginia and Washington, D.C. (two businesses). Through AMS, the Company intends to acquire additional businesses in this market and enter into long-term maintenance agreements for the types of facilities described above. The Company intends to offer true single-source commercial maintenance service capabilities, including internal air quality services, CFC retrofit capabilities, building automation services, remote monitoring, lighting services and design and build retrofit capabilities for major facility expansion or renovation projects. See "Risk Factors -- Risks of Expansion into Commercial Maintenance Services Business."

OPERATIONS

     The Company operates on a decentralized basis, with the management of each operating location responsible for its day-to-day operations, profitability and growth. Local management is provided support through the Company's marketing and advertising strategies and programs and in developing optimal pricing strategies. Financial resources for improved systems and expansion of services, training programs, financial controls, purchasing information and operating expertise is shared among locations to improve productivity, lower operating costs and improve customer satisfaction to stimulate internal growth. While the local management operates with a high degree of autonomy and is empowered to make the necessary operating decisions, adherence to Company training, safety, customer satisfaction, accounting and internal control policies is required. Frequent communication with the Company's executive management team is integral to the Company's achieving the benefits that are anticipated by the consolidation of these businesses into a single company.

     The Company's residential and commercial service operations are coordinated by local operations centers, which are staffed by order entry and customer service personnel, operations or service coordinators, and inventory, vehicle maintenance and office personnel. These centers use specialized computer and communications technology to process orders, arrange service calls, ensure timely delivery of required repair parts or new equipment, communicate with customers and service technicians and invoice customers. A typical maintenance, repair or replacement service call begins with either the customer telephoning a local operations center and requesting an estimate or placing an order for repair service or the Company calling the customer to make an appointment for periodic service agreement maintenance. Coordination and deployment of service technicians are managed by the operations center through communications systems linked to the center's computer system, cellular telephone, pager or radio.

     Service personnel work out of service vehicles, which are equipped with an inventory of equipment and commonly required tools, parts and supplies needed to complete a variety of jobs. The service technician assigned to a service call is generally responsible for driving to the service location, initiating the customer contact, analyzing the problem and job requirements, providing the price quotation, overseeing the work and collecting payment for the service. Payment for maintenance, repair and replacement services not covered by a service contract is generally made in cash or by check or credit card at the job site, except for certain well-established customers.

     The Company's service technicians respond to three general types of maintenance, repair and replacement service calls: requests for services under the Company's monitoring service contracts, requests for service under the Company's warranty service contracts and requests for emergency or other services not under contract. A substantial majority of these service calls are for emergency or other services not under contract. Service calls cover a wide variety of services, including the replacement of entire HVAC systems. Service histories on past customers are generally available to the customer service representatives in a continuously updated computer database matched to addresses in the local service area.

     The Company's new installation services are generally provided to builders of new homes and small commercial facilities. Typically, new installation service begins with the customer providing the architectural plans or mechanical drawings for the particular home or an entire tract of homes or other facility to be constructed and either requesting a bid or entering into direct negotiation for the work required. The Company's new installation personnel analyze the plans to determine the labor, materials and equipment type and size required for the installation of the system specified, price the job and either bid for or negotiate the written contract for the job. In HVAC installations, most of the required air ducts are fabricated and, together with the other equipment to be installed, partially pre-assembled in the Company's facilities and readied for delivery to the job site. The equipment and supplies necessary for the particular job are ordered from the suppliers or manufacturers, and delivery generally is timed according to the builder's schedule. The installation work is coordinated with the builder's construction supervisors. Scheduled draw payments for these services generally are obtained within 30 days of completing the installation, at which time any mechanics' and materialmen's liens securing the rights to such payments are released. Interim payments are often obtained to cover the Company's labor and materials costs on large installation projects.

     Except for the air ducts fabricated by the Company for use in its installation services operations, substantially all the equipment and component parts the Company sells or installs are purchased from manufacturers and other outside suppliers. As a result of the implementation of its operating strategies, the Company has begun to consolidate the number of manufacturers and other outside suppliers from which it obtains equipment and other items. The Company is not, however, materially dependent on any of these outside sources. See " -- Sources of Supply."

SALES AND MARKETING

     The Company believes that, in most of its current geographic markets, it has well-known and established businesses that are leading providers of one or more residential services in their markets. The Company intends to build on this foundation through the use of advertising to expand name recognition and the adoption of best practices to increase the quality of services provided. For example, the Company is implementing the uniform practice whereby the Company's customers receive prompt follow-up inquiries to determine customer satisfaction levels and to arrange for follow-up service calls if necessary. The Company believes this practice can be uniformly implemented at each of its service locations without material cost to the Company.

     In each of the market areas in which the Company provides services, vigorous advertising campaigns traditionally have been emphasized by the Acquired Businesses. These campaigns have used mailouts, yellow pages, newspapers, radio and television to promote the services offered under their particular trade names or service marks. These advertising campaigns have been effective in creating name recognition and customer identification with these companies for the quality of the services they offer in their local areas. The Company expects for the foreseeable future to retain the trade names and service marks of these companies in its advertising and promotional materials in their local areas, but intends over time to promote and establish the Company's name and service marks nationally. See " -- Intellectual Property."

     The Company also views its existing service contracts as an important way of retaining its customer base. The Company has several general types of service contracts: "maintenance and repair" contracts whereby the Company maintains and repairs selected HVAC, plumbing, electrical and other systems for a period of time for a fixed fee and "maintenance only" or "repair only" contracts whereby the Company makes periodic inspections of these systems and provides certain preventative maintenance for a period of time for a fixed fee. The Company believes that such service contracts provide the Company with flexibility in determining the timing for delivery of its services, thereby generating greater stability in the level of demand for services throughout different seasons of the year. See " -- Seasonality." Certain states regulate the provision of service under residential services warranty contracts. See
" -- Governmental Regulation and Environmental Matters."

     With respect to its new installation business, the Company's marketing strategy focuses on cultivating long-term relationships with its national, regional and local home builder and general contractor customers. The Company's marketing efforts with these customers primarily involve direct sales contacts emphasizing the Company's quality of services and reliability. In addition, labels with the Company's name and phone number are applied to newly installed equipment, and direct telemarketing sales efforts for service contracts are timed to closely coincide with the expiration of manufacturer warranties on Company installed equipment. The Company believes these measures in connection with its new installation business will lead to maintenance, repair and replacement business.

     The Company has numerous customers. No single customer accounted for more than 10% of the Company's revenues during 1996.

HIRING, TRAINING AND SAFETY

     The Company seeks to ensure through its hiring procedures and continuous training programs that all service technicians it uses meet safety standards established by the Company, its insurance carriers and federal, state and local laws and regulations. The Company reviews prospective permanent service technicians to ensure they are trained thoroughly in their trades, the Company's procedures and customer satisfaction standards, possess the required trade licenses and have acceptable driving records.

     The Company has developed continuous training programs to provide initial, refresher and upgrade training programs to trainees, apprentices and service and installation technicians. These programs typically are presented by the Company's senior master plumbers, electricians, heating and air conditioning service technicians and safety supervisors. For example, in Houston, the Company operates a large classroom and training facility incorporating "hands on" training stations where service personnel, apprentices and new trainees can work on functioning HVAC, plumbing, electrical and other systems under the supervision of skilled tradesmen. A safety supervisor at this facility conducts both initial and continuous comprehensive training classes for all personnel and works with operating management to observe and evaluate safety procedures in an effort to constantly improve the effectiveness of the Company's safety programs.

VEHICLES AND FACILITIES

     The Company operates a fleet of owned or leased service trucks, vans and support vehicles in its operations. It believes these vehicles generally are well-maintained, ordinary wear and tear excepted, and adequate for the Company's current operations.

     The Company owns certain of its facilities and leases the remainder of its facilities under leases with remaining terms ranging from month-to-month (generally in the case of facilities being consolidated with others) to 10 years on terms the Company believes to be commercially reasonable. Some of these leases are with officers and directors of the Company who became associated with the Company in connection with the Acquired Businesses. See "Certain Transactions -- Real Estate and Other Transactions." Total combined rental expense for the facilities leases of the Founding Companies in 1996 (excluding certain discontinued retail appliance operations) was approximately $2.0 million.

     The Company's facilities consist principally of offices, garages and maintenance and warehouse facilities. The Company's principal operating facilities include (i) a 60,000 square foot facility owned by the Company and located in Houston, Texas, which is the primary base for the Company's Houston operations, (ii) a 36,000 square foot leased facility in Manassas, Virginia, which serves as the principal fabrication and production facility for General Heating, (iii) a 36,000 square foot leased facility in Savage, Maryland, which serves as a distribution, fabrication, production and administrative facility for General Heating, (iv) a 68,000 square foot leased facility in Raleigh, North Carolina, which is the principal operating base for Metro, (v) a 62,500 square foot leased facility in Charleston, South Carolina, which is the headquarters for Atlas, (vi) a 29,000 square foot leased facility in Margate, Florida, which serves as the principal office and fabrication facility for Florida HAC and
(vii) a 20,000 square foot leased facility in the West Palm Beach, Florida area, which is the operational base for Sasso. The Company believes its facilities are well-maintained and adequate for the Company's existing and planned operations at each operating location.

     The Company leases its principal executive and administrative offices in Houston, Texas.

INTELLECTUAL PROPERTY

     The Company owns various trademarks, service marks and trade names, which it uses in its local operations, advertising and promotions. It is expected that, for the foreseeable future, the Acquired Businesses and most other additional businesses subsequently acquired by the Company will continue to use their respective trade names and service marks in their local areas, although the Company intends over time to have its operations identified by the Company's name and logos. The Company is implementing certain uniform service names and markings for use on its vehicles and in its advertising and promotional materials. See "-- Sales and Marketing."

EMPLOYEES

     As of June 4, 1997, the Company had approximately 3,300 employees. As it implements its internal growth and acquisition strategies, the Company expects that the number of employees will increase. The Company has not experienced any strikes or work stoppages and believes its relationship with its employees is good.

     As of June 4, 1997, none of the Company's employees principally engaged in providing residential services were represented by a union, while approximately 80 employees principally engaged in providing commercial maintenance services were represented by a union. The Company believes that a significant percentage of companies providing commercial maintenance services have employees who are members of unions. Thus, as the Company expands into the commercial maintenance services business, it expects the number of union members it employs to increase.

     Both the residential services business and the commercial maintenance services business are characterized by, among other things, high turnover rates among service technicians. A substantial majority of the service technician turnover experienced by the Acquired Businesses in recent years has been during the extended screening period in the first year of employment. The Company's future success will depend, in part, on its ability to continue to attract, retain and motivate qualified service technicians and operational management personnel. One way by which the Company hopes to attract, retain and motivate such personnel is by offering them a more comprehensive benefits package at less cost to the employee than is typical in the industry. The Company is able to offer such a package in a cost-effective manner because of the large number of persons it employs.

SOURCES OF SUPPLY

     The raw materials used in the Company's operations, such as HVAC system components, sheet metal, electrical components and copper and PVC tubing, are generally available from domestic suppliers at competitive prices. The Company has been able to obtain price savings on certain equipment and raw materials through volume purchases. The Company has not experienced any significant difficulty in obtaining adequate supplies to conduct its operations.

COMPETITION

     The markets for residential services and commercial maintenance services are highly competitive. The Company believes that the principal competitive factors in these segments of the industry are (i) timeliness, reliability and quality of services provided, (ii) range of services provided, (iii) market share and visibility and (iv) price. The Company believes its strategy of creating a leading national provider of comprehensive residential services and commercial maintenance services directly addresses these factors. The ability of the Company to recruit, train and retain highly motivated service technicians to provide quality services should be enhanced by its ability to utilize professionally managed recruiting and training programs. In addition, the Company offers compensation, health and savings benefits that are more comprehensive than most offered in the industry. See "-- Hiring, Training and Safety" and " -- Employees." Quality of service should be enhanced by the implementation and continuous reinforcement of customer satisfaction policies, retraining and follow-up with the customer. Competitive pricing is possible through the implementation of the cost-saving opportunities that exist across each of the service lines offered and from productivity improvements.

     Most of the Company's competitors are small, owner-operated companies that typically operate in a single local geographic area. Certain of these smaller competitors may have lower overhead cost structures and, consequently, may be able to provide their services at lower rates. Moreover, in the residential services market many homeowners have traditionally relied on individual persons or small repair service firms with whom they have long-established relationships for a variety of home repairs. The Company believes there are currently only three public companies, Chemed Corporation (through a subsidiary, Roto-Rooter, Inc.),

Service Experts, Inc. and Baltimore Gas & Electric Company (through a subsidiary), focused on providing residential services in some of the same services lines provided by the Company. There are a number of national chains, such as Home Depot, Sears and Builders Square, that sell a variety of plumbing fixtures and equipment, and heating and air conditioning equipment for residential use and offer, either directly or through various subcontractors, installation, warranty and repair services. Other companies or trade groups engage in franchising their names and marketing programs in some residential services lines. In the commercial maintenance services market, the Company believes there are only a small number of public companies engaged primarily in providing commercial maintenance services in the service lines on which the Company intends to focus, but certain HVAC original equipment manufacturers provide commercial maintenance services as a complement to their manufacturing and distribution businesses. In the future, competition in both the residential and commercial maintenance service lines may be encountered from, among others, other newly formed or existing public or private service companies with aggressive acquisition programs, the unregulated business segments of regulated gas and electric utilities or from newly deregulated utilities in those industries entering into various service areas. Certain of the Company's competitors and potential competitors have greater financial resources than the Company to finance acquisition and development opportunities, to pay higher prices for the same opportunities or to develop and support their own residential or commercial maintenance services operations if they decide to enter the business.

GOVERNMENTAL REGULATION AND ENVIRONMENTAL MATTERS

     Many aspects of the Company's operations are subject to various federal, state and local laws and regulations, including, among others, (i) permitting and licensing requirements applicable to service technicians in their respective trades, (ii) building, HVAC, plumbing and electrical codes and zoning ordinances, (iii) laws and regulations relating to consumer protection, including laws and regulations governing service contracts for residential services, and (iv) laws and regulations relating to worker safety and protection of the environment.

     The Company believes it has all required permits and licenses to conduct its operations and is in substantial compliance with applicable regulatory requirements relating to its operations. Failure of the Company to comply with the applicable regulations could result in substantial fines or revocation of the Company's operating permits.

     A large number of state and local regulations governing the residential and commercial maintenance services trades require various permits and licenses to be held by individuals. In some cases, a required permit or license held by a single individual may be sufficient to authorize specified activities for all the Company's service technicians who work in the geographic area covered by the permit or license. The Company has implemented a policy to ensure that, where allowed, any such permits or licenses that may be material to the Company's operations in a particular geographic region are held by at least two persons within that region.

     The Company's operations are affected by numerous federal, state and local environmental laws and regulations, including those governing vehicle emissions and the use and handling of refrigerants. The technical requirements of these laws and regulations are becoming increasingly expensive, complex and stringent. Federal and state environmental laws include statutes intended to allocate the cost of remedying contamination among specifically identified parties. The Comprehensive Environmental Response, Compensation, and Liability Act
("CERCLA" or "Superfund") imposes strict, joint and several liability on owners or operators of facilities at, from, or to which a release of hazardous substances has occurred, on parties who generated hazardous substances that were released at such facilities, and on parties who arranged for the transportation of hazardous substances to such facilities. A majority of states have adopted "Superfund" statutes comparable to and, in some cases, more stringent than CERCLA. If the Company were to be found to be a responsible party under CERCLA or a similar state statute, the Company could be held liable for all investigative and remedial costs associated with addressing such contamination. In addition, claims alleging personal injury or property damage may be brought against the Company as a result of alleged exposure to hazardous substances resulting from the Company's operations. The Company has not been notified that it is a potentially responsible party under CERCLA or any similar state statute.

     The Company's operations are subject to the federal Clean Air Act, as amended (the "Clean Air Act"), which governs air emissions and imposes specific requirements on the use and handling of chlorofluorocarbons and certain other refrigerants ("CFCs"). Clean Air Act regulations require the certification of service technicians involved in the service or repair of systems, equipment and appliances containing these refrigerants and also regulate the containment and recycling of these refrigerants. These requirements have increased the Company's training expenses and expenditures for containment and recycling equipment. The Clean Air Act is intended to ultimately eliminate the use of CFCs in the United States and require alternative refrigerants to be used in replacement HVAC systems. The implementation of the Clean Air Act restrictions has also increased the cost of CFCs in recent years and is expected to continue to increase such costs in the future. As a result, the number of conversions of existing HVAC systems which use CFCs to systems using alternative refrigerants is expected to increase.

     The Company's operations in certain geographic regions are subject to laws that will, over the next few years, require specified percentages of vehicles in large vehicle fleets to use "alternative fuels," such as compressed natural gas or propane, and to meet reduced emissions standards. The Company does not anticipate that the cost of fleet conversion that may be required under current laws will be material. Future costs of compliance with these laws will be dependent upon the number of vehicles purchased in the future for use in the covered geographic regions, as well as the number and size of future business acquisitions by the Company in these regions. The Company cannot determine to what extent its future operations and earnings may be affected by new regulations or changes in existing regulations relating to vehicle emissions.

     Prior to entering into the agreements relating to the Acquired Businesses, the Company evaluated the properties to be acquired and property leases to be assumed in the Acquired Businesses, and engaged an independent environmental consulting firm to conduct or review assessments of environmental conditions at certain properties owned or operated by the Acquired Businesses. No material environmental problems were discovered in these reviews, and the Company is not otherwise aware of any actual or potential environmental liabilities of the Acquired Businesses that would be material to the Company. The Company is in the process of implementing various programs to promote compliance with applicable health and worker safety regulations and to increase employee safety awareness.

     Capital expenditures for property, plant and equipment for environmental control facilities during fiscal 1996 were not material. The Company does not currently anticipate any material adverse effect on its business or consolidated financial position as a result of future compliance with existing environmental laws and regulations controlling the discharge of materials into the environment. Future events, however, such as changes in existing laws and regulations or their interpretation, more vigorous enforcement policies of regulatory agencies or stricter or different interpretations of existing laws and regulations may require additional expenditures by the Company which may be material.

LITIGATION AND INSURANCE

     The Company is, from time to time, a party to litigation arising in the normal course of its business, most of which involves claims for personal injury and property damage incurred in connection with its operations. The Company is not currently involved in any litigation the Company believes will have a material adverse effect on its financial condition or results of operations.

     The Company maintains various worker safety and quality control programs in an attempt to reduce the risk of potential damage to persons and property. In addition, the Company maintains insurance in such amounts and against such risks as it deems prudent. No assurance can be given such insurance will be sufficient under all circumstances to protect the Company against significant claims for damages. The occurrence of a significant event not fully insured against could materially and adversely affect the Company's financial condition and results of operations. Moreover, no assurance can be given the Company will be able to maintain adequate insurance in the future at commercially reasonable rates or on acceptable terms.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information concerning each director and executive officer of the Company and certain key employees (ages are as of May 31, 1997):

                                                                                      DIRECTOR
                NAME                   AGE                 POSITION                    CLASS
------------------------------------   --- ----------------------------------------   --------
C. Clifford Wright, Jr..............   44  Director(1)(2), President and Chief          I
                                           Executive Officer
Howard S. Hoover, Jr................   58  Director(1)(2)(3) and Chairman of the        II
                                           Board
Gorden H. Timmons...................   47  Director(1) and Chief Operating Officer     III
John D. Held........................   34  Senior Vice President, General Counsel
                                           and Secretary
Harry O. Nicodemus, IV..............   49  Vice President, Chief Financial Officer
                                           and Chief Accounting Officer
A. Jefferson Walker III.............   35  Treasurer
Michael Mamaux......................   31  Controller
Joseph D. Lechtanski................   46  President of American Mechanical
                                           Services, L.L.C.
Ronald R. McCann....................   47  Vice President--Human Resources and
                                           Planning
Thomas N. Amonett...................   53  Director(4)(5)                               I
Robert J. Cruikshank................   66  Director(2)(4)                               II
Randall B. Hale.....................   34  Director(4)                                  II
Nolan Lehmann.......................   53  Director(5)                                 III
William P. McCaughey................   38  Director(2)                                 III
Don D. Sykora.......................   66  Director(1)(5)                              III
Frank N. Menditch...................   45  Director(3); Regional Vice                   II
                                           President--Northeast
Elliot Sokolow......................   54  Director(3); Assistant to the Chairman       I
Jennifer L. Tweeton(6)..............   35  Vice President--Investor Relations
David L. Gosnell(6).................   34  Vice President--Operations and
                                           Installation
Terri L. Hardt(6)...................   36  Vice President--Retail Sales and Service

------------

  (1) Member of the Board's Executive Committee.

  (2) Member of the Board's Nominating Committee.

  (3) Member of the Board's Industry Relations Committee.

  (4) Member of the Board's Audit Committee.

  (5) Member of the Board's Compensation Committee.

__(6) Key Employee.

     C. CLIFFORD WRIGHT, JR. has been President and Chief Executive Officer and a director since November 1995. From 1991 to 1995, Mr. Wright was Vice President and Chief Financial Officer of American Ecology Corporation ("American Ecology"). From 1990 to 1991, Mr. Wright was a Director of Corporate Finance with KPMG Peat Marwick. Prior thereto, he was a divisional vice president in finance and planning of Browning-Ferris Industries, Inc. ("BFI"). Mr. Wright is a Certified Public Accountant.

     HOWARD S. HOOVER, JR. has been Chairman of the Board since November 1995. From 1970 until 1991, Mr. Hoover was employed by BFI and served during his tenure as a director and in various management capacities as a member of the Senior Management Committee, Senior Vice President, General Counsel and Secretary. From 1992 until 1995, Mr. Hoover was engaged in various business development and consulting activities.

     GORDEN H. TIMMONS has served as Chief Operating Officer and a director since September 1996. He founded Atlas in 1976 and served as its President until September 1996. Mr. Timmons was a founder of the Charleston Chapter of the Air Conditioning Contractors of America ("ACCA") and is a past President of that Chapter.

     JOHN D. HELD has been Senior Vice President, General Counsel and Secretary since March 1996. From October 1995 to March 1996, he was an associate at the law firm of Liddell, Sapp, Zivley, Hill and LaBoon, LLP. Mr. Held was Associate General Counsel of American Ecology from 1994 to 1995 and was an associate at the law firm of Baker & Botts, L.L.P. prior thereto.

     HARRY O. NICODEMUS, IV has been Vice President, Chief Financial Officer and Chief Accounting Officer since January 1997. From December 1995 through December 1996, Mr. Nicodemus was Controller of Drilex International Inc. Prior thereto, he was Vice President, Controller and Chief Accounting Officer of American Ecology since February 1993. From January 1991 to January 1993, he was Divisional Vice President and Assistant Controller of BFI. Mr. Nicodemus is a Certified Public Accountant.

     A. JEFFERSON WALKER III joined the Company in April 1996 as Treasurer and was a consultant to the Company from January 1996 to March 1996. From 1993 to January 1996, he was employed by American Ecology as a Manager-Financial Analysis and Assistant Treasurer. From 1990 to 1993, Mr. Walker served as a Senior Financial Analyst and Assistant Banking Officer of Mellon Bank Corporation in Houston, Texas. Mr. Walker was a financial analyst at BFI from 1988 to 1989.

     MICHAEL MAMAUX joined the Company in April 1996 as Controller. From 1995 until April 1996, Mr. Mamaux was an assistant corporate controller at U.S. Delivery Systems, Inc. Prior thereto, he was a Senior Auditor at Arthur Andersen LLP. Mr. Mamaux is a Certified Public Accountant.

     JOSEPH D. LECHTANSKI has been President of the Company's commercial maintenance services subsidiary, American Mechanical Services, L.L.C., since its inception in November 1996. Prior thereto, Mr. Lechtanski served as President and Chief Executive Officer of Natkin Service Company from October 1993 to October 1996 and Vice President of Global Service Operations of Carrier Corporation from April 1991 to October 1993.

     RONALD R. MCCANN has been Vice President -- Human Resources and Planning since June 1997. From November 1996 to May 1997, Mr. McCann was Director of Market Development for the Company. Prior thereto, he was President of Service Operations Systems, Inc., one of the Acquired Businesses, from August 1984 until November 1996.

     THOMAS N. AMONETT has been a director since September 1996. He has served as President and Chief Executive Officer of Weatherford Enterra, Inc. since July 1996. From 1992 to 1996, he served as Chairman of the Board and President of Reunion Resources Company (previously known as Buttes Gas and Oil Company and now known as Reunion Industries, Inc.). Prior thereto, he was Of Counsel with the law firm of Fulbright & Jaworski L.L.P. from 1986 to 1992. He was President and a director of Houston Oil Fields Company from 1982 to 1986. Mr. Amonett also currently serves as a director of ITEQ, Inc., PetroCorp Incorporated, Reunion Industries, Inc. and Weatherford Enterra, Inc.

     ROBERT J. CRUIKSHANK has been a director since September 1996. He is primarily engaged in managing his personal investments in Houston. Prior to his retirement in 1993, he was a Senior Partner in the accounting firm of Deloitte & Touche. Mr. Cruikshank serves as a director of Houston Industries Incorporated, MAXXAM Inc., Kaiser Aluminum Corporation, Compass Bank-Houston, Texas Biotechnology Corporation and Weingarten Realty Investors.

     RANDALL B. HALE has been a director since September 1996. He has been a Vice President of Equus Capital Management Corporation ("ECMC") and Equus II Incorporated ("Equus II") (see "Certain Transactions -- Organization of the Company" and "Security Ownership of Certain Beneficial Owners and
Management") since 1992 and a director of ECMC since February 1996. Mr. Hale currently serves as an officer or director of several private businesses and is a director of Brazos Sportswear, Inc. From 1985 to 1992, he was employed by Arthur Andersen LLP. Mr. Hale is a Certified Public Accountant. He was appointed to the Board of Directors pursuant to the funding agreement between ARS and Equus II (the "Equus Funding Agreement"), which terminated pursuant to its terms on completion of the IPO. See "Certain Transactions -- Organization of the Company."

     NOLAN LEHMANN has been a director since September 1996. He has been the President of ECMC since its formation in 1983 and of Equus II since its formation in 1991 (see "Certain Transactions" and

"Security Ownership of Certain Beneficial Owners and Management"). Prior thereto, Mr. Lehmann was employed by Service Corporation International, where he held various positions, including vice president -- regional manager and vice president -- corporate development. Mr. Lehmann currently serves as a director of a number of public and private companies, including Allied Waste Industries, Inc., Brazos Sportswear, Inc., Drypers Corporation and Garden Ridge Corporation. Mr. Lehmann was appointed to the Board of Directors pursuant to the Equus Funding Agreement.

     WILLIAM P. MCCAUGHEY has been a director since November 1995. Mr. McCaughey also served the Company as Executive Vice President and Chief Financial Officer from October 1996 through January 1997 and as Executive Vice
President -- Planning and Development from November 1995 until October 1996. From 1992 to 1995, Mr. McCaughey was Treasurer of American Ecology. From 1991 to 1992, he was President of Environmental Financial Services, Inc., a research and consulting firm. He served as Vice President and Corporate Treasurer of Republic Waste Industries, Inc. from 1990 to 1991 and, prior thereto, was employed by BFI in several financial positions from 1982 to 1990. Mr. McCaughey is a Chartered Financial Analyst.

     DON D. SYKORA has been a director since September 1996. He is currently a consultant to Houston Industries Incorporated ("HII"). He served as President and Chief Operating Officer of HII from 1993 until his retirement in 1995. From 1990 to 1993, Mr. Sykora was President and Chief Operating Officer of HII's principal operating subsidiary, Houston Lighting & Power Company. Mr. Sykora is currently serving as a director of Powell Industries, Inc., Pool Oilfield Services, Inc. and TransTexas Gas Corp.

     FRANK N. MENDITCH has been a director since September 1996 and Regional Vice President_-- Northeast since June 1997. Mr. Menditch served as Director of the Company's Northeast operations from November 1996 to June 1997. He has been President of General Heating since 1983. Mr. Menditch is a past President of the National Capital Chapter of ACCA and of the Metro Washington Heat Pump Association.

     ELLIOT SOKOLOW has been a director since September 1996 and Assistant to the Chairman since June 1997. Mr. Sokolow served as Director of the Company's Southeast operations from November 1996 to June 1997. He was a founder of Florida HAC in 1970 and has served as its President since 1977. Mr. Sokolow served as national President of ACCA in 1992 and 1993 and is the President-Elect of the Florida Air Conditioning Contractors Association.

     JENNIFER L. TWEETON has been Vice President -- Investor Relations since June 1997. From July 1996 to June 1997, she was Director of Investor Relations for the Company. Prior thereto, she was Vice President of Special Projects for Infrastructure Services, Inc. from March 1996 to July 1996 and Financial Planning Manager for U.S. Delivery Systems, Inc. from 1994 to March 1996. From 1990 to 1994, Ms. Tweeton was employed by Team, Inc. as Financial Planning Manager.

     DAVID L. GOSNELL has been Vice President -- Operations and Installation since June 1997. From August 1996 to June 1997, he served as Director of Operations and Installations for the Company. Prior thereto, he was employed by The Munge Company/Stonehedge Construction Company as Vice President from June 1993 to August 1996 and Associate Vice President from January 1992 to June 1993.

     TERRI L. HARDT has been Vice President -- Retail Sales and Service since June 1997. From May 1997 to June 1997, she was Director of Retail Service for the Company. From May 1996 to May 1997, Ms. Hardt was a Division
Manager -- Heating and Cooling Division with Warm Thoughts Communications, Inc. From 1995 to May 1996, she was a Training Manager with Business Ventures Corporation, Inc. From 1994 to 1995, Ms. Hardt was a Small Business Consultant with Allison & Associates and from 1986 to 1994, she served as President of Automatic Controls Service.

     The Board of Directors is divided into three classes, each of which, following a transitional period, will serve for three years, with one class being elected each year at the annual stockholders' meeting. The term of the Class I directors will expire at the 2000 meeting. The term of the Class II directors will expire at the 1998 meeting. The term of the Class III directors will expire at the 1999 meeting.

DIRECTOR COMPENSATION

     The Company currently pays each director who is not a Company employee (a "Nonemployee Director") a fee of $1,500 for each Board meeting attended and $1,000 for each Board committee meeting attended (except for committee meetings held on the same day as Board meetings) and periodically grants Nonemployee Directors options to purchase shares of Common Stock pursuant to the Company's 1996 Incentive Plan (the "Incentive Plan"). It does not pay any additional compensation to its employees for serving as directors, but will reimburse all directors for out-of-pocket expenses they incur in connection with attending meetings of the Board or Board committees or otherwise in their capacity as directors.

     On the closing of the IPO, each Nonemployee Director was granted an option to purchase up to 10,000 shares of Common Stock under the Incentive Plan. These options will become exercisable at $15 per share (the IPO price to the public) in 33 1/3% annual increments beginning in September 1997 and expire in June 2006. On the first business day of the month following the date on which each annual meeting of the Company's stockholders is held, each Nonemployee Director also will automatically be granted an option to purchase up to 5,000 shares of Common Stock. Such options will (i) have a ten-year term, (ii) have an exercise price per share equal to the fair market value of a share of Common Stock on the date of grant and (iii) become exercisable in 33 1/3% annual increments beginning on the first anniversary of the date of grant.

EXECUTIVE COMPENSATION

     The following table sets forth information regarding aggregate cash compensation, restricted stock and stock option awards and other compensation earned by the Company's Chief Executive Officer and its four other most highly compensated executive officers for services rendered to the Company during 1996:

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM COMPENSATION
                                                                  ---------------------------------
                                                                               AWARDS
                                         ANNUAL COMPENSATION      ---------------------------------
         NAME AND PRINCIPAL             ---------------------                     SHARES UNDERLYING       ALL OTHER
              POSITION                   SALARY      BONUS(1)     STOCK AWARDS         OPTIONS         COMPENSATION(2)
-------------------------------------   --------     --------     ------------    -----------------    ---------------
C. Clifford Wright, Jr...............   $175,000     $ 28,770         --               200,000             $ 1,240
  President and Chief Executive
  Officer

Howard S. Hoover, Jr.................   $160,000     $ 26,970         --               150,000             $   498
  Chairman of the Board

William P. McCaughey.................   $140,000     $ 23,600         --               120,000             $   810
  Executive Vice President and Chief
  Financial Officer(3)

John D. Held.........................   $ 99,230(4)  $100,220(5)      --                75,000             $   685
  Senior Vice President, General
  Counsel and Secretary

Gorden H. Timmons....................   $ 56,540(6)  $ 27,910         --               150,000             $   354
  Chief Operating Officer

------------

(1) Except as stated in Note (5) below, represents cash performance-based bonus awards paid for the period from September 27, 1996 to December 31, 1996.

(2) Represents: (i) matching contributions by the Company under the ARS 401(k) plan for the executive officers named in the above table in the amounts of $417 for Mr. Wright, $355 for Mr. McCaughey, $307 for Mr. Held and $354 for Mr. Timmons; and (ii) the dollar value of insurance coverage provided to the named executive officers by ARS under the ARS Executive Life Insurance Program in the amounts of $823 for Mr. Wright, $498 for Mr. Hoover, $455 for Mr. McCaughey and $378 for Mr. Held.

(3) Mr. McCaughey ceased serving as an executive officer effective January 1997.

(4) Salary earned since the date of commencement of Mr. Held's employment with ARS in March 1996.

(5) Of this amount, $80,000 represents 5,333 shares of Common Stock awarded to Mr. Held under the Incentive Plan when the IPO closed and valued at the IPO price to the public ($15 per share).

(6) Salary earned since the date of commencement of Mr. Timmons' employment with ARS in September 1996.

OPTION GRANTS

     The following table sets forth information regarding the options granted during 1996 to the executive officers named in the Summary Compensation Table:

                                                         INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                                       -----------------------------------------------------        VALUE AT ASSUMED
                                                     PERCENT                                          ANNUAL RATES
                                         NUMBER      OF TOTAL                                        OF STOCK PRICE
                                       OF SHARES     OPTIONS                                        APPRECIATION FOR
                                       UNDERLYING   GRANTED TO                                       OPTION TERM(2)
                                        OPTIONS     EMPLOYEES    EXERCISE                      --------------------------
                NAME                    GRANTED      IN 1996     PRICE(1)   EXPIRATION DATE         5%           10%
-------------------------------------  ----------   ----------   --------   ----------------   ------------  ------------
C. Clifford Wright, Jr...............    200,000     13.3%        $  8.00   January 31, 2006   $  1,006,000  $  2,550,000
Howard S. Hoover, Jr.................    150,000     10.0%        $  8.00   January 31, 2006   $    754,500  $  1,912,500
William P. McCaughey.................    120,000      8.0%        $  8.00   January 31, 2006   $    603,600  $  1,530,000
John D. Held.........................     75,000      5.0%        $  9.60      March 6, 2006   $    453,000  $  1,147,500
Gorden H. Timmons....................    150,000     10.0%        $ 15.00      June 12, 2006   $  1,414,500  $  3,586,500

------------

(1) All options shown in this table were granted prior to the closing of the Initial Acquisitions and the IPO, and the ARS Board of Directors determined that, as of the respective grant dates of these options, their per-share exercise prices exceeded the then fair market value of a share of Common Stock. This presentation assumes the exercise price of each of these options equaled that fair market value on the grant date.

(2) Calculated on the basis of the indicated rate of appreciation in the value of the Common Stock, compounded annually from the assumed fair market value on the grant date, from the grant date to the end of the option term.

     The options granted to Messrs. Wright, Hoover, McCaughey and Held have 10-year terms, became exercisable as to 50% of the shares subject thereto on March 27, 1997 and will become fully exercisable on March 27, 1998. The options granted to Mr. Timmons have a 10-year term, are currently exercisable as to 20% of the shares subject thereto and will vest an additional 20% per year, commencing on September 27, 1997.

AGGREGATE OPTION HOLDINGS AND YEAR-END VALUES

     No options were exercised during 1996. The following table presents information regarding the value of options outstanding at December 31, 1996 for each of the executive officers named in the Summary Compensation Table:

                                              NUMBER OF SHARES              VALUE OF UNEXERCISED
                                           UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                         OPTIONS AT FISCAL YEAR-END        AT FISCAL YEAR-END(1)
                                        ----------------------------    ----------------------------
                NAME                    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-------------------------------------   -----------    -------------    -----------    -------------
C. Clifford Wright, Jr...............     --              200,000         --            $ 3,825,000
Howard S. Hoover, Jr.................     --              150,000         --            $ 2,868,750
William P. McCaughey.................     --              120,000         --            $ 2,295,000
John D. Held.........................     --               75,000         --            $ 1,314,375
Gorden H. Timmons....................     --              150,000         --            $ 1,818,750

------------

(1) The closing price for the Common Stock as listed on the New York Stock Exchange on December 31, 1996 was $27.125. Value is calculated on the basis of the difference between the option exercise price and $27.125, multiplied by the number of shares of Common Stock underlying the options.

EMPLOYMENT AGREEMENTS

     The Company has employment agreements with Messrs. Wright, Hoover, Timmons, Menditch, Sokolow and Held, copies of which are included as exhibits to the Registration Statement of which this Prospectus is a part. Each of these agreements (i) provides for an annual minimum base salary, (ii) entitles the employee to participate in all the Company's compensation plans (as defined) in which executive officers of ARS participate and (iii) has a continuous three-year term subject to the right of either party to terminate the employee's employment at any time. If the employee's employment is terminated by the Company without cause (as defined) or by the employee with good reason (as defined), the employee will be entitled, during each of the years in the three-year period beginning on the termination date, to (i) periodic payments equal to his average annual cash compensation (as defined) from the Company, including bonuses, if any, during the two years (or such shorter period of employment) preceding the termination date and (ii) continued participation in all the Company's compensation plans (other than the granting of new awards under the Incentive Plan or any other performance-based plan). Except in the case of a termination for cause, any stock options previously granted to the employee under the Incentive Plan that have not been exercised and are outstanding as of the time immediately prior to the date of his termination will remain outstanding (and continue to become exercisable pursuant to their respective terms) until exercised or the expiration of their term, whichever is earlier. If a change of control (as defined) of the Company occurs, the employee may terminate his employment at any time during the 365-day period following that event and receive a lump-sum payment equal to three times his highest annual base salary under the agreement (plus such amounts as may be necessary to hold the employee harmless from the consequences of any resulting excise or other similar purpose tax relating to "parachute payments" under the Internal Revenue Code of 1986, as amended). Each employment agreement contains a covenant limiting competition with the Company for a period of one year following termination of employment.

     ARS also has employment agreements with other executive officers of the Company.

                              CERTAIN TRANSACTIONS

ORGANIZATION OF THE COMPANY

     ARS was initially capitalized in October 1995 with $1,000 provided by Messrs. Wright, Hoover and McCaughey. As a result of stock splits, the 1,000 shares initially issued by ARS to its founders total 422,480 shares of Common Stock. Prior to the IPO, Equus II advanced funds to ARS pursuant to a $2.6 million commitment to enable ARS to pay various expenses incurred in connection with its efforts to create the Company and effect the IPO. On the closing of the IPO, $0.5 million of this note was converted into

844,962 shares of Common Stock, and ARS repaid the balance of the note with proceeds from the IPO. As a part of its funding arrangements with Equus II, ARS issued a warrant to Equus II in March 1996 to purchase up to 100,000 shares of Common Stock at $15 per share. That warrant will expire in 2001 to the extent not exercised.

     In connection with the Initial Acquisitions and as consideration for their interests in the Founding Companies, certain directors and executive officers of ARS, together with a family trust in one case, received cash and shares of Common Stock, as follows: Mr. Menditch -- $5.24 million and 222,222 shares; Mr. Timmons -- $5.83 million and 820,029 shares; and Mr. Sokolow -- $6.68 million and 266,666 shares. In addition, the following persons, together with family trusts in one case, received as consideration for their interests in EHC the following: Mr. Wright -- 52,300 shares and $237,000; Mr. Hoover -- 34,866 shares and $158,000; Mr. McCaughey -- 52,300 shares and $237,000; and Equus
II -- 376,073 shares and $1.27 million. The consideration paid by ARS for EHC also included the repayment or assumption of $13.2 million of indebtedness and other obligations EHC had incurred to purchase Crown in March 1996 and A-ABC in May 1996. In addition, ARS issued a warrant (since exercised) to purchase 8,333 shares of Common Stock at a total purchase price of $83.33 in exchange for a warrant previously issued by EHC to NationsBank of Texas, N.A. ("NationsBank") (which, together with Equus II, had financed EHC's purchases of Crown and A-ABC). EHC had paid $17.5 million in cash to purchase Crown and certain real estate used in its business and $2.0 million in cash to purchase A-ABC. For purposes of purchasing EHC, ARS valued EHC on a basis consistent with the other Initial Acquisitions, using the same multiple of cash flow, as adjusted for owners' compensation and other nonrecurring items and for working capital and the fair market value of real estate, if any, being acquired.

REAL ESTATE AND OTHER TRANSACTIONS

     Atlas leases office and warehouse space at two locations from a company in which Mr. Timmons has a 50% ownership interest. Rentals under these leases, which extend to May 2005 and May 2006, respectively, currently total $178,800 annually and will increase if a specified prime interest rate increases to 11% or above. Atlas also leases office and warehouse space from a partnership in which members of Mr. Timmons' immediate family have a 50% ownership interest. This lease extends to February 2006 and provides for total annual rentals of $42,000. Office space at another location is leased by Atlas from a partnership in which Mr. Timmons owns a 90% interest. The lease commenced in November 1996 for a three-year term, with initial annual rentals of $25,600.

     General Heating leases office and warehouse space under four leases from a limited partnership owned by Mr. Menditch, his brothers and trusts for the benefit of their children. Annual rentals under the leases, which expire at the end of 2005, currently total $511,027 and will increase a minimum of 4% each year.

     Florida HAC leases its principal office and warehouse space from a limited partnership 80% owned by Mr. Sokolow. The annual rental under the lease, which is scheduled to expire May 31, 2005, currently is $236,099 and will increase 5% each year.

     The Company believes the rentals provided under the leases described above are fair market rentals.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of June 4, 1997, the "beneficial ownership" (as defined by the SEC) of the Common Stock of (i) each person known to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of ARS's directors and executive officers and (iii) all executive officers and directors of ARS as a group.

                                        SHARES BENEFICIALLY
                                             OWNED(1)
                                       ---------------------
            NAME                         NUMBER      PERCENT
-------------------------------------  -----------   -------
Equus II Incorporated(2).............    1,321,035      10.0%
     2929 Allen Parkway, 25th Floor
     Houston, Texas 77019
Gorden H. Timmons(3).................      850,029       6.5%
C. Clifford Wright, Jr...............      310,730       2.4%
Elliot Sokolow.......................      276,666       2.1%
William P. McCaughey.................      270,730       2.1%
Frank N. Menditch....................      232,222       1.8%
Howard S. Hoover, Jr.................      215,724       1.6%
Ronald R. McCann.....................      212,500       1.6%
John D. Held.........................       42,833         *
Joseph D. Lechtanski.................       31,250         *
A. Jefferson Walker III..............       15,666         *
Michael Mamaux.......................        8,000         *
Nolan Lehmann........................        2,000         *
Robert J. Cruikshank.................        2,000         *
Harry O. Nicodemus, IV...............        1,000         *
Randall B. Hale......................        1,000         *
Thomas N. Amonett....................        1,000         *
Don D. Sykora........................        1,000         *
All executive officers and directors
  as a group (17 persons)(3).........    2,474,350      18.4%

------------

 * Less than 1%.

(1) Shares shown do not include shares held through the ARS 401(k) plan. The shares beneficially owned include options exercisable within 60 days of June 4, as follows: Mr. Timmons -- 30,000 shares; Mr. Wright -- 100,000 shares; Mr. Sokolow -- 10,000 shares; Mr. McCaughey -- 60,000 shares; Mr. Menditch -- 10,000 shares; Mr. Hoover -- 75,000 shares; Mr. McCann -- 12,500 shares; Mr. Held -- 37,500 shares; Mr. Lechtanski -- 31,250 shares; Mr. Walker -- 12,500 shares; Mr. Mamaux -- 5,000 shares; and all executive officers and directors as a group -- 383,750 shares.

(2) Based on a Schedule 13G dated October 4, 1996. That Schedule 13G indicates that the 1,321,035 shares reported as beneficially owned includes 100,000 shares obtainable on exercise of a warrant exercisable at $15.00 per share. The Schedule 13G indicates that the reporting person has sole voting power and sole dispositive power with respect to all 1,321,035 shares. Nolan Lehmann, a director of ARS, is the President of Equus II and Randall B. Hale, a director of the Company, is a Vice President of Equus II and thus each may be deemed to be the beneficial owner of the shares held by Equus
    II. Mr. Lehmann disclaims beneficial ownership of all those shares.

(3) Includes shares held by a trust of which Mr. Timmons is the trustee and shares held by a trust of which Mr. Timmons' spouse is the trustee. Mr. Timmons may be deemed the beneficial owner of the shares held by these two trusts.

     Except as otherwise indicated, the address of each person listed in the above table is c/o American Residential Services, Inc., Post Oak Tower, Suite 725, 5051 Westheimer Road, Houston, Texas 77056-5604. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.

                              THE SELLING HOLDERS

     ARS issued and sold the Securities to the Initial Purchasers pursuant to a purchase agreement dated as of March 27, 1997. The Selling Holders (other than two of the Initial Purchasers) acquired the Securities from the Initial Purchasers, either directly or indirectly in one or more resale transactions exempt from the registration requirements of the Securities Act. ARS has agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act.

     Except as otherwise indicated, the following table is as of June 24, 1997. The term "Selling Holders" includes the beneficial owners of the Securities listed below and their respective transferees, pledgees, donees or other successors. Except for Montgomery Securities and Smith Barney Inc., which were representatives of the underwriters of the IPO and two of the Initial Purchasers, no Selling Holder has had any material relationship with the Company or any of its affiliates within the past three years.

                                           AGGREGATE PRINCIPAL     NUMBER OF SHARES
                                             AMOUNT OF NOTES       OF COMMON STOCK
                                                OWNED AND             OWNED AND
         NAME OF SELLING HOLDER              OFFERED HEREBY       OFFERED HEREBY(1)
----------------------------------------   -------------------    ------------------
Aim Balanced Fund.......................       $ 1,500,000                58,823
Argent Classic Convertible Arbitrage
  Fund (Bermuda) L.P....................         2,000,000                78,431
Bankers Trust trustee for Chrysler Corp.
  Emp. #1 Pension Plan Dtd. 4-1-89......         4,390,000               172,156
Boston Safe Deposit & Trust Co. for
  Thermo Electron Corp. Pension Plan....           210,000                 8,235
Brook Convertible Strategies, Ltd.......           250,000                 9,803
Chase Manhattan N.A. Trustee for IBM
  Corp. Retirement Plan Trust Dtd.
  12/18/45..............................         4,890,000               191,764
Christian Science Trustees for Gifts and
  Endowments............................           175,000                 6,862
Declaration of Trust for the Defined
  Benefit Plans of ICI American Holdings
  Inc...................................           685,000                26,862
Declaration of Trust for the Defined
  Benefit Plans of ZENECA Holdings
  Inc...................................           470,000                18,431
Delaware State Employees' Retirement
  Fund..................................         2,250,000                88,235
First Church of Christ,
  Scientist -- Endowment................           185,000                 7,254
Franklin & Marshall College.............           240,000                 9,411
General Motors Employees Domestic Group
  Trust.................................         8,000,000               313,725
Hillside Capital Incorporated Corporate
  Account...............................           200,000                 7,843
JMG Capital Partners L.P................           500,000                19,607
JMG Convertible Investments L.P.........           500,000                19,607
J.W. McConnell Family Foundation........           460,000                18,039
Lincoln National Life Insurance.........         4,265,000               167,254
LLT LTD.................................           800,000                31,372
Mellon Bank trustee for Nynex Master
  Pension Trust dtd. 1-1-84.............           490,000                19,215
Montgomery Securities...................         1,200,000                47,058
Offshore Strategies, LTD................           200,000                 7,843
Paloma Securities L.L.C.................           800,000                31,372
Smith Barney Inc........................         2,140,000                83,921
Societe Generale Securities
  Corporation...........................         1,250,000                49,019
Southport Management Partners L.P.......         1,200,000                47,058
Southport Partners International Ltd....           400,000                15,686


                                             (TABLE CONTINUED ON FOLLOWING PAGE)

                                       50

                                           AGGREGATE PRINCIPAL     NUMBER OF SHARES
                                             AMOUNT OF NOTES       OF COMMON STOCK
                                                OWNED AND             OWNED AND
         NAME OF SELLING HOLDER              OFFERED HEREBY       OFFERED HEREBY(1)
----------------------------------------   -------------------    ------------------
State Street Bank Cust. for GE Pension
  Trust.................................         2,640,000               103,529
Summer Hill Global Partners L.P.........            40,000                 1,568
Thermo Electron Balanced Investment
  Fund..................................           535,000                20,980
United National Life Insurance..........            75,000                 2,941
Vista Balanced Fund.....................           250,000                 9,803
Vista Equity Income Fund................           250,000                 9,803
Vista Select Balanced Fund..............           500,000                19,607
Vista Select Equity Income Fund.........         2,500,000                98,039
Walker Art Center.......................           180,000                 7,058
Wierton Trust...........................           480,000                18,823
Zazove Convertible Fund, L.P............           700,000                27,450
                                           -------------------    ------------------
     Total(2)...........................       $47,800,000             1,874,487
                                           ===================    ==================

------------

(1) Unless otherwise noted, the nature of beneficial ownership is sole voting and/or investment power. Shares shown are the number of whole shares into which the holder's Notes are convertible at the initial conversion price of $25.50 per share. No Selling Holder reported owning any other shares.

(2) Selling Holders do not include holders of $7,200,000 aggregate principal amount of Notes (convertible into 282,352 whole shares of Common Stock) which have not complied with the conditions to being included as Selling Holders and are not entitled to offer or sell their Securities by means of this Prospectus until they are included as Selling Holders in a supplement hereto. See "Description of the Notes -- Registration Rights; Liquidated Damages."

     The table above reflects information furnished to ARS by the Depository Trust Company ("DTC") and by or on behalf of the Selling Holders. Changes in that information and information respecting additional Selling Holders will be included in supplements hereto when necessary.

                            DESCRIPTION OF THE NOTES

     U.S. Trust Company of Texas, N.A. is the trustee under the Indenture (the "Trustee"). The terms of the Notes include those set forth or referred to in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following summary of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms, and the Trust Indenture Act. The Indenture is an exhibit to the Shelf and is incorporated herein by this reference.

GENERAL

     The Notes (i) are unsecured obligations of ARS, (ii) are limited to $55,000,000 in aggregate principal amount and (iii) mature on April 15, 2004. The Notes bear interest at 7 1/4% per annum from April 2, 1997 or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semiannually on April 15 and October 15 of each year, commencing October 15, 1997, to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the preceding April 1 or October 1, as the case may be (whether or not a business day). Interest on the Notes is paid on the basis of a 360-day year of twelve 30-day months.

     Principal of, and interest on, the Notes is payable (i) in same-day funds on or prior to the payment dates with respect to such amounts in the case of Notes held of record by DTC or its nominee and (ii) at the office of the Trustee in New York, New York, in the case of Notes held of record by Holders other than DTC or its nominee, and the Notes may be surrendered for registration of transfer, exchange or conversion at the office of the Trustee in New York, New York. ARS may, at its option, pay interest on Notes held of record by Holders other than DTC or its nominee by check mailed to the address of the persons entitled thereto as it appears in the Register for the Notes on the Regular Record Date for that interest payment.

     No service charge will be made for any registration of transfer or exchange of the Notes, but ARS may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses (including the fees and expenses of the Trustee) payable in connection therewith. ARS is not required
(i) to issue, register the transfer of or exchange any Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption and ending at the close of business on the day of that mailing or (ii) to register the transfer of or exchange any Notes selected for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part.

     All monies paid by ARS to the Trustee or any Paying Agent, or held by ARS, in trust for the payment of principal of and premium and interest on any Note which remain unclaimed for two years after such principal, premium or interest becomes due and payable may be repaid to ARS or released from trust, as the case may be. Thereafter, the Holder of such Note may, as an unsecured general creditor, look only to ARS for payment thereof.

     The Indenture does not contain any provisions that would provide protection to Holders of the Notes against a sudden and dramatic decline in credit quality of the Company resulting from any takeover, recapitalization or similar restructuring, except as described below under "-- Certain Rights To Require Repurchase of Notes."

CONVERSION RIGHTS

     The Notes are convertible into Common Stock, at the option of the Holder, at any time prior to redemption or final maturity, initially at the conversion price of $25.50 per share. The right to convert Notes that have been called for redemption will terminate at the close of business on the second business day preceding the Redemption Date unless ARS defaults in making the payment due on that redemption. See " -- Optional Redemption."

     The conversion price is subject to adjustment on the occurrence of any of the following events: (i) the subdivision, combination or reclassification of outstanding shares of Common Stock; (ii) the payment of a dividend or distribution on the Common Stock exclusively in Common Stock or any other class of capital stock of ARS which includes Common Stock; (iii) the issuance of rights or warrants to all holders of Common Stock entitling them to acquire shares of Common Stock (or securities convertible into Common Stock) at a price per share less than the then Current Market Price; (iv) the distribution to all holders of Common Stock of shares of capital stock of ARS other than Common Stock, evidences of indebtedness of ARS, cash or assets (including securities, but excluding (a) dividends or distributions paid exclusively in cash, (b) dividends or distributions provided for in clause (ii) above and (c) rights and warrants provided for in clause (iii) above); (v) a distribution consisting exclusively of cash (excluding any cash distributions referred to in clause (iv) above) to all holders of Common Stock in an aggregate amount that, together with
(a) all other cash distributions (excluding any cash distributions referred to in clause (iv) above) made within the 12 months preceding the record date for that distribution and (b) any cash and the fair market value of other consideration paid in respect of any tender offer subject to the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), made by ARS or a subsidiary of ARS for Common Stock consummated within the 12 months preceding that distribution, exceeds the greater of (1) 12.5% of ARS's market capitalization (being at any time the product of the then Current Market Price times the number of shares of Common Stock then outstanding) on that record date and (2) the Company's consolidated retained earnings on that record date (determined without giving effect to that distribution); and (vi) the consummation of a tender offer made by ARS or any subsidiary of ARS for Common Stock which involves an aggregate consideration that, together with (a) any cash and other consideration payable in respect of any tender offer made by ARS or a subsidiary of ARS for Common Stock consummated within the 12 months preceding the last time on which tenders of Common Stock may be made pursuant to the current tender offer (the "Expiration Time") and (b) the aggregate amount of all cash distributions

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
(excluding any cash distributions referred to in clause (iv) above) to all holders of Common Stock within the 12 months preceding the consummation of that tender offer, exceeds the greater of (1) 12.5% of ARS's market capitalization immediately prior to that Effective Time (determined using all then tendered shares) and (2) the Company's consolidated retained earnings at the Effective Time (determined without giving effect to the purchase of tendered shares). No adjustment of the conversion price will be required to be made until cumulative adjustments amount to at least 1.0% of the conversion price, as last adjusted. Any adjustment that would otherwise be required to be made will be carried forward and taken into account in any subsequent adjustment.

     ARS will be permitted to reduce the conversion price as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of Common Stock or, if that is not possible, to diminish any income taxes that are otherwise payable because of that event. In the case of any consolidation or merger of ARS with or into any other corporation (other than one in which no change is made in the outstanding Common Stock), or the sale or transfer of all or substantially all the properties and assets of ARS, the Holder of any Note then outstanding will, with certain exceptions, have the right thereafter to convert that Note only into the kind and amount of securities, cash and other property receivable on that consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which that Note might have been converted immediately prior to that consolidation, merger, sale or transfer; and adjustments will be provided for events subsequent thereto which are as nearly equivalent as practical to the conversion price adjustments described above.

     Fractional shares of Common Stock will not be issued on conversion, but, in lieu thereof, ARS will pay a cash adjustment based on the Closing Price at the close of business on the day of conversion. If any Notes are surrendered for conversion during the period from the close of business on any Regular Record Date through and including the next succeeding Interest Payment Date (except any such Note called for redemption on a Redemption Date, or repurchasable on a Repurchase Date occurring within such period), those Notes when surrendered for conversion must be accompanied by payment in New York Clearing House funds, or other funds acceptable to ARS, of an amount equal to the interest thereon which the registered Holder on that Regular Date is to receive. Except as described in the preceding sentence, no interest will be payable by ARS on converted Notes with respect to any Interest Payment Date subsequent to the date of conversion. No other payment or adjustment for interest or dividends is to be made on conversion.

SUBORDINATION

     The payment of the principal of and premium, if any, and interest on the Notes and any other payment obligations of ARS in respect of the Notes (including any obligation to repurchase the Notes) are, to the extent set forth in the Indenture, subordinated in right of payment to the prior payment in full in cash or cash equivalents of all Senior Indebtedness, whether outstanding on the date of the Indenture or thereafter incurred. If there is a payment or distribution of assets to creditors on any liquidation, dissolution, winding up, receivership, reorganization, assignment for the benefit of creditors, marshaling of assets and liabilities or any bankruptcy, insolvency or similar case or proceeding of ARS, the holders of all Senior Indebtedness will be entitled to receive payment in full in cash or cash equivalents of all Obligations due or to become due in respect of that Senior Indebtedness (including interest after the commencement of any such case or proceeding, notwithstanding that ARS may be excused as a result of such case or proceeding from the obligation to pay all or any part of the interest otherwise payable in respect of any Senior Indebtedness) before the Holders of the Notes will be entitled to receive any payment in respect of the principal of or premium, if any, or interest on the Notes, and until all Obligations with respect to the Senior Indebtedness are paid in full in cash or cash equivalents, any distribution to which the Holders of the Notes would be entitled shall be made to the holders of the Senior Indebtedness. ARS also may not make any payment (whether by redemption, purchase, retirement, defeasance or otherwise) upon or in respect of the Notes if (i) a default in the payment of the principal of or premium, if any, or interest on any Designated Senior Indebtedness (a "Payment Default") occurs or (ii) any other default occurs and is continuing with respect to any Designated Senior Indebtedness which permits holders of Designated Senior Indebtedness as to which that default relates to accelerate its maturity (a "Nonpayment Default") and the Trustee receives notice of that default (a "Payment Blockage Notice") from (a) if such Nonpayment Default shall have occurred under the Credit Facility or any other debt facility referred to in the description of "Designated Senior Indebtedness" below, the representative of the Credit Facility or such other debt facility, as the case may be, or (b) if such Nonpayment Default shall have occurred with respect to any other issue of Designated Senior Indebtedness, the holders, or a representative of the holders, of at least 20% of such Designated Senior Indebtedness. The payments on or in respect of the Notes shall be resumed (i) in the case of a Payment Default respecting Designated Senior Indebtedness, on the date on which that default is cured or waived and (ii) in the case of a Nonpayment Default respecting Designated Senior Indebtedness, the earliest of (a) the date on which that Nonpayment Default is cured or waived, (b) the date the applicable Payment Blockage Notice is retracted by written notice to the Trustee from a representative of the holders of the Designated Senior Indebtedness which have given that Payment Blockage Notice and (c) 179 days after the date on which the applicable Payment Blockage Notice is received by the Trustee, unless any Payment Default has occurred and is continuing or an Event of Default of the type referred to in clause (vii) of the first sentence under "-- Events of Default" has occurred. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the date of commencement of the payment blockage period resulting from the immediately prior Payment Blockage Notice, and no Nonpayment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

     If the Maturity of the Notes is accelerated because of an Event of Default,
(i) the Indenture requires ARS to promptly notify holders of Designated Senior Indebtedness of that event and (ii) the Holders will, to the extent permitted by law, be prohibited for a period of 180 days thereafter from making any bankruptcy filing with respect to ARS or, to the extent permitted by law, from filing suit to enforce their rights under the Indenture.

     "Senior Indebtedness" is defined in the Indenture as the principal of and premium, if any, and interest on and other Obligations in respect of (i) all indebtedness of ARS for money borrowed (including any indebtedness under the Credit Facility and any predecessor or successor thereto), whether outstanding on the date of execution of the Indenture or thereafter created, incurred or assumed, except any such other indebtedness that, by the terms of the instrument or instruments by which it was created or incurred, expressly provides that it
(a) is junior in right of payment to the Notes or (b) ranks PARI PASSU in right of payment with the Notes, and (ii) any amendments, renewals, extensions, modifications, refinancings and refundings of any of the foregoing. For purposes of this definition, "indebtedness for money borrowed" when used with respect to ARS means (i) any obligation of, or any obligation guaranteed by, ARS for the repayment of borrowed money (including fees, penalties and other obligations in respect thereof), whether or not evidenced by bonds, debentures, notes or other written instruments, (ii) any deferred payment obligation of, or any such obligation guaranteed by, ARS for the payment of the purchase price of property or assets evidenced by a note or similar instrument and (iii) any obligation of, or any such obligation guaranteed by, ARS for the payment of rent or other amounts under a lease of property or assets, which obligation is required to be classified and accounted for as a capitalized lease on the balance sheet of ARS under generally accepted accounting principles. For a description of the Credit Facility, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 7 to the Company's historical financial statements. As used in the Indenture: (i) "Obligations" in respect of the Senior Indebtedness include any principal, interest, premiums, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any such indebtedness; and (ii) "Designated Senior Indebtedness" means (a) Obligations under the Credit Facility or any other debt facility with banks or other lenders which provide for revolving credit loans, term loans, receivables financing (including through the sale of receivables) or letters of credit to ARS or any of its subsidiaries and (b) any other Senior Indebtedness the principal amount of which is $25.0 million or more and that has been designated by ARS as "Designated Senior Indebtedness."

     The Notes are obligations exclusively of ARS. ARS currently conducts its operations through its subsidiaries, which are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due in respect of the Notes or to make any funds available therefor, whether by dividends, loans or other payments. The ability of any subsidiary of ARS to loan or advance funds or pay dividends to ARS (i) may be subject to contractual or statutory restrictions, (ii) will be contingent on the subsidiary's earnings and cash flows and (iii) will be subject to various business considerations.

     The Notes are effectively subordinated to all indebtedness and other liabilities and commitments (including trade payables and lease obligations) of subsidiaries of ARS. Any right of ARS to receive assets of any of its subsidiaries on the liquidation or reorganization of that subsidiary (and any consequent right of the Holders of the Notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors, except to the extent that ARS is itself recognized as a creditor of that subsidiary, in which case the claims of ARS would still be subordinated to any security in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by ARS.

     The Indenture does not limit or prohibit the incurrence of (i) Senior Indebtedness or (ii) indebtedness, liabilities or other commitments by ARS or its subsidiaries. As of March 31, 1997, after giving effect to the sale of the Notes and the application of the proceeds therefrom, the aggregate amount of Senior Indebtedness to which the Notes are subordinated was approximately $1.1 million, and the aggregate amount of indebtedness and other balance sheet liabilities of ARS's subsidiaries to which the Notes are effectively subordinated was approximately $16.0 million. ARS also expects to incur Senior Indebtedness from time to time in the future, including Senior Indebtedness under the $100 million Credit Facility. See "Capitalization" and
"Management's Discussion and Analysis of Financial Condition and Results of Operations."

OPTIONAL REDEMPTION

     ARS may, at its option, redeem the Notes, in whole or from time to time in part, at any time on or after April 20, 2000, on not less than 15 nor more than 60 days' notice mailed to each Holder of Notes to be redeemed at its address appearing in the Security Register and prior to Maturity at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

     If redeemed during the 12-month period beginning April 15, in the year indicated (April 20, in the case of 2000), the redemption price shall be:

                                           REDEMPTION
YEAR                                         PRICE
----------------------------------------   ----------
2000....................................     104.14%
2001....................................     103.11
2002....................................     102.07
2003....................................     101.04

     No sinking fund is provided for the Notes.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     ARS will not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person in one transaction or a series of related transactions, or permit any single Person to consolidate with or merge into ARS, unless (i) if applicable, the Person formed by such consolidation or into which ARS is merged or the Person or corporation which acquires the properties and assets of the Company substantially as an entirety is a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and expressly assumes payment of the principal of and premium, if any, and interest on the Notes and the performance or observance of each obligation of ARS under the Indenture,
(ii) immediately after giving effect to such transaction no Event of Default will have occurred and be continuing, (iii) such consolidation, merger, conveyance, transfer or lease does not adversely affect the validity or enforceability of the Notes and (iv) ARS has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease complies with the provisions of the Indenture.

CERTAIN RIGHTS TO REQUIRE REPURCHASE OF NOTES

     If any Repurchase Event (as defined below) occurs on or prior to Maturity, each Holder of Notes has the right, at the Holder's option, to require ARS to repurchase all or any part of the Holder's Notes on the date (the "Repurchase Date") that is 30 days after the date ARS gives notice of the Repurchase Event as described below at a price (the "Repurchase Price") equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the Repurchase Date. On or prior to the Repurchase Date, ARS is required to deposit with the Trustee or a Paying Agent an amount of money in same-day funds sufficient to pay the Repurchase Price of the Notes to be repaid on the Repurchase Date.

     Failure by ARS (i) to provide timely notice of a Repurchase Event, as provided for below, or (ii) to repurchase the Notes when required will result in an Event of Default under the Indenture whether or not that repurchase is permitted by the subordination provisions of the Indenture.

     On or before the 15th day after a Repurchase Event occurs, ARS is obligated to mail to all Holders of Notes a notice of that occurrence which states the Repurchase Date, the date by which the repurchase right must be exercised, the Repurchase Price and the procedures the Holder must follow to exercise its repurchase right. To exercise this right, a Holder must deliver to ARS or its designated agent and to the Trustee, on or before the close of business on the Repurchase Date, written notice of the Holder's exercise of that right, together with the certificates evidencing the Notes to be repurchased, duly endorsed for transfer to ARS. Any such notice will be irrevocable.

     A "Repurchase Event" is the occurrence of a Change in Control or a Termination of Trading. A "Change in Control" will occur when: (i) all or substantially all the assets of the Company or of the Company and its subsidiaries, taken as a whole, are sold in one transaction or any series of related transactions as an entirety to any Person or related group of Persons;
(ii) any consolidation or merger of ARS occurs (a) in which ARS is not the continuing or surviving corporation (other than a consolidation or merger with a wholly owned subsidiary of ARS in which all shares of Common Stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration) or (b) pursuant to which the Common Stock would be converted into cash, securities or other property, in each case other than a consolidation or merger of ARS in which the holders of the Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the total voting power of all classes of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such consolidation or merger in substantially the same proportion as their ownership of Common Stock immediately before such transaction; (iii) any Person, or any Persons acting together that would constitute a "group" for purposes of Section 13(d) of the Exchange Act, together with any affiliates thereof, shall beneficially own (as defined in Exchange Act Rule 13d-3) at least 50% of the total voting power of all classes of capital stock of ARS entitled to vote generally in the election of directors of ARS; (iv) at any time during any consecutive two-year period, individuals who at the beginning of that period constituted the Board of Directors of ARS (the "Board") (together with any new directors whose election by the Board or whose nomination for election by the stockholders of ARS was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of that period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office; or (v) ARS is liquidated or dissolved or adopts a plan of liquidation or dissolution.

     A "Termination of Trading" will occur if the Common Stock (or other common stock into which the Notes are then convertible) is neither listed for trading on a national securities exchange in the United States nor approved for trading on an established automated over-the-counter trading market in the United States.

     The right of Holders to require ARS to repurchase Notes if a Repurchase Event occurs could create an Event of Default under Senior Indebtedness, as a result of which any repurchase could, absent a waiver of such repurchase right, be blocked by the subordination provisions of the Indenture. See "-- Subordination." Failure by ARS to repurchase the Notes when required will result in an Event of Default with respect to the Notes whether or not such repurchase is permitted by those subordination provisions. The ability of ARS to pay cash to the Holders of Notes upon a repurchase may be limited by certain financial covenants contained in Senior Indebtedness.

     If a Repurchase Event occurs and Holders exercise their rights to require ARS to repurchase Notes, ARS intends to comply with applicable tender offer rules under the Exchange Act, including Rules 13e-4 and 14e-1, as then in effect, with respect to any such repurchase.

     The foregoing provisions (i) may not afford Holders protection in the event of highly leveraged or other transactions involving ARS which may adversely affect Holders and (ii) may discourage open market purchases of the Common Stock or a non-negotiated tender or exchange offer for such stock and, accordingly, may limit a stockholder's ability to realize a premium over the market price of the Common Stock in connection with any such transaction.

EVENTS OF DEFAULT

     The following are Events of Default under the Indenture: (i) default in the payment of principal of or any premium on any Note when due (even if such payment is prohibited by the subordination provisions of the Indenture); (ii) default in the payment of any interest on any Note when due, which default continues for 30 days (even if that payment is prohibited by the subordination provisions of the Indenture); (iii) failure to provide timely notice of a Repurchase Event as required by the Indenture; (iv) default in the payment of the Repurchase Price in respect of any Note on the Repurchase Date therefor (even if that payment is prohibited by the subordination provisions of the Indenture); (v) default in the performance or breach of any other covenant or warranty of ARS in the Indenture which continues for 60 days after written notice as provided in the Indenture; (vi) default under one or more bonds, debentures, notes or other evidences of indebtedness for money borrowed by ARS or any of its consolidated subsidiaries or under one or more mortgages, indentures or instruments under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by ARS or any of its consolidated subsidiaries, whether that indebtedness now exists or is hereafter created, which default individually or in the aggregate constitutes a failure to pay the principal of indebtedness in excess of $10 million when due and payable after the expiration of any applicable grace period with respect thereto or results in indebtedness in excess of $10 million becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without that indebtedness having been discharged, or that acceleration having been rescinded or annulled, within a period of 30 days after there shall have been given to ARS by the Trustee or to ARS and the Trustee by Holders of at least 25% in aggregate principal amount of the Outstanding Notes a written notice specifying such default and requiring ARS to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled; and (vii) certain events in bankruptcy or reorganization of or similar events respecting ARS or any of its Significant Subsidiaries.

     If an Event of Default shall occur and be continuing, the Trustee or Holders of not less than 25% in aggregate principal amount of the Outstanding Notes may declare the principal of and premium, if any, on all the Notes to be due and payable immediately but if a majority in principal amount of Holders of Outstanding Notes waive any past default (except the nonpayment of interest on, premium, if any, and principal of any Note and certain other limitations), then such default will cease to exist and any Event of Default arising therefrom will be deemed cured for every purpose of the Indenture; but no such waiver will extend to any subsequent or other default. If an Event of Default occurs and is continuing as a result of an event of bankruptcy or reorganization of ARS or any of its Significant Subsidiaries, the principal of, premium, if any, and accrued and unpaid interest on the Notes will automatically become due and payable without any declaration or other act on the part of the Trustee or any Holder of Notes. ARS is required to furnish to the Trustee annually a statement as to the performance by ARS of certain of its obligations under the Indenture and as to any default in that performance. The Indenture provides that the Trustee may withhold notice to Holders of the Notes of any continuing default (except in the case of a default in payment of the principal of or premium, if any, or interest on any Notes) if the Trustee considers it in the interest of Holders of the Notes to do so.

MODIFICATIONS, AMENDMENTS AND WAIVERS

     ARS and the Trustee may modify or amend the Indenture without the consent of Holders to: (i) cause the Indenture to be qualified under the Trust Indenture Act; (ii) evidence the succession of another Person to ARS and the assumption by any such successor of the covenants of ARS in the Indenture and the Notes; (iii) add to the covenants of ARS for the benefit of Holders, add an additional Event of Default or surrender any right or power conferred upon ARS; (iv) secure the Notes; (v) make provision with respect to the conversion rights of Holders in the event of a consolidation, merger or sale of assets involving ARS, as required by the Indenture; (vi) evidence and provide for the acceptance of appointment by a successor Trustee with respect to the Notes; or (vii) cure any ambiguity or omission, correct or supplement any provision in the Indenture or the Notes which may be defective or inconsistent with any other provision or make any other provisions with respect to matters or questions arising under the Indenture which shall not be inconsistent with the provisions of the Indenture; provided, however, that no such modification or amendment described in this clause (vii) may adversely affect the interest of Holders in any material respect.

SATISFACTION AND DISCHARGE

     ARS may discharge its obligations under the Indenture while Notes remain Outstanding, subject to certain conditions, if (i) all Outstanding Notes have become due and payable or will become due and payable at their scheduled maturity within one year or (ii) all Outstanding Notes are scheduled for redemption within one year, and in either case ARS has deposited with the Trustee an amount in cash sufficient (without any consideration of any investment of that cash) to pay and discharge all Outstanding Notes on the date of their scheduled maturity or the scheduled date of redemption.

FORM, DENOMINATION AND REGISTRATION

     The Notes were issued in fully registered form, without coupons, in denominations of $1,000 and any integral multiples thereof.

     GLOBAL NOTES; BOOK-ENTRY FORM. Notes held by "qualified institutional buyers," as defined in Rule 144A ("QIBs"), are evidenced by a global Note (hereinafter referred to as the "Global Note") which was deposited with, or on behalf of, DTC in New York, and registered in the name of Cede & Co. ("Cede") as DTC's nominee.

     Except as set forth below, the Global Note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

     A QIB may hold its interests in the Global Note directly through DTC if the QIB is a participant in DTC, or indirectly through organizations that are participants in DTC (the "Participants"). Transfers between Participants will be effected in the ordinary way in accordance with DTC rules and will be settled in same day funds.

     The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in the Global Note to those persons may be limited.

     QIBs who are not Participants may beneficially own interests in the Global Note held by DTC only through Participants or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). So long as Cede, as the nominee of DTC, is the registered owner of the Global Note, Cede for all purposes will be considered the sole holder of the Global Note. Except as provided below, owners of beneficial interests in the Global Note will not (i) be entitled to have certificates registered in their names, (ii) receive or be entitled to receive physical delivery of certificates in definitive form or (iii) be considered the holders thereof.

     Payment of interest on and the redemption price of the Global Note will be made to Cede, the nominee for DTC, as the registered owner of the Global Note, by wire transfer of immediately available funds on each interest payment date or the redemption date, as the case may be. Neither ARS, the Trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     DTC has advised ARS that, with respect to any payment of interest on and the redemption price of the Global Note, DTC's practice is to credit Participants' accounts on the payment date therefor with payments in amounts proportionate to their respective beneficial interests in the Notes represented by the Global Notes as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on that payment date. Payments by Participants to owners of beneficial interests in Notes represented by the Global Note held through those Participants will be the responsibility of those Participants, as is now the case with securities held for the accounts of customers registered in "street name."

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in Notes represented by the Global Note to pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate evidencing that interest.

     Neither ARS nor the Trustee (or any registrar, paying agent or conversion agent under the Indenture) will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations. DTC has advised ARS that it will take any action permitted to be taken by a Holder of Notes (including the presentation of Notes for exchange as described below), only at the direction of one or more Participants to whose account with DTC interests in the Global Note are credited, and only in respect of the principal amount of the Notes represented by the Global Note as to which such Participant or Participants has or have given such direction.

     DTC has advised ARS as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations such as the Initial Purchasers. Certain Participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Participant, either directly or indirectly.

     DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among Participants, but it is under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by ARS within 90 days, ARS will cause Notes to be issued in definitive form in exchange for the Global Note.

PAYMENTS OF PRINCIPAL AND INTEREST

     The Indenture requires that payments in respect of the Notes held of record by DTC or its nominee (including Notes evidenced by the Global Note) be made in same-day funds. Payments in respect of the Notes held of record by holders other than DTC or its nominee may, at the option of ARS, be made by check and mailed to those holders of record as shown on the register for the Notes.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     Pursuant to a registration rights agreement among ARS and the Initial Purchasers (the "RRA"), ARS has registered the Transfer Restricted Securities (defined below) under the Securities Act for resale by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf. Holders of Securities constituting "Transfer Restricted Securities" are entitled to the benefits of the RRA. Each Note or the Common Stock into which the Note has been converted will be a "Transfer Restricted Security" until the first to occur of (i) the date it is disposed of in accordance with the Shelf, (ii) the date it is distributed to the public pursuant to Rule 144 or (iii) the first date it may be sold or distributed pursuant to Rule 144(k) (April 2, 1999 for holders that have not then been affiliates of ARS for at least three months) or any similar provision then in force.

     ARS has agreed to maintain the Shelf until the first to occur of (i) April 2, 2000 or (ii) the date when no security covered by the Shelf remains a Transfer Restricted Security, but the RRA permits ARS to prohibit offers and sales of Transfer Restricted Securities by means of the Shelf under certain circumstances and subject to certain conditions during "Suspension Periods"
(as defined in the RRA). ARS cannot assure it will be able to maintain an effective, current registration statement under the Securities Act as required by the RRA, and any failure to do so might adversely affect the marketability and sale price of the Transfer Restricted Securities.

     Holders of Transfer Restricted Securities must satisfy certain conditions the RRA imposes in order to dispose of those securities by means of the Shelf. These include (i) delivering information to and making certain representations to ARS and (ii) being named as Selling Holders in the Shelf. The liquidity of Transfer Restricted Securities whose holder elects not to meet these conditions could be adversely affected.

     A "Registration Default" will occur under the RRA if, at any time during which ARS is required to maintain the Shelf, the Shelf ceases to be effective under the Securities Act (without being succeeded immediately by a replacement shelf registration statement that is effective under the Securities Act) or usable for the offer and sale of Transfer Restricted Securities for a period (including any Suspension Period) exceeding (i) 60 days in the aggregate in any of the one-year periods ending April 2, 1998, 1999 or 2000 or (ii) 30 days in any quarter of any of those one-year periods; provided that liquidated damages will not accrue after the first Saturday to occur after the first to occur of April 2, 1999 or the end of the holding period for restricted securities under Rule 144(k). If a Registration Default occurs, the RRA requires ARS to pay liquidated damages to holders of Transfer Restricted Securities which have become Selling Holders. During the first 90-day period immediately following the occurrence of a Registration Default, liquidated damages will accrue while that default continues on the Transfer Restricted Securities of Selling Holders at the rates per annum of (i) one quarter of one percent (25 basis points) per $1,000 principal amount of Notes and (ii) $2.50 per 39.2157 shares of Common Stock issued on conversion of Notes (subject to adjustment in the event of a stock split, combination or dividend or the like). These rates per annum will increase an additional 25 basis points per $1,000 principal amount of Notes and $2.50 per 39.2157 shares of Common Stock (subject to adjustment as described above) for each subsequent 90-day period the Registration Default continues, up to maximum rates of 125 basis points per $1,000 principal amount of Notes and $12.50 per 39.2157 shares of Common Stock (subject to adjustment as described above). Accrued and unpaid liquidated damages will be payable in same-day funds semiannually on each April 15 and October 15 to the Person in whose name the Security on which the damages accrued is registered or held of record at the close of business on the preceding April 1 or October 1, as the case may be. When a Registration Default is cured, liquidated damages attributable to that default will cease to accrue.

     The foregoing summary of certain provisions of the RRA does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the RRA, which is an exhibit to the Shelf.

GOVERNING LAW

     The Indenture and the Notes are governed by and construed in accordance with the laws of the State of New York, without giving effect to that state's conflicts of laws principles.

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INFORMATION CONCERNING THE TRUSTEE

     ARS and its subsidiaries may maintain deposit accounts and conduct other banking transactions with the Trustee in the ordinary course of business.

LIMITED MARKET FOR THE NOTES

     On their original issuance, the Notes became eligible for trading in the PORTAL Market. Notes sold pursuant to this Prospectus will no longer be eligible for trading on the PORTAL Market. No assurance can be given a market for the Notes will develop, as to the liquidity or sustainability of any market that may develop, or the ability of Holders to sell their Notes at any price. Future trading prices of the Notes will depend on many factors, including, among others, prevailing interest rates, ARS's operating results, the price of the Common Stock and the market for similar securities.

                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of ARS consists of 50,000,000 shares of Common Stock, par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"). At June 4, 1997, 13,095,451 shares of Common Stock were issued and outstanding. The following summary is qualified in its entirety by reference to the Restated Certificate of Incorporation of ARS (the "Certificate of Incorporation"), which is an exhibit to the Shelf.

COMMON STOCK

     The Common Stock possesses ordinary voting rights for the election of directors and in respect of other corporate matters, and each share has one vote. The Common Stock affords no cumulative voting rights, and the holders of a majority of the shares voting for the election of directors can elect all the directors if they choose to do so. The Common Stock carries no preemptive rights, is not convertible, redeemable, assessable or entitled to the benefits of any sinking fund. The holders of Common Stock are entitled to dividends in such amounts and at such times as may be declared by the Board of Directors out of funds legally available therefor. See "Dividend Policy" for information regarding the Company's dividend policy.

PREFERRED STOCK

     The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of the Certificate of Incorporation and limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, in each case without any further action or vote by the holders of Common Stock.

     Although ARS has no present intention to issue shares of Preferred Stock, the issuance of shares of Preferred Stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For example, the issuance of a series of Preferred Stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction; or such issuance might facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of Preferred Stock could adversely affect the voting power of the holders of the Common Stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of ARS, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some or a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the

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then-market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or the rules of any market on which the securities of ARS are traded.

STOCKHOLDER RIGHTS PLAN

     Each share of Common Stock offered hereby includes one right ("Right") to purchase from ARS a unit consisting of one one-hundredth of a share (a "Fractional Share") of Series A Junior Participating Preferred Stock, par value $.001 per share (the "Series A Preferred Stock"), at a purchase price of $40.00 per Fractional Share, subject to adjustment in certain events (the "Purchase Price"). The following summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement between ARS and a Rights Agent (the "Rights Agreement"), the form of which is an exhibit to the Shelf.

     The Rights currently are attached to all certificates representing shares of Common Stock now outstanding or hereafter issued, including the shares of Common Stock into which the Notes are convertible. No separate certificates for the Rights ("Rights Certificates") have been or will be distributed, except as described below. The Rights will separate from the Common Stock and a "Distribution Date" will, with certain exceptions, occur upon the earlier of
(i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the date of the announcement being the "Stock Acquisition Date") or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person's becoming an Acquiring Person. Notwithstanding the foregoing, so long as Equus II, together with all affiliates and associates thereof, remains the beneficial owner of 15% or more of the outstanding shares of Common Stock, Equus II shall not be or become an Acquiring Person unless and until it, together with all affiliates and associates thereof, becomes the beneficial owner of additional shares of Common Stock constituting 1% or more of the then-outstanding shares of Common Stock or any other person who is the beneficial owner of at least 1% of the then outstanding shares of Common Stock shall become an affiliate or associate of Equus II. In certain circumstances the Distribution Date may be deferred by the Board of Directors. Certain inadvertent acquisitions will not result in a person's becoming an Acquiring Person if the person promptly divests itself of sufficient Common Stock. Until the Distribution Date, (a) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with those certificates, (b) Common Stock certificates will contain a notation incorporating the Rights Agreement by reference and (c) the surrender for transfer of any certificate for Common Stock also will constitute the transfer of the Rights associated with the stock represented by such certificate.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on June 30, 2006, unless earlier redeemed or exchanged by the Company as described below.

     As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date and, from and after the Distribution Date, the separate Rights Certificates alone will represent the Rights. All shares of Common Stock issued prior to the Distribution Date will be issued with Rights. Shares of Common Stock issued after the Distribution Date in connection with certain employee benefit plans or upon conversion of certain securities will be issued with Rights. Except as otherwise determined by the Board of Directors, no other shares of Common Stock issued after the Distribution Date will be issued with Rights.

     In the event (a "Flip-In Event") that a person becomes an Acquiring
Person (except pursuant to a tender or exchange offer for all outstanding shares of Common Stock at a price and on terms that a majority of the independent members of the Board of Directors determines to be fair to and otherwise in the best interests of the Company and its stockholders (a "Permitted Offer")), each holder of a Right will thereafter have the right to receive, on exercise of that Right, a number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a Current Market Price (as defined in the Rights Agreement) equal to two times the exercise price of the Right. Notwithstanding the foregoing,

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
following the occurrence of any Triggering Event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person (or by certain related parties) will be null and void in the circumstances set forth in the Rights Agreement. Rights are not exercisable following the occurrence of any Flip-In Event until such time as the Rights are no longer redeemable by the Company as set forth below.

     In the event (a "Flip-Over Event") that, at any time from and after the time an Acquiring Person becomes such, (i) the Company is acquired in a merger or other business combination transaction (other than certain mergers that follow a Permitted Offer) or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights that previously have been voided as set forth above) shall thereafter have the right to receive, on exercise of such Right, a number of shares of common stock of the acquiring company having a Current Market Price equal to two times the exercise price of the Right. Flip-In Events and Flip-Over Events are collectively referred to as "Triggering Events."

     The Purchase Price payable, and the number of Fractional Shares of Series A Preferred Stock or other securities or property issuable, on exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Stock, (ii) if holders of the Series A Preferred Stock are granted certain rights or warrants to subscribe for Series A Preferred Stock or certain convertible securities at less than the current market price of the Series A Preferred Stock or (iii) on the distribution to holders of the Series A Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Series A Preferred Stock that are not integral multiples of a Fractional Share are required to be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Series A Preferred Stock on the last trading date prior to the date of exercise. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event that, on any exercise of Rights, a number of Rights be exercised so that only whole shares of Series A Preferred Stock will be issued.

     At any time until 10 days following the first date of public announcement of the occurrence of a Flip-In Event, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, payable, at the option of the Company, in cash, shares of the Common Stock or such other consideration as the Board of Directors of the Company may determine. Immediately upon the effectiveness of the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

     At any time after the occurrence of a Flip-In Event and prior to a person's becoming the beneficial owner of 50% or more of the shares of Common Stock then outstanding, the Company may, at its option, exchange the Rights (other than Rights owned by an Acquiring Person or an affiliate or an associate of an Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock, and/or other equity securities deemed to have the same value as one share of Common Stock, per Right, subject to adjustment.

     Other than the redemption price, any of the provisions of the Rights Agreement may be amended by the Board of Directors as long as the Rights are redeemable. Thereafter, the provisions of the Rights Agreement other than the redemption price may be amended by the Board of Directors only in order to cure any ambiguity, defect or inconsistency, to make changes that do not materially adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to lengthen the time period governing redemption shall be made at such time as the Rights are not redeemable. Until a Right is exercised, the holder thereof, as such, will have no rights to vote or to receive dividends or any other rights as a stockholder of the Company.

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
     The Rights will have certain anti-takeover effects. They will cause substantial dilution to any person or group that attempts to acquire the Company without the approval of the Company's Board of Directors. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire the Company, even if such acquisition may be favorable to the interests of the Company's stockholders. Because the Board of Directors can redeem the Rights or approve a Permitted Offer, the Rights should not interfere with a merger or other business combination approved by the Board. The Rights are being issued to protect the Company's stockholders from coercive or abusive takeover tactics and to afford the Company's Board of Directors more negotiating leverage in dealing with prospective acquirors.

STATUTORY BUSINESS COMBINATION PROVISION

     ARS is a Delaware corporation and is subject to Section 203 of the DGCL. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination"(as defined) with a Delaware corporation for three years following the date such person became an interested stockholder unless: (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) following the transaction in which such person became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder. Under Section 203, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

OTHER MATTERS

     Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of a director's fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by Delaware law, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Certificate of Incorporation limits the liability of directors of ARS to ARS or its stockholders to the fullest extent permitted by Delaware law. Specifically, directors of ARS will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to ARS or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

     The inclusion of this provision in the Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if

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successful, might otherwise have benefited ARS and its stockholders. The Bylaws of ARS provide indemnification to its officers and directors and certain other persons with respect to certain matters, and ARS has entered into agreements with each of its directors and executive officers providing for indemnification with respect to certain matters.

     The Certificate of Incorporation provides that stockholders may act only at an annual or special meeting of stockholders and may not act by written consent. The Bylaws provide that special meetings of the stockholders can be called only by the Chairman of the Board, the President or a majority of the Board of Directors.

     The Certificate of Incorporation provides that the Board of Directors shall consist of three classes of directors serving for staggered terms. The classified board provision could prevent a party who acquires control of a majority of the outstanding voting stock of ARS from obtaining control of the Board of Directors until the second annual stockholders meeting following the date the acquiror obtains the controlling interest. See
"Management -- Directors and Executive Officers."

     The Certificate of Incorporation provides that the number of directors shall be as determined by the Board of Directors from time to time, but shall not be less than three. It also provides that directors may be removed only for cause, and then only by the affirmative vote of the holders of at least a majority of all outstanding voting stock entitled to vote. This provision, in conjunction with the provisions of the Certificate of Incorporation authorizing the Board of Directors to fill vacant directorships, will prevent stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

STOCKHOLDER PROPOSALS

     The Bylaws contain provisions (i) requiring that advance notice be delivered to ARS of any business to be brought by a stockholder before an annual meeting of stockholders and (ii) establishing certain procedures to be followed by stockholders in nominating persons for election to the Board of Directors. Generally, such advance notice provisions provide that written notice must be given to the Secretary of ARS by a stockholder (i) in the event of business to be brought by a stockholder before an annual meeting, not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders (with certain exceptions if the date of the annual meeting is different by more than specified amounts from the anniversary date), and (ii) in the event of nominations of persons for election to the Board of Directors by any stockholder, (a) with respect to an election to be held at the annual meeting of stockholders, not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders (with certain exceptions if the date of the annual meeting is different by more than specified amounts from the anniversary date), and (b) with respect to an election to be held at a special meeting of stockholders for the election of directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed to stockholders or public disclosure of the date of the special meeting was made, whichever first occurs. Such notice must set forth specific information regarding such stockholder and such business or director nominee, as described in the Bylaws. The foregoing summary is qualified in its entirety by reference to the Bylaws, which are in an exhibit to the Shelf.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock is ChaseMellon Shareholder Services, L.L.C.

                        SHARES ELIGIBLE FOR FUTURE SALE

     As of June 4, 1997, 13,095,451 shares of Common Stock were outstanding. Those shares currently are or will become either freely tradable or eligible for resale subject to volume limitations and other requirements of Rule 144, as follows (in thousands): currently and through June 30, 1997 -- 7,045; (ii) through September 30, 1997 -- 11,407; (iii) thereafter and through December 31, 1997 -- 11,491; (iv) thereafter and through March 31, 1998 -- 11,502; (v)
thereafter and through September 30, 1998_-- 11,712; (vi) through March 31,
1999 -- 13,053; (vii) thereafter and through March 31, 2000 -- 13,063; and

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

(viii) thereafter -- 13,095. The shares becoming eligible for resale in the third quarter of 1997 include 376,073 shares owned by Equus II and 1,456,620 shares owned by certain directors and executive officers of ARS.

     In addition to the shares currently outstanding, the Company has reserved for issuance the 2,156,863 shares currently issuable on conversion of the Notes. ARS has registered these shares under the Securities Act by means of the Shelf. If Notes or shares of Common Stock issued on the conversion of Notes are disposed of by means of the Shelf, the shares underlying those Notes and those shares will be freely tradable or (if owned by an affiliate of ARS) eligible for sale pursuant to Rule 144.

     The shares of Common Stock reserved or to be available for issuance pursuant to the Incentive Plan are registered for issuance under the Securities Act. These shares generally may be sold in the open market by holders who are not affiliates of the Company and, subject to the volume and other limitations of Rule 144, by holders who are affiliates of the Company.

     In general, under Rule 144, if a minimum of one year has elapsed since the later of the date of acquisition of the restricted securities from the issuer or from an affiliate of the issuer, a person (or persons whose shares of Common Stock are aggregated), including persons who may be deemed "affiliates" of the Company, would be entitled to sell within any three-month period a number of shares of Common Stock that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock and (ii) the average weekly trading volume during a preceding period of four calendar weeks. Sales under Rule 144 are also subject to certain provisions as to the manner of sale, notice requirements and the availability of current public information about the Company. In addition, under Rule 144(k), if a period of at least two years has elapsed since the later of the date restricted securities were acquired from the Company or the date they were acquired from an affiliate of the Company, a stockholder who is not an affiliate of the Company at the time of sale and has not been an affiliate for at least three months prior to the sale would be entitled to sell shares of Common Stock in the public market immediately without compliance with the foregoing requirements under Rule 144. Rule 144 does not require the same person to have held the securities for the applicable periods. The foregoing summary of Rule 144 is not intended to be a complete description thereof. The SEC has proposed amendments to Rule 144 that would, among other things, eliminate the manner of sale requirements and revise the notice provisions of that rule. The SEC has also solicited comments on other possible changes to Rule 144, including possible revisions to the one- and two-year holding periods and the volume limitations referred to above.

     At June 4, 1997, options to purchase up to 2,271,300 unissued shares and a warrant held by Equus II to purchase up to 100,000 shares of Common Stock from ARS were outstanding, of which only options to purchase 437,000 shares and the warrant were exercisable at June 4, 1997. The exercise prices of these securities range from $8.00 to $25.75 per share.

     The Company has entered into a registration rights agreement with most of the former owners of the businesses acquired in the Initial Acquisitions and the Fourth Quarter 1996 Acquisitions (the "Registration Rights Agreement"), which provides certain registration rights with respect to the Common Stock issued to such stockholders in connection with the acquisitions of those businesses. The Registration Rights Agreement provides for a single demand registration right, exercisable by the holders of a majority of the shares of Common Stock subject to the agreement, pursuant to which the Company will file a registration statement under the Securities Act to register the sale of shares by those requesting stockholders and any other holders of Common Stock subject to the agreement who desire to sell pursuant to such registration statement. The demand request may not be made until September 24, 1997. In addition, subject to certain conditions and limitations, the Registration Rights Agreement will provide the holders of Common Stock subject to the agreement with the right to participate in registrations by the Company of its equity securities in underwritten offerings. The registration rights conferred by the Registration Rights Agreement will terminate on December 31, 2000. In addition, pursuant to separate registration rights agreements with Equus II and NationsBank, both Equus II and NationsBank have the right, in the event the Company proposes to register under the Securities Act any Common Stock for its own account or for the account of

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others, subject to certain exceptions, to require the Company to include shares owned by them in the registration.

     In the case of each registration rights agreement described above, the Company is generally required to pay the costs associated with such an offering other than underwriting discounts and commissions and transfer taxes attributable to the shares sold on behalf of the selling stockholders. In addition, in the case of the separate registration rights agreements with Equus II and NationsBank, the Company is obligated to pay the fees and expenses of legal counsel for the selling stockholders thereunder. Each registration rights agreement provides that the number of shares of Common Stock that must be registered on behalf of the selling stockholders is subject to limitation if the managing underwriter determines that market conditions require such a limitation. Under each registration rights agreement, the Company will indemnify the selling stockholders thereunder, and such stockholders will indemnify the Company, against certain liabilities in respect of any registration statement or offering that includes shares pursuant to that agreement.

     The effect, if any, the availability for sale, or sale, of the shares of Common Stock eligible for future sale will have on the market price of the Common Stock prevailing from time to time is unpredictable, and no assurance can be given the effect will not be adverse.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following discusses the material United States federal income tax consequences under generally applicable current law of the acquisition, ownership, conversion and disposition of Notes and the acquisition, ownership and disposition of any Common Stock which is received on the conversion of a Note for persons who acquire Notes from the Initial Purchasers and who hold those Notes and any such Common Stock as capital assets. It does not, however, discuss the effect of (i) special rules, such as those which apply to tax-exempt organizations, insurance companies, financial institutions, persons who hold the Notes or Common Stock in connection with a straddle or dealers or (ii) any foreign, state or local tax law. Accordingly, each prospective purchaser of Notes is advised to consult its own tax advisor regarding the matters discussed herein in light of its particular circumstances and the application of state, local and foreign tax laws.

     The following statements are based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing regulations thereunder and the current judicial and administrative interpretations thereof.

OWNERSHIP BY U.S. PERSONS

     The following applies to a person who is a citizen or resident of the United States (a "U.S. Holder"), a corporation or partnership created or organized in the United States or any state thereof or an estate or trust the income of which is includible in income for United States federal income tax purposes regardless of its source.

     INTEREST ON NOTES. The stated interest on a Note will be taxable as ordinary income at the time interest is paid or accrued in accordance with the U.S. Holder's method of accounting for United States federal income tax purposes. ARS expects the Notes will not be issued with original issue discount. The occurrence of certain events (which ARS does not expect to occur) described under "Description of the Notes -- Registration Rights; Liquidated Damages" will cause liquidated damages to be payable to the holders of the Notes in the manner described therein. The possibility that such liquidated damages may be paid on the Notes will not cause the Notes to be issued with original issue discount. Any liquidated damages that are paid on the Notes will be includible in income by the holders of Notes in accordance with applicable law, under which the treatment of such liquidated damages is not entirely clear.

     MARKET DISCOUNT. If a Note is acquired at a "market discount," gain realized on a taxable disposition (and certain nontaxable dispositions) thereof will be treated as interest income to the extent of the theretofore unrecognized accrued market discount. Subject to a de minimis exception, "market discount" with respect to a Note is equal to the excess of (i) the stated redemption price at maturity of the Note over (ii) the Holder's initial basis in the Note. Any market discount accrues on a ratable basis or, at the election of the Holder, on the basis of a constant interest rate, and a Holder of a market discount Note may elect to include the market discount in its income as that market discount accrues.

     If a holder converts a market discount Note into Common Stock, the theretofore unrecognized accrued market discount on that Note will not, in general, be recognized, but will be treated as ordinary income on the later disposition of that Common Stock to the extent of any gain recognized at that time on the disposition of that Common Stock.

     CONVERSION OF NOTES. A U.S. Holder generally will not recognize gain or loss on the conversion of a Note into Common Stock except that it will recognize a capital gain or loss as a result of the receipt of cash in lieu of a fractional share equal to the amount of cash reduced by the basis of the portion of the Note in respect of which that cash was paid. The basis of the Common Stock that is received on the conversion will be the adjusted basis of the Note which was converted at the time of conversion increased by any gain that is recognized, decreased by any loss that is recognized and decreased by any cash that is received. The holding period of that Common Stock will include the holding period of the converted Note.

     CONSTRUCTIVE DIVIDEND. A distribution to holders of Common Stock may cause a deemed distribution (which will be a dividend to the extent of ARS's current or accumulated earnings and profits) to the Noteholders if the conversion price or conversion ratio of the Notes is adjusted to reflect that distribution.

     SALE OR EXCHANGE OF NOTES OR COMMON STOCK. Gain or loss will be recognized on the sale or exchange of the Notes or of Common Stock in an amount equal to the difference between (i) the amount of cash and the fair market value of any other property received by the Holder (excluding, in the case of the Notes, any amount representing accrued interest, which will be taxable as such) and (ii) the Holder's adjusted basis in the property sold or exchanged. Any such gain (other than gain characterized as interest under the market discount rules) or loss with respect to a Note or Common Stock will be a capital gain or loss and will be a long-term capital gain or loss if the holding period of the asset was more than one year.

     DIVIDENDS ON COMMON STOCK. Distributions on the Common Stock will be dividends to the extent of the current or accumulated earnings and profits of ARS, then a nontaxable return of capital reducing the holder's adjusted basis in the Common Stock until such adjusted basis is reduced to zero and finally an amount received in exchange for the Common Stock. Dividends paid to domestic corporations may qualify for the dividends received deduction subject to the limiting provisions that apply thereto.

OWNERSHIP BY NON-U.S. HOLDERS

     The following applies to a person who is not a U.S. Holder (a "Non-U.S. Holder") and to the income received thereby, such as interest, dividends and gain or loss on disposition, with respect to Notes and Common Stock which is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States. Any such effectively connected items of income will be subject to the United States federal income tax that applies to U.S. Holders generally, and, in the case of such a Non-U.S. Holder that is a foreign corporation, those items also will be subject to the branch profits tax.

     INTEREST ON NOTES. Interest paid on Notes to a Non-U.S. Holder will not be subject to United States federal income tax or to withholding in respect thereof if: (i) the beneficial owner (or if certain requirements are satisfied, a member of a class of financial institutions) certifies, under penalties of perjury, that the beneficial owner is not a U.S. Holder and provides the beneficial owner's name and address; (ii) the Non-U.S. Holder does not own actually or constructively 10% or more of the total voting power of all classes of stock of ARS entitled to vote (Common Stock into which a Note can be converted is constructively owned for these purposes); (iii) the Non-U.S. Holder is not a controlled foreign corporation with respect to which ARS is a "related person" within the meaning of Section 864(d)(4) of the Code; and (iv) the Non-U.S. Holder is not a bank holding the Notes as a result of an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business. Accrued market discount on a Note is not treated for these purposes as interest income.

     If the foregoing conditions are not satisfied, then the interest will generally be subject to United States federal income tax withholding at a rate of 30% (or any lower rate that is provided by any applicable treaty).

     SALE OR EXCHANGE OF NOTES OR COMMON STOCK; CONVERSION OF NOTES. A Non-U.S. Holder generally will not be subject to United States federal income tax on gain recognized on the sale or exchange of Notes or Common Stock or on the conversion of a Note unless (i) the Holder is an individual who is present in the United States for 183 or more days in the taxable year and certain other conditions are satisfied or (ii) ARS is (as is not expected) a "United States real property holding corporation," as defined in Section 897 of the Code, and certain exceptions do not apply.

     DIVIDENDS ON COMMON STOCK. Any distribution on Common Stock to a Non-U.S. Holder will be subject to United States federal income tax withholding at a rate of 30% (or any lower rate which is provided by any applicable treaty).

     ESTATE TAX. An individual Non-U.S. Holder of a Note will not be required to include the value of such Note in his gross estate for United States federal estate tax purposes, provided that such Holder did not at the time of death actually or constructively own 10% or more of the combined voting power of all classes of stock of ARS and, at the time of such Holder's death, payments of interest on such Note would not have been effectively connected with the conduct by such Holder of a trade or business in the United States. An individual Non-U.S. Holder who is treated as the owner of, or has made certain lifetime transfers of, an interest in the Common Stock will be required to include the value thereof in his gross estate for United States federal estate tax purposes (and may be subject to United States federal estate tax with respect thereto), unless otherwise provided by an applicable estate tax treaty.

BACKUP WITHHOLDING; INFORMATION REPORTING

     A noncorporate U.S. Holder holding Notes or Common Stock (and any Non-U.S. Holder failing to provide a certificate that it is not a U.S. Holder) will be subject to backup withholding at the rate of 31% with respect to interest paid on the Notes, dividends paid on Common Stock and the proceeds of any sale, exchange or redemption thereof if the payee fails to furnish a taxpayer identification number and in certain other circumstances. Any amounts so withheld will be allowed as a refund or a credit against the Holder's United States federal income tax liability, provided that certain information is furnished to the Internal Revenue Service.

     Information reporting will be required with respect to a payment of proceeds from the sale or exchange of Notes or Common Stock through a foreign office of a broker that is a United States person or of certain foreign brokers unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no actual knowledge to the contrary.

     The Internal Revenue Service has proposed regulations that, if issued as final regulations, would require certain Non-U.S. Holders to provide additional information in order to establish an exemption from, or reduce the rate of, withholding tax or backup withholding tax and in particular would require that foreign partnerships and partners of a foreign partnership provide certain information and comply with certain certification requirements not required under existing law. Such proposed regulations are proposed to be effective generally for payments made after December 31, 1997. It is not possible to predict whether, or in what form, the proposed regulations ultimately will be adopted.

                              PLAN OF DISTRIBUTION

     The Selling Holders may offer and sell the Securities from time to time and will act independently of ARS in deciding the timing, manner and size of any sale. ARS expects that sales generally will be made at then prevailing market prices, but prices in negotiated transactions may differ considerably.

     ARS cannot predict the extent, if any, to which Selling Holders may sell the Notes.

     Selling Holders may sell Securities in the over-the-counter market or otherwise and the Common Stock on the NYSE, at prices that (i) represent or relate to then prevailing market prices or (ii) are negotiated, including by means of an underwritten offering or one or more of the following methods: (i) purchases by a broker-dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (ii) ordinary brokerage transactions and transactions in which a broker solicits purchasers; and (iii) block trades in which a broker-dealer so engaged will attempt to sell the Securities or Common Stock as agent but may take a position and resell a portion of the block as principal to facilitate the transaction. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or 144A rather than pursuant to this Prospectus.

     No Selling Holder has advised ARS, as of the date hereof, that it has arranged for the offering or sale of any Security with any broker. Underwriters, brokers, dealers or agents (collectively, "underwriters") may participate in these transactions as agents and, in that capacity, may (i) be deemed "underwriters" for purposes of the Securities Act and (ii) receive brokerage commissions from Selling Holders or their purchasers which (together with any profits received by the Selling Holders) may be deemed underwriting discounts and commissions under the Securities Act. The Selling Holders have disclaimed the status of Securities Act "underwriters."

     To comply with the securities laws of certain jurisdictions, if applicable, the Securities will be offered or sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the Securities may not be offered or sold unless they have been registered or qualified for sale in those jurisdictions or unless an exemption from that registration or qualification is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Securities may be limited in its ability to engage in market activities respecting the Securities. In addition and without limiting the foregoing, each Selling Holder is subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, Rule 10b-2 and Regulation M, which provisions may limit the timing of purchases and sales of any of the Securities by the Selling Holders. All the foregoing may affect the marketability of the Securities.

     ARS may suspend the use of this Prospectus and any supplements hereto in certain circumstances because of pending corporate developments or a need to file a post-effective amendment to the Shelf. In any such event, ARS will use its reasonable efforts to ensure that the use of the Prospectus may be resumed as soon as practicable.

     ARS has agreed to pay substantially all the expenses incident to the registration, offering and sale of the Securities by the Selling Holders to the public other than any broker's commission, agency fee or underwriter's discount or commission, which will be borne by the relevant Selling Holder.

                                 LEGAL MATTERS

     The validity of the Securities offered hereby has been passed on for the Company by John D. Held, Esq., Senior Vice President, General Counsel and Secretary of the Company. Mr. Held owns 5,333 shares of Common Stock and Incentive Plan options to purchase 94,000 shares of Common Stock.

                                    EXPERTS

     The audited financial statements included in this Registration Statement and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             ADDITIONAL INFORMATION

     ARS is subject to the reporting requirements of the Exchange Act, and, in accordance therewith, files reports, proxy statements and other information with the SEC. These reports, proxy statements and other information, once filed, may be inspected, without charge, at the public reference facilities of the SEC at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and its regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of all or any portion of these documents can be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The SEC maintains an Internet web site that contains such reports, proxy statements and other information regarding issuers (including ARS) that file electronically with the SEC. The address of that site is http://www.sec.gov.

     ARS has filed the Shelf on Form S-1 under the Securities Act with the SEC with respect to this offering. This Prospectus, filed as a part of the Shelf, does not contain all the information set forth in the Shelf, or the exhibits and schedules thereto, in accordance with the rules and regulations of the SEC, and reference hereby is made to that omitted information. The statements made in this Prospectus concerning documents filed or incorporated by reference as exhibits to the Shelf accurately describe the material provisions of those documents and are qualified in their entirety by reference to those exhibits for complete statements of their provisions. The Shelf and the exhibits and schedules thereto may be inspected and copied at the principal office of the SEC in Washington, D.C., as described above, and are also available at the SEC's Internet web site described above.

     Proxy statements, reports and other information concerning the Company that are filed under the Exchange Act also can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                         INDEX TO FINANCIAL STATEMENTS

                                        PAGE
                                        -----
Unaudited Pro Forma Combined
  Financial Statements -- American Residential
   Services, Inc. and Subsidiaries
     Basis of Presentation .............................................   F-3
     Pro Forma Combined Balance Sheet
      as of March 31, 1997 (unaudited) .................................   F-4
     Pro Forma Combined Statement of
      Operations for the Year Ended
       December 31, 1996 (unaudited) ...................................   F-5
     Pro Forma Combined Statement of
      Operations for the three months
      ended March 31, 1997 (unaudited) .................................   F-6
     Notes to Unaudited Pro Forma
      Combined Financial Statements ....................................   F-7

Historical Financial Statements
     American Residential Services, Inc. and Subsidiaries
          Report of Independent Public Accountants .....................   F-9
          Consolidated Balance Sheets ..................................   F-10
          Consolidated Statements of Operations ........................   F-11
          Consolidated Statments of Stockholders' Equity ...............   F-12
          Consolidated Statements of Cash Flows ........................   F-13
          Notes to Consolidated Financial Statements ...................   F-14

     American Residential Services, Inc. and Subsidiaries
          Report of Independent Public Accountants .....................   F-27
          Supplemental Consolidated Balance Sheets .....................   F-28
          Supplemental Consolidated Statement of Operations ............   F-29
          Supplemental Consolidated Statement of Stockholders' Equity ..   F-30
          Supplemental Consolidated Statement of Cash Flows ............   F-31
          Notes to Supplemental Consolidated Financial Statements ......   F-32

     American Residential Services, Inc. ...............................
          Report of Independent Public Accountants .....................   F-45
          Balance Sheets ...............................................   F-46
          Statements of Operations .....................................   F-47
          Statements of Shareholders' Deficit ..........................   F-48
          Statements of Cash Flows .....................................   F-49
          Notes to Financial Statements ................................   F-50

     General Heating Engineering Company, Inc. .........................
          Report of Independent Public Accountants .....................   F-55
          Balance Sheets ...............................................   F-56
          Statements of Operations .....................................   F-57
          Statements of Shareholders' Equity ...........................   F-58
          Statements of Cash Flows .....................................   F-59
          Notes to Financial Statements ................................   F-60

     Atlas Services, Inc., and Subsidiary
          Report of Independent Public Accountants .....................   F-65
          Consolidated Balance Sheets ..................................   F-66
          Consolidated Statements of Operations ........................   F-67
          Consolidated Statements of Shareholders' Equity ..............   F-68
          Consolidated Statements of Cash Flows ........................   F-69
          Notes to Consolidated Financial Statements ...................   F-70

     Enterprises Holding Company and Subsidiaries
          Consolidated Balance Sheet ...................................   F-78
          Consolidated Statement of Operations .........................   F-79
          Consolidated Statement of Shareholders' Equity ...............   F-80
          Consolidated Statement of Cash Flows .........................   F-81
          Notes to Consolidated Financial Statements ...................   F-82

     Service Enterprises, Inc., and Subsidiaries
          Report of Independent Public Accountants .....................   F-90
          Consolidated Balance Sheets ..................................   F-91
          Consolidated Statements of Operations ........................   F-92
          Consolidated Statements of Shareholder's Equity ..............   F-93
          Consolidated Statements of Cash Flows ........................   F-94
          Notes to Consolidated Financial Statements ...................   F-95

     Florida Heating and Air Conditioning, Inc., and Related Companies
          Report of Independent Public Accountants .....................   F-102
          Combined Balance Sheets ......................................   F-103
          Combined Statements of Operations ............................   F-104
          Combined Statements of Shareholders' Equity ..................   F-105
          Combined Statements of Cash Flows ............................   F-106
          Notes to Combined Financial Statements .......................   F-107

     DIAL ONE Meridian and Hoosier, Inc. ...............................
          Report of Independent Public Accountants .....................   F-113
          Balance Sheets ...............................................   F-114
          Statements of Operations .....................................   F-115
          Statements of Shareholder's Equity ...........................   F-116
          Statements of Cash Flows .....................................   F-117
          Notes to Financial Statements ................................   F-118

     ADCOT, Inc. .......................................................
          Report of Independent Public Accountants ................        F-125
          Balance Sheets ..........................................        F-126
          Statements of Operations ................................        F-127
          Statements of Shareholder's Deficit .....................        F-128
          Statements of Cash Flows ................................        F-129
          Notes to Financial Statements ...........................        F-130

     Metro Heating and Air Conditioning, Inc. .....................
          Report of Independent Public Accountants ................        F-134
          Balance Sheets ..........................................        F-135
          Statements of Operations ................................        F-136
          Statements of Shareholders' Equity ......................        F-137
          Statements of Cash Flows ................................        F-138
          Notes to Financial Statements ...........................        F-139

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES
                    PRO FORMA COMBINED FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION
                                  (UNAUDITED)

     The following unaudited pro forma combined financial statements are the supplemental consolidated financial statements included elsewhere herein at December 31, 1996 and for the year then ended and at March 31, 1997 and for the three months then ended adjusted as follows: (i) the pro forma statement of operations for the year ended December 31, 1996 gives effect to the following events as if they had occurred on January 1, 1996 -- (a) all acquisitions by American Residential Services, Inc. ("ARS" and, together with its subsidiaries, the "Company") of businesses during the period from September
30, 1996 through June 4, 1997 (the "Acquired Businesses") which have been accounted for as purchase transactions, (b) the closing of ARS' initial public offering of its Common Stock (the "Offering") on September 27, 1996 and (c) the issuance and sale by ARS of its 7 1/4% Convertible Subordinated Notes due 2004 on April 2, 1997 and the application of the net proceeds from that sale by ARS (collectively, the "Note Financing"); (ii) the pro forma statement of operations for the three months ended March 31, 1997 gives effect to the following events as if they had occurred on January 1, 1997 -- (a) all acquisitions by the Company of Acquired Businesses in 1997 (through June 4) which have been acccounted for as purchase transactions and (b) the Note Financing; and (iii) the pro forma balance sheet at March 31, 1997 gives effect to the following events as if they had occurred on March 31, 1997 -- (a) all acquisitions by the Company of Acquired Businesses in the second quarter of 1997 (through June 4) which have been accounted for as purchase transactions and (b) the Note Financing. The allocation of purchase prices to the assets acquired and liabilities assumed relating to certain of the Acquired Businesses accounted for using the purchase method of accounting has been initially assigned and recorded based on preliminary estimates of fair value and may be revised as additional information concerning the valuation of such assets and liabilities becomes available. Also, the purchase prices are based on available information, certain assumptions management deems appropriate and preliminary estimates of fair value assigned to the shares of ARS Common Stock issued in certain of these transactions which carry certain restrictions regarding disposition by their holders, and such value may be revised as additional information becomes available.

     The unaudited pro forma combined financial information presented herein does not purport to represent what the Company's financial position or results of operations would have actually been had such events occurred at the beginning of the periods presented, as assumed, or to project the Company's financial position or results of operations for any future period or the future results of the Acquired Businesses. The unaudited pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere herein. Also see "Risk Factors" included elsewhere herein.

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES
                        PRO FORMA COMBINED BALANCE SHEET
                                 MARCH 31, 1997
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                            SECOND
                                        SUPPLEMENTAL        QUARTER
                                         FINANCIAL           1997                           PRO FORMA                     AS
                                         STATEMENTS     ACQUISITIONS(1)    ADJUSTMENTS      COMBINED     OFFERING      ADJUSTED
                                        ------------    ---------------    -----------      ---------    --------      --------
               ASSETS
CURRENT ASSETS:
    Cash and cash equivalents........     $  3,463          $ 1,456          $   (20)(a)    $  4,899     $ (2,050)(c)  $ 2,849
    Accounts receivable --
        Trade, net of allowance......       26,874            3,949           --              30,823        --          30,823
        Other........................        2,076            1,089             (255)(a)       2,910        --           2,910
    Costs and estimated earnings in
      excess of billings on
      uncompleted contracts..........        1,692               82           --               1,774        --           1,774
    Inventories......................       12,237            1,096           --              13,333        --          13,333
    Prepaid expenses and other
      current assets.................        2,572              724              (49)(a)       3,247        --           3,247
    Net assets of discontinued
      operations.....................          233          --                --                 233        --             233
                                        ------------    ---------------    -----------      ---------    --------     --------
            Total current assets.....       49,147            8,396             (324)         57,219       (2,050)      55,169
PROPERTY AND EQUIPMENT, net..........       20,948            3,708           --              24,656        --          24,656
GOODWILL, net........................      131,473               60           22,813 (a)     154,346        --         154,346
OTHER NONCURRENT ASSETS..............        2,204                1               (1)(a)       2,204        2,050(c)     4,254
                                        ------------    ---------------    -----------      ---------    --------     --------
            Total assets.............     $203,772          $12,165          $22,488        $238,425     $  --        $238,425
                                        ============    ===============    ===========      =========    ========     ========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Current maturities of long-term
      debt...........................     $    401          $ 1,178         $ --            $  1,579     $ (1,178)(c)  $   401
    Accounts payable and accrued
      expenses.......................       25,679            3,159             (740)(a)      28,098        --          28,098
    Unearned revenue on service and
      warranty contracts.............        3,559              474           --               4,033        --           4,033
    Billings in excess of costs and
      estimated earnings on
      uncompleted contracts..........        2,089              438           --               2,527        --           2,527
                                        ------------    ---------------    -----------      ---------    --------     --------
            Total current
              liabilities............       31,728            5,249             (740)         36,237       (1,178)      35,059
LONG-TERM DEBT, net of current
  maturities.........................       54,424            2,540           15,296 (b)      72,260      (53,822)(c)   18,438
CONVERTIBLE SUBORDINATED NOTES.......       --              --                --               --          55,000 (c)   55,000
UNEARNED REVENUE ON EXTENDED WARRANTY
  CONTRACTS..........................          613              120           --                 733        --             733
DEFERRED INCOME TAXES................        2,874                8           --               2,882        --           2,882
STOCKHOLDERS' EQUITY
    Common stock.....................           12              262             (261)(a)          13        --              13
    Additional paid-in capital.......      125,105              668             (668)(a)     137,284        --         137,284
                                                                              12,179 (b)
    Retained earnings (deficit)......      (10,984)           3,318           (3,318)(a)     (10,984)       --         (10,984)
                                        ------------    ---------------    -----------      ---------    --------     --------
            Total stockholders'
              equity.................      114,133            4,248            7,932         126,313        --         126,313
                                        ------------    ---------------    -----------      ---------    --------     --------
            Total liabilities and
              stockholders' equity...     $203,772          $12,165          $22,488        $238,425     $  --        $238,425
                                        ============    ===============    ===========      =========    ========     ========

------------
(1) Includes the pro forma effect of all second quarter acquisitions through June 4, 1997, accounted for using the purchase method of accounting.

  See accompanying notes to unaudited pro forma combined financial statements.

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                       SUPPLEMENTAL        ACQUISITIONS
                                         FINANCIAL     --------------------                  PRO FORMA
                                        STATEMENTS      1996(1)    1997(2)    ADJUSTMENTS    COMBINED     OFFERING    AS ADJUSTED
                                       -------------   ---------  ---------   -----------    ---------    --------    -----------

REVENUES.............................    $ 120,920     $ 155,177  $  43,240     $--          $319,337     $ --         $ 319,337
COST OF SERVICES.....................       87,928       107,191     26,327      --           221,446       --           221,446
                                       -------------   ---------  ---------   -----------    ---------    --------    -----------

    Gross Profit.....................       32,992        47,986     16,913      --            97,891       --            97,891
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................       26,514        40,063     15,385      (7,927)(a)    71,114       --            71,114
                                                                                 (2,399)(b)
                                                                                   (522)(c)
COMPENSATION EXPENSE RELATED TO
  PURCHASE OF EHC....................        3,356        --         --          (3,356)(d)     --          --            --

GOODWILL AMORTIZATION................          495        --         --           3,363(e)      3,858       --             3,858
                                       -------------   ---------  ---------   -----------    ---------    --------    -----------

INCOME FROM OPERATIONS...............        2,627         7,923      1,528      10,841        22,919       --            22,919
OTHER INCOME (EXPENSE):

    Financing Fees Related to
      Purchase of EHC................       (4,818)       --         --           4,818(f)      --          --            --
    Interest Expense.................         (611)       (1,234)      (668)     (3,164)(f)    (5,677)        (19)(i)     (5,658)
    Interest Income..................           82           270     --          --               352       --               352
    Other............................          438           264        303      --             1,005       --             1,005
                                       -------------   ---------  ---------   -----------    ---------    --------    -----------

INCOME (LOSS) FROM CONTINUING
  OPERATIONS BEFORE INCOME TAXES.....       (2,282)        7,223      1,163      12,495        18,599         (19)        18,618
PROVISION FOR INCOME TAXES...........        1,387         2,080     --           5,192(g)      8,659          (7)(g)      8,666
                                       -------------   ---------  ---------   -----------    ---------    --------    -----------

NET INCOME (LOSS) FROM CONTINUING
  OPERATIONS.........................    $  (3,669)    $   5,143  $   1,163     $ 7,303      $  9,940     $    12      $   9,952
                                       =============   =========  =========   ===========    =========    ========    ===========

SHARES USED IN COMPUTING INCOME
  PER SHARE FROM CONTINUING
  OPERATIONS.........................        5,305                                7,834        13,139 (h)                 13,139
                                       =============                          ===========    =========                ===========

NET INCOME (LOSS) PER SHARE FROM
  CONTINUING OPERATIONS..............    $   (0.69)                                          $   0.76                  $    0.76
                                       =============                                         =========                ===========

------------
(1) Includes the pro forma effect of all acquisitions in 1996 (excluding Atlas) accounted for using the purchase method of accounting.

(2) Includes the pro forma effect of all acquisitions in 1997, through June 4, 1997, accounted for using the purchase method of accounting.

  See accompanying notes to unaudited pro forma combined financial statements.

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1997
                                  (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                       SUPPLEMENTAL
                                        FINANCIAL          1997(1)                      PRO FORMA
                                        STATEMENTS       ACQUISITIONS    ADJUSTMENTS    COMBINED     OFFERING    AS ADJUSTED
                                       ------------      ------------    -----------    ---------    --------    -----------

REVENUES.............................    $ 62,608          $ 10,206        $--          $ 72,814     $ --         $  72,814
COST OF SERVICES.....................      44,462             6,339         --            50,801       --            50,801
                                       ------------      ------------    -----------    ---------    --------    -----------

    Gross Profit.....................      18,146             3,867         --            22,013       --            22,013
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................      14,525             3,716           (216)(a)    17,713       --            17,713
                                                                              (312)(b)
GOODWILL AMORTIZATION................         810            --                151 (e)       961       --               961
                                       ------------      ------------    -----------    ---------    --------    -----------

INCOME FROM OPERATIONS...............       2,811               151            377         3,339       --             3,339
OTHER INCOME (EXPENSE):

    Interest Expense.................      (1,117)              (81)          (281)(f)    (1,479)         (8)(i)     (1,487)
    Interest Income..................          23            --             --                23       --                23
    Other............................         178                22         --               200       --               200
                                       ------------      ------------    -----------    ---------    --------    -----------

INCOME (LOSS) FROM CONTINUING
  OPERATIONS BEFORE INCOME TAXES.....       1,895                92             96         2,083          (8)         2,075
PROVISION FOR INCOME TAXES...........         797            --                116 (g)       913          (3)(g)        910
                                       ------------      ------------    -----------    ---------    --------    -----------

NET INCOME (LOSS) FROM CONTINUING
  OPERATIONS.........................    $  1,098          $     92        $   (20)     $  1,170     $    (5)     $   1,165
                                       ============      ============    ===========    =========    ========    ===========

SHARES USED IN COMPUTING INCOME PER
  SHARE FROM CONTINUING OPERATIONS...      12,921                              617 (h)    13,538                     13,538
                                       ============                      ===========    =========                ===========

NET INCOME PER SHARE FROM CONTINUING
  OPERATIONS.........................    $   0.08                                       $   0.09                  $    0.09
                                       ============                                     =========                ===========

------------

(1) Includes the pro forma effect of all acquisitions in 1997, through June 4, 1997, accounted for using the purchase method of accounting as if the acquisitions had occurred on January 1, 1997.

  See accompanying notes to unaudited pro forma combined financial statements.

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  AMERICAN RESIDENTIAL SERVICES, INC. BACKGROUND:

     American Residential Services, Inc. ("ARS" and, together with its subsidiaries, the "Company") was formed to create a leading national provider of (i) comprehensive maintenance, repair and replacement services for heating, ventilating and air conditioning, plumbing, electrical and other systems in homes and commercial buildings and (ii) new installation services of those systems in homes and commercial facilities under construction. On September 27, 1996, ARS acquired seven residential services businesses (together with the common parent of two of those businesses, the "Founding Companies") in separate transactions (the "Initial Acquisitions") simultaneously with the closing of ARS's initial public offering (the "Offering") of its common stock ("Common Stock"). During the fourth quarter of 1996, ARS acquired an additional 13 residential services businesses (the "Fourth Quarter 1996 Acquisitions"). In addition, during the first quarter of 1997, ARS acquired ten residential service businesses (the "First Quarter 1997 Acquisitions") and during the second quarter of 1997 (through June 4), acquired an additional 14 residential service and commercial maintenance service businesses (collectively the "Second Quarter 1997 Acquisitions", and, together with the Founding Companies, the Fourth Quarter 1996 Acquisitions, and the First Quarter 1997 Acquisitions, the "Acquired Businesses").

     Eight of the First Quarter 1997 Acquisitions and five of the Second Quarter 1997 Acquisitions were acquired under the pooling-of-interests method of accounting. Of the 13 1997 acquisitions acquired under the pooling-of-interests method of accounting, 11 have been accounted for under the pooling-of-interests method of accounting with the historical financial statements of ARS retroactively restated. The remaining two acquisitions are not significant to prior historical periods and will be included in the consolidated results of the Company beginning on the date of acquisition.

2.  ACQUISITION OF ACQUIRED BUSINESSES:

     For financial statement presentation purposes, Atlas Services, Inc., one of the Founding Companies, was treated as the accounting acquiror.

     The estimated purchase prices for the Acquired Businesses accounted for using the purchase method of accounting are subject to certain purchase price adjustments following closing. The allocation of purchase prices to the assets acquired and liabilities assumed in certain purchase transactions has been initially assigned and recorded based on preliminary estimates of fair value and may be revised as additional information concerning the valuation of such assets and liabilities becomes available. Also, the purchase prices are based on preliminary estimates of value assigned to the shares of Common Stock issued in certain of these transactions which carry certain restrictions regarding disposition by their holders, and such value may be revised as additional information becomes available.

     Based upon management's preliminary analysis, ARS anticipates that the historical carrying value of the Acquired Businesses' assets and liabilities will approximate fair value. The amount allocated to goodwill is $154.3 million. Management of ARS has not identified any other material tangible or identifiable intangible assets of the Acquired Businesses to which a portion of the purchase prices could reasonably be allocated.

3.  UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS:

     (a) To record the elimination of assets and liabilities not acquired by ARS and record the preliminary allocation of total consideration to the net tangible assets purchased.

     (b) To record the borrowing of $14.6 million of debt and the issuance of 590,691 shares of Common Stock in connection with the acquisition of the Second Quarter 1997 Acquisitions.

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     (c) To record (i) issuance of $55.0 million in convertible subordinated notes, (ii) the retirement of debt outstanding under the Company's revolving credit facility and certain other debt and (iii) the deferral of $2.1 million of offering costs to be amortized over 7 years.

4.  UNAUDITED PRO FORMA COMBINED STATEMENTS OF
    OPERATIONS ADJUSTMENTS:

          (a) Adjusts compensation to the level the owners of certain of the Acquired Businesses have agreed to receive subsequent to the acquisitions of the Acquired Businesses.

          (b) Adjusts rent expense on certain facilities leased from certain previous owners to amounts which such owners agreed to following the acquisition of certain of the Acquired Businesses and adjusts for other nonrecurring expenses.

          (c) Adjusts for the effect of assets distributed to and the costs of certain leases assumed by the owners of certain Acquired Businesses.

          (d) To adjust for nonrecurring charges relating to shares of Common Stock issued to the shareholders of Enterprises Holding Company ("EHC").

          (e) Records pro forma goodwill amortization expense using a 40-year estimated life.

          (f) Records the elimination of financing fees related to shares of Common Stock issued in connection with the acquisition of EHC and adjusts interest expense for pro forma adjustments to debt.

          (g) Records the incremental provision for federal and state income taxes relating to the compensation differential, S corporation income and other pro forma adjustments.

          (h) Pro forma weighted average shares outstanding for 1996 and the three months ended March 31, 1997 are computed as follows (in thousands):

                                           DECEMBER 31,      MARCH 31,
                                               1996            1997
                                           -------------     ---------
Shares outstanding......................       12,418          12,444
Shares issued for First Quarter 1997
  Acquisitions accounted for under the
  purchase method of accounting.........           27           --
Shares issued for Second Quarter 1997
  Acquisitions accounted for under the
  purchase method of accounting.........          590             590
Stock options and warrant, net of
  assumed repurchases of common shares
  as treasury stock.....................          104             504
                                           -------------     ---------
                                               13,139          13,538
                                           =============     =========


          (i) To record the amortization of deferred offering costs and other adjustments to interest expense, assuming an incremental borrowing rate of 7.25%, resulting from sale of the Convertible Subordinated Notes.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To American Residential Services, Inc.:

     We have audited the accompanying consolidated balance sheets of American Residential Services, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Residential Services, Inc., and subsidiaries as of December 31, 1995 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

     As discussed in Note 1, the accompanying consolidated financial statements reflect the Company on a historical basis with Atlas Services, Inc. as the accounting acquiror restated for the effect of pooling-of-interests transactions.

ARTHUR ANDERSEN LLP

Houston, Texas
April 4, 1997

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                            DECEMBER 31         MARCH 31
                                       ---------------------   -----------
                                         1995        1996         1997
                                       ---------  ----------   -----------
                                                               (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $   1,120  $    7,860    $   2,872
     Accounts receivable --
          Trade, net of allowance of
             $200, $964 and $954.....      4,039      22,001       23,200
          Other......................        604       1,658        1,868
     Costs and estimated earnings in
       excess of billings on
       uncompleted contracts.........        289         853        1,367
     Inventories.....................      1,369      10,488       12,138
     Prepaid expenses and other
       current assets................        326       1,903        1,972
     Net assets of discontinued
       operations....................     --             338          233
                                       ---------  ----------   -----------
               Total current
               assets................      7,747      45,101       43,650
PROPERTY AND EQUIPMENT, net..........      4,640      19,223       20,203
GOODWILL, net........................     --         131,193      131,473
OTHER NONCURRENT ASSETS..............        593       1,340        2,165
                                       ---------  ----------   -----------
               Total assets..........  $  12,980  $  196,857    $ 197,491
                                       =========  ==========   ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
       debt..........................  $     920  $      982    $     152
     Short-term debt.................        210      --           --
     Accounts payable and accrued
       expenses......................      5,876      22,466       21,600
     Unearned revenue on service and
       warranty contracts............        583       3,850        3,559
     Billings in excess of costs and
       estimated earnings on
       uncompleted contracts.........        517       1,547        1,931
                                       ---------  ----------   -----------
               Total current
               liabilities...........      8,106      28,845       27,242
LONG-TERM DEBT, net of current
  maturities.........................      2,344      52,931       54,341
UNEARNED REVENUE ON SERVICE AND
  WARRANTY CONTRACTS.................     --             633          613
DEFERRED INCOME TAXES................        298       2,392        2,392
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Preferred Stock, $.001 par
       value, 10,000,000 shares
       authorized;
       none issued and outstanding...     --          --           --
     Common stock, $.001 par value,
       50,000,000 shares authorized;
       2,349,094, 11,653,303 and
       11,679,617 shares issued and
       outstanding...................          2          12           12
     Additional paid-in-capital......      1,180     122,569      123,214
     Retained earnings (deficit).....      1,050     (10,525)     (10,323)
                                       ---------  ----------   -----------
               Total stockholders'
               equity................      2,232     112,056      112,903
                                       ---------  ----------   -----------
               Total liabilities and
               stockholders'
               equity................  $  12,980  $  196,857    $ 197,491
                                       =========  ==========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                         THREE MONTHS ENDED
                                           YEAR ENDED DECEMBER 31             MARCH 31
                                       -------------------------------  --------------------
                                         1994       1995       1996       1996       1997
                                       ---------  ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)
REVENUES.............................  $  41,151  $  48,401  $  95,518  $  13,648  $  55,446
COST OF SERVICES.....................     31,586     35,955     68,144      9,716     38,955
                                       ---------  ---------  ---------  ---------  ---------
     Gross Profit....................      9,565     12,446     27,374      3,932     16,491
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................      8,766      9,648     22,431      3,205     14,572
COMPENSATION EXPENSE RELATED TO
  PURCHASE OF EHC (Note 1)...........     --         --          3,356     --         --
                                       ---------  ---------  ---------  ---------  ---------
INCOME FROM OPERATIONS...............        799      2,798      1,587        727      1,919
OTHER INCOME (EXPENSE):
     Financing Fees Related to
       Purchase of EHC (Note 1)......     --         --         (4,818)    --         --
     Interest Expense................       (254)      (274)      (574)       (73)    (1,110)
     Interest Income.................         32         42         44          8         15
     Other...........................        213        118        413         72        176
                                       ---------  ---------  ---------  ---------  ---------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS BEFORE INCOME
  TAXES..............................        790      2,684     (3,348)       734      1,000
PROVISION FOR INCOME TAXES...........        321      1,076        957        298        441
                                       ---------  ---------  ---------  ---------  ---------
NET INCOME (LOSS) FROM CONTINUING
  OPERATIONS.........................        469      1,608     (4,305)       436        559
LOSS FROM DISCONTINUED OPERATIONS,
  NET OF INCOME TAX..................     --         --             (3)    --            (32)
                                       ---------  ---------  ---------  ---------  ---------
NET INCOME (LOSS)....................  $     469  $   1,608  $  (4,308) $     436  $     527
                                       =========  =========  =========  =========  =========
WEIGHTED AVERAGE SHARES
  OUTSTANDING........................      2,349      2,349      4,541      2,349     12,157
                                       =========  =========  =========  =========  =========
EARNINGS (LOSS) PER SHARE:
     Continuing Operations...........  $    0.20  $    0.68  $   (0.95) $    0.19  $    0.05
     Discontinued Operations.........     --         --         --         --          (0.01)
                                       ---------  ---------  ---------  ---------  ---------
          Total......................  $    0.20  $    0.68  $   (0.95) $    0.19  $    0.04
                                       =========  =========  =========  =========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                             COMMON STOCK       ADDITIONAL    RETAINED         TOTAL
                                          ------------------     PAID-IN      EARNINGS     STOCKHOLDERS'
                                           SHARES     AMOUNT     CAPITAL      (DEFICIT)       EQUITY
                                          ---------   ------    ----------    ---------    -------------
BALANCE, December 31, 1993..............      2,349    $  2      $     336    $     394      $     732
     Capital contributions..............     --        --              352       --                352
     Dividends paid by Pooled
       Companies........................     --        --           --             (541)          (541)
     Other equity transactions of Pooled
       Companies........................     --        --              206       --                206
     Net income.........................     --        --           --              469            469
                                          ---------   ------    ----------    ---------    -------------
BALANCE, December 31, 1994..............      2,349       2            894          322          1,218
     Capital contributions..............     --        --              283       --                283
     Adjustment to conform fiscal
       year-ends of certain Pooled
       Companies........................     --        --                3       --                  3
     Dividends paid by Pooled
       Companies........................     --        --           --             (880)          (880)
     Net income.........................     --        --           --            1,608          1,608
                                          ---------   ------    ----------    ---------    -------------
BALANCE, December 31, 1995..............      2,349       2          1,180        1,050          2,232
     Public Offering, net of Offering
       Costs............................      4,830       5         60,626       --             60,631
     Acquisition of Founding
       Companies........................      3,184       3         29,231       --             29,234
     Acquisition of Fourth Quarter 1996
       Acquisitions.....................      1,282       2         30,624       --             30,626
     Exercise of Warrant................          8    --              125       --                125
     Cash Distributions to Founding
       Companies stockholders...........     --        --           --           (6,031)        (6,031)
     Capital contributions..............     --        --              800       --                800
     Adjustment to conform fiscal
       year-ends of certain Pooled
       Companies........................     --        --              (17)         (34)           (51)
     Dividends paid by Pooled
       Companies........................     --        --           --           (1,202)        (1,202)
     Net loss...........................     --        --           --           (4,308)        (4,308)
                                          ---------   ------    ----------    ---------    -------------
BALANCE, December 31, 1996..............     11,653      12        122,569      (10,525)       112,056
     Acquisition of First Quarter 1997
       Purchased Companies
       (unaudited)......................         27    --              556       --                556
     Capital contributions equal to the
       current income taxes of S
       Corporations (unaudited).........     --        --              135       --                135
     Dividends paid by Pooled Companies
       (unaudited)......................     --        --           --             (325)          (325)
     Other equity transactions of
       Pooled Companies (unaudited).....     --        --              (46)      --                (46)
     Net income (unaudited).............     --        --           --              527            527
                                          ---------   ------    ----------    ---------    -------------
BALANCE, March 31, 1997 (unaudited).....     11,680    $ 12      $ 123,214    $ (10,323)     $ 112,903
                                          =========   ======    ==========    =========    =============

  The accompanying notes are an integral part of these consolidated financial statements.

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                      THREE MONTHS
                                                                                         ENDED
                                                     YEAR ENDED DECEMBER 31            MARCH 31,
                                                 -------------------------------  --------------------
                                                   1994       1995       1996       1996       1997
                                                 ---------  ---------  ---------  ---------  ---------
                                                                                      (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss).........................  $     469  $   1,608  $  (4,308) $     436  $     527
     Adjustments to reconcile net income (loss)
       to net cash provided by (used in)
       operating activities --
          Depreciation and amortization........        769        988      2,523        351      1,934
          Taxes on acquired S Corporations.....        352        283        800     --            135
          Stock portion of compensation and
             financing fees related to purchase
             of EHC............................     --         --          6,276     --         --
          Deferred income taxes (benefit)......        (46)        94       (411)      (362)       239
          (Gain) loss on sale of property and
             equipment.........................         11          9        (77)       (12)       201
          Changes in operating assets and
          liabilities --
               (Increase) decrease in --
                     Accounts receivable.......       (987)    (1,177)      (989)      (410)      (974)
                     Costs and estimated
                       earnings in excess of
                       billings on uncompleted
                       contracts...............       (456)       504         14         82       (513)
                     Inventories...............       (213)      (309)        28       (317)    (1,463)
                     Prepaid expenses and other
                       current assets..........         47        (45)      (749)        21        (66)
                     Other noncurrent assets...        (97)      (155)       (89)    --         --
               Increase (decrease) in --
                     Accounts payable and
                       accrued expenses........      1,505        858     (1,849)     1,209     (1,536)
                     Unearned revenue on
                       service and warranty
                       contracts...............        163         86         93        (11)      (362)
                     Billings in excess of
                       costs and estimated
                       earnings on uncompleted
                       contracts...............         23         93       (241)       (35)       384
                     Other.....................        (91)       (51)       (37)       (35)      (610)
                                                 ---------  ---------  ---------  ---------  ---------
                     Net cash provided by (used
                       in) operating
                       activities..............      1,449      2,786        984        917     (2,104)
                                                 ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from sale of property and
       equipment...............................        122         87        328         46         47
     Additions to property and equipment.......     (1,562)      (938)    (2,487)      (272)    (1,990)
     Cash paid for acquisitions, net of cash
       acquired................................     --         --        (44,458)    --           (673)
                                                 ---------  ---------  ---------  ---------  ---------
                     Net cash used in investing
                     activities................     (1,440)      (851)   (46,617)      (226)    (2,616)
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from short- and long-term debt...      1,804        855     40,458        290     37,630
     Principal payments of short- and long-term
       debt....................................     (1,510)    (1,265)   (40,885)      (299)   (37,466)
     Issuances of Common Stock, net of offering
       costs...................................        206         45     60,631     --         --
     Distributions to Founding Companies
       stockholders............................     --         --         (6,031)    --         --
     S Corporation dividends paid by Pooled
       Companies...............................       (541)      (880)    (1,202)      (133)      (325)
     Other, net................................     --         --           (598)       118       (107)
                                                 ---------  ---------  ---------  ---------  ---------
                     Net cash provided by (used
                     in) financing
                     activities................        (41)    (1,245)    52,373        (24)      (268)
                                                 ---------  ---------  ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS..................................        (32)       690      6,740        667     (4,988)
CASH AND CASH EQUIVALENTS, beginning of
  period.......................................        462        430      1,120      1,120      7,860
                                                 ---------  ---------  ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, end of period.......  $     430  $   1,120  $   7,860  $   1,787  $   2,872
                                                 =========  =========  =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid for --
     Interest..................................  $     339  $     316  $     790  $      42  $     658
     Income taxes..............................        226        252        184        150        323

  The accompanying notes are an integral part of these consolidated financial statements.

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION:

     In October 1995, American Residential Services, Inc. ("ARS" or the "Company") was founded to create a leading national provider of (i) comprehensive maintenance, repair and replacement services for heating, ventilation and air conditioning, plumbing, electrical and other systems in homes and small commercial buildings and (ii) new installation of those systems in homes and small commercial facilities under construction. On September 27, 1996, ARS acquired in separate transactions seven residential service businesses (together with Enterprises Holding Company ("EHC"), which is the common parent of two of the businesses), (the "Founding Companies") in exchange for consideration consisting of a combination of cash and shares of its common stock, par value $.001 per share (the "Common Stock"). The Company's initial public offering (the "Offering") of ARS's Common Stock closed simultaneously with the closing of the acquisitions.

     For financial statement presentation purposes, Atlas Services, Inc. ("Atlas"), one of the Founding Companies, has been identified as the accounting acquiror. The acquisition of the remaining Founding Companies was accounted for using the purchase method of accounting, with the results of operations included from September 30, 1996, the effective closing date of the acquisitions for accounting purposes. The allocation of purchase prices to the assets acquired and liabilities assumed has been initially assigned and recorded based on preliminary estimates of fair value and may be revised as additional information concerning the valuation of such assets and liabilities becomes available.

     Subsequent to the acquisition of the Founding Companies and the Offering, ARS acquired 13 residential service businesses during the fourth quarter of 1996 (the "Fourth Quarter 1996 Acquisitions") and an additional ten residential service businesses during the first quarter of 1997 (the "First Quarter 1997 Acquisitions" and, collectively with the Fourth Quarter 1996 Acquisitions and the Founding Companies, the "Acquired Businesses"). For accounting purposes, the Fourth Quarter 1996 Acquisitions and two of the First Quarter 1997 Acquisitions were accounted for using the purchase method of accounting. The remaining eight companies acquired as part of the First Quarter 1997 Acquisitions (the "Pooled Companies") have been accounted for under the pooling-of-interests method with the historical financial statements of ARS retroactively restated for the effects thereof.

     The accompanying consolidated financial statements reflect the Company on a historical basis with Atlas as the accounting acquiror. The historical financial statements have been restated for all periods presented for the effect of the eight acquisitions accounted for as pooling-of-interests.

     In connection with the purchase of EHC, the purchase price paid to the shareholders of EHC in excess of the purchase price paid by EHC for its previous acquisition of Service Enterprises, Inc. and Adcot, Inc. is recorded as nonrecurring compensation expense of $3,356,000 and financing fees of $4,818,000 in the accompanying statements of operations for the year ended December 31, 1996.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of ARS and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

  INTERIM FINANCIAL INFORMATION

     The interim consolidated financial statements for the three months ended March 31, 1996 and 1997 are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the results of operations and cash flows with respect to the consolidated interim financial statements, have

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

  INVENTORIES

     Inventories consist of parts and supplies held for use in the ordinary course of business and are valued at the lower of cost or market using principally a weighted-average method.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

     Included in property and equipment are certain assets subject to capital leases. These assets are amortized using the straight-line method over the lesser of the life of the leases or the estimated useful life of the asset.

  GOODWILL

     Goodwill represents the excess of the aggregate purchase price paid by the Company in the acquisition of businesses accounted for as purchases over the fair market value of the net assets acquired. Goodwill is amortized on a straight-line basis over 40 years. As of December 31, 1996, accumulated amortization was approximately $584,000.

     The Company periodically evaluates the recoverability of intangibles resulting from business acquisitions and measures the amount of impairment, if any, by assessing current and future levels of income and cash flows as well as other factors, such as business trends and prospects and market and economic conditions.

  DEBT ISSUE COSTS

     Debt issue costs related to the Company's Credit Facility (see Note 7) are included in other noncurrent assets and are amortized to interest expense over the scheduled maturity of the debt. As of December 31, 1996, accumulated amortization was approximately $49,000.

  REVENUE RECOGNITION

     The Company recognizes revenue when the services are performed except when work is being performed under a construction contract. Revenues on residential and commercial service and maintenance contracts are recorded and collected monthly. Revenues from sales of extended warranties are recognized over the life of the warranty on a straight-line basis.

     Revenues from construction contracts are recognized on a percentage-of-completion method measured primarily on the basis of percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

  WARRANTY COSTS

     The Company typically warrants labor for the first year after installation on new air conditioning and heating units. The Company also generally warrants labor for 30 days after servicing of existing air conditioning and heating units. An allowance for warranty costs is recorded upon completion of installation or service.

  STOCK-BASED COMPENSATION

     The disclosure requirements of Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation", are effective for transactions entered into in fiscal years that begin after December 15, 1995. This statement encourages entities to account for employee stock option or similar equity instruments using a fair value approach for all such plans. However, it also allows an entity to continue to measure compensation costs for those plans using the method prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees". Those entities which elect to remain with the accounting in APB No. 25 are required to include pro forma disclosures of net income and earnings per share as if the fair value-based method of accounting had been applied. The Company has elected to account for such plans under the provisions of APB No. 25. Therefore, there is no effect on the Company's financial position and results of operations as a result of this pronouncement. Reference is made to Note 8 for the SFAS No.123 disclosures.

  INCOME TAXES

     The Company files a consolidated federal income tax return, which includes the operations of all acquired businesses for periods subsequent to the respective date of acquisition. Acquired companies each file a "short period" federal income tax return through their respective acquisition date.

     The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Under this method, deferred income taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled.

     Certain of the businesses acquired as pooling-of-interests were S Corporations for income tax purposes prior to their acquisition by the Company. Accordingly, any income tax liabilities for the periods prior to the acquisition date are the responsibility of the respective stockholders. For purposes of these consolidated financial statements, federal and state income taxes have been provided as if these companies had filed C Corporation tax returns for the pre-acquisition periods, with the current income tax expense of these S Corporations reflected as an increase to additional paid-in capital.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1995, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset is compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value was necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

  EARNINGS PER SHARE

     The following table summarizes weighted average shares outstanding for each of the periods presented (in thousands).

                                           YEAR ENDED DECEMBER 31
                                       -------------------------------
                                         1994       1995       1996
                                       ---------  ---------  ---------
Shares issued in the acquisition of
  Atlas..............................      1,067      1,067      1,067
Shares issued in acquisitions
  accounted for under the pooling-
  of-interests method................      1,282      1,282      1,282
Shares issued in the formation of
  ARS................................     --         --            318
Weighted average portion of shares
  issued to the remaining
  stockholders of the Founding
  Companies..........................     --         --            472
Weighted average portion of shares
  sold in the Offering...............     --         --          1,204
Weighted average portion of shares
  awarded to certain employees and
  consultants........................     --         --             10
Weighted average portion of shares
  issued for the acquisition of the
  Fourth Quarter 1996 Acquisitions...     --         --             84
Stock options and warrant, net of
  assumed repurchases of common
  shares as treasury stock...........     --         --            104
                                       ---------  ---------  ---------
Weighted average shares
  outstanding........................      2,349      2,349      4,541
                                       =========  =========  =========

     In February 1997, the Financial Standards Accounting Board issued Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share." SFAS
No. 128 revises the methodology to be used in computing earnings per share (EPS) such that the computations required for primary and fully diluted EPS are to be replaced with "basic" and "diluted" EPS. Basic EPS is computed by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted EPS is computed in the same manner as fully diluted EPS, except that, among other changes, the average share price for the period is used in all cases when applying the treasury stock method to potentially dilutive outstanding options.

     The Company will adopt SFAS No. 128 effective December 15, 1997 and will restate EPS for all periods presented. For the years ended December 31, 1994, 1995 and 1996, basic and diluted EPS under SFAS No. 128 are the same and do not differ from the EPS as presented.

3.  BUSINESS COMBINATIONS:

  POOLINGS

     In the first quarter of 1997, the Company acquired all of the outstanding stock of the eight Pooled Companies in exchange for 1,282,438 shares of Common Stock. These companies provide installation and maintenance, repair and replacement of plumbing, air conditioning and heating and electrical systems. These acquisitions have been accounted for under the pooling-of-interests method of accounting.

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The following table summarizes the unaudited restated consolidated revenues, net income (loss) and per share data from continuing operations of the Company after giving effect to these transactions (in thousands, except per share data).

                                                          FOR THE YEAR ENDED DECEMBER 31
                                        ------------------------------------------------------------------
                                               1994                  1995                    1996
                                        ------------------    ------------------    ----------------------
                                                     NET                   NET                  NET INCOME
                                        REVENUES    INCOME    REVENUES    INCOME    REVENUES      (LOSS)
                                        --------    ------    --------    ------    --------    ----------
Revenues and net income (loss):
  As presently reported..............   $19,183     $  17     $22,048     $ 684     $64,229      $ (5,536)
  Subsequent acquisitions............    21,968       452      26,353       924      31,289         1,231
                                        --------    ------    --------    ------    --------    ----------
  As restated........................   $41,151     $ 469     $48,401     $1,608    $95,518      $ (4,305)
                                        ========    ======    ========    ======    ========    ==========
Net income (loss) per share:
  As presently reported..............               $0.02                 $0.64                  $  (1.70)
  Subsequent acquisitions............                0.18                  0.04                      0.75
                                                    ------                ------                ----------
  As restated........................               $0.20                 $0.68                  $  (0.95)
                                                    ======                ======                ==========

  PURCHASES

     In addition to the acquisition of the Founding Companies, during the fourth quarter of 1996, the Company acquired 13 companies for an aggregate of approximately $41.2 million in cash and short-term notes and 1,282,910 shares of Common Stock. Funding of the cash portion of the purchase prices and repayment of indebtedness assumed in connection with the acquisitions was provided by borrowings under the Company's Credit Facility. The accompanying consolidated balance sheet includes preliminary allocations of the respective purchase price which are subject to final adjustment. Also, the purchase prices are based on preliminary estimates of fair value assigned to the Company's Common Stock issued in all acquisitions accounted for under the purchase method of accounting which carry certain restrictions regarding dispositions by the holders, and such value may be revised as additional information becomes available. Set forth below are unaudited pro forma combined revenues and income data reflecting the pro forma effect of these acquisitions on the Company's results from continuing operations for the years ended December 31, 1995 and 1996. The unaudited pro forma data presented below consists of the income statement data from continuing operations as presented in these consolidated financial statements plus (i) the Founding Companies for the year ended December 31, 1995 and the nine months ended September 30, 1996 and (ii) all Fourth Quarter 1996 Acquisitions as if the acquisitions were effective on the first day of the year being reported through the respective dates of acquisition (in thousands, except per share amounts) (unaudited).

                                             1995        1996
                                          ----------  ----------
Revenues................................  $  211,127  $  250,695
                                          ==========  ==========
Net income from continuing operations...  $    5,751  $    7,244
                                          ==========  ==========
Net income per share from continuing
  operations............................  $     0.49  $     0.62
                                          ==========  ==========

     Pro forma adjustments included in the amounts above primarily relate to:
(a) compensation differential, (b) adjustment for nonrecurring compensation expense of $3,356,000 and financing fees of $4,818,000 related to the purchase of EHC, (c) adjustment for rent expense on certain leased facilities, (d) adjustment for the effects of assets distributed to and costs of certain leases assumed by owners of certain of the Founding Companies and the Fourth Quarter 1996 Acquisitions, (e) adjustment for pro forma goodwill amortization expense using a 40-year estimated life, (f) elimination of historical interest expense related to certain obligations which were repaid or not assumed by the Company reduced by interest expense on

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

borrowed funds used to pay the cash portion of the purchase price for the Founding Companies and the Fourth Quarter 1996 Acquisitions, and (g) adjustment to the federal and state income tax provisions based on pro forma operating results. Net income per share for 1995 and 1996 assumes all shares issued for the acquisitions of the Founding Companies and the Fourth Quarter 1996 Acquisitions had been outstanding for the periods presented.

     The pro forma results presented are not necessarily indicative of actual results which might have occurred had the operations and management teams of the Company and the Founding Companies and the Fourth Quarter 1996 Acquisitions been combined at the beginning of the periods presented.

4.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                                                DECEMBER 31
                                         ESTIMATED USEFUL   --------------------
                                          LIVES IN YEARS      1995       1996
                                         ----------------   ---------  ---------
Land and land improvements.............      --             $     538  $   2,727
Buildings and leasehold improvements...     5-40                1,774      5,786
Transportation equipment...............      5                  4,252     11,101
Machinery and equipment................     5-7                 1,267      2,081
Furniture and fixtures.................     5-10                  516      2,179
                                                            ---------  ---------
                                                                8,347     23,874
Less -- Accumulated depreciation.......                         3,707      4,651
                                                            ---------  ---------
     Property and equipment, net.......                     $   4,640  $  19,223
                                                            =========  =========

5.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts consisted of the following (in thousands):

                                              DECEMBER 31
                                          --------------------
                                            1995       1996
                                          ---------  ---------
Balance at beginning of year............  $     184  $     200
     Additions charged to costs and
       expenses.........................         78        256
     Deductions for uncollectible
       receivables written off..........        (62)       (80)
     Allowance for doubtful accounts at
       acquisition dates................     --            588
                                          ---------  ---------
Balance at end of year..................  $     200  $     964
                                          =========  =========

     Accounts payable and accrued expenses consist of the following (in thousands):

                                              DECEMBER 31
                                          --------------------
                                            1995       1996
                                          ---------  ---------
Accounts payable, trade.................  $   3,174  $  10,302
Accrued compensation and benefits.......        563      6,101
Accrued insurance.......................        269      1,648
Accrued warranty expense................        155        944
Federal and state income taxes
  payable...............................     --            509
Other accrued expenses..................      1,715      2,962
                                          ---------  ---------
                                          $   5,876  $  22,466
                                          =========  =========

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Installation contracts in progress are as follows (in thousands):

                                              DECEMBER 31
                                          --------------------
                                            1995       1996
                                          ---------  ---------
Costs incurred on contracts in
  progress..............................  $   2,914  $  11,342
Estimated earnings, net of losses.......      1,239      5,264
                                          ---------  ---------
                                              4,153     16,606
Less -- Billings to date................      4,381     17,300
                                          ---------  ---------
                                          $    (228) $    (694)
                                          =========  =========

     The following are included in the accompanying balance sheets under the following captions (in thousands):

                                              DECEMBER 31
                                          --------------------
                                            1995       1996
                                          ---------  ---------
Costs and estimated earnings in excess
  of billings
  on uncompleted contracts..............  $     289  $     853
Billings in excess of costs and
  estimated earnings
  on uncompleted contracts..............       (517)    (1,547)
                                          ---------  ---------
                                          $    (228) $    (694)
                                          =========  =========

6.  DISCONTINUED OPERATIONS:

     In 1996, the Company decided to discontinue its retail appliance sales division in order to concentrate its financial and human resources on its core residential services business. The net loss of this division subsequent to September 30, 1996 is included in the statements of operations under discontinued operations and therefore revenues, costs of sales, selling, general and administrative expenses, other income and expense, and income taxes exclude amounts associated with the discontinued division. Revenues from this division were approximately $2.9 million from the date of acquisition by ARS through December 31, 1996. Certain expenses have been allocated to discontinued operations, which were allocated based upon estimated divisional usage. All assets of the operations are expected to be sold in 1997.

     The components of net assets of discontinued operations included in the consolidated balance sheet are as follows: (in thousands)

Net working capital.....................  $     218
Property and equipment, net.............        120
                                          ---------
                                          $     338
                                          =========

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

7.  SHORT- AND LONG-TERM DEBT:

     Short-term debt consisted of a revolving line of credit payable to a bank with interest due monthly at 9.375 percent and was secured by certain accounts receivable and inventory. The amount outstanding at December 31, 1995 was $210,000. The revolving line of credit was terminated upon the consummation of the Offering.

     Long-term debt consists of the following (in thousands):

                                           DECEMBER 31
                                       --------------------
                                         1995       1996
                                       ---------  ---------
Notes payable to banks bearing
  interest ranging from
  5.9% to 13.3%, repaid in 1996 with
  proceeds from
  the Company's Credit Facility......  $   2,035  $  --
Credit Facility (see below)..........     --         27,200
Notes payable to selling shareholders
  of certain Fourth Quarter 1996
  Acquisitions repaid in January 1997
  from borrowing under Credit
  Facility...........................     --         24,613
Other................................      1,229      2,100
                                       ---------  ---------
                                           3,264     53,913
Less -- Current maturities...........        920        982
                                       ---------  ---------
                                       $   2,344  $  52,931
                                       =========  =========

     On March 3, 1997, the Company increased the total commitment of its credit facility (the "Credit Facility") from $55 million, which was in place at December 31, 1996, to $100 million. The Credit Facility provides the Company with a revolving line of credit up to $100 million, which may be used for general corporate purposes, including the funding of any cash that may be paid in connection with acquisitions, the refinancing of indebtedness of businesses acquired, capital expenditures and working capital. Loans under the Credit Facility bear interest, at the Company's option, at the designated variable base rate plus margins ranging from 0 to 50 basis points, or at a designated London interbank offering rate (LIBOR) plus a margin ranging from 100 to 200 basis points, depending on the ratio of the Company's interest-bearing debt to its trailing earnings before interest, taxes, depreciation and amortization. The margin is reset on a quarterly basis and also may be reset upon the closing of an acquisition involving cash consideration in excess of $5 million or upon a principal repayment in excess of $5 million. Commitment fees of 30 to 50 basis points per annum are payable on the unused portion of the line of credit. The Credit Facility contains a sublimit for standby letters of credit of up to $5.0 million. The Credit Facility also requires the consent of the lenders for acquisitions exceeding a certain level of cash consideration, prohibits the payment of dividends by the Company (except for dividends payable in Common Stock and certain preferred stock), does not permit the Company to incur or assume other indebtedness in excess of 5% of consolidated net worth and will require the Company to comply with certain financial covenants. The Credit Facility will terminate and all amounts outstanding, if any, thereunder will be due and payable in September 1999. The Company's subsidiaries have guaranteed the repayment of all amounts due under the Credit Facility. ARS has also pledged the stock of its subsidiaries to guarantee repayment of the indebtedness under the Credit Facility. As of December 31, 1996, the Company had $27.2 million in outstanding borrowings under the Credit Facility, bearing interest at a weighted average rate of approximately 7.40%.

     Prime rate at December 31, 1996 was 8.25%. LIBOR rates were 5.50%, 5.53%, 5.56% and 5.59% for the 30 day, 60 day, 90 day and 180 day LIBOR, respectively.

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The aggregate maturities of long-term debt as of December 31, 1996 are as follows (in thousands):

Year ending December 31 --
     1997............................  $     982
     1998............................        323
     1999............................        202
     2000............................        153
     2001............................        278
     Thereafter......................     51,975
                                       ---------
                                       $  53,913
                                       =========

     The maturities schedule above reflects the issuance of the convertible subordinated notes discussed in Note 13. The Company used substantially all of the net proceeds of the offering of the convertible subordinated notes to repay indebtedness outstanding under its existing Credit Facility.

     Management estimates that the fair value of its debt obligations approximates the historical value of $53.9 million at December 31, 1996.

8.  STOCK OPTIONS AND WARRANTS:

  STOCK OPTIONS

     The Company has approved a 1996 Incentive Plan (the Plan), which amended and restated a prior stock option plan and provides for the granting or awarding of stock options and stock appreciation rights to non-employee directors, officers and other key employees and independent contractors. The Company accounts for this Plan under APB Opinion No. 25, and no compensation expense has been recognized. The number of shares authorized and reserved for issuance under the Plan is limited to the greater of 1,550,000 shares or 15 percent of the number of shares of Common Stock outstanding on the last day of the preceding calendar quarter (1,550,000 shares at December 31, 1996). In general, the terms of the option awards (including vesting schedules) will be established by the Compensation Committee of the Company's Board of Directors. As of December 31, 1996, the Company has granted 10 year options covering an aggregate of 1,504,500 shares of Common Stock.

     The following table summarizes activity under the Plan for the year ended December 31, 1996:

                                                                      WEIGHTED
                                                                      AVERAGE
                                                        EXERCISE      EXERCISE
                                         SHARES          PRICE         PRICE
                                        ---------    --------------   --------
Outstanding at December 31, 1995.....      --              --           --
     Granted.........................   1,554,500    $8.00 - $23.75    $13.09
     Exercised.......................      --              --           --
     Forfeited and canceled..........     (50,000)       $15.00        $15.00
                                        ---------
Outstanding at December 31, 1996.....   1,504,500                      $12.59
                                        =========
Weighted average fair value of
  options granted during 1996........   $    6.18
Weighted average remaining
  contractual life...................   9.35 years

     At December 31, 1996, no option shares were exercisable. Unexercised options expire at various dates from January 2006 through December 2006.

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     If the Company had recorded compensation cost for the Plan consistent with SFAS No. 123, net loss and loss per share would have been increased by the following pro forma amounts (in thousands, except per share data):

                                           YEAR ENDED
                                        DECEMBER 31, 1996
Net Loss:
     As Reported.....................        $(4,308)
     Pro forma.......................        $(5,283)
Loss Per Share:
     As Reported.....................        $  (.95)
     Pro forma.......................        $ (1.16)

     The pro forma compensation cost may not be representative of that to be expected in future years because options vest over several years and additional awards may be made each year.

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model, with the following weighted average assumptions used for grants in 1996: dividend yield of 0%; expected volatility of 32.19%; risk-free interest rate of 6.72%; and expected lives of 10 years.

  STOCK WARRANT

     During 1996, the Company issued a warrant to purchase 100,000 shares of Common Stock exercisable at $15.00 per share. The warrant is exercisable, in whole or in part, at any time until September 27, 2001. The number of shares represented by the warrant is subject to adjustment for stock dividends, stock splits and similar events.

9.  LEASES:

     The Company leases facilities under noncancellable leases. The following represents future minimum rental payments under noncancellable operating leases (in thousands):

Year ending December 31 --
     1997...............................  $   3,679
     1998...............................      3,166
     1999...............................      2,891
     2000...............................      2,554
     2001...............................      1,912
     Thereafter.........................      7,005
                                          ---------
                                          $  21,207
                                          =========

     Rental expense for the years ended December 31, 1994, 1995, and 1996 was approximately $409,000, $587,000, and $1,276,000, respectively. Included in these amounts are rent expenses and commissions paid to related parties of approximately $117,000, $227,000, and $482,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

10.  INCOME TAXES:

     Federal and state income tax provisions (benefits) are as follows (in thousands):

                                              YEAR ENDED DECEMBER 31
                                          -------------------------------
                                            1994       1995       1996
                                          ---------  ---------  ---------
Federal --
     Current............................  $     300  $     823  $   1,130
     Deferred...........................        (41)        80       (324)
State --
     Current............................         67        159        238
     Deferred...........................         (5)        14        (87)
                                          ---------  ---------  ---------
                                          $     321  $   1,076  $     957
                                          =========  =========  =========

     Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate tax rate of 34 percent to income before income tax as follows (in thousands):

                                              YEAR ENDED DECEMBER 31
                                          -------------------------------
                                            1994       1995       1996
                                          ---------  ---------  ---------
Tax provision at the statutory rate.....  $     268  $     913  $  (1,138)
Increase (decrease) resulting from --
     State income taxes.................         40        114        114
     Nondeductible expenses.............         16         42        154
     Nondeductible costs related to
       purchase of EHC..................         --         --      1,740
     Other..............................         (3)         7         87
                                          ---------  ---------  ---------
                                          $     321  $   1,076  $     957
                                          =========  =========  =========

     Deferred income tax provisions result from temporary differences in the recognition of revenues and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences representing deferred tax assets and liabilities result principally from the following (in thousands):

                                            YEAR ENDED
                                           DECEMBER 31
                                       --------------------
                                         1995       1996
                                       ---------  ---------
Accruals and reserves not deductible
  until paid.........................  $    (242) $    (848)
Net changes in accounting methods for
  the Founding Companies, the Fourth
  Quarter 1996 Acquisitions and the
  Pooled Companies...................         23      1,474
Depreciation and amortization........        349        276
Loss on Investment...................     --            268
Other................................         67        918
                                       ---------  ---------
Total deferred income tax
  liabilities........................  $     197  $   2,088
                                       =========  =========

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The net deferred tax assets and liabilities are comprised of the following (in thousands):

                                            YEAR ENDED
                                           DECEMBER 31
                                       --------------------
                                         1995       1996
                                       ---------  ---------
Deferred tax assets --
     Current.........................  $    (401) $  (1,412)
     Long-term.......................         (9)      (618)
                                       ---------  ---------
          Total......................       (410)    (2,030)
                                       ---------  ---------
Deferred tax liabilities --
     Current.........................        300      1,108
     Long-term.......................        307      3,010
                                       ---------  ---------
          Total......................        607      4,118
                                       ---------  ---------
          Net deferred income tax
             liabilities.............  $     197  $   2,088
                                       =========  =========

11.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal actions will have a material adverse effect on the Company's financial position or consolidated results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. During the fourth quarter of 1996, the Company established a self-insurance retention program for a portion of its medical claims. The Company is now responsible for the first $75,000 per employee of medical claims filed under its medical insurance policy. In addition, the Company established a self-insurance retention program for damages to Company-owned vehicles. The accrued insurance claims payable represents management's estimate of the Company's potential claims costs in satisfying the self-insurance retention for claims occurring through December 31, 1996. The accrual is based on known facts and historical trends, and management believes such accrual to be adequate.

12.  EMPLOYEE BENEFIT PLANS:

     Prior to the Offering, Atlas maintained a defined contribution profit-sharing plan which covered substantially all employees. Atlas's contributions during the years ended 1994 and 1995 and the nine months ended September 30, 1996 were $42,000, $21,000 and $35,000, respectively.

     On September 26, 1996, effective with the Offering, the Company established a defined contribution profit-sharing plan which qualifies under Section 401(k) of the Internal Revenue Code. Participation in the plan is available to substantially all employees. Eligible employees may contribute up to the lesser of 15 percent of their annual compensation or the maximum amount permitted under IRS regulations to their 401(k) account. The Company matches the contributions of participating employees on the basis of the percentages specified in the plan. Company matching contributions to this plan, which may be invested in the Common Stock, were approximately $91,000 in 1996. The Company also may make additional discretionary contributions.

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

13.  SUBSEQUENT EVENTS:

    CONVERTIBLE SUBORDINATED NOTES

     On April 2, 1997, the Company issued a series of 7 1/4% convertible subordinated notes due 2004 (the "7 1/4% Notes") in the aggregate principal amount of $55 million. The 7 1/4% Notes are unsecured obligations and are convertible at $25.50 per share into an aggregate of 2,156,862 shares of Common Stock of the Company based on certain conditions. The Company used substantially all of the net proceeds of the offering of the 7 1/4% Notes to repay indebtedness outstanding under its existing Credit Facility.

  ACQUISITIONS

     As discussed in Note 1, two of the First Quarter 1997 Acquisitions were accounted for using the purchase method of accounting. Aggregate consideration for these acquisitions was 26,314 shares of Common Stock and $640,000 in cash.

14.__EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC
     ACCOUNTANTS (UNAUDITED):

     During the second quarter of 1997 (through June 4, 1997), the Company acquired 14 residential service and commercial maintenance businesses. Total consideration for these businesses consisted of $14.6 million in cash and 1,355,104 shares of Common Stock. Of these acquisitions, three were acquired in pooling-of-interests transactions and the Company's Historical Financial Statements will be retroactively restated for the impact of such transactions. Of the remaining 11 acquisitions, nine were acquired and will be accounted for under the purchase method of accounting. The remaining two acquisitions were acquired as pooling-of-interests acquisitions and will be included in the consolidated results of the Company beginning on the date of acquisition as these transactions were deemed not significant to prior historical periods.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To American Residential Services, Inc.:

     We have audited the accompanying supplemental consolidated balance sheets of American Residential Services, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1995 and 1996, and the related supplemental consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These supplemental consolidated financial statements give retroactive effect to certain acquisitions made by the Company during the second quarter of 1997 (through June 4, 1997), which have been accounted for as pooling-of-interests transactions. These supplemental consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the supplemental consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the supplemental consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the supplemental consolidated financial position of American Residential Services, Inc., and subsidiaries as of December 31, 1995 and 1996, and the supplemental consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, after giving effect to certain pooling-of-interests transactions, in conformity with generally accepted accounting principles.

     As discussed in Note 1, the accompanying supplemental consolidated financial statements reflect the Company on a historical basis with Atlas Services, Inc. as the accounting acquiror restated for the effect of certain pooling-of-interests transactions.

ARTHUR ANDERSEN LLP

Houston, Texas
June 4, 1997

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES
                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                            DECEMBER 31          MARCH 31
                                       ---------------------    -----------
                                         1995        1996          1997
                                       ---------  ----------    -----------
                                                                (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $   1,974  $    8,269     $   3,463
     Accounts receivable --
          Trade, net of allowance of
             $296, $1,070 and
             $1,063..................      7,970      25,989        26,874
          Other......................        613       2,008         2,076
     Costs and estimated earnings in
       excess of billings on
       uncompleted contracts.........        586       1,001         1,692
     Inventories.....................      1,420      10,576        12,237
     Prepaid expenses and other
       current assets................        471       2,048         2,572
     Net assets of discontinued
       operations....................     --             338           233
                                       ---------  ----------    -----------
               Total current
               assets................     13,034      50,229        49,147
PROPERTY AND EQUIPMENT, net..........      5,349      19,969        20,948
GOODWILL, net........................     --         131,193       131,473
OTHER NONCURRENT ASSETS..............        619       1,380         2,204
                                       ---------  ----------    -----------
               Total assets..........  $  19,002  $  202,771     $ 203,772
                                       =========  ==========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
       debt..........................  $     993  $    1,956     $     401
     Short-term debt.................        309      --            --
     Accounts payable and accrued
       expenses......................     10,010      25,613        25,679
     Unearned revenue on service and
       warranty contracts............        583       3,850         3,559
     Billings in excess of costs and
       estimated earnings on
       uncompleted contracts.........        665       1,609         2,089
                                       ---------  ----------    -----------
               Total current
               liabilities...........     12,560      33,028        31,728
LONG-TERM DEBT, net of current
  maturities.........................      2,562      53,039        54,424
UNEARNED REVENUE ON SERVICE AND
  WARRANTY CONTRACTS.................     --             633           613
DEFERRED INCOME TAXES................        897       2,920         2,874
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Preferred Stock, $.001 par
       value, 10,000,000 shares
       authorized; none issued and
       outstanding...................     --          --            --
     Common stock, $.001 par value,
       50,000,000 shares authorized;
       3,113,507, 12,417,716 and
       12,444,030 shares issued and
       outstanding...................          3          12            12
     Additional paid-in-capital......      2,337     124,124       125,105
     Retained earnings (deficit).....        643     (10,985)      (10,984)
                                       ---------  ----------    -----------
               Total stockholders'
               equity................      2,983     113,151       114,133
                                       ---------  ----------    -----------
               Total liabilities and
               stockholders'
               equity................  $  19,002  $  202,771     $ 203,772
                                       =========  ==========    ===========


 The accompanying notes are an integral part of these supplemental consolidated financial statements.

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                          THREE MONTHS ENDED
                                            YEAR ENDED DECEMBER 31             MARCH 31
                                       --------------------------------  ---------------------
                                         1994       1995        1996        1996       1997
                                       ---------  ---------  ----------  ----------  ---------
                                                                              (UNAUDITED)
REVENUES.............................  $  58,946  $  71,799  $  120,920  $   20,648  $  62,608
COST OF SERVICES.....................     45,377     54,003      87,928      15,170     44,462
                                       ---------  ---------  ----------  ----------  ---------
     Gross Profit....................     13,569     17,796      32,992       5,478     18,146
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................     11,869     13,498      27,009       4,344     15,335
COMPENSATION EXPENSE RELATED TO
  PURCHASE OF EHC (Note 1)...........     --         --           3,356      --         --
                                       ---------  ---------  ----------  ----------  ---------
INCOME FROM OPERATIONS...............      1,700      4,298       2,627       1,134      2,811
OTHER INCOME (EXPENSE):
     Financing Fees Related to
       Purchase of EHC (Note 1)......     --         --          (4,818)     --         --
     Interest Expense................       (276)      (304)       (611)        (82)    (1,117)
     Interest Income.................         67        123          82          20         23
     Other...........................        452         56         438          93        178
                                       ---------  ---------  ----------  ----------  ---------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS BEFORE INCOME
  TAXES..............................      1,943      4,173      (2,282)      1,165      1,895
PROVISION FOR INCOME TAXES...........        791      1,680       1,387         471        797
                                       ---------  ---------  ----------  ----------  ---------
NET INCOME (LOSS) FROM CONTINUING
  OPERATIONS.........................      1,152      2,493      (3,669)        694      1,098
LOSS FROM DISCONTINUED OPERATIONS,
  NET OF INCOME TAX..................     --         --              (3)     --            (32)
                                       ---------  ---------  ----------  ----------  ---------
NET INCOME (LOSS)....................  $   1,152  $   2,493  $   (3,672) $      694  $   1,066
                                       =========  =========  ==========  ==========  =========
WEIGHTED AVERAGE SHARES
  OUTSTANDING........................      3,113      3,113       5,305       3,113     12,921
                                       =========  =========  ==========  ==========  =========
EARNINGS PER SHARE:
     Continuing Operations...........  $    0.37  $    0.80  $    (0.69) $     0.22  $    0.08
     Discontinued Operations.........     --         --          --          --         --
                                       ---------  ---------  ----------  ----------  ---------
          Total......................  $    0.37  $    0.80  $    (0.69) $     0.22  $    0.08
                                       =========  =========  ==========  ==========  =========

 The accompanying notes are an integral part of these supplemental consolidated financial statements.

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES
          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                             COMMON STOCK       ADDITIONAL    RETAINED         TOTAL
                                          ------------------     PAID-IN      EARNINGS     STOCKHOLDERS'
                                           SHARES     AMOUNT     CAPITAL      (DEFICIT)       EQUITY
                                          ---------   ------    ----------    ---------    -------------
BALANCE, December 31, 1993..............      3,113    $  3      $     417    $   1,320      $   1,740
     Capital contributions..............     --        --              567       --                567
     Dividends paid by Pooled
       Companies........................     --        --           --           (2,112)        (2,112)
     Other equity transactions of Pooled
       Companies........................     --        --              292       --                292
     Net income.........................     --        --           --            1,152          1,152
                                          ---------   ------    ----------    ---------    -------------
BALANCE, December 31, 1994..............      3,113       3          1,276          360          1,639
     Capital contributions..............     --        --            1,057       --              1,057
     Adjustment to conform fiscal
       year-ends of certain Pooled
       Companies........................     --        --                4       --                  4
     Dividends paid by Pooled
       Companies........................     --        --           --           (2,210)        (2,210)
     Net income.........................     --        --           --            2,493          2,493
                                          ---------   ------    ----------    ---------    -------------
BALANCE, December 31, 1995..............      3,113       3          2,337          643          2,983
     Public Offering, net of Offering
       Costs............................      4,830       5         60,626       --             60,631
     Acquisition of Founding
       Companies........................      3,184       3         29,231       --             29,234
     Acquisition of Fourth Quarter 1996
       Acquisitions.....................      1,282       1         30,625       --             30,626
     Exercise of Warrant................          8    --              125       --                125
     Cash Distributions to Founding
       Companies stockholders...........     --        --           --           (6,031)        (6,031)
     Capital contributions..............     --        --            1,198       --              1,198
     Adjustment to conform fiscal
       year-ends of certain Pooled
       Companies........................     --        --              (18)          (2)           (20)
     Dividends paid by Pooled
       Companies........................     --        --           --           (1,923)        (1,923)
     Net loss...........................     --        --           --           (3,672)        (3,672)
                                          ---------   ------    ----------    ---------    -------------
BALANCE, December 31, 1996..............     12,417      12        124,124      (10,985)       113,151
     Acquisition of First Quarter 1997
       Purchased Companies
       (unaudited)......................         27    --              556       --                556
     Capital contributions
       (unaudited)......................     --        --              471       --                471
     Dividends paid by Pooled Companies
       (unaudited)......................     --        --               --       (1,067)        (1,067)
     Other equity transactions of Pooled
       Companies (unaudited)............     --        --              (46)      --                (46)
     Net income (unaudited).............     --        --           --            1,066          1,066
                                          ---------   ------    ----------    ---------    -------------
BALANCE, March 31, 1997 (unaudited).....     12,444    $ 12      $ 125,105    $ (10,984)     $ 114,133
                                          =========   ======    ==========    =========    =============

 The accompanying notes are an integral part of these supplemental consolidated financial statements.

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                       THREE MONTHS
                                                      YEAR ENDED DECEMBER 31          ENDED MARCH 31,
                                                 --------------------------------  ---------------------
                                                   1994       1995        1996       1996        1997
                                                 ---------  ---------  ----------  ---------  ----------
                                                                                        (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss).........................  $   1,152  $   2,493  $   (3,672) $     694  $    1,066
     Adjustments to reconcile net income (loss)
       to net cash provided by (used in)
       operating activities --
          Depreciation and amortization........        846      1,085       2,749        409       1,981
          Taxes on acquired S Corporations.....        567      1,057       1,198        206         471
          Stock portion of compensation and
             financing fees related to purchase
             of EHC............................     --         --           6,276     --          --
          Deferred income taxes (benefit)......        200       (258)       (550)      (329)        194
          (Gain) loss on sale of property and
             equipment.........................         11          9         (77)       (12)        201
          Changes in operating assets and
          liabilities --
               (Increase) decrease in --
                     Accounts receivable.......     (3,092)    (1,945)       (992)      (143)       (674)
                     Costs and estimated
                       earnings in excess of
                       billings on uncompleted
                       contracts...............       (243)       291         164        (84)       (691)
                     Inventories...............       (216)      (312)         (8)      (322)     (1,474)
                     Prepaid expenses and other
                       current assets..........        965        556      (1,079)      (121)       (364)
                     Other noncurrent assets...        (97)      (152)       (102)       (17)     --
               Increase (decrease) in --
                     Accounts payable and
                       accrued expenses........      3,294      2,088      (2,862)       279        (604)
                     Unearned revenue on
                       service and warranty
                       contracts...............        163         86          93        (11)       (362)
                     Billings in excess of
                       costs and estimated
                       earnings on uncompleted
                       contracts...............         42         77        (327)       (86)        480
                     Other.....................        (88)       (51)        (37)       (35)       (610)
                                                 ---------  ---------  ----------  ---------  ----------
                     Net cash provided by (used
                       in) operating
                       activities..............      3,504      5,024         774        428        (386)
                                                 ---------  ---------  ----------  ---------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from sale of property and
       equipment...............................        242        189         511         66          47
     Additions to property and equipment.......     (1,827)    (1,490)     (2,879)      (354)     (2,037)
     Cash paid for acquisitions, net of cash
       acquired................................     --         --         (44,458)    --            (673)
                                                 ---------  ---------  ----------  ---------  ----------
                     Net cash used in investing
                       activities..............     (1,585)    (1,301)    (46,826)      (288)     (2,663)
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from short- and long-term debt...      1,950      1,019      42,357        884      37,630
     Principal payments of short- and long-term
       debt....................................     (1,613)    (1,638)    (42,068)      (837)    (38,216)
     Issuances of Common Stock, net of offering
       costs...................................     --         --          60,631     --          --
     Distributions to Founding Companies
       stockholders............................     --         --          (6,031)    --          --
     S Corporation dividends paid by Pooled
       Companies...............................     (2,112)    (2,210)     (1,923)      (133)     (1,067)
     Other, net................................        206         45        (619)        99        (105)
                                                 ---------  ---------  ----------  ---------  ----------
                     Net cash provided by (used
                       in) financing
                       activities..............     (1,569)    (2,784)     52,347         13      (1,757)
                                                 ---------  ---------  ----------  ---------  ----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS..................................        350        939       6,295        153      (4,806)
CASH AND CASH EQUIVALENTS, beginning of
  period.......................................        685      1,035       1,974      1,974       8,269
                                                 ---------  ---------  ----------  ---------  ----------
CASH AND CASH EQUIVALENTS, end of period.......  $   1,035  $   1,974  $    8,269  $   2,127  $    3,463
                                                 =========  =========  ==========  =========  ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid for --
     Interest..................................  $     365  $     348  $      816  $      45  $      661
     Income taxes..............................        487        838         515        322         624


 The accompanying notes are an integral part of these supplemental consolidated financial statements.

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION:

     In October 1995, American Residential Services, Inc. ("ARS" or the "Company") was founded to create a leading national provider of (i) comprehensive maintenance, repair and replacement services for heating, ventilation and air conditioning, plumbing, electrical and other systems in homes and small commercial buildings and (ii) new installation of those systems in homes and small commercial facilities under construction. On September 27, 1996, ARS acquired in separate transactions seven residential service businesses (together with Enterprises Holding Company ("EHC"), which is the common parent of two of the businesses), (the "Founding Companies") in exchange for consideration consisting of a combination of cash and shares of its common stock, par value $.001 per share (the "Common Stock"). The Company's initial public offering (the "Offering") of ARS's Common Stock closed simultaneously with the closing of the acquisitions.

     For financial statement presentation purposes, Atlas Services, Inc. ("Atlas"), one of the Founding Companies, has been identified as the accounting acquiror. The acquisition of the remaining Founding Companies was accounted for using the purchase method of accounting, with the results of operations included from September 30, 1996, the effective closing date of the acquisitions for accounting purposes. The allocation of purchase prices to the assets acquired and liabilities assumed has been initially assigned and recorded based on preliminary estimates of fair value and may be revised as additional information concerning the valuation of such assets and liabilities becomes available.

     Subsequent to the acquisition of the Founding Companies and the Offering, ARS acquired 13 residential service businesses during the fourth quarter of 1996 (the "Fourth Quarter 1996 Acquisitions") and an additional 24 residential service businesses from January 1, 1997 through June 4, 1997 (the "1997 Acquisitions" and collectively with the Fourth Quarter 1996 Acquisitions and the Founding Companies, the "Acquired Businesses"). For accounting purposes, the Fourth Quarter 1996 Acquisitions and 11 of the 1997 Acquisitions were accounted for using the purchase method of accounting. The remaining 13 1997 Acquisitions were acquired under the pooling-of-interests method of accounting. Of those 13 1997 Acquisitions acquired under the pooling-of-interests method of accounting, 11 have been accounted for under the pooling-of-interests method (the "Pooled Companies") with the historical financial statements of ARS retroactively restated for the effects thereof. The remaining two acquisitions are not significant to prior historical periods and will be included in the consolidated results of the Company beginning on the date of acquisition.

     The accompanying supplemental consolidated financial statements reflect the Company on a historical basis with Atlas as the accounting acquiror. The historical financial statements have been restated for all periods presented for the effect of the 11 acquisitions accounted for as pooling-of-interests discussed above.

     In connection with the purchase of EHC, the purchase price paid to the shareholders of EHC in excess of the purchase price paid by EHC for its previous acquisition of Service Enterprises, Inc. and Adcot, Inc. is recorded as nonrecurring compensation expense of $3,356,000 and financing fees of $4,818,000 in the accompanying statements of operations for the year ended December 31, 1996.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  PRINCIPLES OF CONSOLIDATION

     The accompanying supplemental consolidated financial statements include the accounts of ARS and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

  INTERIM FINANCIAL INFORMATION

     The interim supplemental consolidated financial statements for the three months ended March 31, 1996 and 1997 are unaudited, and certain information and footnote disclosures, normally included in financial

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the results of operations and cash flows with respect to the supplemental consolidated interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

  INVENTORIES

     Inventories consist of parts and supplies held for use in the ordinary course of business and are valued at the lower of cost or market using principally a weighted-average method.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

     Included in property and equipment are certain assets subject to capital leases. These assets are amortized using the straight-line method over the lesser of the life of the leases or the estimated useful life of the asset.

  GOODWILL

     Goodwill represents the excess of the aggregate purchase price paid by the Company in the acquisition of businesses accounted for as purchases over the fair market value of the net assets acquired. Goodwill is amortized on a straight-line basis over 40 years. As of December 31, 1996, accumulated amortization was approximately $584,000.

     The Company periodically evaluates the recoverability of intangibles resulting from business acquisitions and measures the amount of impairment, if any, by assessing current and future levels of income and cash flows as well as other factors, such as business trends and prospects and market and economic conditions.

  DEBT ISSUE COSTS

     Debt issue costs related to the Company's Credit Facility (see Note 7) are included in other noncurrent assets and are amortized to interest expense over the scheduled maturity of the debt. As of December 31, 1996, accumulated amortization was approximately $49,000.

  REVENUE RECOGNITION

     The Company recognizes revenue when the services are performed except when work is being performed under a construction contract. Revenues on residential and commercial service and maintenance contracts are recorded and collected monthly. Revenues from sales of extended warranties are recognized over the life of the warranty on a straight-line basis.

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Revenues from construction contracts are recognized on a percentage-of-completion method measured primarily on the basis of percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

  WARRANTY COSTS

     The Company typically warrants labor for the first year after installation on new air conditioning and heating units. The Company also generally warrants labor for 30 days after servicing of existing air conditioning and heating units. An allowance for warranty costs is recorded upon completion of installation or service.

  STOCK-BASED COMPENSATION

     The disclosure requirements of Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation", are effective for transactions entered into in fiscal years that begin after December 15, 1995. This statement encourages entities to account for employee stock option or similar equity instruments using a fair value approach for all such plans. However, it also allows an entity to continue to measure compensation costs for those plans using the method prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees". Those entities which elect to remain with the accounting in APB No. 25 are required to include pro forma disclosures of net income and earnings per share as if the fair value-based method of accounting had been applied. The Company has elected to account for such plans under the provisions of APB No. 25. Therefore, there is no effect on the Company's financial position and results of operations as a result of this pronouncement. Reference is made to Note 8 for the SFAS No.123 disclosures.

  INCOME TAXES

     The Company files a consolidated federal income tax return, which includes the operations of all acquired businesses for periods subsequent to the respective date of acquisition. Acquired companies each file a "short period" federal income tax return through their respective acquisition date.

     The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Under this method, deferred income taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled.

     Certain of the businesses acquired as pooling-of-interests were S Corporations for income tax purposes prior to their acquisition by the Company. Accordingly, any income tax liabilities for the periods prior to the acquisition date are the responsibility of the respective stockholders. For purposes of these supplemental consolidated financial statements, federal and state income taxes have been provided as if these companies had filed C Corporation tax returns for the pre-acquisition periods, with the current income tax expense of these S Corporations reflected as an increase to additional paid-in capital.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1995, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset is compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value was necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

  EARNINGS PER SHARE

     The following table summarizes weighted average shares outstanding for each of the periods presented (in thousands).

                                           YEAR ENDED DECEMBER 31
                                       -------------------------------
                                         1994       1995       1996
                                       ---------  ---------  ---------
Shares issued in the acquisition of
  Atlas..............................      1,067      1,067      1,067
Shares issued in acquisitions
  accounted for under the pooling-
  of-interests method................      2,046      2,046      2,046
Shares issued in the formation of
  ARS................................     --         --            318
Weighted average portion of shares
  issued to the remaining
  stockholders of the Founding
  Companies..........................     --         --            472
Weighted average portion of shares
  sold in the Offering...............     --         --          1,204
Weighted average portion of shares
  awarded to certain employees and
  consultants........................     --         --             10
Weighted average portion of shares
  issued for the acquisition of the
  Fourth Quarter 1996 Acquisitions...     --         --             84
Stock options and warrant, net of
  assumed repurchases of common
  shares as treasury stock...........     --         --            104
                                       ---------  ---------  ---------
Weighted average shares
  outstanding........................      3,113      3,113      5,305
                                       =========  =========  =========


     In February 1997, the Financial Standards Accounting Board issued Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share." SFAS
No. 128 revises the methodology to be used in computing earnings per share (EPS) such that the computations required for primary and fully diluted EPS are to be replaced with "basic" and "diluted" EPS. Basic EPS is computed by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted EPS is computed in the same manner as fully diluted EPS, except that, among other changes, the average share price for the period is used in all cases when apploying the treasury stock method to potentially dilutive outstanding options.

     The Company will adopt SFAS No. 128 effective December 15, 1997 and will restate EPS for all periods presented. For the years ended December 31, 1994, 1995 and 1996, basic and diluted EPS under SFAS No. 128 are the same and do not differ from the EPS as presented.

3.  BUSINESS COMBINATIONS:

  POOLINGS

     During the period from January 1, 1997 through June 4, 1997, the Company acquired all of the outstanding stock of the Pooled Companies in exchange for 2,046,851 shares of Common Stock. These companies provide installation and maintenance, repair and replacement of plumbing, air conditioning and

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) heating and electrical systems. These acquisitions have been accounted for under the pooling-of-interests method of accounting.

     The following table summarizes the unaudited restated consolidated revenues, net income (loss) and per share data from continuing operations of the Company after giving effect to these transactions (in thousands, except per share data).

                                                          FOR THE YEAR ENDED DECEMBER 31
                                        ------------------------------------------------------------------
                                               1994                  1995                    1996
                                        ------------------    ------------------    ----------------------
                                                     NET                   NET                  NET INCOME
                                        REVENUES    INCOME    REVENUES    INCOME    REVENUES      (LOSS)
                                        --------    ------    --------    ------    --------    ----------
Revenues and net income (loss):
  As presently reported..............   $41,151     $ 469     $48,401     $1,608    $ 95,518     $ (4,305)
  Subsequent acquisitions............    17,795       683      23,398       885       25,402          633
                                        --------    ------    --------    ------    --------    ----------
  As restated........................   $58,946     $1,152    $71,799     $2,493    $120,920     $ (3,672)
                                        ========    ======    ========    ======    ========    ==========
Net income (loss) per share:
  As presently reported..............               $0.20                 $0.68                  $  (0.95)
  Subsequent acquisitions............                0.17                  0.12                      0.26
                                                    ------                ------                ----------
  As restated........................               $0.37                 $0.80                  $  (0.69)
                                                    ======                ======                ==========

  PURCHASES

     In addition to the acquisition of the Founding Companies, during the fourth quarter of 1996, the Company acquired 13 companies for an aggregate of approximately $41.2 million in cash and short-term notes and 1,282,910 shares of Common Stock. Funding of the cash portion of the purchase prices and repayment of indebtedness assumed in connection with the acquisitions was provided by borrowings under the Company's Credit Facility. The accompanying supplemental consolidated balance sheet includes preliminary allocations of the respective purchase price which are subject to final adjustment. Also, the purchase prices are based on preliminary estimates of fair value assigned to the Company's Common Stock issued in all acquisitions accounted for under the purchase method of accounting which carry certain restrictions regarding dispositions by the holders, and such value may be revised as additional information becomes available. Set forth below are unaudited pro forma combined revenues and income data reflecting the pro forma effect of these acquisitions on the Company's results from continuing operations for the years ended December 31, 1995 and 1996. The unaudited pro forma data presented below consists of the income statement data from continuing operations as presented in these supplemental consolidated financial statements plus (i) the Founding Companies for the year ended December 31, 1995 and the nine months ended September 30, 1996 and (ii) all fourth quarter acquisitions as if the acquisitions were effective on the first day of the year being reported through the respective dates of acquisition (in thousands, except per share amounts) (unaudited).

                                             1995        1996
                                          ----------  ----------
Revenues................................  $  234,525  $  276,097
                                          ==========  ==========
Net income from continuing operations...  $    7,723  $    8,964
                                          ==========  ==========
Net income per share from continuing
  operations............................  $     0.62  $     0.72
                                          ==========  ==========


     Pro forma adjustments included in the amounts above primarily relate to:
(a) compensation differential, (b) adjustment for nonrecurring compensation expense of $3,356,000 and financing fees of $4,818,000 related to the purchase of EHC, (c) adjustment for rent expense on certain leased facilities, (d) adjustment for the effects of assets distributed to and costs of certain leases assumed by owners of certain of the Founding Companies and the Fourth Quarter 1996 Acquisitions, (e) adjustment for pro forma goodwill

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

amortization expense using a 40-year estimated life, (f) elimination of historical interest expense related to certain obligations which were repaid or not assumed by the Company reduced by interest expense on borrowed funds used to pay the cash portion of the purchase price for the Founding Companies and the Fourth Quarter 1996 Acquisitions, and (g) adjustment to the federal and state income tax provisions based on pro forma operating results. Net income per share for 1995 and 1996 assumes all shares issued for the acquisitions of the Acquired Businesses had been outstanding for the periods presented.

     The pro forma results presented are not necessarily indicative of actual results which might have occurred had the operations and management teams of the Company and the Acquired Businesses been combined at the beginning of the periods presented.

4.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                                               DECEMBER 31
                                        ESTIMATED USEFUL   --------------------
                                         LIVES IN YEARS      1995       1996
                                        ----------------   ---------  ---------
Land and land improvements.............     --             $     538  $   2,727
Buildings and leasehold improvements...    5-40                1,794      5,810
Transportation equipment...............     5                  5,030     12,072
Machinery and equipment................    5-7                 2,071      2,969
Furniture and fixtures.................    5-10                  606      2,341
                                                           ---------  ---------
                                                              10,039     25,919
Less -- Accumulated depreciation.......                       (4,690)    (5,950)
                                                           ---------  ---------
     Property and equipment, net.......                    $   5,349  $  19,969
                                                           =========  =========


5.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts consisted of the following (in thousands):

                                              DECEMBER 31
                                          --------------------
                                            1995       1996
                                          ---------  ---------
Balance at beginning of year............  $     279  $     296
     Additions charged to costs and
       expenses.........................         80        284
     Deductions for uncollectible
       receivables written off..........        (63)      (109)
     Allowance for doubtful accounts at
       acquisition dates................     --            599
                                          ---------  ---------
Balance at end of year..................  $     296  $   1,070
                                          =========  =========


     Accounts payable and accrued expenses consist of the following (in thousands):

                                              DECEMBER 31
                                          --------------------
                                            1995       1996
                                          ---------  ---------
Accounts payable, trade.................  $   5,147  $  11,819
Accrued compensation and benefits.......        974      6,545
Accrued insurance.......................        281      1,655
Accrued warranty expense................        211      1,000
Federal and state income taxes
  payable...............................         73        532
Other accrued expenses..................      3,324      4,062
                                          ---------  ---------
                                          $  10,010  $  25,613
                                          =========  =========

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Installation contracts in progress are as follows (in thousands):

                                               DECEMBER 31
                                          ---------------------
                                            1995        1996
                                          ---------  ----------
Costs incurred on contracts in
  progress..............................  $   6,883  $   20,105
Estimated earnings, net of losses.......      2,065       6,799
                                          ---------  ----------
                                              8,948      26,904
Less -- Billings to date................     (9,027)    (27,512)
                                          ---------  ----------
                                          $     (79) $     (608)
                                          =========  ==========

     The following are included in the accompanying balance sheets under the following captions (in thousands):

                                              DECEMBER 31
                                          --------------------
                                            1995       1996
                                          ---------  ---------
Costs and estimated earnings in excess
  of billings
  on uncompleted contracts..............  $     586  $   1,001
Billings in excess of costs and
  estimated earnings
  on uncompleted contracts..............       (665)    (1,609)
                                          ---------  ---------
                                          $     (79) $    (608)
                                          =========  =========

6.  DISCONTINUED OPERATIONS:

     In 1996, the Company decided to discontinue its retail appliance sales division in order to concentrate its financial and human resources on its core residential services business. The net loss of this division subsequent to September 30, 1996 is included in the statements of operations under discontinued operations and therefore revenues, costs of services, selling, general and administrative expenses, other income and expense, and income taxes exclude amounts associated with the discontinued division. Revenues from this division were approximately $2.9 million from the date of acquisition by ARS through December 31, 1996. Certain expenses have been allocated to discontinued operations, which were allocated based upon estimated divisional usage. All assets of the operations are expected to be sold in 1997.

     The components of net assets of discontinued operations included in the supplemental consolidated balance sheet are as follows: (in thousands)

Net working capital.....................  $     218
Property and equipment, net.............        120
                                          ---------
                                          $     338
                                          =========

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

7.  SHORT- AND LONG-TERM DEBT:

     Short-term debt consisted of a revolving line of credit payable to a bank with interest due monthly at 9.375 percent and was secured by certain accounts receivable and inventory. The amount outstanding at December 31, 1995 was $210,000. The revolving line of credit was terminated upon the consummation of the Offering.

     Long-term debt consists of the following (in thousands):

                                           DECEMBER 31
                                       --------------------
                                         1995       1996
                                       ---------  ---------
Notes payable to banks bearing
  interest ranging from
  5.9% to 13.3%, repaid in 1996 with
  proceeds from
  the Company's Credit Facility......  $   2,035  $  --
Credit Facility (see below)..........     --         27,200
Notes payable to selling shareholders
  of certain Fourth Quarter 1996
  Acquisitions repaid in January 1997
  from borrowing under Credit
  Facility...........................     --         24,613
Other................................      1,520      3,182
                                       ---------  ---------
                                           3,555     54,995
Less -- Current maturities...........       (993)    (1,956)
                                       ---------  ---------
                                       $   2,562  $  53,039
                                       =========  =========


     On March 3, 1997, the Company increased the total commitment of its credit facility (the "Credit Facility") from $55 million, which was in place at December 31, 1996, to $100 million. The Credit Facility provides the Company with a revolving line of credit up to $100 million, which may be used for general corporate purposes, including the funding of any cash that may be paid in connection with acquisitions, the refinancing of indebtedness of businesses acquired, capital expenditures and working capital. Loans under the Credit Facility bear interest, at the Company's option, at the designated variable base rate plus margins ranging from 0 to 50 basis points, or at a designated London interbank offering rate (LIBOR) plus a margin ranging from 100 to 200 basis points, depending on the ratio of the Company's interest-bearing debt to its trailing earnings before interest, taxes, depreciation and amortization. The margin is reset on a quarterly basis and also may be reset upon the closing of an acquisition involving cash consideration in excess of $5 million or upon a principal repayment in excess of $5 million. Commitment fees of 30 to 50 basis points per annum are payable on the unused portion of the line of credit. The Credit Facility contains a sublimit for standby letters of credit of up to $5.0 million. The Credit Facility also requires the consent of the lenders for acquisitions exceeding a certain level of cash consideration, prohibits the payment of dividends by the Company (except for dividends payable in Common Stock and certain preferred stock), does not permit the Company to incur or assume other indebtedness in excess of 5% of consolidated net worth and will require the Company to comply with certain financial covenants. The Credit Facility will terminate and all amounts outstanding, if any, thereunder will be due and payable in September 1999. The Company's subsidiaries have guaranteed the repayment of all amounts due under the Credit Facility. ARS has also pledged the stock of its subsidiaries to guarantee repayment of the indebtedness under the Credit Facility. As of December 31, 1996, the Company had $27.2 million in outstanding borrowings under the Credit Facility, bearing interest at a weighted average rate of approximately 7.40%.

     Prime rate at December 31, 1996 was 8.25%. LIBOR rates were 5.50%, 5.53%, 5.56% and 5.59% for the 30 day, 60 day, 90 day and 180 day LIBOR, respectively.

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The aggregate maturities of long-term debt as of December 31, 1996 are as follows (in thousands):

Year ending December 31 --
     1997............................  $   1,956
     1998............................        370
     1999............................        230
     2000............................        174
     2001............................        290
     Thereafter......................     51,975
                                       ---------
                                       $  54,995
                                       =========

     The maturities schedule above reflects the issuance of the convertible subordinated notes discussed in Note 13. The Company used substantially all of the net proceeds of the offering of the convertible subordinated notes to repay indebtedness outstanding under its existing Credit Facility.

     Management estimates that the fair value of its debt obligations approximates the historical value of $55.0 million at December 31, 1996.

8.  STOCK OPTIONS AND WARRANTS:

  STOCK OPTIONS

     The Company has approved a 1996 Incentive Plan (the Plan), which amended and restated a prior stock option plan and provides for the granting or awarding of stock options and stock appreciation rights to non-employee directors, officers and other key employees and independent contractors. The Company accounts for this Plan under APB Opinion No. 25, and no compensation expense has been recognized. The number of shares authorized and reserved for issuance under the Plan is limited to the greater of 1,550,000 shares or 15 percent of the number of shares of Common Stock outstanding on the last day of the preceding calendar quarter (1,550,000 shares at December 31, 1996). In general, the terms of the option awards (including vesting schedules) will be established by the Compensation Committee of the Company's Board of Directors. As of December 31, 1996, the Company has granted 10 year options covering an aggregate of 1,504,500 shares of Common Stock.

     The following table summarizes activity under the Plan for the year ended December 31, 1996:

                                                                      WEIGHTED
                                                                      AVERAGE
                                                        EXERCISE      EXERCISE
                                         SHARES          PRICE         PRICE
                                        ---------    --------------   --------
Outstanding at December 31, 1995.....      --              --           --
     Granted.........................   1,554,500    $8.00 - $23.75    $13.09
     Exercised.......................      --              --           --
     Forfeited and canceled..........     (50,000)       $15.00        $15.00
                                        ---------
Outstanding at December 31, 1996.....   1,504,500                      $12.59
                                        =========
Weighted average fair value of
  options granted during 1996........   $    6.18
Weighted average remaining
  contractual life...................   9.35 years

     At December 31, 1996, no option shares were exercisable. Unexercised options expire at various dates from January 2006 through December 2006.

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     If the Company had recorded compensation cost for the Plan consistent with SFAS No. 123, net loss and loss per share would have been increased by the following pro forma amounts (in thousands, except per share data):


                                           YEAR ENDED
                                        DECEMBER 31, 1996
Net Loss:
     As Reported.....................        $(3,672)
     Pro forma.......................        $(4,647)
Loss Per Share:
     As Reported.....................        $ (0.69)
     Pro forma.......................        $ (0.87)


     The pro forma compensation cost may not be representative of that to be expected in future years because options vest over several years and additional awards may be made each year.

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model, with the following weighted average assumptions used for grants in 1996: dividend yield of 0%; expected volatility of 32.19%; risk-free interest rate of 6.72%; and expected lives of 10 years.

  STOCK WARRANT

     During 1996, the Company issued a warrant to purchase 100,000 shares of Common Stock exercisable at $15.00 per share. The warrant is exercisable, in whole or in part, at any time until September 27, 2001. The number of shares represented by the warrant is subject to adjustment for stock dividends, stock splits and similar events.

9.  LEASES:

     The Company leases facilities under noncancellable leases. The following represents future minimum rental payments under noncancellable operating leases (in thousands):

Year ending December 31 --
     1997...............................  $   3,886
     1998...............................      3,223
     1999...............................      2,915
     2000...............................      2,568
     2001...............................      1,912
     Thereafter.........................      7,005
                                          ---------
                                          $  21,509
                                          =========

     Rental expense for the years ended December 31, 1994, 1995, and 1996 was approximately $692,000, $850,000, and $1,574,000, respectively. Included in these amounts are rent expenses and commissions paid to related parties of approximately $117,000, $227,000, and $482,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

10.  INCOME TAXES:

     Federal and state income tax provisions (benefits) are as follows (in thousands):

                                              YEAR ENDED DECEMBER 31
                                          -------------------------------
                                            1994       1995       1996
                                          ---------  ---------  ---------
Federal --
     Current............................  $     478  $   1,603  $   1,604
     Deferred...........................        166       (204)      (441)
State --
     Current............................        113        335        333
     Deferred...........................         34        (54)      (109)
                                          ---------  ---------  ---------
                                          $     791  $   1,680  $   1,387
                                          =========  =========  =========

     Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate tax rate of 34 percent to income before income tax as follows (in thousands):

                                              YEAR ENDED DECEMBER 31
                                          -------------------------------
                                            1994       1995       1996
                                          ---------  ---------  ---------
Tax provision at the statutory rate.....  $     672  $   1,434  $    (765)
Increase (decrease) resulting from --
     State income taxes.................         96        184        162
     Nondeductible expenses.............         26         55        163
     Nondeductible costs related to
       purchase of EHC..................         --         --      1,740
     Other..............................         (3)         7         87
                                          ---------  ---------  ---------
                                          $     791  $   1,680  $   1,387
                                          =========  =========  =========

     Deferred income tax provisions result from temporary differences in the recognition of revenues and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences representing deferred tax assets and liabilities result principally from the following (in thousands):

                                       YEAR ENDED DECEMBER
                                                31
                                       --------------------
                                         1995       1996
                                       ---------  ---------
Accruals and reserves not deductible
  until paid.........................  $    (242) $    (848)
Net changes in accounting methods for
  the Founding Companies, the Fourth
  Quarter 1996 Acquisitions and the
  Pooled Companies...................        854      2,167
Depreciation and amortization........        370        262
Loss on Investment...................     --            268
Other................................       (186)       766
                                       ---------  ---------
Total deferred income tax
  liabilities........................  $     796  $   2,615
                                       =========  =========

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The net deferred tax assets and liabilities are comprised of the following (in thousands):

                                            YEAR ENDED
                                           DECEMBER 31
                                       --------------------
                                         1995       1996
                                       ---------  ---------
Deferred tax assets --
     Current.........................  $    (401) $  (1,412)
     Long-term.......................         (9)      (618)
                                       ---------  ---------
          Total......................       (410)    (2,030)
                                       ---------  ---------
Deferred tax liabilities --
     Current.........................        300      1,107
     Long-term.......................        906      3,538
                                       ---------  ---------
          Total......................      1,206      4,645
                                       ---------  ---------
          Net deferred income tax
             liabilities.............  $     796  $   2,615
                                       =========  =========


11.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal actions will have a material adverse effect on the Company's financial position or consolidated results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. During the fourth quarter of 1996, the Company established a self-insurance retention program for a portion of its medical claims. The Company is now responsible for the first $75,000 per employee of medical claims filed under its medical insurance policy. In addition, the Company established a self-insurance retention program for damages to Company-owned vehicles. The accrued insurance claims payable represents management's estimate of the Company's potential claims costs in satisfying the self-insurance retention for claims occurring through December 31, 1996. The accrual is based on known facts and historical trends, and management believes such accrual to be adequate.

12.  EMPLOYEE BENEFIT PLANS:

     Prior to the Offering, Atlas maintained a defined contribution profit-sharing plan which covered substantially all employees. Atlas's contributions during the years ended 1994 and 1995 and the nine months ended September 30, 1996 were $42,000, $21,000 and $35,000, respectively.

     On September 26, 1996, effective with the Offering, the Company established a defined contribution profit-sharing plan which qualifies under Section 401(k) of the Internal Revenue Code. Participation in the plan is available to substantially all employees. Eligible employees may contribute up to the lesser of 15 percent of their annual compensation or the maximum amount permitted under IRS regulations to their 401(k) account. The Company matches the contributions of participating employees on the basis of the percentages specified in the plan. Company matching contributions to this plan, which may be invested in the Common Stock, were approximately $91,000 in 1996. The Company also may make additional discretionary contributions.

              AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

13.  SUBSEQUENT EVENTS:

  CONVERTIBLE SUBORDINATED NOTES

     On April 2, 1997, the Company issued a series of 7 1/4% convertible subordinated notes due 2004 (the "7 1/4% Notes") in the aggregate principal amount of $55 million. The 7 1/4% Notes are unsecured obligations and are convertible at $25.50 per share into an aggregate of 2,156,862 shares of Common Stock of the Company based on certain conditions. The Company used substantially all of the net proceeds of the offering of the 7 1/4% Notes to repay indebtedness outstanding under its existing Credit Facility.

  ACQUISITIONS

     In addition to the Pooled Companies, from January 1, 1997 to June 4, 1997, the Company acquired 13 residential service and commercial maintenance businesses for an aggregate consideration of $15.3 million in cash and 617,005 shares of Common Stock. Of the 13 acquisitions, 11 were accounted for under the purchase method of accounting. The remaining two acquisitions were acquired as pooling-of-interests acquisitions and will be included in the consolidated results of the Company beginning on the date of acquisition as these transactions were not deemed significant to prior historical periods.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To American Residential Services, Inc.:

     We have audited the accompanying balance sheets of American Residential Services, Inc. (a Delaware corporation), as of December 31, 1995 and June 30, 1996, and the related statements of operations, shareholders' deficit and cash flows from Inception (October 24, 1995) through December 31, 1995 and for the six months ended June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Residential Services, Inc. as of December 31, 1995 and June 30, 1996 and the results of its operations and its cash flows from Inception through December 31, 1995 and for the six months ended June 30, 1996 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
August 21, 1996 (except with respect
  to the matter discussed in Note 7,
  as to which the date is September 9, 1996)

                      AMERICAN RESIDENTIAL SERVICES, INC.
                                 BALANCE SHEETS

                                        DECEMBER 31,      JUNE 30,
                                            1995            1996
                                        ------------   --------------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......    $    9,784    $      235,088
     Prepaid expenses and other
       current assets................         3,327            46,957
                                        ------------   --------------
          Total current assets.......        13,111           282,045
PROPERTY AND EQUIPMENT, net..........       --                 45,141
OTHER NONCURRENT ASSETS..............        19,325         3,297,698
                                        ------------   --------------
          Total assets...............    $   32,436    $    3,624,884
                                        ============   ==============
LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES:
     Short-term debt.................    $   50,000    $    1,200,000
     Accounts payable and accrued
       expenses......................       141,077         3,437,334
                                        ------------   --------------
          Total current
             liabilities.............       191,077         4,637,334
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' DEFICIT:
     Preferred Stock: $.001 par
       value, 10,000,000 shares
       authorized; none issued or
       outstanding...................       --               --
     Common stock, $.001 par value,
       50,000,000 shares authorized,
       449,471 shares issued and
       outstanding...................           449               449
     Additional paid-in capital......           551               551
     Deficit.........................      (159,641)       (1,013,450)
                                        ------------   --------------
          Total shareholders'
             deficit.................      (158,641)       (1,012,450)
                                        ------------   --------------
          Total liabilities and
             shareholders' deficit...    $   32,436    $    3,624,884
                                        ============   ==============

   The accompanying notes are an integral part of these financial statements.

                      AMERICAN RESIDENTIAL SERVICES, INC.
                            STATEMENTS OF OPERATIONS

                                            INCEPTION            SIX
                                        (OCTOBER 24, 1995)      MONTHS
                                             THROUGH            ENDED
                                           DECEMBER 31,        JUNE 30,
                                               1995              1996
                                        ------------------   ------------
REVENUES.............................       $ --             $    --
COST OF SERVICES.....................         --                  --
                                        ------------------   ------------
     Gross profit....................         --                  --
SELLING, GENERAL AND ADMINISTRATIVE
EXPENSES.............................          159,641            833,997
OPERATING LOSS.......................         (159,641)          (833,997)
                                        ------------------   ------------
INTEREST EXPENSE.....................         --                  (19,812)
                                        ------------------   ------------
NET LOSS.............................       $ (159,641)      $   (853,809)
                                        ==================   ============

   The accompanying notes are an integral part of these financial statements.

                      AMERICAN RESIDENTIAL SERVICES, INC.
                      STATEMENTS OF SHAREHOLDERS' DEFICIT

                                          COMMON STOCK        ADDITIONAL                         TOTAL
                                       -------------------      PAID-IN                      SHAREHOLDERS'
                                        SHARES     AMOUNT       CAPITAL        DEFICIT          DEFICIT
                                       ---------   -------    -----------   --------------   -------------
BALANCE, Inception,
  October 24, 1995...................     --       $ --         $--         $     --          $   --
     Stock Issuance..................    449,471      449           551           --                 1,000
     Net loss........................     --         --          --               (159,641)       (159,641)
                                       ---------   -------    -----------   --------------   -------------
BALANCE, December 31, 1995...........    449,471      449           551           (159,641)       (158,641)
     Net loss........................     --         --          --               (853,809)       (853,809)
                                       ---------   -------    -----------   --------------   -------------
BALANCE, June 30, 1996...............    449,471   $  449       $   551     $   (1,013,450)   $ (1,012,450)
                                       =========   =======    ===========   ==============   =============

   The accompanying notes are an integral part of these financial statements.

                      AMERICAN RESIDENTIAL SERVICES, INC.
                            STATEMENTS OF CASH FLOWS

                                            INCEPTION
                                        (OCTOBER 24, 1995)     SIX MONTHS
                                             THROUGH              ENDED
                                           DECEMBER 31,         JUNE 30,
                                               1995               1996
                                        ------------------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss........................       $ (159,641)        $  (853,809)
Adjustments to reconcile net loss to
  net cash used in operating
  activities --
     Depreciation and amortization...         --                     2,606
     Changes in operating assets and
       liabilities --
     Increase in --
          Prepaid expenses and other
             current assets..........           (3,327)            (43,630)
          Other noncurrent assets....          (19,325)         (3,278,373)
     Increase in --
          Accounts payable and
             accrued expenses........          141,077           3,296,257
                                        ------------------     -----------
     Net cash used in operating
       activities....................          (41,216)           (876,949)
                                        ------------------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions of property and
       equipment.....................         --                   (47,747)
                                        ------------------     -----------
     Net cash used in investing
       activities....................         --                   (47,747)
                                        ------------------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Borrowings of short-term debt...           50,000           1,150,000
     Proceeds from issuance of common
       stock.........................            1,000             --
                                        ------------------     -----------
          Net cash provided by
             financing activities....           51,000           1,150,000
                                        ------------------     -----------
NET INCREASE IN CASH AND CASH
  EQUIVALENTS........................            9,784             225,304
CASH AND CASH EQUIVALENTS, beginning
  of period..........................         --                     9,784
                                        ------------------     -----------
CASH AND CASH EQUIVALENTS, end of
  period.............................       $    9,784         $   235,088
                                        ==================     ===========

   The accompanying notes are an integral part of these financial statements.

                      AMERICAN RESIDENTIAL SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     American Residential Services, Inc. (ARS or the Company), was founded on October 24, 1995 to create a leading national provider of (i) comprehensive maintenance, repair and replacement services for heating, ventilating and air conditioning, plumbing, electrical, and other systems in homes and commercial buildings and (ii) new installation services of those systems in homes and commercial facilities under construction. ARS intends to acquire seven local and regional residential services companies (the Acquisitions), complete an initial public offering (the Offering) of its common stock and, subsequent to the Offering, continue to acquire, through merger or purchase, similar companies to expand its national and regional operations. In June 1996, ARS filed a registration on Form S-1 for the sale of its common stock.

     ARS's primary assets at December 31, 1995 and June 30, 1996 are cash and deferred offering costs. ARS has not conducted any operations, and all activities to date have related to the Acquisitions and the Offering. Cash of $1,000 was generated from the initial capitalization of the Company (see Note
4). There is no assurance that the Acquisitions discussed below will be completed and that ARS will be able to generate future operating revenues. Funding for the deferred offering costs has been provided by Equus II Incorporated (Equus II). ARS is dependent upon the Offering to fund the amounts due to Equus II, the pending acquisitions and future operations.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

  INCOME TAXES

     The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Under this method, deferred income taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are received or settled.

     The Company has recorded a full valuation allowance against all deferred tax assets due to the uncertainty of ultimate realizability. Accordingly, no income tax benefit has been recorded for current year losses.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

                      AMERICAN RESIDENTIAL SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  NEW ACCOUNTING PRONOUNCEMENTS

     Effective January 1, 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future cash flows associated with the asset is compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value was necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

     As of January 1, 1996, SFAS No. 123, "Accounting for Stock-Based Compensation," will be effective for the Company. SFAS No. 123 permits, but does not require, a fair value-based method of accounting for employee stock option plans which results in compensation expense recognition when stock options are granted. As permitted by SFAS No. 123, the Company will provide pro forma disclosure of net income and earnings per share, as applicable, in the notes to future consolidated financial statements.

3.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Prepaid expenses and other current assets consists of the following:

                                        DECEMBER 31,        JUNE 30,
                                            1995              1996
                                        -------------      ----------
Prepaid insurance....................      $--             $   39,291
Other................................        3,327              7,666
                                        -------------      ----------
                                           $ 3,327         $   46,957
                                        =============      ==========

Other noncurrent assets consists of
  the following:


                                        DECEMBER 31,        JUNE 30,
                                            1995              1996
                                        -------------      ----------
Deferred offering costs..............      $19,325         $3,225,040
Other................................       --                 72,658
                                        -------------      ----------
                                           $19,325         $3,297,698
                                        =============      ==========

     Accounts payable and accrued expenses consist of the following:

                                        DECEMBER 31,     JUNE 30,
                                            1995           1996
                                        ------------   ------------
Accrued accounting and legal
  expense............................     $ --         $  3,134,310
Accrued compensation and benefits....       79,167          249,643
Other accrued expenses...............       61,910           53,381
                                        ------------   ------------
                                          $141,077     $  3,437,334
                                        ============   ============

  SHORT-TERM DEBT:

     The Company had borrowings from Equus II under a $2.6 million credit facility totaling $50,000 and $1,200,000 at December 31, 1995 and June 30, 1996, respectively. The borrowings are unsecured, bear interest at prime plus .25 percent (8.5 percent at June 30, 1996) and mature December 31, 1996. A portion of this facility is convertible into 10 percent of the outstanding common stock of ARS prior to completion of the Offering.

                      AMERICAN RESIDENTIAL SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  SHAREHOLDERS' DEFICIT:

     In connection with the organization and initial capitalization of ARS, the Company issued 1,000 shares of common stock for $1,000 (see Note 7).

5.  COMMITMENTS AND CONTINGENCIES:

  BONUS AWARDS

     In June 1996, the Board of Directors granted certain key employees incentive cash bonus awards for 1996 which are based, subject to the overall performance of the Company, on the performance of the Common Stock after the Offering as compared to the performance of each of the stocks included in the Standard & Poor's 500 Stock Index (the S&P 500). The amount of each award will be determined by multiplying the officer's annual base salary by a percentage determined by ranking the Common Stock's price performance, including reinvested dividends, if any (Total Stockholder Return), among Total Stockholder Returns of all the stocks in the S&P 500.

6.  RELATED PARTY TRANSACTION:

     The Company has signed a definitive agreement to acquire Enterprises Holding Company (EHC), a related company through common ownership, to be effective with the Offering. EHC will be acquired for a total consideration, subject to a working capital adjustment, consisting of 378,400 shares of Common Stock and the assumption and/or repayment of approximately $17.3 million of indebtedness and other obligations (including $2.6 million of EHC preferred stock being converted into 137,139 shares of Common Stock and $0.5 million cash), approximately $14.3 million of which will be repaid either out of a portion of the net proceeds of the Offering or through bank borrowings.

7.  CAPITAL STOCK, STOCK OPTIONS AND WARRANTS:

     ARS effected a 333-for-one-stock split on February 2, 1996, and an approximately 1.35 for-one-stock split on June 14, 1996 of its common stock for each share of common stock then outstanding. In addition, on February 2, 1996, authorized shares were increased from 1,000 to 50,000,000. The effects of the common stock dividends have been retroactively reflected on the balance sheet and in the accompanying notes.

                      AMERICAN RESIDENTIAL SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The Company has approved the 1996 Incentive Plan (the Plan), which amends and restates the 1996 Stock Option Plan and provides for the granting or awarding of stock options and stock appreciation rights to nonemployee directors, officers and other key employees (including officers of the Founding Companies) and independent contractors. The number of shares authorized and reserved for issuance under the Plan is limited to the greater of 1,550,000 shares or 15 percent of the number of shares of Common Stock outstanding on the last day of the preceding calendar quarter. In general, the terms of the option awards (including vesting schedules) will be established by the Compensation Committee of the Company's Board of Directors. As of September 9, 1996, the Company has granted 10 year options covering an aggregate of 1,445,000 shares of common stock. Management believes the option price of the options granted is equal to or in excess of the market value of the stock at the date of grant.

                                         OPTIONS             OPTION
            DATE OF GRANT                GRANTED             PRICE
-------------------------------------   ---------        --------------
January 31, 1996.....................     495,000            $ 8.00
March 6, 1996........................      75,000             9.60
March 29, 1996.......................      25,000            10.20
April 30, 1996.......................      50,000            10.80
June 12, 1996........................     655,000        Offering Price
July 15, 1996........................      85,000        Offering Price
August 30, 1996......................      15,000        Offering Price
September 9, 1996....................      45,000        Offering Price
                                        ---------
                                        1,445,000
                                        =========

     ARS and separate wholly owned subsidiaries have signed definitive agreements to acquire by merger seven companies (the Founding Companies) to be effective with the Offering. The Founding Companies are General Heating Engineering Company, Inc.; Atlas Services, Inc., and Subsidiary; Service Enterprises, Inc. and subsidiaries (Crown); Florida Heating and Air Conditioning, Inc., and Related Companies; DIAL ONE Meridian and Hoosier, Inc.; ADCOT, Inc. (A-ABC); and Climatic Corporation of Vero Beach. Crown and A-ABC will be acquired indirectly through the direct acquisition of their parent corporation, EHC. The aggregate consideration that will be paid by ARS to acquire the Founding Companies is, subject to working capital adjustments, approximately $34.8 million in cash and 2,805,065 shares of ARS common stock (based on an assumed initial public offering price of $15 per share, the midpoint of the estimated initial public offering price range).

     On March 19, 1996, the Company issued to Equus II a warrant to purchase 100,000 shares of Common Stock exercisable at the Offering price. The warrants are exercisable at any time after the closing of the Offering of the Company until five years from such date. The number of shares represented by the warrant is subject to adjustment for stock dividends and stock splits.

     Subsequent to December 31, 1995, the Company has incurred additional costs, including professional fees and travel, associated with the acquisition of the Founding Companies and the Offering. Accordingly, accrued liabilities and amounts due to Equus II have increased to approximately $1.2 million as of June 30, 1996. A portion of this note will be converted into 844,965 shares of ARS Common Stock in connection with the Offering.

8. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     On September 27, 1996, ARS completed the Offering, which involved the issuance of 4,200,000 shares of Common Stock at a price of $15.00 per share (before deducting underwriting discounts and commissions). On October 7, 1996, ARS sold an additional 630,000 shares of Common Stock at a price of $15.00 per share (before deducting underwriting discounts and commissions) pursuant to an overallotment option

                      AMERICAN RESIDENTIAL SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

granted by the Company in connection with the Offering. The proceeds from these transactions, net of underwriting discounts and commissions of $1.05 per share and after deducting estimated expenses of the Offering, were approximately $61.0 million. Of this amount, $34.8 million was used to fund the cash portion of the purchase prices relating to the acquisitions of the Founding Companies. The Company also has paid to the former owners approximately $4.7 million as working capital adjustments of which approximately $1.8 million was paid in the fourth quarter of 1996. In addition, a portion of the Equus II note was converted to 844,965 shares of ARS Common Stock.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To General Heating Engineering Company, Inc.:

     We have audited the accompanying balance sheets of General Heating Engineering Company, Inc. (a Delaware corporation), as of December 31, 1994 and 1995, and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of General Heating Engineering Company, Inc., as of December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP
Houston, Texas
May 24, 1996

                   GENERAL HEATING ENGINEERING COMPANY, INC.
                                 BALANCE SHEETS

                                                DECEMBER 31
                                       ------------------------------
                                            1994            1995
                                       --------------  --------------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $    2,258,467  $    3,369,929
     Investments.....................       2,475,000       2,000,000
     Accounts receivable --
          Trade, net of allowance of
              $159,910 and
              $126,650...............       4,129,536       3,740,406
          Other receivables..........         129,308          47,588
     Notes receivable --
          Shareholders...............          92,500         308,139
          Other......................        --                39,870
     Inventories.....................       2,375,590       2,215,659
     Prepaid expenses and other
      current assets.................          17,331          13,871
                                       --------------  --------------
               Total current
                   assets............      11,477,732      11,735,462
PROPERTY AND EQUIPMENT, net..........       1,941,076       2,100,638
OTHER NONCURRENT ASSETS..............         376,017         483,014
                                       --------------  --------------
               Total assets..........  $   13,794,825  $   14,319,114
                                       ==============  ==============

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
      expenses.......................  $    2,736,479  $    3,248,968
     Unearned revenue on service and
      warranty contracts.............         797,820         894,766
     Billings in excess of costs and
      estimated earnings on
      uncompleted contracts..........         319,323         139,764
                                       --------------  --------------
               Total current
                   liabilities.......       3,853,622       4,283,498
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, $20 par value,
      5,000 shares
       authorized, 2,752 shares
      issued, 462 shares
      outstanding....................          55,040          55,040
     Additional paid-in capital......         666,913         666,913
     Retained earnings...............      10,811,994      10,906,407
     Treasury stock, 2,290 shares at
      cost...........................      (1,592,744)     (1,592,744)
                                       --------------  --------------
               Total shareholders'
                   equity............       9,941,203      10,035,616
                                       --------------  --------------
               Total liabilities and
                   shareholders'
                   equity............  $   13,794,825  $   14,319,114
                                       ==============  ==============

   The accompanying notes are an integral part of these financial statements.

                   GENERAL HEATING ENGINEERING COMPANY, INC.
                            STATEMENTS OF OPERATIONS

                                                                                             NINE MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31                       SEPTEMBER 30
                                       ----------------------------------------------  ------------------------------
                                            1993            1994            1995            1995            1996
                                       --------------  --------------  --------------  --------------  --------------
                                                                                                (UNAUDITED)
REVENUES.............................  $   34,642,267  $   36,333,827  $   35,159,389  $   25,533,943  $   27,053,588
COST OF SERVICES.....................      27,393,298      29,927,352      28,866,207      20,964,789      21,814,017
                                       --------------  --------------  --------------  --------------  --------------
     Gross profit....................       7,248,969       6,406,475       6,293,182       4,569,154       5,239,571
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................       5,011,270       5,244,776       5,280,402       3,901,706       4,511,968
                                       --------------  --------------  --------------  --------------  --------------
     Income from operations..........       2,237,699       1,161,699       1,012,780         667,448         727,603
OTHER INCOME:
     Interest income.................         189,223         177,149         299,116         224,281         106,461
     Other...........................           7,891          66,724          58,517        --                30,406
                                       --------------  --------------  --------------  --------------  --------------
NET INCOME...........................  $    2,434,813  $    1,405,572  $    1,370,413  $      891,729  $      864,470
                                       ==============  ==============  ==============  ==============  ==============

   The accompanying notes are an integral part of these financial statements.

                   GENERAL HEATING ENGINEERING COMPANY, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                                                                    TOTAL
                                         COMMON STOCK       ADDITIONAL                      TREASURY STOCK        SHAREHOLD-
                                       -----------------      PAID-IN       RETAINED     ---------------------       ERS'
                                       SHARES    AMOUNT       CAPITAL       EARNINGS     SHARES      AMOUNT         EQUITY
                                       ------    -------    -----------   ------------   ------   ------------   ------------
BALANCE, December 31, 1992...........  2,752     $55,040    $   648,912   $  9,811,451   (2,290)  $ (1,592,744)  $  8,922,659
    Dividend.........................   --         --           --          (1,744,798)    --          --          (1,744,798)
    Net income.......................   --         --           --           2,434,813     --          --           2,434,813
                                       ------    -------    -----------   ------------   ------   ------------   ------------
BALANCE, December 31, 1993...........  2,752      55,040        648,912     10,501,466   (2,290)    (1,592,744)     9,612,674
    Capital contributions............   --         --            18,001        --          --          --              18,001
    Dividends........................   --         --           --          (1,095,044)    --          --          (1,095,044)
    Net income.......................   --         --           --           1,405,572     --          --           1,405,572
                                       ------    -------    -----------   ------------   ------   ------------   ------------
BALANCE, December 31, 1994...........  2,752      55,040        666,913     10,811,994   (2,290)    (1,592,744)     9,941,203
    Dividends........................   --         --           --          (1,276,000)    --          --          (1,276,000)
    Net income.......................   --         --           --           1,370,413     --          --           1,370,413
                                       ------    -------    -----------   ------------   ------   ------------   ------------
BALANCE, December 31, 1995...........  2,752     $55,040    $   666,913   $ 10,906,407   (2,290)  $ (1,592,744)  $ 10,035,616
                                       ======    =======    ===========   ============   ======   ============   ============

   The accompanying notes are an integral part of these financial statements.

                   GENERAL HEATING ENGINEERING COMPANY, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                     NINE MONTHS ENDED
                                                YEAR ENDED DECEMBER 31                 SEPTEMBER 30,
                                       ----------------------------------------  -------------------------
                                           1993          1994          1995         1995          1996
                                       ------------  ------------  ------------  -----------  ------------
                                                                                        (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $  2,434,813  $  1,405,572  $  1,370,413  $   891,729  $    864,470
  Adjustments to reconcile net income
    to net cash provided by (used in)
    operating activities --
    Depreciation and amortization....       465,076       495,396       508,497      388,446       386,082
    Loss on sale of investments......       --            --             13,626      --            --
    (Gain) loss on sale of property
      and equipment..................         4,811       (38,978)       56,152      --            (30,406)
    Changes in operating assets and
      liabilities --
      (Increase) decrease in --
      Accounts receivable............    (1,427,017)      210,329       470,850       50,590    (1,064,511)
      Inventories....................      (416,216)       49,258       159,931     (590,681)     (367,755)
      Prepaid expenses and other
         current assets..............       (37,843)       (1,907)        3,460     (478,475)      (84,556)
      Other noncurrent assets........       (83,112)      (22,741)     (106,997)       9,865       (17,106)
    Increase (decrease) in --
      Accounts payable and accrued
         expenses....................       631,061       143,263       512,489    1,030,329      (193,889)
      Unearned revenue on service and
         warranty contracts..........        17,782        31,739        96,946      428,742       (14,721)
      Billings in excess of costs and
         estimated earnings on
         uncompleted contracts.......      (732,654)     (152,605)     (179,559)    (319,323)       50,339
                                       ------------  ------------  ------------  -----------  ------------
      Net cash provided by (used in)
         operating activities........       856,701     2,119,326     2,905,808    1,411,222      (472,053)
                                       ------------  ------------  ------------  -----------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and
    equipment........................         5,000       112,530        42,533       26,607        41,900
  Additions of property and
    equipment........................      (941,748)     (786,863)     (766,744)    (483,169)     (186,357)
  Purchase of investments............       --         (2,475,000)   (4,193,948)  (3,975,000)   (1,000,000)
  Proceeds from sale of
    investments......................       --            --          4,655,322    3,225,000     3,000,000
                                       ------------  ------------  ------------  -----------  ------------
      Net cash provided by (used in)
         investing activities........      (936,748)   (3,149,333)     (262,837)  (1,206,562)    1,855,543
                                       ------------  ------------  ------------  -----------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings of long-term debt.......       --            --            --           --          3,524,063
  (Increase) decrease in notes
    receivable.......................       --            882,500      (255,509)     --            --
  Dividends..........................    (1,744,798)   (1,095,044)   (1,276,000)    (622,000)   (7,773,469)
  Capital contributions..............       --             18,001       --           --            --
                                       ------------  ------------  ------------  -----------  ------------
      Net cash used in financing
         activities..................    (1,744,798)     (194,543)   (1,531,509)    (622,000)   (4,249,406)
                                       ------------  ------------  ------------  -----------  ------------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................    (1,824,845)   (1,224,550)    1,111,462     (417,340)   (2,865,916)
CASH AND CASH EQUIVALENTS, beginning
  of period..........................     5,307,862     3,483,017     2,258,467    2,258,467     3,369,929
                                       ------------  ------------  ------------  -----------  ------------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $  3,483,017  $  2,258,467  $  3,369,929  $ 1,841,127  $    504,013
                                       ============  ============  ============  ===========  ============

   The accompanying notes are an integral part of these financial statements.

                   GENERAL HEATING ENGINEERING COMPANY, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     General Heating Engineering Company, Inc. (a Delaware corporation) (the Company), is primarily engaged in the installation and maintenance, repair and replacement of air conditioning, heating and fireplace systems in new and preexisting residential and commercial buildings in Washington, D.C. and the surrounding area.

     The Company and its shareholders intend to enter into a definitive agreement with American Residential Services, Inc. (ARS), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of ARS's common stock concurrent with the consummation of the initial public offering (the Offering) of the common stock of ARS.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  INTERIM FINANCIAL INFORMATION

     The interim financial statements for the nine months ended September 30, 1995 and 1996 are unaudited and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  INVENTORIES

     Inventories consist of duct materials, air conditioning equipment, refrigeration supplies and accessories held for use in the ordinary course of business and are valued at the lower of cost or market using the average cost method.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost, and depreciation is computed using the straight-line method over the estimated useful lives of assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

  REVENUE RECOGNITION

     The Company recognizes revenue when the services are performed except when work is being performed under a construction contract. Revenues from the sale of residential and commercial service and maintenance contracts are recognized over the life of the contract on a straight-line basis.

     Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

                   GENERAL HEATING ENGINEERING COMPANY, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  WARRANTY COSTS

     The Company warrants labor for the first year after installation on new air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or service.

  INCOME TAXES

     The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, each shareholder reports his share of the Company's taxable earnings or losses in his personal federal and state tax returns.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

  NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1995, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset is compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value was necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                        ESTIMATED            DECEMBER 31
                                       USEFUL LIVES   --------------------------
                                         IN YEARS         1994          1995
                                       ------------   ------------  ------------
Transportation equipment.............         7       $  3,258,907  $  3,376,461
Furniture and fixtures...............         7            159,227       169,453
Leasehold improvements...............        20            800,370       879,938
Machinery and equipment..............        10            858,033       919,393
Computer and telephone equipment.....         5            442,853       467,219
                                                      ------------  ------------
                                                         5,519,390     5,812,464
Less -- Accumulated depreciation and
  amortization.......................                    3,578,314     3,711,826
                                                      ------------  ------------
          Property and equipment,
          net........................                 $  1,941,076  $  2,100,638
                                                      ============  ============

                   GENERAL HEATING ENGINEERING COMPANY, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Effective January 1, 1994, the Company adopted the provisions of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Adoption of this standard did not materially impact the Company's financial statements. The following is a summary of investment securities:

                                              DECEMBER 31
                                       --------------------------
                                           1994          1995
                                       ------------  ------------
Certificates of deposit..............  $    --       $  2,000,000
U.S. Treasury notes..................     2,475,000       --
                                       ------------  ------------
                                       $  2,475,000  $  2,000,000
                                       ============  ============

     Activity in the Company's allowance for doubtful accounts consist of the following:

                                                    DECEMBER 31
                                       --------------------------------------
                                          1993         1994          1995
                                       ----------  ------------  ------------
Balance at beginning of year.........  $  146,848  $    127,443  $    159,910
Additions charged to costs and
  expenses...........................      45,996       104,613        71,930
Deductions for uncollectible
  receivables
  written off........................     (67,954)     (103,848)     (127,810)
Bad debt recoveries..................       2,553        31,702        22,620
                                       ----------  ------------  ------------
                                       $  127,443  $    159,910  $    126,650
                                       ==========  ============  ============

     Accounts payable and accrued expenses consist of the following:

                                                DECEMBER 31
                                       ------------------------------
                                            1994            1995
                                       --------------  --------------
Accounts payable, trade..............  $    1,586,930  $    1,998,941
Accrued compensation and benefits....         823,476         916,013
Warranty accrual.....................         292,895         292,895
Other accrued expenses...............          33,178          41,119
                                       --------------  --------------
                                       $    2,736,479  $    3,248,968
                                       ==============  ==============

     Installation contracts in progress are as follows:

                                                DECEMBER 31
                                       ------------------------------
                                            1994            1995
                                       --------------  --------------
Costs incurred on contracts in
  progress...........................  $   19,975,656  $   18,705,791
Estimated earnings, net of losses....       9,912,429       8,989,404
                                       --------------  --------------
                                           29,888,085      27,695,195
Less -- Billings to date.............      30,207,408      27,834,959
                                       --------------  --------------
Billings in excess of costs and
  estimated earnings on uncompleted
  contracts..........................  $     (319,323) $     (139,764)
                                       ==============  ==============

5.  EMPLOYEE BENEFIT PLANS:

     The Company has adopted a retirement plan which qualifies under Section 401(k) of the Internal Revenue Code. The plan provides for 50 percent matching contributions by the Company, up to a maximum liability of 1 percent of each participating employee's annual compensation. The Company has the right to

                   GENERAL HEATING ENGINEERING COMPANY, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

make additional discretionary contributions. Total contributions by the Company under this plan to provide contributions and pay expenses were approximately $42,000, $67,000 and $78,000 during 1993, 1994 and 1995, respectively. Amounts due to this plan were approximately $50,000 and $30,000 for the years ended December 31, 1994 and 1995, respectively.

     The Company has also adopted a cafeteria plan pursuant to Section 125 of the Internal Revenue Code that covers all employees from 90 days after the commencement of employment. Under this plan, the employees may reduce their compensation to fund medical or life insurance, dental and short-term disability benefits. The funds withheld are used to pay actual claims, administrative expenses and stop-loss insurance protection premiums. Such stop-loss insurance covers claims to a maximum aggregate liability of $1,000,000 and $35,000 per participant. For the years ended December 31, 1993, 1994 and 1995, the Company contributed approximately $57,000, $91,000 and $129,000, respectively, to this plan in addition to amounts withheld from employees. Contributions due to this plan were approximately $91,000 and $216,000 for the years ended December 31, 1994 and 1995, respectively.

6.  LEASES:

     The Company conducts a portion of its operations in leased facilities under operating lease agreements with a company primarily owned by the shareholders. Total amounts paid under these related-party leases were approximately $261,000, $387,000 and $384,000 for the years ended December 31, 1993, 1994 and 1995, respectively. In January 1996, the Company extended each of these leases, commencing January 1, 1996, for 10 years. The following schedule shows the future minimum rentals to be made under these leases:

Year ending December 31 --
       1996..........................  $    517,281
       1997..........................       517,505
       1998..........................       531,468
       1999..........................       552,728
       2000..........................       574,837
       Thereafter....................     3,367,564
                                       ------------
                                       $  6,061,383
                                       ============

7.  RELATED-PARTY TRANSACTIONS:

     The Company has notes receivable from its shareholders in the amounts of $92,500 and $308,139 as of December 31, 1994 and 1995, respectively. These notes are unsecured, bear interest at 7 percent per annum and are due upon demand. Interest income recognized by the Company on these notes during the years ended December 31, 1994 and 1995, was approximately $1,000 and $12,000, respectively.

8.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is involved in various legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

                   GENERAL HEATING ENGINEERING COMPANY, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  LETTER OF CREDIT

     At December 31, 1995, the Company had an outstanding letter of credit of $75,000 to secure the purchase of certain inventories.

9.  SALES TO SIGNIFICANT CUSTOMERS:

     During 1993, 1994 and 1995, one customer accounted for approximately 13 percent, 16 percent and 21 percent, respectively, of the Company's revenue.

10. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In June 1996, the Company and its shareholders entered into a definitive agreement with ARS, providing for the acquisition of the Company by ARS. The acquisition of the Company by ARS was completed on September 27, 1996 concurrent with the initial public offering of ARS. Reference is made to Note 8 of American Residential Services, Inc. financial statements as of and for the periods ended December 31, 1995 and June 30, 1996 included elsewhere herein.

     In connection with the acquisition, the Company distributed certain assets to the shareholders, consisting of the cash surrender value of life insurance, with a total carrying value of approximately $387,000. In addition, the Company made distributions in respect of the Company's estimated S Corporation accumulated adjustment account of approximately $8,488,000 at the time of closing. As of September 30, 1996, additional distributions in the aggregate amount of $2,642,000 had been accrued but had not yet been distributed.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Atlas Services, Inc.:

     We have audited the accompanying consolidated balance sheets of Atlas Services, Inc. (a South Carolina corporation), and subsidiary as of June 30, 1994 and 1995, and December 31, 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended June 30, 1995, and the year ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Atlas Services, Inc., and subsidiary as of June 30, 1994 and 1995, and December 31, 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended June 30, 1995, and the year ended December 31, 1995, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
May 24, 1996

                      ATLAS SERVICES, INC., AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS

                                                JUNE 30
                                       --------------------------   DECEMBER 31,
                                           1994          1995           1995
                                       ------------  ------------   ------------
               ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..........  $    204,883  $    383,190    $  241,263
  Accounts receivable --
     Trade, net of allowance of
       $29,989, $39,866 and $39,866..     1,634,219     2,098,213     2,163,990
     Affiliates......................       188,829       178,554       211,939
  Inventories........................       478,447       474,093       531,819
  Prepaid expenses and other current
     assets..........................        20,763       112,207       146,283
  Costs and estimated earnings in
     excess of billings on
     uncompleted contracts...........       323,901       382,653       254,039
                                       ------------  ------------   ------------
          Total current assets.......     2,851,042     3,628,910     3,549,333
PROPERTY AND EQUIPMENT, net..........     3,203,143     3,169,128     3,136,363
OTHER NONCURRENT ASSETS..............       280,321       342,776       406,316
                                       ------------  ------------   ------------
          Total assets...............  $  6,334,506  $  7,140,814    $7,092,012
                                       ============  ============   ============
       LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term
     debt............................  $    577,545  $    619,851    $  596,941
  Short-term debt....................       220,807       207,335       209,948
  Accounts payable and accrued
     expenses........................     2,328,709     2,859,998     2,391,955
  Unearned revenue on service and
     warranty contracts..............       135,487       150,628       162,755
  Billings in excess of costs and
     estimated earnings on
     uncompleted contracts...........       192,408       355,186       475,731
                                       ------------  ------------   ------------
          Total current
             liabilities.............     3,454,956     4,192,998     3,837,330
LONG-TERM DEBT, net of current
  maturities.........................     2,047,763     1,702,324     1,564,309
DEFERRED INCOME TAXES................       150,506       187,806       187,237
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock, $1 par value; 100,000
     shares authorized, 2,254, 2,345
     and 24,303 shares issued and
     outstanding.....................         2,254         2,345        24,303
  Additional paid-in capital.........        48,011        81,877       105,040
  Retained earnings..................       631,016       973,464     1,373,793
                                       ------------  ------------   ------------
          Total shareholders'
             equity..................       681,281     1,057,686     1,503,136
                                       ------------  ------------   ------------
          Total liabilities and
             shareholders'
             equity..................  $  6,334,506  $  7,140,814    $7,092,012
                                       ============  ============   ============

  The accompanying notes are an integral part of these consolidated financial statements.

                      ATLAS SERVICES, INC., AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                     NINE MONTHS ENDED
                                                  YEAR ENDED JUNE 30               YEAR ENDED           SEPTEMBER 30
                                       ----------------------------------------   DECEMBER 31,   --------------------------
                                           1993          1994          1995           1995           1995          1996
                                       ------------  ------------  ------------   ------------   ------------  ------------
                                                                                                        (UNAUDITED)
REVENUES.............................  $ 10,209,885  $ 15,625,211  $ 21,228,756    $22,048,103   $ 15,963,449  $ 23,325,855
COST OF SERVICES.....................     8,182,867    12,676,789    17,714,515    17,810,928      12,947,027    18,576,719
                                       ------------  ------------  ------------   ------------   ------------  ------------
    Gross profit.....................     2,027,018     2,948,422     3,514,241     4,237,175       3,016,422     4,749,136
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................     1,760,805     2,421,016     2,985,258     3,021,692       2,171,958     3,826,413
                                       ------------  ------------  ------------   ------------   ------------  ------------
    Income from operations...........       266,213       527,406       528,983     1,215,483         844,464       922,723
OTHER INCOME (EXPENSE):
    Interest income..................        12,086        12,742        13,004        16,671          12,272        (3,927)
    Interest expense.................      (189,927)     (129,303)     (143,123)     (134,236)       (107,445)     (165,147)
    Other............................       (27,690)       26,814       165,821        20,327          29,289       162,926
                                       ------------  ------------  ------------   ------------   ------------  ------------
INCOME BEFORE INCOME TAXES...........        60,682       437,659       564,685     1,118,245         778,580       916,575
PROVISION FOR INCOME TAXES...........        24,914       170,478       222,237       434,258         308,617       344,000
                                       ------------  ------------  ------------   ------------   ------------  ------------
NET INCOME...........................  $     35,768  $    267,181  $    342,448    $  683,987    $    469,963  $    572,575
                                       ============  ============  ============   ============   ============  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                      ATLAS SERVICES, INC., AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                          COMMON STOCK       ADDITIONAL                      TOTAL
                                        -----------------     PAID-IN       RETAINED     SHAREHOLDERS'
                                        SHARES    AMOUNT      CAPITAL       EARNINGS         EQUITY
                                        ------    -------    ----------    ----------    --------------
BALANCE, June 30, 1992...............    2,191    $ 2,191     $  32,611    $  328,067      $  362,869
     Stock issuance..................       30         30         6,850        --               6,880
     Net income......................     --        --           --            35,768          35,768
                                        ------    -------    ----------    ----------    --------------
BALANCE, June 30, 1993...............    2,221      2,221        39,461       363,835         405,517
     Stock issuance..................       33         33         8,550        --               8,583
     Net income......................     --        --           --           267,181         267,181
                                        ------    -------    ----------    ----------    --------------
BALANCE, June 30, 1994...............    2,254      2,254        48,011       631,016         681,281
     Stock issuance..................       91         91        33,866        --              33,957
     Net income......................     --        --           --           342,448         342,448
                                        ------    -------    ----------    ----------    --------------
BALANCE, June 30, 1995...............    2,345    $ 2,345     $  81,877    $  973,464      $1,057,686
                                        ======    =======    ==========    ==========    ==============
BALANCE, December 31, 1994...........    2,345    $ 2,345     $  81,877    $  689,806      $  774,028
     Stock split (10 for 1)..........   21,105     21,105       (21,105)       --             --
     Stock issuance..................      853        853        44,268        --              45,121
     Net income......................     --        --           --           683,987         683,987
                                        ------    -------    ----------    ----------    --------------
BALANCE, December 31, 1995...........   24,303    $24,303     $ 105,040    $1,373,793      $1,503,136
                                        ======    =======    ==========    ==========    ==============

  The accompanying notes are an integral part of these consolidated financial statements.

                      ATLAS SERVICES, INC., AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                             NINE MONTHS ENDED
                                               YEAR ENDED JUNE 30            YEAR ENDED         SEPTEMBER 30
                                       ----------------------------------   DECEMBER 31,   ----------------------
                                          1993        1994        1995          1995          1995        1996
                                       ----------  ----------  ----------   ------------   ----------  ----------
                                                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $   35,768  $  267,181  $  342,448    $  683,987    $  469,963  $  572,575
  Adjustments to reconcile net income
   to net cash provided by operating
   activities --
    Depreciation and amortization....     271,683     375,186     501,796       490,554       347,041     516,285
    Deferred income taxes
     (benefit).......................      (1,144)     20,022     (22,265)      (50,894)       12,941      42,345
    Loss on sale of property and
     equipment.......................      54,786      --          --           --             --            (393)
    Changes in operating assets and
     liabilities --
      (Increase) decrease in --
         Accounts receivable.........     (13,227)   (822,197)   (453,719)     (505,195)     (850,898) (1,671,231)
         Inventories.................    (175,733)   (134,837)      4,354      (139,118)      (98,348)   (333,153)
         Prepaid expenses and other
          current assets.............      13,350      (1,800)    (31,878)        7,150       (14,968)   (260,708)
         Costs and estimated earnings
          in excess of billings on
          uncompleted contracts......     (27,506)   (276,261)    (58,752)      539,181       506,909    (196,287)
         Other noncurrent assets.....     (62,020)    (63,362)   (101,110)      (66,703)       --         105,716
      Increase (decrease) in --
         Accounts payable and accrued
          expenses...................     211,091   1,233,347     531,289      (219,215)     (105,941)  1,182,536
         Unearned revenue on service
          and warranty contracts.....      49,963      53,271      15,141       (10,274)       18,216     (48,301)
         Billings in excess of costs
          and estimated earnings on
          uncompleted contracts......     (10,909)     51,603     162,778        52,327       364,723     343,359
                                       ----------  ----------  ----------   ------------   ----------  ----------
             Net cash provided by
              operating activities...     346,102     702,153     890,082       781,800       649,638     252,743
                                       ----------  ----------  ----------   ------------   ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and
   equipment.........................     173,037      --          --           --             --         136,998
  Additions to property and
   equipment.........................    (439,920)   (980,761)   (429,127)     (258,257)     (206,586)   (828,203)
  Cash paid for acquisitions, net
   of cash acquired..................        --        --          --           --             --        (131,065)
                                       ----------  ----------  ----------   ------------   ----------  ----------
             Net cash used in
              investing activities...    (266,883)   (980,761)   (429,127)     (258,257)     (206,586)   (822,270)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds of long- and short-term
   debt..............................     478,187     887,990     347,001       442,394       647,755     728,010
  Principal payments of long- and
   short-term debt...................    (513,870)   (529,624)   (663,606)     (843,201)     (965,355)   (604,002)
  Proceeds from stock issuance.......       6,880       8,583      33,957        45,121        79,078      --
                                       ----------  ----------  ----------   ------------   ----------  ----------
             Net cash provided by
              (used in) financing
              activities.............     (28,803)    366,949    (282,648)     (355,686)     (238,522)    124,008
                                       ----------  ----------  ----------   ------------   ----------  ----------
NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS....................      50,416      88,341     178,307       167,857       204,530    (445,519)
CASH AND CASH EQUIVALENTS, beginning
 of period...........................      66,126     116,542     204,883        73,406        73,406     241,263
                                       ----------  ----------  ----------   ------------   ----------  ----------
CASH AND CASH EQUIVALENTS, end of
 period..............................  $  116,542  $  204,883  $  383,190    $  241,263    $  277,936  $ (204,256)
                                       ==========  ==========  ==========   ============   ==========  ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
  Cash paid for --
    Interest.........................  $  286,112  $  210,549  $  225,374    $  177,031    $  132,773  $  165,147
    Income taxes.....................  $   --      $   56,477  $  271,924    $  251,750    $  188,813  $  473,234

  The accompanying notes are an integral part of these consolidated financial statements.

                      ATLAS SERVICES, INC., AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Atlas Services, Inc., (a South Carolina corporation) and subsidiary (the Company), are primarily engaged in the installation and maintenance, repair and replacement of plumbing, air conditioning and heating and electrical systems in new and preexisting residential and commercial buildings throughout South Carolina.

     The Company and its shareholders intend to enter into a definitive agreement with American Residential Services, Inc. (ARS), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of ARS's common stock concurrent with the consummation of the initial public offering (the Offering) of the common stock of ARS.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The consolidated financial statements include the accounts and results of operations of Atlas Services, Inc., and its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

  INTERIM FINANCIAL INFORMATION

     The interim consolidated financial statements for the nine months ended September 30, 1995 and 1996 are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the results of operations and cash flows with respect to the consolidated interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  INVENTORIES

     Inventories consist of parts and supplies held for use in the ordinary course of business and are valued at the lower of cost or market using the weighted-average method.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

     Included in property and equipment are certain assets subject to capital leases. These assets are amortized using the straight-line method over the lesser of the life of the leases or the estimated useful life of the asset.

  REVENUE RECOGNITION

     The Company recognizes revenue when the services are performed except when work is being performed under a construction contract. Revenues on residential and commercial service and maintenance contracts are recorded and collected monthly. Revenues from sales of extended warranties are recognized over the life of the contract on a straight-line basis.

                      ATLAS SERVICES, INC., AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

  WARRANTY COSTS

     The Company warrants labor for the first year after installation on new air conditioning and heating units. The Company generally warrants labor for 30 days after servicing of existing air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or service.

  INCOME TAXES

     The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Under this method, deferred income taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled.

  STOCK-SPLIT

     During 1995, the Company effected a ten-for-one stock split of the Company's Common Stock.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

  NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1995, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset is compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value was necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

                      ATLAS SERVICES, INC., AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                         ESTIMATED               JUNE 30
                                        USEFUL LIVES   ----------------------------  DECEMBER 31,
                                          IN YEARS         1994           1995           1995
                                        ------------   -------------  -------------  -------------
Land and land improvements...........      --          $     508,129  $     508,129  $     508,129
Buildings and leasehold
  improvements.......................      40              1,387,578      1,396,235      1,387,599
Transportation equipment.............       5              1,703,373      1,955,070      2,068,795
Machinery and equipment..............     5 - 7              591,299        666,548        738,347
Furniture and fixtures...............    5 - 10              233,373        290,961        313,025
                                                       -------------  -------------  -------------
                                                           4,423,752      4,816,943      5,015,895
Less -- Accumulated depreciation.....                      1,220,609      1,647,815      1,879,532
                                                       -------------  -------------  -------------
     Property and equipment, net.....                  $   3,203,143  $   3,169,128  $   3,136,363
                                                       =============  =============  =============

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts consist of the following:

                                                    JUNE 30
                                       ----------------------------------   DECEMBER 31,
                                          1993        1994        1995          1995
                                       ----------  ----------  ----------   ------------
Balance at beginning of year.........  $        0  $        0  $   29,989     $ 29,989
Additions charged to costs and
  expenses...........................      79,128      84,119      45,952       40,381
Deductions for uncollectible
  receivables written off............     (79,128)    (54,130)    (36,075)     (30,504)
                                       ----------  ----------  ----------   ------------
                                       $        0  $   29,989  $   39,866     $ 39,866
                                       ==========  ==========  ==========   ============

     Accounts payable and accrued expenses consist of the following:

                                                 JUNE 30
                                       ----------------------------  DECEMBER 31,
                                           1994           1995           1995
                                       -------------  -------------  -------------
Accounts payable, trade..............  $   1,707,084  $   2,113,376  $   1,600,736
Accrued compensation and benefits....        369,780        236,780        224,767
Accrued insurance....................         98,456        257,741        269,135
Other accrued expenses...............        153,389        252,101        297,317
                                       -------------  -------------  -------------
                                       $   2,328,709  $   2,859,998  $   2,391,955
                                       =============  =============  =============

     Installation contracts in progress are as follows:

                                                 JUNE 30
                                       ----------------------------     DECEMBER 31,
                                           1994           1995              1995
                                       -------------  -------------     ------------
Costs incurred on contracts in
  progress...........................  $   1,293,427  $   2,592,291      $ 2,411,212
Estimated earnings, net of losses....        586,972        719,579        1,077,841
                                       -------------  -------------     ------------
                                           1,880,399      3,311,870        3,489,053
Less -- Billings to date.............      1,748,906      3,284,403        3,710,745
                                       -------------  -------------     ------------
                                       $     131,493  $      27,467      $  (221,692)
                                       =============  =============     ============

                      ATLAS SERVICES, INC., AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The following are included in the accompanying balance sheets under the following captions:

                                               JUNE 30
                                       ------------------------   DECEMBER 31,
                                          1994         1995           1995
                                       -----------  -----------   ------------
Costs and estimated earnings in
  excess of billings on uncompleted
  contracts..........................  $   323,901  $   382,653    $  254,039
Billings in excess of costs and
  estimated earnings on uncompleted
  contracts..........................     (192,408)    (355,186)     (475,731)
                                       -----------  -----------   ------------
                                       $   131,493  $    27,467    $ (221,692)
                                       ===========  ===========   ============

5.  SHORT- AND LONG-TERM DEBT:

     Short-term debt consists of a revolving line of credit payable to a bank, due July 21, 1996, with interest due monthly at 9.375 percent and is secured by accounts receivable and inventory. The amounts outstanding as of June 30, 1994 and 1995, and December 31, 1995, are $220,807, $207,335 and $209,948,
respectively.

     Long-term debt consists of the following:

                                                 JUNE 30
                                       ----------------------------   DECEMBER 31,
                                           1994           1995            1995
                                       -------------  -------------   ------------
Mortgage note payable to a bank, with
  monthly installments of $8,056
  principal plus interest at 7.25%,
  secured by real estate and life
  insurance policies, due December
  1998...............................  $   1,401,667  $   1,305,000    $ 1,256,666
Mortgage note payable to a bank, with
  monthly installments of $1,000
  principal plus interest at prime
  plus 1.25% (9.75% at December 31,
  1995), secured by real estate, due
  May 1997...........................        103,400         93,400         87,977
Mortgage note payable to a bank, with
  monthly installments of $581,
  bearing interest at 9.5%, secured
  by real estate, due June 2017......         56,775         56,173         53,185
Transportation equipment notes
  payable and capitalized leases,
  with monthly installments totaling
  $48,255, due from July 1994 to
  January 1998, bearing interest from
  5.9% to 13.3%, secured by
  transportation equipment...........        816,486        675,929        574,953
Note payable on equipment, with
  monthly installments of $2,083
  principal plus interest at prime
  plus 1.50% (10% at December 31,
  1995), secured by equipment, due
  June 1998..........................        100,000         75,000         62,500
Other................................        146,980        116,673        125,969
                                       -------------  -------------   ------------
                                           2,625,308      2,322,175      2,161,250
Less -- Current maturities...........        577,545        619,851        596,941
                                       -------------  -------------   ------------
                                       $   2,047,763  $   1,702,324    $ 1,564,309
                                       =============  =============   ============

                      ATLAS SERVICES, INC., AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The aggregate maturities of long-term debt as of December 31, 1995, are as follows:

Year ending December 31 --
     1996............................  $     596,941
     1997............................        334,907
     1998............................        158,688
     1999............................        110,343
     2000............................        109,567
     Thereafter......................        850,804
                                       -------------
                                       $   2,161,250
                                       =============

     Management estimates that the fair value of its debt obligations approximates the historical value of $2,371,198 at December 31, 1995.

6.  RETIREMENT PLANS:

     The Company has a defined contribution profit-sharing plan covering substantially all employees. The Company's contribution for each of the years ended June 30, 1993, 1994 and 1995, and December 31, 1995, amounted to approximately $25,000, $35,000, $30,000 and $21,000, respectively.

7.  LEASES:

     The Company leases four facilities under noncancelable leases, which expire in January 1998, January 2005, May 2005 and February 2006. Rental expense for the years ended June 30, 1993, 1994 and 1995, and December 31, 1995, was approximately $44,000, $72,000, $127,000 and $174,000, respectively. Included in these amounts are rent expenses and commissions paid to related parties of $0, $2,000, $39,000 and $82,000 for the years ended June 30, 1993, 1994 and 1995, and December 31, 1995, respectively. The following represents future minimum rental payments under noncancelable operating leases:

Year ending December 31 --
     1996............................  $     259,577
     1997............................        266,680
     1998............................        230,187
     1999............................        228,600
     2000............................        228,600
     Thereafter......................      1,045,550
                                       -------------
                                       $   2,259,194
                                       =============

                      ATLAS SERVICES, INC., AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The Company leases certain owned facilities under three noncancelable leases to third parties, which expire in September 1997, October 1998 and November 2000. Rental income received for the years ended June 30, 1993, 1994 and 1995, and December 31, 1995, was approximately $148,000, $135,000, $105,000 and $86,000, respectively. The following represents future minimum rental income under noncancelable leases:

Year ending December 31 --
     1996............................  $   167,250
     1997............................      148,500
     1998............................       83,875
     1999............................       42,000
     2000............................       38,500
                                       -----------
                                       $   480,125
                                       ===========

8.  INCOME TAXES:

     Federal and state income taxes are as follows:

                                               YEAR ENDED JUNE 30              YEAR ENDED
                                       -----------------------------------    DECEMBER 31,
                                         1993        1994         1995            1995
                                       ---------  -----------  -----------    ------------
Federal --
     Current.........................  $  23,106  $   129,390  $   215,040      $419,486
     Deferred........................     (3,107)      18,236      (19,913)      (43,440)
State --
     Current.........................      2,952       21,066       29,462        65,666
     Deferred........................      1,963        1,786       (2,352)       (7,454)
                                       ---------  -----------  -----------    ------------
                                       $  24,914  $   170,478  $   222,237      $434,258
                                       =========  ===========  ===========    ============

     Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate tax rate of 34 percent to income before income tax as follows:

                                               YEAR ENDED JUNE 30              YEAR ENDED
                                       -----------------------------------    DECEMBER 31,
                                         1993        1994         1995            1995
                                       ---------  -----------  -----------    ------------
Tax provision at the statutory
  rate...............................  $  20,632  $   148,804  $   191,993      $380,203
Increase (decrease) resulting from --
     State income tax, net of benefit
        for federal deduction........      3,244       15,081       17,892        38,420
     Nondeductible expenses..........      5,272       14,264       33,308        29,088
     Other...........................     (4,234)      (7,671)     (20,956)      (13,453)
                                       ---------  -----------  -----------    ------------
                                       $  24,914  $   170,478  $   222,237      $434,258
                                       =========  ===========  ===========    ============

                      ATLAS SERVICES, INC., AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Deferred income tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences representing deferred tax assets and liabilities result principally from the following:

                                                JUNE 30
                                       -------------------------    DECEMBER 31,
                                          1994          1995            1995
                                       -----------  ------------    ------------
Accruals and reserves not deductible
  until paid.........................  $   (65,224) $   (127,289)    $ (180,124)
Depreciation and amortization........      157,365       196,365        195,771
Other................................       42,609        43,409         45,944
                                       -----------  ------------    ------------
           Total deferred income tax
             liabilities.............  $   134,750  $    112,485     $   61,591
                                       ===========  ============    ============

     The net deferred tax assets and liabilities are comprised of the following:

                                                JUNE 30
                                       -------------------------    DECEMBER 31,
                                          1994          1995            1995
                                       -----------  ------------    ------------
Deferred tax assets --
     Current.........................  $   (79,907) $   (163,948)    $ (235,433)
     Long-term.......................       (1,865)       (1,865)        (6,723)
                                       -----------  ------------    ------------
           Total.....................      (81,772)     (165,813)      (242,156)
                                       -----------  ------------    ------------
Deferred tax liabilities --
     Current.........................       64,151        88,627        109,787
     Long-term.......................      152,371       189,671        193,960
                                       -----------  ------------    ------------
           Total.....................      216,522       278,298        303,747
                                       -----------  ------------    ------------
           Net deferred income tax
             liabilities.............  $   134,750  $    112,485     $   61,591
                                       ===========  ============    ============

9.  RELATED-PARTY TRANSACTIONS:

     The Company has a receivable from its majority shareholder in the amount of approximately $172,000, $171,000 and $195,000 as of June 30, 1994 and 1995, and
December 31, 1995, respectively. This receivable accrues interest at 8 percent. Interest income recognized during the years ended June 30, 1993, 1994 and 1995, and December 31, 1995, was approximately $10,000, $13,000, $13,000 and $17,000, respectively.

10.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal actions will have a material adverse effect on the Company's financial position or consolidated results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

11.  SALES TO SIGNIFICANT CUSTOMERS:

     During the years ended June 30, 1993 and 1995, one customer accounted for approximately 11 percent, and 11 percent, respectively, of the Company's revenue.

                      ATLAS SERVICES, INC., AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

12.  EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC
     ACCOUNTANTS (UNAUDITED):

     In June 1996, the Company and its shareholders entered into a definitive agreement with ARS, providing for the acquisition of the Company by ARS. The acquisition of the Company by ARS was completed on September 27, 1996 concurrent with the initial public offering of ARS. Reference is made to Note 8 of American Residential Services, Inc. financial statements as of and for the periods ended December 31, 1995 and June 30, 1996 included elsewhere herein.

                  ENTERPRISES HOLDING COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                                          JUNE 30,
                                            1996
                                        ------------
                                        (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......   $    324,283
     Accounts receivable --
          Trade, net of allowance of
           $58,675...................        500,795
          Other receivables..........        322,311
     Inventories.....................      1,472,638
     Prepaid expenses and other
      current assets.................        263,547
                                        ------------
               Total current
                assets...............      2,883,574
PROPERTY AND EQUIPMENT, net..........      5,055,957
GOODWILL, net........................     12,636,127
OTHER NONCURRENT ASSETS..............        322,372
                                        ------------
               Total assets..........   $ 20,898,030
                                        ============

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
      debt...........................      1,832,231
     Accounts payable and accrued
      expenses.......................      2,184,207
     Unearned revenue on extended
      warranty contracts, current....        304,745
                                        ------------
               Total current
                liabilities..........      4,321,183
LONG-TERM DEBT, net of current
  maturities.........................     12,947,631
UNEARNED REVENUE ON EXTENDED WARRANTY
  CONTRACTS, noncurrent..............        612,942
DEFERRED INCOME TAXES................        114,133
NET LIABILITIES OF DISCONTINUED
  OPERATIONS.........................         92,060
COMMITMENTS AND CONTINGENCIES
SERIES A PREFERRED STOCK $100 par;
  49,810 shares authorized, 25,381
  issued and outstanding.............      2,538,100
SERIES B PREFERRED STOCK, $100 par;
  190 shares authorized, issued and
  outstanding........................         19,000
SHAREHOLDERS' EQUITY:
     Common stock, $.01 par value;
      1,000,000 shares authorized,
      1,000 issued and outstanding...          1,000
     Retained earnings...............        251,981
                                        ------------
               Total shareholders'
                equity...............        252,981
                                        ------------
               Total liabilities and
                shareholders'
                equity...............   $ 20,898,030
                                        ============

  The accompanying notes are an integral part of these consolidated financial statements.

                  ENTERPRISES HOLDING COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                              INCEPTION
                                         (FEBRUARY 16, 1996)
                                               THROUGH
                                         SEPTEMBER 30, 1996
                                        ---------------------
                                             (UNAUDITED)
REVENUES.............................        $22,410,865
COST OF SERVICES.....................         13,369,713
                                        ---------------------
     Gross profit....................          9,041,152
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................          6,629,887
                                        ---------------------
     Income from operations..........          2,411,265
OTHER INCOME (EXPENSE):
     Interest income.................             28,652
     Interest expense................           (776,957)
     Other...........................             19,477
                                        ---------------------
INCOME FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES................          1,682,437
PROVISION FOR INCOME TAXES...........            537,034
                                        ---------------------
NET INCOME FROM CONTINUING
  OPERATIONS.........................          1,145,403
INCOME FROM DISCONTINUED OPERATIONS,
  net of tax.........................           (270,855)
                                        ---------------------
NET INCOME...........................        $   874,548
                                        =====================

  The accompanying notes are an integral part of these consolidated financial statements.

                  ENTERPRISES HOLDING COMPANY AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                                          COMMON STOCK
                                        ----------------                           RETAINED
                                        SHARES    AMOUNT         CAPITAL           EARNINGS
                                        ------    ------    -----------------    -------------
Balance, Inception, February 16, 1996
  (unaudited)........................     --      $ --         $  --              $   --
     Stock issuance (unaudited)......    1,000     1,000          --                     1,000
     Preferred stock dividends
       (unaudited)...................     --        --             (57,100)            (57,100)
     Net income (unaudited)..........     --        --             309,081             309,081
                                        ------    ------    -----------------    -------------
Balance, June 30, 1996 (unaudited)...    1,000    $1,000       $   251,981        $    252,981
                                        ======    ======    =================    =============

  The accompanying notes are an integral part of these consolidated financial statements.

                  ENTERPRISES HOLDING COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                             INCEPTION
                                        (FEBRUARY 16, 1996)
                                              THROUGH
                                         SEPTEMBER 30, 1996
                                        --------------------
                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income......................       $    758,327
     Adjustments to reconcile net
      income to net cash provided by
      operating activities --
     Depreciation and amortization...            304,146
     Gain on sale of property and
      equipment......................            (16,672)
     Changes in operating assets and
      liabilities --
       (Increase) decrease in --
          Accounts receivable........            (50,763)
          Inventories................            268,404
          Prepaid expenses and other
        current assets...............             85,495
          Other noncurrent assets....            254,755
       Increase (decrease) in --
          Accounts payable and
            accrued expenses.........           (525,250)
          Unearned revenue on
            extended warranty
            contracts................            (61,675)
                                        --------------------
               Net cash provided by
                 operating
                 activities..........          1,016,767
                                        --------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from sale of property
      and equipment..................             16,672
     Additions of property and
      equipment......................            (74,464)
     Cash paid for acquisitions, net
      of cash acquired...............        (17,367,498)
                                        --------------------
               Net cash used in
                 investing
                 activities..........        (17,425,290)
                                        --------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Borrowings of long-term debt....         16,047,000
     Principal payments of long-term
      debt...........................         (1,782,403)
     Dividends.......................           (108,102)
     Proceeds from stock issuance....          2,558,100
                                        --------------------
               Net cash provided by
                 financing
                 activities..........         16,714,595
                                        --------------------
NET INCREASE IN CASH AND CASH
  EQUIVALENTS........................            306,072
CASH AND CASH EQUIVALENTS, beginning
  of period..........................          --
                                        --------------------
CASH AND CASH EQUIVALENTS, end of
  period.............................       $    306,072
                                        ====================
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid for --
          Interest...................       $    756,197
          Income taxes...............       $    349,735

  The accompanying notes are an integral part of these consolidated financial statements.

                  ENTERPRISES HOLDING COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  BUSINESS AND ORGANIZATION:

     Enterprises Holding Company (EHC or "the Company") (a Texas corporation), and subsidiaries was formed February 16, 1996 solely for the purpose of acquiring the operations of Service Enterprises, Inc. (SEI) and subsidiaries.

     On March 19, 1996, EHC acquired all of the outstanding stock of SEI and certain real estate owned by the former shareholder of SEI for $17,500,000. (See SEI's financial statements elsewhere herein.) SEI is primarily engaged in the maintenance, repair and replacement service-related activities of plumbing, air conditioning, electrical repair and other home improvement services in Houston and the surrounding areas.

     On May 28, 1996, SEI purchased all of the outstanding common stock of ADCOT, Inc. (ADCOT) for $2,000,000. (See ADCOT's financial statements included elsewhere herein.)

     In June 1996, EHC entered into a definitive agreement with American Residential Services, Inc. (ARS), pursuant to which EHC will be acquired by ARS. All outstanding shares of EHC's common stock and preferred stock will be exchanged for cash and shares of ARS's common stock concurrent with the consummation of the initial public offering of the common stock of ARS.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The consolidated financial statements include the accounts and results of operations of Enterprises Holding Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

  INTERIM FINANCIAL INFORMATION

     The interim consolidated financial statements for the period from inception, February 16, 1996, through September 30, 1996 are unaudited. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the consolidated interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  INVENTORIES

     Inventories consist of parts and service related supplies held for use in the ordinary course of business and are valued at the lower of cost or market using the first-in, first-out (FIFO) method.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the lease life or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

                  ENTERPRISES HOLDING COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

  EXCESS OF PURCHASE PRICE OVER FAIR VALUE OF NET ASSET ACQUIRED

     The excess of the aggregate purchase price paid by the Company in the acquisition of businesses, accounted for as a purchase, over the fair market value of the net assets acquired is amortized on a straight-line basis over 40 years. As of June 30, 1996, accumulated amortization was approximately $87,000.

  REVENUE RECOGNITION

     The Company recognizes service revenue and parts sales revenue when a product is delivered or the services are performed. Revenues from sales of extended warranties are recognized over the life of the contract on a straight-line basis.

  INCOME TAXES

     The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Under this method, deferred income taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

  NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1995, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset is compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value is necessary. Adoption of this standard did not have a material effect on the financial position or consolidated results of operations of the Company.

                  ENTERPRISES HOLDING COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                          ESTIMATED
                                        USEFUL LIVES        JUNE 30,
                                          IN YEARS            1996
                                        -------------    --------------
Land.................................        --            $1,433,246
Building and improvements............        20             1,756,260
Leasehold improvements...............      5 - 10             405,580
Equipment............................       3 - 7           3,652,650
Furniture and fixtures...............       3 - 7           1,160,701
                                                         --------------
                                                            8,408,437
Less -- Accumulated depreciation and
  amortization.......................                       3,352,480
                                                         --------------
          Property and equipment,
             net.....................                      $5,055,957
                                                         ==============

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts consist of the following:

                                             1996
                                          ----------
Balance at inception, February 16,
  1996..................................  $        0
Balance acquired at acquisition date....      53,495
Additions charged to costs and
  expenses..............................      10,273
Deductions for uncollectible receivables
  written off...........................      (5,093)
                                          ----------
                                          $   58,675
                                          ==========

     Prepaid expenses and other current assets consist of the following:

                                           JUNE 30,
                                             1996
                                          ----------
Prepaid insurance.......................  $  174,800
Deferred income taxes...................      39,068
Other prepaid assets....................      49,679
                                          ----------
                                          $  263,547
                                          ==========

     Accounts payable and accrued expenses consist of the following:

                                            JUNE 30,
                                              1996
                                          ------------
Accounts payable, trade.................  $    971,331
Accrued compensation and benefits.......       282,453
Other accrued expenses..................       930,423
                                          ------------
                                          $  2,184,207
                                          ============

5.  DISCONTINUED OPERATIONS:

     Subsequent to the purchase of ADCOT by SEI, the board of directors of EHC approved the disposition of ADCOT's retail appliance sales division. The allocation of purchase price to the fair market value of the net assets of ADCOT acquired by SEI will be based on preliminary estimates of fair value and may be

                  ENTERPRISES HOLDING COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

revised when additional information concerning asset and liability valuations is obtained. Accordingly, any gain or loss on the sale of the appliance sales division will be considered an adjustment of purchase price.

6.  INVENTORY FLOOR PLAN LIABILITY:

     The Company maintains certain inventories on a floor plan financing method with General Electric Capital Corporation (GECC) in connection with its discontinued retail appliance sales division. The terms of the floor plan allow an interest-free period of 90 days after purchase followed by interest accruing at a rate of prime plus 2.5 percent on the remaining unpaid balance. Payment is due as the inventory is sold.

7.  LONG-TERM DEBT:

     Long-term debt consists of the following:

Note payable to Equus II Incorporated,
  with quarterly installments of
  $187,500 beginning June 19, 1999,
  bearing interest at 12% payable
  quarterly, due March 19, 2003,
  unsecured and subordinated to notes
  payable to a bank.....................  $    4,800,000
Revolving credit facility of $5,000,000,
  bearing interest at prime plus 1%
  (9.25% at June 30, 1996) due June 15,
  1999, secured by equipment, inventory
  and accounts receivable...............       4,372,500
Note payable to a bank, with quarterly
  installments of $34,208 beginning
  January 15, 1997, bearing interest at
  8.34% payable quarterly, due June 15,
  1999, secured by real estate..........       2,025,500
Notes payable to former shareholder of
  Crown, with quarterly installments of
  $100,000, bearing interest at prime
  (8.25% at June 30, 1996), due March
  19, 1999, unsecured...................       1,000,000
Note payable to a bank with quarterly
  installments of $46,688, beginning
  January 15, 1997, bearing interest at
  prime plus 1%, due June 1999, secured
  by accounts receivable inventory and
  property..............................         747,000
Note payable to a bank, with quarterly
  installments of $17,571 beginning
  January 15, 1997, bearing interest at
  prime plus 1% payable quarterly, due
  June 15, 1999, secured by real
  estate................................         474,500
Note payable to a bank, bearing interest
  at prime plus 1%, due October 15, 1996
  secured by accounts receivable,
  inventory and equipment...............       1,000,000
Various notes payable, bearing interest
  at rates ranging from 8.0% to 9.0%,
  due from February 1998 to August 1999,
  secured by equipment..................         360,362
                                          --------------
               Total....................      14,779,862
Less -- Current maturities..............      (1,832,231)
                                          --------------
               Long-term debt, net of
                  current maturities....  $   12,947,631
                                          ==============

                  ENTERPRISES HOLDING COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

     The aggregate maturities of long-term debt as of June 30, 1996, are as follows:

December 31,
     1997...............................  $    1,832,231
     1998...............................       1,659,731
     1999...............................       7,050,400
     2000...............................         750,000
     2001...............................         750,000
     Thereafter.........................       2,737,500
                                          --------------
                                          $   14,779,862
                                          ==============

     Management estimates that the fair value of its debt obligations approximates the historical value of $14,779,862 at June 30, 1996.

8.  SHAREHOLDERS' EQUITY

     In connection with the organization and initial capitalization of EHC, the Company issued 1,000 shares of common stock for a total of $1,000 in February 1996.

     As an amendment to the Company's certificate of incorporation, on March 19, 1996, the Company created an additional series of preferred stock designated as Series B Preferred Stock and increased the total number of authorized shares to 1,050,000 shares, consisting of 1,000,000 shares of common stock, par value $.01 per share, and 50,000 shares of preferred stock, par value $100 per share. The first series of preferred stock is the Series A Preferred Stock with authorized shares of 49,810 and the second series of preferred stock is the Series B Preferred Stock with authorized shares of 190.

  SERIES A PREFERRED STOCK

     On March 19, 1996, the Company issued 24,810 shares of voting, Series A Preferred Stock, par value $100 per share, (Series A). The holder of the Series A shares is entitled to receive cumulative, preferential dividends equal to an annual rate of .08 of an additional share of Series A Preferred Stock, provided, however, that upon a redemption of shares of Preferred Stock in the IPO, dividends for the period from the last dividend payment date immediately preceding such redemption date through such redemption date shall accrue and be payable at the annual rate of $8 in cash per share of Preferred Stock. Dividends are payable quarterly in arrears on the last day of each March, June, September and December of each year, commencing June 30, 1996. On June 30, 1996, the Company recorded a dividend of $56,700 payable in 567 shares of Series A Preferred Stock.

     The Company must redeem the Preferred Stock on the IPO date, subject to the closing of the IPO, for the "Aggregate Redemption Price", as defined.

  SERIES B PREFERRED STOCK

     On March 19, 1996, the Company issued 190 shares of voting Series B Preferred Stock, par value $100 per share, (Series B). The holder of the Series B shares is entitled to receive cumulative, preferential dividends equal to an annual rate of .08 of an additional share of Series A Preferred Stock, provided, however, that upon a redemption of shares of Preferred Stock in the IPO, dividends for the period from the last dividend payment date immediately preceding such redemption date through such redemption date shall accrue and be payable at the annual rate of $8 in cash per share of Preferred Stock. Dividends are payable quarterly in arrears on the last day of each March, June, September and December of each year,

                  ENTERPRISES HOLDING COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

commencing June 30, 1996. On June 30, 1996, the Company recorded a dividend of $400 payable in 4 shares of Series A Preferred Stock.

     The holder of Series B shares has the right and option to convert all of the then outstanding shares of Series B Preferred Stock into an aggregate number of shares of common stock equal to 95% of the number of shares of common stock outstanding at the conversion date if the IPO date does not occur before March 1, 1997 or a default occurs before March 1, 1997.

     The Company must redeem the Preferred Stock on the IPO date, subject to the closing of the IPO, for the "Aggregate Redemption Price", as defined.

9.  LEASES:

     The Company has entered into two operating sublease agreements with a company at its facilities, and these agreements expire in June 1997 and November 1998, respectively. Rental income recognized in the period from inception (February 16, 1996) through June 30, 1996 was approximately $10,350.

     Future minimum rental income under the sublease agreements is as follows:

Year ending December 31 --
     Six months ended 1996..............  $  20,700
     1997...............................     35,700
     1998...............................     25,000
                                          ---------
                                          $  81,400
                                          =========

10.  INCOME TAXES:

     Federal and state income taxes are as follows:

                                              FOR THE
                                            NINE MONTHS
                                               ENDED
                                             JUNE 30,
                                               1995
                                           -------------
Federal --
     Current............................     $ 210,740
     Deferred...........................       --
State --
     Current............................        18,595
     Deferred...........................       --
                                           -------------
                                             $ 229,335
                                           =============

                  ENTERPRISES HOLDING COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

     Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate tax rate of 34 percent to income before income taxes as follows:

                                                INCEPTION
                                           (FEBRUARY 16, 1996)
                                                 THROUGH
                                              JUNE 30, 1996
                                           -------------------
Provision (benefit) at the statutory
  rate..................................        $ 181,136
Increase (decrease) resulting from --
     State income tax, net of benefit
      for federal deduction.............           15,983
     Nondeductible expenses.............           32,216
Other...................................
                                           -------------------
                                                $ 229,335
                                           ===================

     Deferred income tax provision results from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences representing deferred tax assets and liabilities result principally from the following:

                                           JUNE 30,
                                             1996
                                          ----------
Depreciation and amortization...........  $   36,213
Net operating loss carryforward.........     (33,098)
Accruals and reserves not deductible
  until paid............................     (40,685)
Other...................................     112,635
                                          ----------
               Net deferred income tax
                 liabilities............  $   75,065
                                          ==========

     The net deferred tax assets and liabilities are comprised of the following:

                                           JUNE 30,
                                             1996
                                          ----------
Deferred tax assets --
     Current............................  $   39,068
     Long-term..........................     100,640
                                          ----------
               Total....................     139,708
Deferred tax liabilities, long-term.....     214,773
                                          ----------
               Net deferred income tax
                 liabilities............  $   75,065
                                          ==========

11.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal action will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

                  ENTERPRISES HOLDING COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

  GUARANTEES

     SEI's former shareholder is required to make seven annual payments of $75,000 each under a lawsuit settlement. SEI's former shareholder is also required under this settlement to make four annual payments of $20,000 each, beginning in 2003. The Company has guaranteed these settlement payments.

12.  SUBSEQUENT EVENT:

     The acquisition of the Company by ARS was completed on September 27, 1996 concurrent with the initial public offering of ARS. Reference is made to Note 8 of American Residential Services, Inc. financial statements as of and for the periods ended December 31, 1995 and June 30, 1996 included elsewhere herein.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Service Enterprises, Inc.:

     We have audited the accompanying consolidated balance sheets of Service Enterprises, Inc. (a Texas corporation), and subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of operations, shareholder's equity and cash flows for each of the three years in the period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Service Enterprises, Inc., and subsidiaries as of December 31, 1994 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
May 24, 1996

                  SERVICE ENTERPRISES, INC., AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                              DECEMBER 31
                                       --------------------------
                                           1994          1995
                                       ------------  ------------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $  1,093,394  $  2,100,996
     Certificates of deposit.........     1,100,000     1,100,000
     Accounts receivable --
          Trade, net of allowance of
             $53,257 and $58,575.....       340,961       411,139
          Shareholder and
             affiliates..............       278,187        10,308
          Other receivables..........        53,780        59,737
     Inventories.....................       632,614       737,495
     Prepaid expenses and other
      current assets.................       194,038       251,941
                                       ------------  ------------
               Total current
                   assets............     3,692,974     4,671,616
PROPERTY AND EQUIPMENT, net..........       988,147     1,277,677
OTHER NONCURRENT ASSETS..............       185,333       193,333
                                       ------------  ------------
               Total assets..........  $  4,866,454  $  6,142,626
                                       ============  ============

LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
      debt...........................  $    --       $    129,000
     Short-term debt.................       620,312       251,562
     Accounts payable and accrued
      expenses.......................       672,082       890,945
                                       ------------  ------------
               Total current
                   liabilities.......     1,292,394     1,271,507
LONG-TERM DEBT, net of current
  maturities.........................       --            366,451
DEFERRED INCOME TAXES................       130,367       114,133
COMMITMENTS AND CONTINGENCIES
SHAREHOLDER'S EQUITY:
     Preferred stock, $.01 par;
      1,000,000 shares authorized,
      none issued....................       --            --
     Common stock, $.01 stated value;
      2,000,000 and 50,000,000 shares
      authorized, 2,000,000 and
      14,000,000 issued and
      outstanding....................        20,000       140,000
     Additional paid-in capital......     1,205,760     1,085,760
     Retained earnings...............     2,217,933     3,164,775
                                       ------------  ------------
               Total shareholder's
                   equity............     3,443,693     4,390,535
                                       ------------  ------------
               Total liabilities and
                   shareholder's
                   equity............  $  4,866,454  $  6,142,626
                                       ============  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                  SERVICE ENTERPRISES, INC., AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                              THREE MONTHS
                                                   YEAR ENDED DECEMBER 31                    ENDED MARCH 31
                                       ----------------------------------------------  --------------------------
                                            1993            1994            1995           1995          1996
                                       --------------  --------------  --------------  ------------  ------------
                                                                                              (UNAUDITED)
REVENUES.............................  $   16,268,452  $   16,843,520  $   19,123,858  $  3,555,446  $  4,152,017
COST OF SERVICES.....................      10,331,520      10,314,231      11,333,228     2,155,171     2,643,026
                                       --------------  --------------  --------------  ------------  ------------
     Gross profit....................       5,936,932       6,529,289       7,790,630     1,400,275     1,508,991
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................       5,698,182       5,836,643       6,164,598     1,347,708     1,519,226
                                       --------------  --------------  --------------  ------------  ------------
     Income from operations..........         238,750         692,646       1,626,032        52,567       (10,235)
OTHER INCOME (EXPENSE):
     Interest income.................         149,124          93,370         119,074        23,506        15,957
     Interest expense................        (158,943)        (76,544)        (58,065)      (14,401)      (16,248)
     Equity in losses of
       unconsolidated affiliate......        (130,022)        (61,751)       --             --            --
     Other...........................        (661,414)        156,796         (10,546)       (1,490)       (9,220)
                                       --------------  --------------  --------------  ------------  ------------
INCOME (LOSS) BEFORE INCOME TAXES....        (562,505)        804,517       1,676,495        60,182       (19,746)
PROVISION (BENEFIT) FOR INCOME
  TAXES..............................        (215,106)        589,241         629,653        23,298        (4,170)
                                       --------------  --------------  --------------  ------------  ------------
NET INCOME (LOSS)....................  $     (347,399) $      215,276  $    1,046,842  $     36,884  $    (15,576)
                                       ==============  ==============  ==============  ============  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                  SERVICE ENTERPRISES, INC., AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY

                                             COMMON STOCK         ADDITIONAL                      TOTAL
                                        ----------------------     PAID-IN       RETAINED     SHAREHOLDER'S
                                          SHARES       AMOUNT      CAPITAL       EARNINGS         EQUITY
                                        ----------    --------    ----------    ----------    --------------
BALANCE, December 31, 1992...........    2,000,000    $ 20,000    $  982,010    $2,650,056      $3,652,066
     Net loss........................       --           --           --          (347,399)       (347,399)
                                        ----------    --------    ----------    ----------    --------------
BALANCE, December 31, 1993...........    2,000,000      20,000       982,010     2,302,657       3,304,667
     Capital contribution............       --           --          223,750        --             223,750
     Dividend........................       --           --           --          (300,000)       (300,000)
     Net income......................       --           --           --           215,276         215,276
                                        ----------    --------    ----------    ----------    --------------
BALANCE, December 31, 1994...........    2,000,000      20,000     1,205,760     2,217,933       3,443,693
     Dividend........................       --           --           --          (100,000)       (100,000)
     Stock split (7 for 1)...........   12,000,000     120,000      (120,000)       --             --
     Net income......................       --           --           --         1,046,842       1,046,842
                                        ----------    --------    ----------    ----------    --------------
BALANCE, December 31, 1995...........   14,000,000     140,000     1,085,760     3,164,775       4,390,535
                                        ==========    ========    ==========    ==========    ==============

  The accompanying notes are an integral part of these consolidated financial statements.

                  SERVICE ENTERPRISES, INC., AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                      THREE MONTHS
                                               YEAR ENDED DECEMBER 31                ENDED MARCH 31
                                       ---------------------------------------  -------------------------
                                           1993          1994         1995         1995          1996
                                       ------------  ------------  -----------  -----------  ------------
                                                                                       (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................  $   (347,399) $    215,276  $ 1,046,842  $    36,884  $    (15,576)
  Adjustments to reconcile net income
    (loss) to net cash provided by
    operating activities --
    Depreciation and amortization....       328,882       364,708      371,402       82,558        93,532
    Deferred income taxes
      (benefit)......................      (233,911)       55,319        7,309      --            --
    Equity in losses of
      unconsolidated affiliate.......       130,022        61,751      --           --            --
    Loss on sale of real estate......       475,159        18,114      --           --            --
    Gain on sale of property and
      equipment......................       (99,629)      (21,069)     (13,699)     --            --
    Gain on sale of investment.......       --           (219,125)     --           --            --
    Changes in operating assets and
      liabilities --
      (Increase) decrease in --
         Accounts receivable.........        59,245       (51,248)     (76,135)      98,071        34,162
         Inventories.................         3,113       158,356     (104,881)    (153,073)      (94,646)
         Prepaid expenses and other
           current assets............        50,525        72,648      (89,446)    (240,528)          499
      Increase (decrease) in --
         Accounts payable and accrued
           expenses..................        85,821        11,014      218,863      469,611        13,498
                                       ------------  ------------  -----------  -----------  ------------
           Net cash provided by
             operating activities....       451,828       665,744    1,360,255      293,523        31,469
                                       ------------  ------------  -----------  -----------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of real
    estate...........................       --            978,727      --           --            --
  Proceeds from sale of property and
    equipment........................       115,906        38,628       24,793      --            --
  Additions of property and
    equipment........................      (861,640)     (233,903)    (672,026)     --            --
  (Purchase) sale of certificates of
    deposit..........................       --         (1,100,000)     --           --          1,100,000
  Proceeds from sale of investment...       --            450,961      --           --            --
  Purchase of marketable
    securities.......................       --           (110,188)     --           --            --
  Proceeds from note receivable......       --            100,000      --           --            --
                                       ------------  ------------  -----------  -----------  ------------
           Net cash provided by (used
             in)
             investing activities....      (745,734)      124,225     (647,233)     --          1,100,000
                                       ------------  ------------  -----------  -----------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  (Advances) payments of receivable
    from shareholder
    and affiliates...................      (558,319)    1,636,469      267,879     (184,852)   (2,113,308)
  Borrowings of long- and short-term
    debt.............................     1,804,649       137,500      495,451      --            --
  Principal payments of long- and
    short-term debt..................    (1,006,266)   (1,495,266)    (368,750)     (97,187)     (747,013)
  Dividends..........................       --           (300,000)    (100,000)     --            --
  Capital contribution...............       --            223,750      --           --            --
                                       ------------  ------------  -----------  -----------  ------------
           Net cash provided by (used
             in)
             financing activities....       240,064       202,453      294,580     (282,039)   (2,860,321)
                                       ------------  ------------  -----------  -----------  ------------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................       (53,842)      992,422    1,007,602       11,484    (1,728,852)
CASH AND CASH EQUIVALENTS, beginning
  of period..........................       154,814       100,972    1,093,394    1,093,394     2,100,996
                                       ------------  ------------  -----------  -----------  ------------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $    100,972  $  1,093,394  $ 2,100,996  $ 1,104,878  $    372,144
                                       ============  ============  ===========  ===========  ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
    Interest.........................  $     98,522  $     78,294  $    61,230  $    14,401  $     23,399
    Income taxes.....................  $    135,000  $    220,951  $   540,000  $   --       $     10,000

  The accompanying notes are an integral part of these consolidated financial statements.

                  SERVICE ENTERPRISES, INC., AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Service Enterprises, Inc. (SEI) (a Texas corporation), and subsidiaries (the Company) are primarily engaged in the maintenance, repair and replacement service-related activities of plumbing, air conditioning, electrical repair and other home improvement services in Houston and the surrounding areas.

     On March 19, 1996, all of the outstanding stock of SEI and certain real estate owned by the former shareholder of SEI was acquired by Enterprises Holding Company (EHC) for $17,500,000. EHC was formed solely for the purpose of acquiring the Company and has no other operations. The accompanying unaudited financial statements of the Company for the quarter ended March 31, 1996, do not reflect the effect of the purchase of the Company by EHC.

     In April 1996, the Company entered into a stock purchase agreement with ADCOT, Inc. (ADCOT), to purchase all of the outstanding common stock of ADCOT for $2,000,000. (See ADCOT's financial statements included elsewhere herein.) EHC intends to enter into a definitive agreement with American Residential Services, Inc. (ARS), pursuant to which EHC will be acquired by ARS. All outstanding shares of EHC's common stock and a portion of EHC's preferred stock will be exchanged for cash and shares of ARS's common stock concurrent with the consummation of the initial public offering of the common stock of ARS.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The consolidated financial statements include the accounts and results of operations of Service Enterprises, Inc., and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

  INTERIM FINANCIAL INFORMATION

     The interim consolidated financial statements for the three months ended March 31, 1995 and March 31, 1996, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the results of operations and cash flows with respect to the consolidated interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  INVENTORIES

     Inventories consist of parts and supplies held for use in the ordinary course of business and are valued at the lower of cost or market using the first-in, first-out (FIFO) method.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the lease life or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

                  SERVICE ENTERPRISES, INC., AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  REVENUE RECOGNITION

     The Company recognizes revenues when services are performed.

  INCOME TAXES

     The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Under this method, deferred income taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled.

  STOCK SPLIT

     During 1994, the Company effected a seven-for-one stock split of Company Common Stock.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

  NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1995, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset is compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value is necessary. Adoption of this standard did not have a material effect on the financial position or consolidated results of operations of the Company.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                        ESTIMATED            DECEMBER 31
                                      USEFUL LIVES    --------------------------
                                        IN YEARS          1994          1995
                                      -------------   ------------  ------------
Leasehold improvements...............    5 - 10       $    140,983  $    140,333
Transportation equipment.............       5            1,357,588     1,930,724
Tools and equipment..................     3 - 7            182,797       181,893
Telephone equipment..................     5 - 7            230,582       181,886
Furniture and fixtures...............     3 - 7            509,423       453,034
                                                      ------------  ------------
                                                         2,421,373     2,887,870
Less -- Accumulated depreciation and
  amortization.......................                    1,433,226     1,610,193
                                                      ------------  ------------
               Property and
                  equipment, net.....                 $    988,147  $  1,277,677
                                                      ============  ============

                  SERVICE ENTERPRISES, INC., AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

4.  INVESTMENT IN AFFILIATED COMPANY:

     During July 1994, the Company sold a portion of its investment in American Natural Gas Power, Inc. (ANGP), for $225,000 and an unsecured noninterest-bearing note receivable for $35,000 due on demand or, if no demand is made, due in June 1996. After the sale, the Company's interest in ANGP decreased from approximately 33 percent at December 31, 1993, to approximately 8 percent at December 31, 1994, and accordingly is no longer accounted for under the equity method. Included in other income is a net realized gain on sale of $228,353 for the year ended December 31, 1994.

5.  NOTE RECEIVABLE:

     In January 1994, the Company sold an investment in real estate to an individual. The consideration included a note receivable for $300,000, collateralized by a second lien on the real estate, which bears interest at 4 percent, payable monthly, with principal due January 1999.

     In the event that the aggregate of all principal payments made on or before the third anniversary of this note, January 25, 1997, equals $200,000, this note shall be discounted such that the note is fully discharged by the prepayment of such $200,000 within the initial three-year period. This note has been recorded at its prepayment value of $200,000, discounted to a market rate of interest, and is included in other noncurrent assets on the accompanying consolidated balance sheet.

     Management estimates that the fair value of its note receivable approximates its discounted historical carrying value of $193,000 at December 31, 1995.

6.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts consist of the following:

                                                 DECEMBER 31
                                       -------------------------------
                                         1993       1994       1995
                                       ---------  ---------  ---------
Balance at beginning of year.........  $  22,000  $  38,080  $  53,257
Additions charged to costs and
  expenses...........................     36,429     55,407     46,996
Deductions for uncollectible
  receivables written off............    (24,118)   (54,212)   (53,495)
Bad debt recoveries..................      3,769     13,982     11,817
                                       ---------  ---------  ---------
                                       $  38,080  $  53,257  $  58,575
                                       =========  =========  =========

     Accounts payable and accrued expenses consist of the following:

                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Accounts payable, trade..............  $  303,280  $  507,810
Accrued compensation and benefits....     120,501     143,708
Accrued income taxes.................      29,809      71,781
Accrued taxes other than income
  taxes..............................     146,389     131,388
Other accrued expenses...............      72,103      36,258
                                       ----------  ----------
                                       $  672,082  $  890,945
                                       ==========  ==========

                  SERVICE ENTERPRISES, INC., AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

7.  SHORT- AND LONG-TERM DEBT:

     Short-term debt consists of the following:

                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
$850,000 demand line of credit with
  bank; collateralized by
  transportation equipment, accounts
  receivable and inventory, interest
  at prime plus 1% (9.5% at December
  31, 1995), payable monthly,
  principal due June 1996............  $  200,000  $  200,000
Demand note payable to bank;
  cross-collateralized with the line
  of credit, bearing interest at
  prime plus 1%, principal of $25,000
  plus interest, payable in monthly
  installments through January
  1996...............................     300,000      --
Demand note payable to bank;
  cross-collateralized with the line
  of credit, interest at prime plus
  1%, payable monthly, principal due
  September 1996.....................     120,312      51,562
                                       ----------  ----------
                                       $  620,312  $  251,562
                                       ==========  ==========

     Long-term debt consists of the following:

                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Note payable to bank;
  cross-collateralized with the line
  of credit, interest at prime plus
  1%, interest only through June
  1996, payable monthly, then
  principal of $21,500, plus
  interest, payable in monthly
  installments through June 1998.....  $   --      $  495,451
     Less -- Current portion.........      --         129,000
                                       ----------  ----------
                                       $   --      $  366,451
                                       ==========  ==========

     The aggregate maturities of long-term debt are as follows:

Year ending December 31 --
     1996............................  $  129,000
     1997............................     258,000
     1998............................     108,451
                                       ----------
                                       $  495,451
                                       ==========

     In connection with the bank indebtedness, the Company has entered into an agreement which provides for certain affirmative covenants and restrictions, including certain required financial ratios and restrictions on retained earnings. As of December 31, 1995, the Company was in compliance with these covenants.

     The notes payable have been personally guaranteed by the Company's shareholder.

     Management estimates that the fair value of its debt obligations approximates the historical value of $747,013 at December 31, 1995.

8.  LEASES:

     The Company operates in leased facilities under an agreement with its shareholder and affiliates. The amount paid under these leases was $291,600, $291,600 and $301,600 in 1993, 1994 and 1995, respectively. These leases were canceled concurrent with the purchase of the Company and the leased facilities by EHC.

                  SERVICE ENTERPRISES, INC., AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     During 1994, the Company renewed a parking lot lease agreement with an affiliated company, which expired September 30, 1995. The Company continued its lease on a month-to-month basis. Amounts paid under this lease in 1993, 1994 and 1995 totaled $22,500, $30,000 and $25,000, respectively.

     The Company has entered into two operating sublease agreements with a company at its facilities, and these agreements expire in June 1997 and November 1998, respectively. Rental income recognized during 1993, 1994 and 1995 was approximately $13,650, $11,400 and $16,400, respectively.

     Future minimum rental income under the sublease agreements is as follows:

Year ending December 31 --
     1996............................  $   41,400
     1997............................      35,700
     1998............................      25,000
                                       ----------
                                       $  102,100
                                       ==========

9.  INCOME TAXES:

     Federal and state income taxes are as follows:

                                              YEAR ENDED DECEMBER 31
                                       ------------------------------------
                                           1993         1994        1995
                                       ------------  ----------  ----------
Federal --
     Current.........................  $     18,602  $  466,159  $  553,973
     Deferred........................      (205,440)     48,585       6,419
State --
     Current.........................           203      67,764      68,371
     Deferred........................       (28,471)      6,733         890
                                       ------------  ----------  ----------
                                       $   (215,106) $  589,241  $  629,653
                                       ============  ==========  ==========

     Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate tax rate of 34 percent to income before income taxes as follows:

                                              YEAR ENDED DECEMBER 31
                                       ------------------------------------
                                           1993         1994        1995
                                       ------------  ----------  ----------
Provision (benefit) at the statutory
  rate...............................  $   (191,252) $  273,536  $  570,008
Increase (decrease) resulting from --
     State income tax, net of benefit
       for federal deduction.........       (18,657)     49,169      45,713
     Nondeductible expenses..........         6,553     184,418      18,743
     Related-party gain on sale......       --           76,075      --
Other................................       (11,750)      6,043      (4,811)
                                       ------------  ----------  ----------
                                       $   (215,106) $  589,241  $  629,653
                                       ============  ==========  ==========

                  SERVICE ENTERPRISES, INC., AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Deferred income tax provision results from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences representing deferred tax assets and liabilities result principally from the following:

                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Depreciation and amortization........  $   56,200  $   36,213
Net operating loss carryforward......     (33,098)    (33,098)
Accruals and reserves not deductible
  until paid.........................     (65,203)    (40,685)
Other................................     109,857     112,635
                                       ----------  ----------
               Net deferred income
                  tax liabilities....  $   67,756  $   75,065
                                       ==========  ==========

     The net deferred tax assets and liabilities are comprised of the following:

                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Deferred tax assets --
     Current.........................  $   62,611  $   39,068
     Long-term.......................     103,598     100,640
                                       ----------  ----------
               Total.................     166,209     139,708
Deferred tax liabilities,
  long-term..........................     233,965     214,773
                                       ----------  ----------
               Net deferred income
                  tax liabilities....  $   67,756  $   75,065
                                       ==========  ==========

10.  RELATED-PARTY TRANSACTIONS:

     The Company has receivables from its shareholder and from certain affiliated entities related through common ownership and control in the amount of $278,187 and $10,308 at December 31, 1994 and 1995, respectively. Receivables from shareholder accrue interest at 5.5 percent. Interest income recognized during 1993, 1994 and 1995 was approximately $147,800, $54,000 and $27,000, respectively.

     The Company acquired an investment in real estate held for sale from its shareholder for $1,750,000 in January 1993. In January 1994, the investment was sold for approximately $1,275,000, net of closing costs. At December 31, 1993, the investment was written down to its net realizable value resulting in an unrealized loss of approximately $475,000 included in other income (expense) on the consolidated statement of operations.

     In 1991, the Company received 250,000 shares of registered Exploration Company of Louisiana (Exploration) common stock valued at $125,000 from its shareholder in exchange for shares of stock in ANGP. During March 1994, the Company sold the 250,000 shares of common stock of Exploration to its shareholder for $348,750 resulting in a gain of $223,750 which has been accounted for as additional paid-in capital.

11.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal action will have a material adverse effect on the Company's financial position or results of operations.

                  SERVICE ENTERPRISES, INC., AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

  GUARANTEES

     The Company's former shareholder is required to make seven annual payments of $75,000 each under a lawsuit settlement. The Company's former shareholder is also required under this settlement to make four annual payments of $20,000 each, beginning in 2003. The Company has guaranteed these settlement payments.

12. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     On March 19, 1996, Enterprise Holding Company ("EHC") acquired all of the outstanding stock of SEI and certain real estate owned by the former shareholder of SEI for $17,500,000.

     On May 28, 1996, SEI purchased all of the outstanding common stock of ADCOT, Inc. for $2,000,000.

     In June 1996, EHC entered into a definitive agreement with American Residential Services, Inc. (ARS), pursuant to which EHC would be acquired by ARS. The acquisition of EHC by ARS was completed on September 27, 1996 concurrent with the initial public offering of ARS. Reference is made to Note 8 of American Residential Services, Inc. financial statements as of and for the periods ended December 31, 1995 and June 30, 1996 included elsewhere herein.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Florida Heating and Air Conditioning, Inc.:

     We have audited the accompanying combined balance sheets of Florida Heating and Air Conditioning, Inc. (a Florida corporation), and related companies as of December 31, 1994 and 1995, and the related combined statements of operations, shareholders' equity and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Florida Heating and Air Conditioning, Inc., and related companies as of December 31, 1994 and 1995, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP
Houston, Texas
May 24, 1996

                  FLORIDA HEATING AND AIR CONDITIONING, INC.,
                             AND RELATED COMPANIES
                            COMBINED BALANCE SHEETS

                                              DECEMBER 31
                                       --------------------------
                                           1994          1995
                                       ------------  ------------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $    735,749  $  1,022,154
     Accounts receivable --
          Trade, net of allowance of
             $41,305, $41,305 and
             $41,305.................     1,418,022     1,394,895
          Other receivables..........       376,211       444,680
     Inventories.....................       269,295       306,523
     Prepaid expenses and other
      current assets.................        61,056        52,992
                                       ------------  ------------
               Total current
                   assets............     2,860,333     3,221,244
PROPERTY AND EQUIPMENT, net..........       458,964       495,110
OTHER NONCURRENT ASSETS..............        27,896        38,509
                                       ------------  ------------
               Total assets..........  $  3,347,193  $  3,754,863
                                       ============  ============

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
      debt...........................  $     52,477  $    100,166
     Accounts payable and accrued
      expenses.......................     1,296,472     1,626,569
     Payable to shareholder..........       640,447       641,804
     Billings in excess of costs and
      estimated earnings on
      uncompleted contracts..........       508,209       367,519
     Deferred income taxes...........       256,022       287,454
                                       ------------  ------------
               Total current
                   liabilities.......     2,753,627     3,023,512
LONG-TERM DEBT, net of current
  maturities.........................        45,689        18,017
DEFERRED INCOME TAXES................        68,015        42,339
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock....................         9,800         9,800
     Additional paid-in capital......         4,000         4,000
     Retained earnings...............       466,062       657,195
                                       ------------  ------------
               Total shareholders'
                   equity............       479,862       670,995
                                       ------------  ------------
               Total liabilities and
                   shareholders'
                   equity............  $  3,347,193  $  3,754,863
                                       ============  ============

    The accompanying notes are an integral part of these combined financial statements.

                  FLORIDA HEATING AND AIR CONDITIONING, INC.,
                             AND RELATED COMPANIES
                       COMBINED STATEMENTS OF OPERATIONS

                                                 YEAR ENDED                  NINE MONTHS ENDED
                                                DECEMBER 31                     SEPTEMBER 30
                                       ------------------------------  ------------------------------
                                            1994            1995            1995            1996
                                       --------------  --------------  --------------  --------------
                                                                                (UNAUDITED)
REVENUES.............................  $   15,845,183  $   14,510,455  $   11,057,138  $   11,266,545

COST OF SERVICES.....................      12,079,290      10,541,122       8,248,236       8,437,954
                                       --------------  --------------  --------------  --------------

     Gross profit....................       3,765,893       3,969,333       2,808,902       2,828,591

SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................       3,321,394       3,738,253       2,697,057       2,838,858
                                       --------------  --------------  --------------  --------------

     Income from operations..........         444,499         231,080         111,845         (10,267)

OTHER INCOME (EXPENSE):

     Interest expense................         (23,338)        (11,743)        (10,303)        (20,126)

     Other...........................          12,833          (8,238)         (4,008)         13,933
                                       --------------  --------------  --------------  --------------

INCOME BEFORE INCOME TAXES...........         433,994         211,099          97,534         (16,460)

PROVISION FOR INCOME TAXES...........           3,832          13,966          10,053           9,000
                                       --------------  --------------  --------------  --------------

NET INCOME...........................  $      430,162  $      197,133  $       87,481  $      (25,460)
                                       ==============  ==============  ==============  ==============

    The accompanying notes are an integral part of these combined financial statements.

                  FLORIDA HEATING AND AIR CONDITIONING, INC.,
                             AND RELATED COMPANIES
                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY

                                          COMMON STOCK        ADDITIONAL                       TOTAL
                                        -----------------      PAID-IN       RETAINED      SHAREHOLDERS'
                                        SHARES     AMOUNT      CAPITAL       EARNINGS          EQUITY
                                        ------     ------     ----------     ---------     --------------
BALANCE, December 31, 1993...........    2,600     $9,800       $4,000       $  90,960        $104,760
     Dividend........................     --         --          --            (55,060)        (55,060)
     Net income......................     --         --          --            430,162         430,162
                                        ------     ------     ----------     ---------     --------------
BALANCE, December 31, 1994...........    2,600      9,800        4,000         466,062         479,862
     Dividend........................     --         --          --             (6,000)         (6,000)
     Net income......................     --         --          --            197,133         197,133
                                        ------     ------     ----------     ---------     --------------
BALANCE, December 31, 1995...........    2,600     $9,800       $4,000       $ 657,195        $670,995
                                        ======     ======     ==========     =========     ==============

    The accompanying notes are an integral part of these combined financial statements.

                  FLORIDA HEATING AND AIR CONDITIONING, INC.,
                             AND RELATED COMPANIES
                       COMBINED STATEMENTS OF CASH FLOWS

                                               YEAR ENDED              NINE MONTHS ENDED
                                              DECEMBER 31                 SEPTEMBER 30
                                       --------------------------  --------------------------
                                           1994          1995          1995          1996
                                       ------------  ------------  ------------  ------------
                                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $    430,162  $    197,133  $     87,481  $    (25,460)
  Adjustments to reconcile net income
     to net cash provided by (used
     in) operating activities --
     Depreciation and amortization...       183,860       195,662       144,785       135,500
     Deferred income taxes...........         1,274         5,756       364,260       --
     Gain on sale of property and
       equipment.....................        25,241       (12,303)      (12,303)         (307)
     Changes in operating assets and
       liabilities --
     (Increase) decrease in --
       Accounts receivable...........      (331,298)      (45,342)     (207,121)     (191,897)
       Inventories...................       (33,374)      (37,228)     (549,819)      (45,901)
       Prepaid expenses and other
          current assets.............       112,642         8,064       261,902        18,949
       Other noncurrent assets.......        (4,915)      (10,613)       (4,837)       27,024
     Increase (decrease) in --
       Accounts payable and accrued
          expenses...................       (15,654)      330,097       343,316       151,116
       Billings in excess of costs
          and estimated earnings on
          uncompleted contracts......       269,917      (140,690)       87,372        68,221
                                       ------------  ------------  ------------  ------------
     Net cash provided by operating
       activities....................       637,855       490,536       515,036       137,245
                                       ------------  ------------  ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and
     equipment.......................        38,190        16,704        16,704        28,778
  Additions of property and
     equipment.......................      (199,281)     (236,209)     (222,551)     (151,498)
                                       ------------  ------------  ------------  ------------
     Net cash used in investing
       activities....................      (161,091)     (219,505)     (205,847)     (122,720)
                                       ------------  ------------  ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase (decrease) in payable to
     shareholders....................       --              1,357      (547,643)     (641,804)
  Borrowings of long-term debt.......       276,291       185,511       185,511      (161,352)
  Principal payments of long-term
     debt............................      (346,573)     (165,494)     (133,392)      203,251
  Dividends..........................       (55,060)       (6,000)       (6,000)       (6,000)
                                       ------------  ------------  ------------  ------------
     Net cash provided by (used in)
       financing activities..........      (125,342)       15,374      (501,524)     (605,905)
                                       ------------  ------------  ------------  ------------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................       351,422       286,405      (192,335)     (591,380)
CASH AND CASH EQUIVALENTS, beginning
  of period..........................       384,327       735,749       735,749     1,022,154
                                       ------------  ------------  ------------  ------------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $    735,749  $  1,022,154  $    543,414  $    430,774
                                       ============  ============  ============  ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
     Interest........................  $     25,931  $     11,743  $      5,871  $     20,126

    The accompanying notes are an integral part of these combined financial statements.

                  FLORIDA HEATING AND AIR CONDITIONING, INC.,
                             AND RELATED COMPANIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Florida Heating and Air Conditioning, Inc. (a Florida corporation) and its three affiliated companies (collectively, the Company), are primarily engaged in the installation and maintenance, repair and replacement of air conditioning and heating systems in new and preexisting residential and commercial buildings in Southeast Florida.

     The Company and its shareholders intend to enter into a definitive agreement with American Residential Services, Inc. (ARS), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of ARS's common stock concurrent with the consummation of the initial public offering (the Offering) of the common stock of ARS.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The combined financial statements include the accounts and results of operations of Florida Heating and Air Conditioning, Inc., and its affiliated companies (see Note 11) which are under common control and management of two individuals. All significant intercompany transactions and balances have been eliminated in combination.

  INTERIM FINANCIAL INFORMATION

     The interim combined financial statements for the nine months ended September 30, 1995 and 1996 are unaudited and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim combined financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  INVENTORIES

     Inventories consist of duct materials, air conditioning equipment, refrigeration supplies and accessories held for use in the ordinary course of business and are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

  REVENUE RECOGNITION

     The Company recognizes revenue when the services are performed except when work is being performed under a construction contract. Revenues on residential and commercial service and maintenance contracts are recorded and collected monthly.

       FLORIDA HEATING AND AIR CONDITIONING, INC., AND RELATED COMPANIES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

  WARRANTY COSTS

     The Company warrants labor for the first year after installation on new air conditioning and heating units. The Company generally warrants labor for 30 days after servicing of existing air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or service.

  INCOME TAXES

     The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Under this method, deferred income taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled.

     Certain of the companies in the affiliated group have elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, the shareholders report their share of the Company's taxable earnings or losses in their personal tax returns.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

  NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset is compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value was necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

       FLORIDA HEATING AND AIR CONDITIONING, INC., AND RELATED COMPANIES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                       ESTIMATED            DECEMBER 31
                                      USEFUL LIVES   --------------------------
                                        IN YEARS         1994          1995
                                      ------------   ------------  ------------
Transportation equipment.............     5          $    869,115  $  1,051,880
Machinery and equipment..............     7               115,186       115,774
Computer and telephone equipment.....   5 - 7             343,166       354,674
Leasehold improvements...............     7                57,151        57,151
Furniture and fixtures...............     7                39,308        39,308
                                                     ------------  ------------
                                                        1,423,926     1,618,787
Less -- Accumulated depreciation and
  amortization.......................                     964,962     1,123,677
                                                     ------------  ------------
               Property and
                  equipment, net.....                $    458,964  $    495,110
                                                     ============  ============

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts consist of the following:

                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Balance at beginning of year.........  $   41,305  $   41,305
Additions to costs and expenses......      53,132      25,038
Deductions for uncollectible
  receivables written off............     (53,132)    (25,038)
                                       ----------  ----------
                                       $   41,305  $   41,305
                                       ==========  ==========

     Accounts payable and accrued expenses consist of the following:

                                              DECEMBER 31
                                       --------------------------
                                           1994          1995
                                       ------------  ------------
Accounts payable, trade..............  $  1,002,209  $  1,283,034
Accrued compensation and benefits....       150,638       198,175
Other accrued expenses...............       143,625       145,360
                                       ------------  ------------
                                       $  1,296,472  $  1,626,569
                                       ============  ============

     Installation contracts in progress are as follows:

                                              DECEMBER 31
                                       --------------------------
                                           1994          1995
                                       ------------  ------------
Costs incurred on contracts in
  progress...........................  $  1,680,864  $    985,003
Estimated earnings, net of losses....       575,928       351,711
                                       ------------  ------------
                                          2,256,792     1,336,714
Less -- Billings to date.............     2,765,002     1,704,233
                                       ------------  ------------
Billings in excess of costs and
  estimated earnings on
  uncompleted contracts..............  $   (508,210) $   (367,519)
                                       ============  ============

       FLORIDA HEATING AND AIR CONDITIONING, INC., AND RELATED COMPANIES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

5.  LONG-TERM DEBT:

     Long-term debt consists of installment notes payable for transportation equipment. The debt is secured by the related transportation equipment. The terms of the notes range from 24 months to 36 months with monthly payments of principal and interest of approximately $10,500. The notes bear interest at rates ranging from 7 percent to 9 percent.

     The aggregate maturities of long-term debt as of December 31, 1995, are as follows:

Year ending December 31 --
     1996............................  $  100,166
     1997............................      18,017
                                       ----------
                                       $  118,183
                                       ==========

     Management estimates that the fair value of its debt obligations approximates the historical value of $118,183 at December 31, 1995.

     The Company has a $200,000 line of credit with a financial services company. The line of credit expires August 31, 1996, and bears interest at prime plus 1 percent per annum. The line of credit is secured by a lien on accounts receivable and inventory and is guaranteed by the shareholders. There was no balance outstanding under this line of credit at December 31, 1995.

6.  LEASES:

     The Company leases facilities from a company which is owned by the shareholders. The lease expires in 2000 and provides for rents increasing at 5 percent per year. Total amounts paid under this related-party lease were approximately $198,000 and $198,000 for the years ended December 31, 1994 and 1995, respectively. The Company also leases a facility from a third party, which expires in 1997. The rent paid under this lease was approximately $15,000 per year for the year ended December 31, 1994 and 1995. The leases provide for the Company to pay taxes, maintenance, insurance and certain other operating costs of the leased property. The leases contain renewal provisions.

     The Company leases vehicles for a shareholder and affiliates. The lease payments under these vehicle leases were approximately $31,000 and $45,000 for the years ended December 31, 1994 and 1995, respectively.

     Future minimum lease payments for operating leases are as follows:

Year ending December 31 --
     1996............................  $   234,897
     1997............................      204,438
     1998............................      184,252
     1999............................      193,465
     2000............................       82,242
                                       -----------
                                       $   899,294
                                       ===========

       FLORIDA HEATING AND AIR CONDITIONING, INC., AND RELATED COMPANIES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

7.  INCOME TAXES:

     The S Corporation in the affiliated group will terminate its S Corporation status concurrent with the effective date of the Offering. The Company is subject to taxation in certain states based upon the jurisdiction in which revenues are earned.

     Federal and state income taxes are as follows:

                                            YEAR ENDED
                                           DECEMBER 31
                                       --------------------
                                         1994       1995
                                       ---------  ---------
Federal --
     Current.........................  $   2,098  $   6,733
     Deferred........................      1,088      4,915
State --
     Current.........................        460      1,477
     Deferred........................        186        841
                                       ---------  ---------
                                       $   3,832  $  13,966
                                       =========  =========

     Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate tax rate of 34 percent to income before income taxes as follows:

                                        YEAR ENDED DECEMBER 31
                                       ------------------------
                                           1994         1995
                                       ------------  ----------
Provision at the statutory rate......  $    147,558  $   71,774
Increase (decrease) resulting from --
     Income of S Corporation.........      (143,878)    (59,557)
     State income tax, net of benefit
       for federal deduction.........           370       1,398
     Other...........................          (218)        351
                                       ------------  ----------
                                       $      3,832  $   13,966
                                       ============  ==========

     Deferred income tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences representing deferred tax assets and liabilities result principally from the following:

                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Loss from limited partnership
  investment.........................  $  192,585  $  230,844
Cash to accrual adjustment...........     189,614     136,674
Other................................     (58,162)    (37,725)
                                       ----------  ----------
Net deferred income tax
liabilities..........................  $  324,037  $  329,793
                                       ==========  ==========

       FLORIDA HEATING AND AIR CONDITIONING, INC., AND RELATED COMPANIES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The net deferred tax assets and liabilities are comprised of the following:

                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Deferred tax assets --
     Current.........................  $   16,275  $   11,972
     Long-term.......................      27,975      25,998
                                       ----------  ----------
          Total......................      44,250      37,970
Deferred tax liabilities --
     Current.........................     272,297     299,426
     Long-term.......................      95,990      68,337
                                       ----------  ----------
          Total......................     368,287     367,763
                                       ----------  ----------
          Net deferred income tax
             liabilities.............  $  324,037  $  329,793
                                       ==========  ==========

8.  RELATED-PARTY TRANSACTIONS:

     One of the shareholders loans the Company funds as needed. The loans are payable on demand and, under certain conditions, bear interest at prime plus 1 percent. The amount payable to the shareholder is $640,447 and $641,804 at December 31, 1994 and 1995, respectively. No interest was incurred or paid during the years ended December 31, 1994 and 1995, related to these loans.

9.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal action will have a material adverse effect on the Company's financial position or combined results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

10.  SALES TO SIGNIFICANT CUSTOMER:

     During 1994 two customers accounted for approximately 22% of the Company's sales. During 1995, one customer accounted for approximately 14% of the Company's sales.

11.  SHAREHOLDERS' EQUITY:

     The common stock ownership of the corporate entities is as follows:

                                          AS OF DECEMBER 31, 1995 AND 1994
                                        ------------------------------------
                                          SHARES         SHARES        PAR
                                        AUTHORIZED     OUTSTANDING    VALUE
                                        -----------    -----------    ------
Florida Heating and Air Conditioning,
  Inc. ..............................       1,000           800       $10.00
Florida Heating and Air Conditioning
  Service, Inc. .....................         600           600         1.00
Florida Heating and Air Duct, Inc....      10,000           600         1.00
Bullseye Air Conditioning, Inc. .....         600           600         1.00

12.  EVENTS SUBSEQUENT TO DATE OF AUDITORS' REPORT OF INDEPENDENT
     PUBLIC ACCOUNTANTS (UNAUDITED):

     In June 1996, the Company and its shareholders entered into a definitive agreement with ARS, providing for the acquisition of the Company by ARS. The acquisition of the Company by ARS was completed on September 27, 1996 concurrent with the initial public offering of ARS. Reference is made to Note 8 of American Residential Services, Inc. financial statements as of and for the periods ended December 31, 1995 and June 30, 1996 included elsewhere herein.

     Concurrent with the acquisition, the Company entered into agreements with the shareholders to lease land and buildings used in the Company's operations for a negotiated amount and term.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To DIAL ONE Meridian and Hoosier, Inc.:

     We have audited the accompanying balance sheets of DIAL ONE Meridian and Hoosier, Inc. (an Indiana corporation), as of December 31, 1994 and 1995, and the related statements of operations, shareholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DIAL ONE Meridian and Hoosier, Inc., as of December 31, 1994 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP
Houston, Texas
May 24, 1996

                      DIAL ONE MERIDIAN AND HOOSIER, INC.
                                 BALANCE SHEETS

                                              DECEMBER 31
                                       --------------------------
                                           1994          1995
                                       ------------  ------------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $    427,005  $    856,754
     Investments.....................       150,000       --
     Accounts receivable --
          Trade, net of allowance of
             $41,595 and $54,050.....       869,316       989,963
          Shareholder and
             affiliates..............         6,316        14,261
          Other receivables..........        19,098        26,459
     Inventories.....................       345,934       249,773
     Prepaid expenses and other
      current assets.................        72,239        96,545
     Costs and estimated earnings in
      excess of billings on
      uncompleted contracts..........        42,717        16,825
                                       ------------  ------------
               Total current
                   assets............     1,932,625     2,250,580
PROPERTY AND EQUIPMENT, net..........       829,316       919,238
OTHER NONCURRENT ASSETS..............        28,567        18,819
                                       ------------  ------------
               Total assets..........  $  2,790,508  $  3,188,637
                                       ============  ============

LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
      debt...........................  $    262,046  $    266,830
     Accounts payable and accrued
      expenses.......................       488,197       638,224
     Unearned revenue on service
      contracts......................       353,045       423,259
     Billings in excess of costs and
      estimated earnings on
      uncompleted contracts..........        78,049        32,131
                                       ------------  ------------
               Total current
                   liabilities.......     1,181,337     1,360,444
LONG-TERM DEBT, net of current
  maturities.........................       610,180       544,483
DEFERRED INCOME TAXES................       --             13,309
OTHER NONCURRENT LIABILITIES.........       --            --
COMMITMENTS AND CONTINGENCIES
SHAREHOLDER'S EQUITY:
     Common stock, no par value;
      1,000 shares authorized, 598
      shares issued and 588
      outstanding....................         7,201         7,201
     Additional paid-in capital......        35,000        35,000
     Retained earnings...............       956,890     1,228,300
     Treasury stock, 10 shares at
      cost...........................          (100)         (100)
                                       ------------  ------------
               Total shareholder's
                   equity............       998,991     1,270,401
                                       ------------  ------------
               Total liabilities and
                   shareholder's
                   equity............  $  2,790,508  $  3,188,637
                                       ============  ============

   The accompanying notes are an integral part of these financial statements.

                      DIAL ONE MERIDIAN AND HOOSIER, INC.
                            STATEMENTS OF OPERATIONS

                                                YEAR ENDED                   NINE MONTHS
                                               DECEMBER 31                ENDED SEPTEMBER 30
                                       ----------------------------  ----------------------------
                                           1994           1995           1995           1996
                                       ------------  --------------  ------------  --------------
                                                                             (UNAUDITED)
REVENUES.............................  $  8,066,155  $   10,132,706  $  7,499,254  $   11,508,090
COST OF SERVICES.....................     5,797,066       7,280,888     5,357,009       7,795,049
                                       ------------  --------------  ------------  --------------
     Gross profit....................     2,269,089       2,851,818     2,142,245       3,713,041
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................     1,988,791       2,349,482     1,660,059       2,784,557
                                       ------------  --------------  ------------  --------------
               Income from
                  operations.........       280,298         502,336       482,186         928,484
OTHER INCOME (EXPENSE):
     Interest income.................         8,517          23,399        13,820          25,642
     Interest expense................       (56,585)        (86,097)      (64,725)       (111,835)
     Other...........................        36,817          10,259        13,371          18,000
                                       ------------  --------------  ------------  --------------
INCOME BEFORE INCOME TAXES...........       269,047         449,897       444,652         860,291
PROVISION FOR INCOME TAXES...........       110,365         178,487       176,442         328,208
                                       ------------  --------------  ------------  --------------
NET INCOME...........................  $    158,682  $      271,410  $    268,210  $      532,083
                                       ============  ==============  ============  ==============

   The accompanying notes are an integral part of these financial statements.

                      DIAL ONE MERIDIAN AND HOOSIER, INC.
                       STATEMENTS OF SHAREHOLDER'S EQUITY

                                          COMMON STOCK      ADDITIONAL                                  TOTAL
                                        ----------------     PAID-IN       RETAINED     TREASURY    SHAREHOLDER'S
                                        SHARES    AMOUNT     CAPITAL       EARNINGS      STOCK          EQUITY
                                        ------    ------    ----------    ----------    --------    --------------
BALANCE, December 31, 1993...........     588     $7,201     $ 35,000     $  798,208     $ (100)      $  840,309
                                        ------    ------    ----------    ----------    --------    --------------
     Net income......................    --         --         --            158,682      --             158,682
                                        ------    ------    ----------    ----------    --------    --------------
BALANCE, December 31, 1994...........     588      7,201       35,000        956,890       (100)         998,991
     Net income......................    --         --         --            271,410      --             271,410
                                        ------    ------    ----------    ----------    --------    --------------
BALANCE, December 31, 1995...........     588     $7,201     $ 35,000     $1,228,300     $ (100)      $1,270,401
                                        ======    ======    ==========    ==========    ========    ==============

   The accompanying notes are an integral part of these financial statements.

                      DIAL ONE MERIDIAN AND HOOSIER, INC.
                            STATEMENTS OF CASH FLOWS

                                               YEAR ENDED                  NINE MONTHS
                                              DECEMBER 31               ENDED SEPTEMBER 30
                                       --------------------------  ----------------------------
                                           1994          1995          1995           1996
                                       ------------  ------------  ------------  --------------
                                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income......................  $    158,682  $    271,410  $    268,210  $      532,083
     Adjustments to reconcile net
       income to net cash provided by
       operating activities --
     Depreciation and amortization...       205,310       245,028       190,423         242,023
     Deferred income taxes...........       108,303        45,302        32,890        --
     Changes in operating assets and
       liabilities --
       (Increase) decrease in --
          Accounts receivables.......      (183,259)     (128,008)     (772,782)       (583,573)
          Inventories................      (129,922)       96,161        58,137          (5,756)
          Prepaid expenses and other
             current assets..........       (14,768)      (29,873)       30,511          33,694
          Costs and estimated
             earnings in excess of
             billings on uncompleted
             contracts...............        29,530        25,892        28,577          18,615
          Other noncurrent assets....         2,606       (16,678)       (2,589)       --
       Increase (decrease) in --
          Accounts payable and
             accrued expenses........        86,294       150,027       161,430         373,482
          Unearned revenue on service
             contracts...............        60,469        70,214        44,661         140,661
          Billings in excess of costs
             and estimated earnings
             on uncompleted
             contracts...............        27,852       (45,918)      217,618         161,757
          Other noncurrent
             liabilities.............       --            --            --             --
                                       ------------  ------------  ------------  --------------
     Net cash provided by operating
       activities....................       351,097       683,557       257,086         912,986
                                       ------------  ------------  ------------  --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions of property and
       equipment.....................      (318,444)     (334,950)     (224,668)       (783,078)
     Purchase of investment..........      (150,000)      --            --             --
     Proceeds from sale of
       investment....................       --            150,000       150,000        --
     Cash paid for acquisition, net
       of cash acquired..............       --            --            --             (297,496)
                                       ------------  ------------  ------------  --------------
          Net cash used in investing
             activities..............      (468,444)     (184,950)      (74,668)     (1,080,574)
                                       ------------  ------------  ------------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Borrowings of long-term debt....       451,815       200,639       126,226       1,065,854
     Principal payments of long-term
       debt..........................      (183,134)     (261,552)     (199,865)       (258,375)
     (Advances) payments of
       receivable from shareholder
       and affiliates................        17,940        (7,945)      --               (7,622)
                                       ------------  ------------  ------------  --------------
          Net cash provided by (used
             in) financing
             activities..............       286,621       (68,858)      (73,639)        799,857
                                       ------------  ------------  ------------  --------------
NET INCREASE IN CASH AND CASH
  EQUIVALENTS........................       169,274       429,749       108,779         632,269
CASH AND CASH EQUIVALENTS, beginning
  of period..........................       257,731       427,005       427,005         856,754
                                       ------------  ------------  ------------  --------------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $    427,005  $    856,754  $    535,784  $    1,489,023
                                       ============  ============  ============  ==============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
     Interest........................  $     56,585  $     86,097  $     54,290  $       99,632
     Income taxes....................  $     20,000  $    126,137  $      6,280  $      152,758

   The accompanying notes are an integral part of these financial statements.

                      DIAL ONE MERIDIAN AND HOOSIER, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     DIAL ONE Meridian and Hoosier, Inc., (an Indiana corporation) (the Company), is primarily engaged in the installation and maintenance, repair and replacement of residential and commercial air conditioning and heating systems in Indianapolis and the surrounding areas.

     The Company and its shareholder intend to enter into a definitive agreement with American Residential Services, Inc. (ARS), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of ARS's common stock concurrent with the consummation of the initial public offering (the Offering) of the common stock of ARS.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
  INTERIM FINANCIAL INFORMATION

     The interim financial statements for the nine months ended September 30, 1995 and 1996 are unaudited and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  INVENTORIES

     Inventories consist of parts and supplies for use in the ordinary course of business and are valued at the lower of cost or market using the first-in, first-out (FIFO) method.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

     Included in property and equipment are certain assets subject to capital leases. These assets are amortized using the straight-line method over the lesser of the life of the leases or the estimated useful life of the asset.

  REVENUE RECOGNITION

     The Company recognizes revenue when the services are performed except when work is being performed under a construction contract. Revenues on residential and commercial service and maintenance contracts are recorded and collected monthly.

     Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

                      DIAL ONE MERIDIAN AND HOOSIER, INC.
                  NOTES TO FINANCIAL STATEMENTS --(CONTINUED)

  WARRANTY COSTS

     The Company warrants labor for one or five years after installation on new air conditioning and heating units. The Company generally warrants labor for 30 days after servicing of existing air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or service.

  INCOME TAXES

     The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Under this method, deferred income taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are received or settled.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

  NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset is compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value was necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                       ESTIMATED            DECEMBER 31
                                      USEFUL LIVES   --------------------------
                                        IN YEARS         1994          1995
                                      ------------   ------------  ------------
Land and building....................      30        $    145,920  $    183,320
Leasehold improvements...............      10             191,823       212,461
Transportation equipment.............    3 - 4            827,628       950,262
Machinery and equipment..............      7              162,243       165,367
Furniture and fixtures...............      5              280,527       369,956
Telephone equipment..................    7 - 10            47,291       109,016
                                                     ------------  ------------
                                                        1,655,432     1,990,382
Less -- Accumulated depreciation and
amortization.........................                     826,116     1,071,144
                                                     ------------  ------------
          Property and equipment,
             net.....................                $    829,316  $    919,238
                                                     ============  ============

                      DIAL ONE MERIDIAN AND HOOSIER, INC.
                  NOTES TO FINANCIAL STATEMENTS --(CONTINUED)

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts consist of the following:

                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Balance at beginning of year.........  $   13,609  $   41,595
Additions charged to costs and
  expenses...........................      43,451      32,071
Deductions for uncollectible
  receivables written off............     (15,465)    (19,616)
                                       ----------  ----------
                                       $   41,595  $   54,050
                                       ==========  ==========

     Accounts payable and accrued expenses consist of the following:

                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Accounts payable, trade..............  $  128,155  $  185,409
Accrued compensation and benefits....     228,886     254,393
Warranty accrual.....................      60,754      79,102
Other accrued expenses...............      70,402     119,320
                                       ----------  ----------
                                       $  488,197  $  638,224
                                       ==========  ==========

     Installation contracts in progress are as follows:

                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Costs incurred on contracts in
progress.............................  $  195,350  $  243,727
Estimated earnings, net of losses....      93,439      96,263
                                       ----------  ----------
                                          288,789     339,990
Less -- Billings to date.............     324,121     355,296
                                       ----------  ----------
                                       $  (35,332) $  (15,306)
                                       ==========  ==========

     The following are included in the accompanying balance sheets under the following captions:

                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Costs and estimated earnings in
  excess of billings on
  uncompleted contracts..............  $   42,717  $   16,825
Billings in excess of costs and
  estimated earnings on
  uncompleted contracts..............     (78,049)    (32,131)
                                       ----------  ----------
                                       $  (35,332) $  (15,306)
                                       ==========  ==========

                      DIAL ONE MERIDIAN AND HOOSIER, INC.
                  NOTES TO FINANCIAL STATEMENTS --(CONTINUED)

5.  LONG-TERM DEBT AND CAPITAL LEASES:

     Long-term debt and capital leases consists of the following:

                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Note payable, due in monthly
  installments of $4,167 plus
  interest at prime plus 1.25% (9.75%
  at December 31, 1995) and secured
  by accounts receivable, inventory
  and equipment, matures November 30,
  1999...............................  $  245,837  $  195,833
Land contract, maturing in November
  2003, due in monthly installments
  of $1,456 including interest at 8%,
  collateralized with the related
  property deed held in escrow.......     111,123     102,238
Note payable, due in monthly
  installments of $2,500 plus
  interest at prime plus 1.25% and
  secured by accounts receivable,
  inventory and equipment, matures
  July 31, 1998......................     107,500      77,500
Capital leases, maturing from 1996 to
  2000, interest ranging from 8.94%
  to 10%, secured by transportation
  equipment..........................     403,057     420,536
Other................................       4,709      15,206
                                       ----------  ----------
                                          872,226     811,313
Less -- Current maturities...........     262,046     266,830
                                       ----------  ----------
                                       $  610,180  $  544,483
                                       ==========  ==========

     The Company has a $250,000 bank line of credit expiring July 31, 1996, with interest payable monthly at prime plus .75 percent. As of December 31, 1995, there were no borrowings on this agreement. In addition, the Company has a $100,000 bank lease line of credit expiring January 2, 2000, with interest at
8.94 percent payable monthly. As of December 31, 1995, borrowings on the lease line were $23,214 and are included in capital leases.

     The notes payable contain covenants which require the Company to maintain specified financial covenants. As of December 31, 1995, the Company was in compliance with these covenants.

     The aggregate maturities of long-term debt as of December 31, 1995, are as follows:

Year ending December 31 --
     1996............................  $   93,071
     1997............................      94,220
     1998............................      83,015
     1999............................      61,867
     2000............................      13,263
     Thereafter......................      45,341
                                       ----------
                                       $  390,777
                                       ==========

                      DIAL ONE MERIDIAN AND HOOSIER, INC.
                  NOTES TO FINANCIAL STATEMENTS --(CONTINUED)

     The future minimum lease payments under capital leases are as follows:

Year ending December 31 --
     1996............................  $  219,291
     1997............................     159,026
     1998............................      95,352
     1999............................      23,855
     2000............................      --
                                       ----------
          Total minimum lease
             payments................     497,524
Less -- Amounts representing
interest.............................     (76,988)
                                       ----------
          Net minimum lease
             payments................     420,536
Less -- Current portion of
  obligations under capital leases...     173,759
                                       ----------
          Long-term portion of
             obligations under
             capital leases..........  $  246,777
                                       ==========

     Management estimates that the fair value of its debt obligations approximates the historical value of $811,313 at December 31, 1995.

6.  LEASES:

     The Company leases a facility from its shareholder. The lease was renewed on January 1, 1995, and expires on December 31, 1999. The lease requires monthly payments of $7,500. The amount paid under this lease in 1994 and 1995 was approximately $76,000 and $90,000, respectively.

7.  INCOME TAX:

     Federal and state income taxes are as follows:

                                             YEAR ENDED
                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Federal --
     Current.........................  $   --      $   97,907
     Deferred........................      85,943      39,549
State --
     Current.........................       2,062      35,278
     Deferred........................      22,360       5,753
                                       ----------  ----------
                                       $  110,365  $  178,487
                                       ==========  ==========

     Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate tax rate of 34 percent to income before income tax as follows:

Tax provision at the statutory
rate.................................  $   91,476  $  152,965
Increase (decrease) resulting from --
     State income taxes, net of
       related tax effect............      16,118      27,080
     Nondeductible expenses..........       3,080         321
     Other...........................        (309)     (1,879)
                                       ----------  ----------
                                       $  110,365  $  178,487
                                       ==========  ==========

                      DIAL ONE MERIDIAN AND HOOSIER, INC.
                  NOTES TO FINANCIAL STATEMENTS --(CONTINUED)

     Deferred income tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences representing deferred tax assets and liabilities result principally from the following:

                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Depreciation and amortization........  $    4,675  $   13,859
Accruals and reserves not deductible
  until paid.........................     (50,724)    (43,433)
Other................................     (27,652)      1,175
                                       ----------  ----------
          Total deferred income tax
             assets..................  $  (73,701) $  (28,399)
                                       ==========  ==========

     The net deferred tax assets and liabilities are comprised of the following:

                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Deferred tax assets --
     Current.........................  $  (47,275) $  (41,708)
     Long-term.......................     (26,426)     --
                                       ----------  ----------
          Total......................     (73,701)    (41,708)
Deferred tax liabilities,
  long-term..........................      --          13,309
                                       ----------  ----------
          Net deferred income tax
             assets..................  $  (73,701) $  (28,399)
                                       ==========  ==========

8.  FRANCHISE AGREEMENTS:

     In October 1993, the Company renewed a four-year franchise agreement with DIAL ONE of Central Indiana, Inc. (DIAL ONE), a company wholly owned by the shareholder of the Company. The Company pays $15,000 annually plus a royalty fee of 3 percent of gross sales in excess of a predefined base. Total amounts incurred in 1994 and 1995 under this agreement were approximately $92,000 and $56,000, respectively.

     The Company pays the LINC Corporation for consulting services under a franchise agreement through its commercial division. Fees are based on a royalty fee on gross revenues with a minimum payment of $15,000 a year. In 1994 and 1995, the Company incurred approximately $58,000 and $61,000, respectively, under the terms of the agreement.

9.  EMPLOYEE BENEFIT PLANS:

     The Company has adopted a retirement plan which qualifies under Section 401(k) of the Internal Revenue Code. The plan provides for 50 percent matching contributions by the Company for the first $200 of each participant's contribution. The Company has the right to make additional discretionary contributions. Total contributions by the Company under this plan were approximately $64,000 and $86,000 for 1994 and 1995, respectively.

10.  RELATED-PARTY TRANSACTIONS:

     The Company is a DIAL ONE franchisee (see Note 8) under an agreement with DIAL ONE. The Company also shares certain costs with DIAL ONE for personnel and overhead, which are billed monthly to DIAL ONE, based on that company's pro rata share of those expenses. In 1995, the Company received $24,000 in rental income from DIAL ONE for space occupied in the building that the Company owns. At December 31, 1994 and 1995, the Company had a balance due from DIAL ONE of approximately $6,000 and $14,000, respectively.

                      DIAL ONE MERIDIAN AND HOOSIER, INC.
                  NOTES TO FINANCIAL STATEMENTS --(CONTINUED)

11.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

12.  SUBSEQUENT EVENT:

     Effective January 1, 1996, the Company acquired 100 percent of the outstanding shares of stock in Sagamore Heating & Cooling, Inc. (Sagamore) for $281,000. Consideration paid by the Company included $100,000 in cash and a $181,000 note payable to the former owner. The Company consolidated Sagamore effective as of the date of acquisition.

13. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In June 1996, the Company and its shareholder entered into a definitive agreement with ARS, providing for the acquisition of the Company by ARS. The acquisition of the Company by ARS was completed on September 27, 1996 concurrent with the initial public offering of ARS. Reference is made to Note 8 of American Residential Services, Inc. financial statements as of and for the periods ended December 31, 1995 and June 30, 1996 included elsewhere herein.

     Concurrent with the acquisition, the Company changed its name to Meridian & Hoosier Heating and Air Conditioning Company and entered into agreements with the shareholder to lease land and buildings used in the Company's operations for a negotiated amount and term.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To ADCOT, Inc.:

     We have audited the accompanying balance sheets of ADCOT, Inc. (a Texas corporation), as of December 31, 1994 and 1995, and the related statements of operations, shareholder's deficit and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ADCOT, Inc., as of December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
May 24, 1996 (except with respect to
  the matter discussed in Note 4, as to
  which the date is June 5, 1996)

                                  ADCOT, INC.
                                 BALANCE SHEETS

                                               DECEMBER 31
                                       ----------------------------
                                            1994           1995
                                       --------------  ------------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $      122,966  $    256,104
     Accounts receivable --
          Trade......................           3,132       --
          Shareholder and
             affiliates..............          10,476        11,968
          Other receivables..........        --             --
     Inventories.....................         416,332       411,892
     Prepaid expenses and other
       current assets................        --              23,607
                                       --------------  ------------
               Total current
                  assets.............         552,906       703,571
PROPERTY AND EQUIPMENT, net..........         294,820       299,757
OTHER NONCURRENT ASSETS..............        --                 999
NET ASSETS OF DISCONTINUED
  OPERATIONS.........................          34,065       123,494
                                       --------------  ------------
               Total assets..........  $      881,791  $  1,127,821
                                       ==============  ============

LIABILITIES AND SHAREHOLDER'S DEFICIT
CURRENT LIABILITIES:
     Current maturities of long-term
       debt..........................  $       15,692  $     77,263
     Accounts payable and accrued
       expenses......................         770,780       754,768
     Payable to shareholders and
       affiliates....................         266,297       241,008
     Unearned revenue on extended
       warranty contracts, current...         375,668       351,514
                                       --------------  ------------
               Total current
                  liabilities........       1,428,437     1,424,553
LONG-TERM DEBT, net of current
  maturities.........................        --              96,277
UNEARNED REVENUE ON EXTENDED WARRANTY
  CONTRACTS, noncurrent..............         637,614       579,307
OTHER LONG-TERM LIABILITIES..........          39,014       --
COMMITMENTS AND CONTINGENCIES
SHAREHOLDER'S DEFICIT:
     Common stock, $1 par value;
       100,000 shares authorized,
       10,000 issued and
       outstanding...................          10,000        10,000
     Deficit.........................      (1,233,274)     (982,316)
                                       --------------  ------------
               Total shareholder's
                  deficit............      (1,223,274)     (972,316)
                                       --------------  ------------
               Total liabilities and
                  shareholder's
                  deficit............  $      881,791  $  1,127,821
                                       ==============  ============

   The accompanying notes are an integral part of these financial statements.

                                  ADCOT, INC.
                            STATEMENTS OF OPERATIONS

                                                                                    SIX MONTHS   FIVE MONTHS
                                                 YEAR ENDED DECEMBER 31               ENDED         ENDED
                                       ------------------------------------------    JUNE 30,      MAY 31,
                                            1993           1994          1995          1995          1996
                                       --------------  ------------  ------------  ------------  ------------
                                                                                          (UNAUDITED)
REVENUES.............................  $   10,899,840  $  8,675,616  $  8,707,403  $  3,982,983  $  3,445,084
COST OF SERVICES.....................       6,921,371     5,574,296     5,709,114     2,721,218     2,147,264
                                       --------------  ------------  ------------  ------------  ------------
     Gross profit....................       3,978,469     3,101,320     2,998,289     1,261,765     1,297,820
SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES............       2,830,130     2,443,678     2,347,954     1,107,956       835,868
                                       --------------  ------------  ------------  ------------  ------------
     Income from operations..........       1,148,339       657,642       650,335       153,809       461,952
OTHER INCOME (EXPENSE):
     Interest expense................         (81,798)      (36,224)      (83,754)      (30,942)      (15,370)
     Other...........................           3,503        24,430        65,530        27,421        11,163
                                       --------------  ------------  ------------  ------------  ------------
INCOME FROM CONTINUING
  OPERATIONS BEFORE STATE INCOME
  TAXES..............................       1,070,044       645,848       632,111       150,288       457,745
PROVISION FOR STATE INCOME TAXES.....        --             --             43,165         6,824        20,598
                                       --------------  ------------  ------------  ------------  ------------
NET INCOME FROM
  CONTINUING OPERATIONS..                   1,070,044       645,848       588,946       143,464       437,147
LOSS FROM DISCONTINUED
  OPERATIONS, net of applicable state
  income taxes.......................      (1,452,024)     (141,923)     (114,900)      (91,999)     (245,187)
                                       --------------  ------------  ------------  ------------  ------------
NET INCOME (LOSS)....................  $     (381,980) $    503,925  $    474,046  $     51,465  $    191,960
                                       ==============  ============  ============  ============  ============

   The accompanying notes are an integral part of these financial statements.

                                  ADCOT, INC.
                      STATEMENTS OF SHAREHOLDER'S DEFICIT

                                           COMMON STOCK                             TOTAL
                                       --------------------                     SHAREHOLDER'S
                                        SHARES      AMOUNT       DEFICIT           DEFICIT
                                       ---------    -------   --------------    -------------
BALANCE, December 31, 1992...........     10,000    $10,000   $   (1,355,219)    $ (1,345,219)
     Net loss........................     --          --            (381,980)        (381,980)
                                       ---------    -------   --------------    -------------
BALANCE, December 31, 1993...........     10,000     10,000       (1,737,199)      (1,727,199)
     Net income......................     --          --             503,925          503,925
                                       ---------    -------   --------------    -------------
BALANCE, December 31, 1994...........     10,000     10,000       (1,233,274)      (1,223,274)
     Dividends.......................     --          --            (223,088)        (223,088)
     Net income......................     --          --             474,046          474,046
                                       ---------    -------   --------------    -------------
BALANCE, December 31, 1995...........     10,000    $10,000   $     (982,316)    $   (972,316)
                                       =========    =======   ==============    =============

   The accompanying notes are an integral part of these financial statements.

                                  ADCOT, INC.
                            STATEMENTS OF CASH FLOWS

                                                                               SIX MONTHS     FIVE MONTHS
                                              YEAR ENDED DECEMBER 31              ENDED          ENDED
                                       ------------------------------------     JUNE 30,        MAY 31,
                                           1993         1994        1995          1995            1996
                                       ------------  ----------  ----------    -----------    ------------
                                                                                       (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................  $   (381,980) $  503,925  $  474,046     $  51,465      $  191,960
  Adjustments to reconcile net income
    (loss) to net cash provided by
    (used in) operating activities --
    Depreciation and amortization....       307,552     271,420     261,704       123,587         184,644
    Gain on sale of property and
      equipment......................       --          (18,251)    (19,519)      (19,518)        --
    Write-off of property and
      equipment......................       --           --          26,118        --             --
    Changes in operating assets and
      liabilities --
      (Increase) decrease in --
      Accounts receivable............       104,276      (6,318)      1,640         2,459        (110,851)
      Inventories....................       154,349     225,814       4,440      (109,517)        (59,220)
      Prepaid expenses and other
         current assets..............      (114,200)    127,891     (23,607)      (23,185)        (26,337)
      Other noncurrent assets........        (9,068)     10,369        (999)       --                 999
    Increase (decrease) in --
      Accounts payable and accrued
         expenses....................       691,700    (786,089)    (16,012)       76,767         570,418
      Unearned revenue on extended
         warranty contracts..........         3,661      (8,288)    (82,461)      (41,229)              3
                                       ------------  ----------  ----------    -----------    ------------
         Net cash provided by
           operating activities......       756,290     320,473     625,350        60,829         751,616
                                       ------------  ----------  ----------    -----------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and
    equipment........................       --           19,503      21,188        21,188         --
  Additions to property and
    equipment........................       (16,478)    (49,403)   (294,428)     (185,554)       (349,988)
  Cash provided by (used in)
    discontinued operations..........    (1,116,116)    188,714     (89,429)      252,196        (218,054)
                                       ------------  ----------  ----------    -----------    ------------
         Net cash provided by (used
           in) investing
           activities................    (1,132,594)    158,814    (362,669)       87,830        (568,042)
                                       ------------  ----------  ----------    -----------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase (decrease) in payable to
    shareholder and
    affiliates.......................       580,431    (314,134)    (25,289)     (155,000)       (229,040)
  Borrowings of long-term debt.......        63,750      --         214,553       143,618         249,110
  Principal payments of long-term
    debt.............................       (93,260)   (106,035)    (56,705)      (30,208)        (62,288)
  Increase (decrease) in other
    long-term liabilities............      (173,024)     39,014     (39,014)      (29,625)        --
  Dividends..........................       --           --        (223,088)     (178,088)       (303,001)
                                       ------------  ----------  ----------    -----------    ------------
         Net cash provided by (used
           in) financing
           activities................       377,897    (381,155)   (129,543)     (249,303)       (345,219)
                                       ------------  ----------  ----------    -----------    ------------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................         1,593      98,132     133,138      (100,644)       (161,645)
CASH AND CASH EQUIVALENTS, beginning
  of period..........................        23,241      24,834     122,966       122,966         256,104
                                       ------------  ----------  ----------    -----------    ------------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $     24,834  $  122,966  $  256,104     $  22,322      $   94,459
                                       ============  ==========  ==========    ===========    ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
    Interest.........................  $    109,064  $   79,658  $  111,536     $  32,468      $   15,370

   The accompanying notes are an integral part of these financial statements.

                                  ADCOT, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     ADCOT, Inc. (a Texas corporation) (the Company) (d.b.a. A-ABC Appliance), is primarily engaged in the sales of consumer appliances and the service-related activities of plumbing, air conditioning, appliance and electrical repair and other home improvement services in Houston and the surrounding areas.

     In April 1996, the Company and its shareholder entered into a stock purchase agreement with Service Enterprises, Inc. (SEI) to sell all of its outstanding common stock for $2,000,000 to SEI.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  INTERIM FINANCIAL INFORMATION

     The interim financial statements for the six months ended June 30, 1995 and the five months ended May 31, 1996, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  INVENTORIES

     Inventories consist of appliances and service-related parts and supplies held for use in the ordinary course of business and are valued at the lower of cost or market using the weighted-average cost method.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

  INCOME TAXES

     The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, the shareholder reports his share of the Company's taxable earnings or losses in his personal tax return.

     The Company is subject to Texas franchise tax which is an income-based tax. Accordingly, the Company has recorded a provision for this tax in the accompanying statement of operations for 1995. No provision for franchise taxes was recorded in the 1993 or 1994 statement of operations as the Company's franchise tax was offset by a business loss carryover.

  REVENUE RECOGNITION

     The Company recognizes service revenue and parts sales revenue when a product is delivered or the services are performed. Revenues from sales of extended warranties are recognized over the life of the contract on a straight-line basis.

                                  ADCOT, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

  NEW ACCOUNTING PRONOUNCEMENTS

     Effective January 1, 1995, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset is compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value was necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                                             DECEMBER 31
                                       USEFUL LIVES   --------------------------
                                         IN YEARS         1994          1995
                                       ------------   ------------  ------------
Leasehold improvements...............     5 - 15      $    221,120  $    256,245
Transportation equipment.............       5              815,190       849,183
Computer and telephone equipment.....     5 - 7            351,383       --
Furniture and fixtures...............     5 - 7          1,053,293     1,109,215
                                                      ------------  ------------
                                                         2,440,986     2,214,643
Less -- Accumulated depreciation and
  amortization.......................                    2,146,166     1,914,886
                                                      ------------  ------------
          Property and equipment,
             net.....................                 $    294,820  $    299,757
                                                      ============  ============

4.  DISCONTINUED OPERATIONS:

     Subsequent to the purchase of the Company by SEI, the board of directors of SEI's parent company (Enterprises Holding Company) approved the disposition of the Company's retail appliance sales division. The allocation of purchase price to the fair market value of the net assets of the Company acquired by SEI will be based on preliminary estimates of fair value and may be revised when additional information concerning asset and liability valuations is obtained. Accordingly, any gain or loss on the sale of the appliance sales division will be considered an adjustment of purchase price.

     The net losses of these operations prior to April 1, 1996, are included in the statements of operations under discontinued operations. Revenues, cost of sales, selling, general and administrative expenses, other income and expense, and income taxes for fiscal years 1993, 1994 and 1995 exclude amounts associated with the discontinued division. Revenues from such operations were approximately $12,185,000, $12,101,000 and $11,915,000 for the years ended December 31, 1993,
1994 and 1995, respectively. Certain expenses have been allocated to discontinued operations, which were allocated based upon estimated divisional usage. All assets of the operations are expected to be sold in 1996.

                                  ADCOT, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The components of net assets of discontinued operations included in the balance sheets are as follows:

                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Net working capital (deficit)........  $  (64,208) $   55,667
Property and equipment, net..........      98,273      99,919
Other liabilities....................      --         (32,092)
                                       ----------  ----------
                                       $   34,065  $  123,494
                                       ==========  ==========

5.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts payable and accrued expenses consist of the following:

                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Accounts payable, trade..............  $  488,819  $  495,031
Accrued compensation and benefits....      93,193      87,725
Accrued taxes, other than income.....     147,066     101,383
Other accrued expenses...............      41,702      70,629
                                       ----------  ----------
                                       $  770,780  $  754,768
                                       ==========  ==========

6.  INVENTORY FLOOR PLAN LIABILITY:

     The Company maintains certain inventories on a floor plan financing method with General Electric Capital Corporation (GECC) in connection with its discontinued retail appliance sales division. The terms of the floor plan allow an interest-free period of 90 days after purchase followed by interest accruing at a rate of prime plus 2.5 percent on the remaining unpaid balance. Payment is due as the inventory is sold.

     The Company also has floor plan financing available from three other companies with similar terms. However, the Company does not utilize these, and had no balances outstanding at December 31, 1994 and 1995.

     The inventory floor plan facilities are personally guaranteed by the sole shareholder and/or an officer of the Company.

7.  LONG-TERM DEBT:

     Long-term debt consists of the installment notes payable for transportation equipment. The debt is secured by the related transportation equipment. The terms of the notes are 36 months with monthly payments of principal and interest of approximately $9,000. The notes bear interest at rates ranging from 8.25 percent to 11 percent.

     The aggregate maturities of long-term debt as of December 31, 1995, are as follows:

Year ending December 31 --
     1996............................  $   77,263
     1997............................      67,241
     1998............................      29,036
                                       ----------
                                       $  173,540
                                       ==========

     Management estimates that the fair value of its debt obligations approximates the historical value of $173,540 at December 31, 1995.

                                  ADCOT, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

8.  LEASES:

  OPERATING LEASES

     The Company leases certain facilities from its sole shareholder and his affiliates. The leases expire from 1997 through 2010. The rent paid under these related-party leases was approximately $316,000, $305,000 and $370,000 in 1993, 1994 and 1995, respectively.

     Other nonrelated-party leases for retail facilities expire in 1997. The rent paid under nonrelated-party leases was approximately $198,000, $183,000 and $162,000 in 1993, 1994 and 1995, respectively.

     The lease terms generally range from five to 15 years. The leases generally provide for the Company to pay taxes, maintenance, insurance and certain other operating costs of the leased property. The leases on most of the properties contain renewal provisions.

     Future minimum lease payments for operating leases are as follows:

Year ending December 31 --
     1996............................  $    558,140
     1997............................       430,034
     1998............................       330,288
     1999............................       292,848
     2000............................       240,432
     Thereafter......................       725,820
                                       ------------
                                       $  2,577,562
                                       ============

9.  RELATED-PARTY TRANSACTIONS:

     The Company has payables to its sole shareholder and certain other related parties in the amounts of $266,297 and $241,008 at December 31, 1994 and 1995, respectively. Interest accrues on these payables at 8 percent per annum.

10.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

11. EVENT SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     On May 28, 1996, Service Enterprises, Inc. ("SEI"), a subsidiary of Enterprises Holding Company ("EHC") purchased all of the outstanding common stock of ADCOT for $2,000,000.

     The acquisition of the EHC by ARS was completed on September 27, 1996 concurrent with the initial public offering of ARS. Reference is made to Note 8 of American Residential Services, Inc. financial statements as of and for the periods ended December 31, 1995 and June 30, 1996 included elsewhere herein.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Metro Heating and Air Conditioning, Inc.:

     We have audited the accompanying balance sheet of Metro Heating and Air Conditioning, Inc. (a North Carolina corporation), as of December 31, 1995, and the related statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Metro Heating and Air Conditioning, Inc., as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
December 6, 1996

                    METRO HEATING AND AIR CONDITIONING, INC.
                                 BALANCE SHEETS

                                           DECEMBER 31,      SEPTEMBER 30,
                                               1995              1996
                                           ------------      -------------
                                                              (UNAUDITED)

                 ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.............    $1,338,654        $   890,726
  Accounts receivable --
     Trade, net of allowance of
       $45,000..........................     1,781,532          2,564,979
     Other receivables..................       135,686             81,211
  Inventories...........................     1,492,548          1,887,274
  Prepaid expenses and other current
     assets.............................        27,236            --
  Costs and estimated earnings in excess
     of billings on uncompleted
     contracts..........................       311,901             63,516
                                           ------------      -------------
          Total current assets..........     5,087,557          5,487,706
PROPERTY AND EQUIPMENT, net.............     1,828,966          2,512,259
OTHER NONCURRENT ASSETS.................         1,089              2,000
                                           ------------      -------------
          Total assets..................    $6,917,612        $ 8,001,965
                                           ============      =============

  LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short-term debt.......................    $  --             $ 1,000,000
  Accounts payable and accrued
     expenses...........................     1,623,495          1,589,943
  Payable to shareholders...............       652,636            209,465
  Unearned revenue on service
     contracts..........................       277,190            316,500
  Billings in excess of costs and
     estimated earnings on uncompleted
     contracts..........................       225,991             24,708
                                           ------------      -------------
          Total current liabilities.....     2,779,312          3,140,616
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock, $1 par value, 100,000
     shares authorized, 6,000 shares
     issued and outstanding.............         6,000              6,000
  Retained earnings.....................     4,132,300          4,855,349
                                           ------------      -------------
          Total shareholders' equity....     4,138,300          4,861,349
                                           ------------      -------------
          Total liabilities and
             shareholders' equity.......    $6,917,612        $ 8,001,965
                                           ============      =============

   The accompanying notes are an integral part of these financial statements.

                    METRO HEATING AND AIR CONDITIONING, INC.
                            STATEMENTS OF OPERATIONS

                                                                NINE MONTHS ENDED
                                            YEAR ENDED             SEPTEMBER 30
                                           DECEMBER 31,   ------------------------------
                                               1995            1995            1996
                                          --------------  --------------  --------------
                                                                   (UNAUDITED)
REVENUES................................  $   20,549,846  $   14,893,513  $   19,383,471
COST OF SERVICES........................      14,367,437      10,524,811      13,894,337
                                          --------------  --------------  --------------
     Gross profit.......................       6,182,409       4,368,702       5,489,134
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES..............................       4,084,813       2,896,523       3,888,374
                                          --------------  --------------  --------------
     Income from operations.............       2,097,596       1,472,179       1,600,760
OTHER INCOME (EXPENSE):
     Interest income....................          12,486           4,574           8,992
     Interest expense...................         (34,829)        (34,196)        (70,256)
     Other..............................           3,849          (1,538)          6,481
                                          --------------  --------------  --------------
NET INCOME..............................  $    2,079,102  $    1,441,019  $    1,545,977
                                          ==============  ==============  ==============

   The accompanying notes are an integral part of these financial statements.

                    METRO HEATING AND AIR CONDITIONING, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                             COMMON STOCK                         TOTAL
                                           ----------------     RETAINED      SHAREHOLDERS'
                                           SHARES    AMOUNT     EARNINGS         EQUITY
                                           ------    ------    -----------    -------------
BALANCE, December 31, 1994..............    6,000    $6,000    $ 3,089,128     $  3,095,128
     Dividends..........................     --        --       (1,035,930)      (1,035,930)
     Net income.........................     --        --        2,079,102        2,079,102
                                           ------    ------    -----------    -------------
BALANCE, December 31, 1995..............    6,000     6,000      4,132,300        4,138,300
     Dividends (unaudited)..............     --        --         (822,928)        (822,928)
     Net income (unaudited).............     --        --        1,545,977        1,545,977
                                           ------    ------    -----------    -------------
BALANCE, September 30, 1996
  (unaudited)...........................    6,000    $6,000    $ 4,855,349     $  4,861,349
                                           ======    ======    ===========    =============

   The accompanying notes are an integral part of these financial statements.

                    METRO HEATING AND AIR CONDITIONING, INC.
                            STATEMENTS OF CASH FLOWS

                                                            NINE MONTHS ENDED
                                         YEAR ENDED            SEPTEMBER 30
                                        DECEMBER 31,    --------------------------
                                            1995            1995          1996
                                        -------------   ------------  ------------
                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income......................    $ 2,079,102    $  1,441,019  $  1,545,977
     Adjustments to reconcile net
       income to net cash provided by
       operating activities --
          Depreciation and
             amortization............        512,107         306,118       470,118
          (Gain)/loss on sale of
             property and
             equipment...............         (1,284)          3,790       --
          Changes in operating assets
             and liabilities --
             (Increase) decrease
             in --
               Accounts receivable...       (222,078)        (81,910)     (728,972)
               Inventories...........        (42,371)          9,295      (394,726)
               Prepaid expenses and
                  other current
                  assets.............          1,423          13,063        27,236
               Costs and estimated
                  earnings in excess
                  of billings on
                  uncompleted
                  contracts..........       (192,806)         75,695       248,385
               Other noncurrent
                  assets.............         40,640          40,640          (911)
             Increase (decrease)
               in --
               Accounts payable and
                  accrued expenses...        525,716          47,317       (33,552)
               Unearned revenue on
                  service
                  contracts..........         67,275          51,929        39,310
               Billings in excess of
                  costs and estimated
                  earnings on
                  uncompleted
                  contracts..........         14,351        (211,640)     (201,283)
                                        -------------   ------------  ------------
                  Net cash provided
                     by operating
                     activities......      2,782,075       1,695,316       971,582
                                        -------------   ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from sale of property
       and equipment.................          5,625           2,775       --
     Additions of property and
       equipment.....................       (850,274)       (573,629)     (946,530)
     Cash paid for acquisition.......        --              --           (206,881)
                                        -------------   ------------  ------------
                  Net cash used in
                     investing
                     activities......       (844,649)       (570,854)   (1,153,411)
                                        -------------   ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Borrowings of short-term debt...        350,000         350,000     1,000,000
     Repayments of short-term debt...       (350,000)       (350,000)      --
     Increase (decrease) in payable
       to shareholders...............       (276,520)       (810,000)     (443,171)
     Dividends.......................     (1,035,930)       (541,296)     (822,928)
                                        -------------   ------------  ------------
                  Net cash used in
                     financing
                     activities......     (1,312,450)     (1,351,296)     (266,099)
                                        -------------   ------------  ------------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................        624,976        (226,834)     (447,928)
CASH AND CASH EQUIVALENTS, beginning
  of
  period.............................        713,678         713,678     1,338,654
                                        -------------   ------------  ------------
CASH AND CASH EQUIVALENTS, end of
  period.............................    $ 1,338,654    $    486,844  $    890,726
                                        =============   ============  ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid for --
          Interest...................    $    34,822    $     34,190  $     26,011

   The accompanying notes are an integral part of these financial statements.

                    METRO HEATING AND AIR CONDITIONING, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Metro Heating and Air Conditioning, Inc. (the Company), is primarily engaged in the installation and maintenance, repair and replacement of air conditioning and heating systems in new and preexisting residential and commercial buildings in North Carolina.

     The Company and its shareholders intend to enter into a definitive agreement with American Residential Services, Inc. (ARS), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of ARS's common stock.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    INTERIM FINANCIAL INFORMATION

     The interim financial statements as of September 30, 1996, and for the nine months ended September 30, 1995 and 1996, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  INVENTORIES

     Inventories consist of duct materials, air conditioning and heating equipment, refrigeration supplies and accessories held for use in the ordinary course of business and are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

  REVENUE RECOGNITION

     The Company recognizes revenue when the services are performed except when work is being performed under a construction contract. Revenues from the sale of residential and commercial service and maintenance contracts are recognized over the life of the contract on a straight-line basis.

     Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

  WARRANTY COSTS

     The Company warrants labor for the first year after installation on new air conditioning and heating units. The Company generally warrants labor for twelve months after servicing of existing air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or service.

                    METRO HEATING AND AIR CONDITIONING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  INCOME TAXES

     The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, the shareholders report their share of the Company's taxable earnings or losses in their personal tax returns.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

  NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standard (SFAS) No. 121, "Accounting for the Impairment of
Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset is compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value was necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                            ESTIMATED
                                           USEFUL LIVES      DECEMBER 31,
                                             IN YEARS            1995
                                           ------------      ------------
Transportation equipment................          5          $  2,198,404
Machinery and equipment.................        5-7               273,555
Computer and telephone equipment........          5               416,804
Leasehold improvements..................       7-10               942,468
Furniture and fixtures..................        5-7               707,987
                                                             ------------
                                                                4,539,218
Less -- Accumulated depreciation and
  amortization..........................                       (2,710,252)
                                                             ------------
     Property and equipment, net........                     $  1,828,966
                                                             ============

                    METRO HEATING AND AIR CONDITIONING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts consists of the following:

                                        DECEMBER 31,
                                            1995
                                        ------------
Balance at beginning of year.........     $ 30,000
Additions charged to costs and
  expenses...........................       26,350
Deductions for uncollectible
  receivables written off............      (11,350)
                                        ------------
                                          $ 45,000
                                        ============

     Accounts payable and accrued expenses consist of the following:

                                           DECEMBER 31,
                                               1995
                                           ------------
Accounts payable, trade.................    $  846,157
Accrued profit-sharing contribution.....       375,437
Accrued compensation and benefits.......       262,901
Accrued warranty expense................       139,000
                                           ------------
                                            $1,623,495
                                           ============

     Installation contracts in progress are as follows:

                                           DECEMBER 31,
                                               1995
                                           ------------
Costs incurred on contracts in
  progress..............................    $  565,148
Estimated earnings, net of losses.......       557,681
                                           ------------
                                             1,122,829
Less -- Billings to date................       896,838
                                           ------------
Billings in excess of costs and
  estimated earnings on uncompleted
  contracts.............................    $  225,991
                                           ============

     The following are included in the accompanying balance sheet under the following captions:

                                           DECEMBER 31,
                                               1995
                                           ------------
Costs and estimated earnings in excess
  of billings on uncompleted
  contracts.............................    $  311,901
Billings in excess of costs and
  estimated earnings on uncompleted
  contracts.............................      (225,991)
                                           ------------
                                            $   85,910
                                           ============

5.  SHORT-TERM DEBT:

     The Company has a $1,000,000 line of credit with a bank. The line of credit bears interest at the prime rate (8.5 percent at December 31, 1995) per annum. There was no balance outstanding under this line of credit at December 31, 1995. In January 1996, the line of credit was increased to $1,500,000 and the maturity was extended from May 1996 to April 30, 1997.

                    METRO HEATING AND AIR CONDITIONING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

6.  LEASES:

     The Company leases two facilities and a parking lot from the owners of the Company. The lease for the two facilities expires in 2004, and the lease for the parking lot expires in 2006 and provides for rents increasing at 2 percent per year. The rent paid under these related-party leases was approximately $192,000 for the year ended December 31, 1995. The leases provide for the Company to pay taxes, maintenance, insurance and certain other operating costs of the leased property. The leases contain renewal provisions.

     Future minimum lease payments for operating leases are as follows:

Year ending December 31 --
     1996...............................  $    197,000
     1997...............................       201,000
     1998...............................       205,000
     1999...............................       209,000
     2000...............................       214,000
     Thereafter.........................       926,000
                                          ------------
                                          $  1,952,000
                                          ============

7.  RELATED-PARTY TRANSACTIONS:

     Two of the shareholders loan funds to the Company as needed. The loans are payable on demand and bear interest at 5.25 percent. The amount payable to the shareholders is $652,636 at December 31, 1995. Interest of approximately $27,000 was incurred during the year ended December 31, 1995, related to these loans.

8.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

9.  PROFIT-SHARING PLAN:

     In January 1982, the Company established a defined contribution 401(k) profit-sharing plan for employees meeting certain employment requirements. In January 1983, the plan was amended to include a 401(k) component. Eligible employees may contribute up to the lesser of 15 percent of their annual compensation or the maximum amount permitted under IRS regulations to their 401(k) account. The plan provides for an annual contribution made by the Company, as determined by the board of directors. The Company's contribution was approximately $375,000 for the year ended December 31, 1995.

                    METRO HEATING AND AIR CONDITIONING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

10.  SUBSEQUENT EVENTS:

     Effective February 29, 1996, Metro entered into an asset purchase agreement with Tillman Heating and Air Conditioning Company (THAC) of Durham, North Carolina for approximately $590,000, consisting of cash and assumption of certain liabilities. In conjunction with the purchase, the Company entered into a lease with a related party for the business premises of THAC.

     Concurrent with the acquisition, ARS will enter into agreements with the former shareholders to lease land and buildings used in ARS' operations for a negotiated amount and term.

11. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     On December 11, 1996, ARS acquired the Company.

================================================================================

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, IN ANY STATE TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE SUCH OFFER IN SUCH STATE. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary ......................................................      2
Risk Factors ............................................................      6
The Company .............................................................     11
Use of Proceeds .........................................................     13
Price Range of Common Stock .............................................     13
Dividend Policy .........................................................     13
Capitalization ..........................................................     14
Selected Financial Information...........................................     15
Selected Supplemental Financial Information .............................     17
Management's Discussion and Analysis of Financial Condition and Results
  of Operations .........................................................     18
Business ................................................................     32
Management ..............................................................     42
Certain Transactions ....................................................     47
Security Ownership of Certain Beneficial Owners and Management ..........     49
Selling Holders .........................................................     50
Description of the Notes ................................................     51
Description of Capital Stock ............................................     61
Shares Eligible for Future Sale .........................................     65
Certain United States Federal Income Tax Consequences ...................     67
Plan of Distribution ....................................................     69
Legal Matters ...........................................................     70
Experts .................................................................     70
Additional Information ..................................................     71
Index to Financial Statements ...........................................    F-1

================================================================================
================================================================================

                                  $55,000,000

                                 [LOGO -- ARS]

                               7 1/4% CONVERTIBLE
                               SUBORDINATED NOTES
                                    DUE 2004

                                  ------------
                                   PROSPECTUS
                                        , 1997
                                  ------------

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses in connection with the offering described in this registration statement, all of which shall be paid by American Residential Services, Inc. (the "Company"). All of such amounts (except the
SEC Registration Fee) are estimated.

SEC Registration Fee.................  $     16,667
Printing and Engraving Costs.........        50,000
Legal Fees and Expenses..............       150,000
Accounting Fees and Expenses.........       150,000
Trustee and Registrar Fees and
Expenses.............................        20,000
Miscellaneous........................        13,333
                                       ------------
                                       $    400,000
                                       ============

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  DELAWARE GENERAL CORPORATION LAW

     Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145(c) of the DGCL provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of
Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 145.

     Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

  CERTIFICATE OF INCORPORATION

     The Restated Certificate of Incorporation of the Company provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the amended DGCL. Further, any repeal or modification of such provision of the Restated Certificate of Incorporation by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

  BYLAWS

     The Bylaws of the Company provide that the Company will indemnify and hold harmless any director or officer of the Company to the fullest extent permitted by applicable law, as in effect as of the date of the adoption of the Bylaws or to such greater extent as applicable law may thereafter permit, from and against all losses, liabilities, claims, damages, judgments, penalties, fines, amounts paid in settlement and expenses (including attorneys' fees) whatsoever arising out of any event or occurrence related to the fact that such person is or was a director or officer of the Company and further provide that the Company may, but is not required to, indemnify and hold harmless any employee or agent of the Company or a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise who is or was serving in such capacity at the written request of the Company; provided, however, that the Company is only required to indemnify persons serving as directors, officers, employees or agents of the Company for the expenses incurred in a proceeding if such person is a party to and is successful, on the merits or otherwise, in such proceeding, or if unsuccessful in the proceeding, but successful as to a matter in such proceeding, the expenses attributable to such matter and provided further that the Company may, but is not required to, indemnify such persons who are serving as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at the written request of the Company for the expenses incurred in a proceeding if such person is a party to and is successful, on the merits or otherwise, in such proceeding. The Bylaws further provide that, in the event of any threatened, or pending action, suit or proceeding in which any of the persons referred to above is a party or is involved and that may give rise to a right of indemnification under the Bylaws, following written request by such person, the Company will promptly pay to such person amounts to cover expenses reasonably incurred by such person in such proceeding in advance of its final disposition upon the receipt by the Company of (i) a written undertaking executed by or on behalf of such person providing that such person will repay the advance if it is ultimately determined that such person is not entitled to be indemnified by the Company as provided in the Bylaws and (ii) satisfactory evidence as to the amount of such expenses.

  INDEMNIFICATION AGREEMENTS

     The Company has entered into Indemnification Agreements with each of its directors and executive officers. The Indemnification Agreements generally are to the same effect as the Bylaw provisions described above.

  INSURANCE

     The Company maintains liability insurance for the benefit of its directors and officers.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     During the year ended December 31, 1996, ARS sold 5,078,398 shares of its Common Stock and two warrants to acquire 108,333 shares of its Common Stock that were not registered under the Securities Act of 1933, as amended (the "Securities Act"). Of the shares sold, 4,225,103 were issued in a series of separate acquisition transactions in which ARS purchased 20 residential services businesses from their owners for consideration consisting of cash and shares of Common Stock in 18 acquisitions and shares of Common Stock in two acquisitions. Seven of these acquisitions closed on September 27, 1996, one closed on October 31, 1996, two closed on November 25, 1996 and ten closed in the period from December 3 to December 16, 1996. These sales were exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof as transactions not involving any public offering. Each acquisition involved a limited number of owners.

     On September 27, 1996, Equus II Incorporated ("Equus") converted a portion ($500,000) of an ARS convertible note into 844,962 shares of Common Stock. ARS had issued this note to Equus in early 1996 in connection with the provision by Equus of start-up financing for ARS. Also in connection with this financing, ARS issued a warrant to purchase 100,000 shares of Common Stock to Equus. These transactions were exempt from the registration requirements of the Securities Act of by virtue of Section 4(2) thereof as transactions not involving any public offering.

     On November 25, 1996, NationsBank of Texas, N.A. exercised a warrant to purchase 8,333 shares of Common Stock from ARS at a purchase price of $83.33. This warrant had been issued as a financing fee.

Both the warrant and the share transactions were exempt from the registration requirements of the Securities Act by virture of Section 4(2) thereof as transactions not involving any public offering.

     On April 2, 1997, ARS sold $55,000,000 aggregate principal amount of its 7 1/4% Convertible Subordinated Notes due 2004 (the "Notes") to Smith Barney Inc., Goldman, Sachs & Co. and Montgomery Securities (the "Initial
Purchasers") for resale by the Initial Purchasers to "qualified institutional buyers" (as defined in Securities Act Rule 144A). Neither the Notes nor the underlying shares of ARS Common Stock were registered under the Securities Act. ARS sold them in reliance on Section 4(2) under the Securities Act. The initial price to investors totaled $55,000,000 and the discounts and commissions totaled $1,650,000. The Notes are convertible into shares of ARS Common Stock at any time at a conversion price of $25.50 per share, subject to adjustment in certain events.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a)  Exhibits.

        EXHIBIT
         NUMBER                             DESCRIPTION
------------------------  ------------------------------------------------------
          *2.1       --   Agreement and Plan of Reorganization dated as of June
                          13, 1996 to which American Residential Services, Inc.
                          ("ARS") and Climatic Corporation of Vero Beach are parties (Form S-1, Reg. No. 333-06195, Ex. 2.1).

          *2.2       --   Agreement and Plan of Reorganization dated as of June
                          13, 1996 to which ARS and Florida Heating and Air
                          Conditioning, Inc. are parties (Form S-1, Reg. No.
                          333-06195, Ex. 2.2).

          *2.3       --   Agreement and Plan of Reorganization dated as of June
                          13, 1996 to which ARS and Atlas Services, Inc. are parties (Form S-1, Reg. No. 333-06195, Ex. 2.3).

          *2.4       --   Agreement and Plan of Reorganization dated as of June
                          13, 1996 to which ARS and DIAL ONE Meridian and
                          Hoosier, Inc. are parties (Form S-1, Reg. No.
                          333-06195, Ex. 2.4).

          *2.5       --   Agreement and Plan of Reorganization dated as of June
                          13, 1996 to which ARS and Bullseye Air Conditioning,
                          Inc. are parties (Form S-1, Reg. No. 333-06195, Ex.
                          2.5).

          *2.6       --   Agreement and Plan of Reorganization dated as of June
                          13, 1996 to which ARS and Florida Heating and Air
                          Conditioning Duct, Inc. are parties (Form S-1, No.
                          333-06195, Ex. 2.6).

          *2.7       --   Agreement and Plan of Reorganization dated as of June
                          13, 1996 to which ARS and Florida Heating and Air
                          Conditioning Service, Inc. are parties (Form S-1, Reg.
                          No. 333-06195, Ex. 2.7).

          *2.8       --   Agreement and Plan of Reorganization dated as of June
                          13, 1996 to which ARS and General Heating Engineering
                          Company, Inc. are parties (Form S-1, Reg. No.
                          333-06195, Ex. 2.8).

          *2.9       --   Agreement and Plan of Reorganization dated as of June
                          13, 1996 to which ARS and Enterprises Holding Company
                          ("EHC") are parties (Form S-1, Reg. No. 333-06195, Ex.
                          2.9).

          *2.10      --   Form of Uniform Provisions for the Acquisition of
                          Founding Companies (Form S-1, Reg. No. 333-06195, Ex.
                          2.10).

          *2.11      --   Agreement and Plan of Reorganization dated as of
                          December 11, 1996 to which ARS and Metro Heating and
                          Air Conditioning, Inc. are parties (Form S-4, Reg. No.
                          333-18623, Ex. 2.11).

          *3.1       --   Restated Certificate of Incorporation of ARS (Form
                          S-1, Reg. No. 333-06195, Ex. 3.1).

          *3.2       --   Bylaws of ARS (Form S-1, Reg. No. 333-06195, Ex. 3.2).

          *3.3       --   Certificate of Designation of Series A Junior
                          Participating Preferred Stock (Form S-1, Reg. No.
                          333-06195, Ex. 3.3).

          *4.1       --   Form of Certificate representing Common Stock (Form
                          S-1, Reg. No. 333-06195, Ex. 4.1).

          *4.2       --   Rights Agreement of ARS, including form of Rights
                          Certificate as Exhibit B thereto (Form S-8, Reg. No.
                          333-13299, Ex. 4.4).

          *4.3       --   Registration Rights Agreement among ARS and the
                          stockholders listed on the signature pages thereto
                          (Form S-1, Reg. No. 333-06195, Ex. 4.3).

          *4.4       --   Stock Registration Agreement dated as of March 6, 1996
                          between ARS and Equus II Incorporated (Form S-1, Reg.
                          No. 333-06195, Ex. 4.4).

          *4.5       --   Stock Piggyback Registration Agreement dated as of
                          March 19, 1996 between EHC and NationsBank of Texas,
                          N.A. ("NationsBank") (Form S-1, Reg. No. 333-06195,
                          Ex. 4.5).

          *4.6       --   Revolving Loan Agreement dated March 3, 1997 among
                          ARS, NationsBank and the other parties designated
                          therein. (Form 10-K for 1996, File No. 1-11849, Ex.
                          4.6)

          *4.7       --   First Amendment to Revolving Loan Agreement dated
                          March 24, 1997, among ARS, NationsBank and the other parties designated therein. (Form 10-K for 1996, File
                          No. 1-11849, Ex. 4.7)

          *4.8       --   Indenture dated as of April 1, 1997 from ARS to U.S.
                          Trust Company of Texas, N.A., as Trustee (Form S-4,
                          Reg. No. 333-18623, Ex. 4.8).

          *4.9       --   Registration Rights Agreement dated as of April 1,
                          1997 between ARS and Smith Barney Inc., Goldman, Sachs
                          & Co. and Montgomery Securities Form S-4, Reg. No.
                          333-18623, Ex. 4.9).

                          ARS and certain of its subsidiaries are parties to certain debt instruments under which the total amount of securities authorized does not exceed 10% of the total assets of ARS and its subsidiaries on a consolidated basis. Pursuant to paragraph 4(iii)(A) of
                          Item 601(b) of Regulation S-K, ARS agrees to furnish a copy of such instruments to the Commission upon request.

          +5.1       --   Opinion of John D. Held, Esq.

         *10.1       --   ARS 1996 Incentive Plan (Form S-1, Reg. No. 333-06195,
                          Ex. 10.1).

         *10.2       --   Employment Agreement dated as of November 1, 1995
                          between ARS and Howard S. Hoover, Jr., as amended
                          (Form S-1, Reg. No. 333-06195, Ex. 10.2).

         *10.3       --   Employment Agreement dated as of November 1, 1995
                          between ARS and C. Clifford Wright, Jr., as amended
                          (Form S-1, Reg. No. 333-06195, Ex. 10.3).

         *10.4       --   Amended and Restated Employment Agreement dated as of
                          April 1, 1997 between ARS and Harry O. Nicodemus, IV.
                          (Form S-4, Reg. No. 333-18623, Ex. 4.9).

         *10.5       --   Employment Agreement dated as of March 6, 1996 between
                          ARS and John D. Held, as amended (Form S-1, Reg. No.
                          333-06195, Ex. 10.5).

         *10.6       --   Employment Agreement dated as of March 6, 1996 between
                          ARS and A. Jefferson Walker III (Form S-1, Reg. No.
                          333-06195, Ex. 10.6).

         *10.7       --   Employment Agreement dated as of April 15, 1996
                          between ARS and Michael Mamaux (Form S-1, Reg. No.
                          333-06195, Ex. 10.7).

         *10.8       --   Employment Agreement dated as of June 13, 1996 between
                          ARS and Elliot Sokolow (Form S-1, Reg. No. 333-06195,
                          Ex. 10.8).

         *10.9       --   Employment Agreement dated as of June 13, 1996 between
                          ARS and Gorden H. Timmons (Form S-1, Reg. No.
                          333-06195, Ex. 10.10).

         *10.10      --   Employment Agreement dated as of June 13, 1996 between
                          ARS and Frank N. Menditch (Form S-1, Reg. No.
                          333-06195, Ex. 10.12).

         *10.11      --   Employment Agreement dated as of November 1, 1995
                          between ARS and William P. McCaughey, as amended (Form
                          S-1, Reg. No. 333-06195, Ex. 10.4).

          10.12      --   Employment Agreement dated as of November 1, 1996
                          between ARS and Ronald R. McCann.

          10.13      --   Employment Agreement dated as of November 18, 1996
                          between ARS and Joseph D. Lechtanski.

         *10.14      --   Form of Indemnification Agreement between ARS and each
                          of its directors and officers (Form S-1, Reg. No.
                          333-06195, Ex. 10.15).

         *10.15      --   Executive Supplemental Disability Plan of ARS (Form
                          S-1, Reg. No. 333-06195, Ex. 10.16).

         *10.16      --   Executive Supplemental Life Insurance Plan of ARS
                          (Form S-1, Reg. No. 333-06195, Ex. 10.17).

         *10.17      --   ARS Deferred Compensation Plan (Form S-1, Reg. No.
                          333-06195, Ex. 10.18).

         +21.1       --   List of Subsidiaries.

          23.1       --   Consent of Arthur Andersen LLP.

         +23.2       --   Consent of John D. Held, Esq. (contained in Exhibit
                          5.1)

         +24.1       --   Power of Attorney.

         +26.1       --   Statement of Eligibility and Qualification (Form T-1)
                          under the Trust Indenture Act of 1939 of U.S. Trust
                          Company of Texas, N.A., as Trustee under Exhibit 4.8.

------------
* Incorporated by reference.

+ Previously filed.

     (b)  Financial Statement Schedules.

     All schedules are omitted because they are not applicable or because the required information is contained in the Financial Statements or Notes thereto.

ITEM 17.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON JUNE 24, 1997.

                                          AMERICAN RESIDENTIAL SERVICES, INC.
                                          BY: /s/ C. CLIFFORD WRIGHT, JR.
                                                  C. CLIFFORD WRIGHT, JR.
                                               PRESIDENT AND CHIEF EXECUTIVE
                                                         OFFICER


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS ON JUNE 24, 1997 IN THE CAPACITIES INDICATED.

/s/C. CLIFFORD WRIGHT, JR.                              /s/ROBERT J. CRUIKSHANK*
C. CLIFFORD WRIGHT, JR.                                 ROBERT J. CRUIKSHANK
PRESIDENT, CHIEF EXECUTIVE OFFICER, AND DIRECTOR        DIRECTOR
(PRINCIPAL EXECUTIVE OFFICER)

/s/HARRY O. NICODEMUS, IV *                             /s/RANDALL B. HALE*
HARRY O. NICODEMUS, IV                                  RANDALL B. HALE
VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND             DIRECTOR
CHIEF ACCOUNTING OFFICER

/s/HOWARD S. HOOVER, JR.*                               /s/NOLAN LEHMANN*
HOWARD S. HOOVER, JR.                                   NOLAN LEHMANN
CHAIRMAN OF THE BOARD                                   DIRECTOR

/s/GORDEN H. TIMMONS*                                   /s/THOMAS N. AMONETT*
GORDEN H. TIMMONS                                       THOMAS N. AMONETT
CHIEF OPERATING OFFICER AND DIRECTOR                    DIRECTOR

/s/DON D. SYKORA*                                       /s/WILLIAM P. MCCAUGHEY*
DON D. SYKORA                                           WILLIAM P. MCCAUGHEY
DIRECTOR                                                DIRECTOR

/s/ELLIOT SOKOLOW*                                      /s/FRANK N. MENDITCH*
ELLIOT SOKOLOW                                          FRANK N. MENDITCH
DIRECTOR                                                DIRECTOR

* By: /s/ C. CLIFFORD WRIGHT, JR.
          C. Clifford Wright, Jr.
          Attorney-in-fact